NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF
INTERNATIONAL TOWER HILL MINES LTD.
TO BE HELD ON THURSDAY, AUGUST 12, 2010
AND
INFORMATION CIRCULAR WITH RESPECT TO A PROPOSED
PLAN OF ARRANGEMENT INVOLVING INTERNATIONAL TOWER HILL MINES LTD.,
ITS SHAREHOLDERS AND CORVUS GOLD INC.
Dated July 9, 2010

Suite 1920 1188 West Georgia St. Vancouver, BC Canada V6E 4A2	TEL 604.683.6332 FAX 604.408.7499 www.ithmines.com TSX: ITH | NYSE-A: THM
July 9, 2010
Dear Shareholders,
The directors of International Tower Hill Mines Ltd. (the “Company”) cordially invite you to attend the special meeting (the “Meeting”) of the shareholders of the Company (the “Shareholders”) to be held at the head office of the Company, Suite 1920, 1188 West Georgia Street, Vancouver, British Columbia V6E 4A2, at 2:00 p.m. (Vancouver time) on Thursday, August 12, 2010.
At the Meeting, Shareholders will be asked to pass a special resolution approving a statutory arrangement (the “Arrangement”). The Arrangement involves, among other things, a reorganization of the business and capital of the Company through the transfer of certain assets to Corvus Gold Inc. (“Corvus”), a company recently incorporated by the Company, the distribution of common shares of Corvus (the “Corvus Common Shares”) to our Shareholders by way of a reduction of the Company’s capital, and an exchange of securities of the Company. Upon completion of the Arrangement, each Shareholder (other than dissenting Shareholders) will hold one new common share of the Company and one-half of one Corvus Common Share for each common share of the Company held on the effective date of the Arrangement.
Upon completion of the Arrangement, the Company will continue to hold and focus on the development of our Livengood project, located in Alaska, and retain approximately CAD$41 million in working capital. Corvus will hold all of the Company’s other remaining mineral property interests, including our West Pogo, Chisna, Terra and LMS projects located in Alaska and the North Bullfrog project located in Nevada and will have approximately CAD$3.3 million in working capital. It is anticipated that Corvus will focus, initially, on the continuing exploration of the North Bullfrog project. Detailed information in respect of matters contemplated by the Arrangement is set out in the attached Information Circular and documents incorporated by reference therein. You should carefully consider all of the information in the Information Circular and consult your financial, legal or other professional advisors if you require assistance.
The board of directors of the Company has unanimously approved the Arrangement and recommends that Shareholders vote in favour of the special resolution approving the Arrangement.
To be effective, the Arrangement must be approved by a special resolution passed by at least two-thirds of the votes cast by holders of issued and outstanding common shares of the Company present in person or represented by proxy at the Meeting, which holders are entitled to one vote for each common share held. The officers and directors of the Company, holding in the aggregate approximately 5.35% of the issued and outstanding common shares, have indicated their support for the Arrangement.
Your vote is important regardless of the number of common shares of the Company that you own. If you are a registered holder of common shares, we encourage you to take the time now to complete, sign, date and return the enclosed form of proxy by no later than 2:00 p.m. (Vancouver time) on Tuesday, August 10, 2010, to ensure that your shares are voted at the Meeting in accordance with your instructions, whether or not you are able to attend in person. If you hold your shares through a broker or other intermediary, you should follow the instructions provided by your broker or other intermediary to vote your shares.
We would like to thank all our shareholders for their support as we proceed with this important step towards the advancement of our mineral projects.
Sincerely,
“Hendrik Van Alphen”
Hendrik Van Alphen
Chairman of the Board of Directors

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN THAT a special meeting (the “Meeting”) of the shareholders (the “Shareholders”) of International Tower Hill Mines Ltd. (the “Company”) will be held at the head office of the Company, Suite 1920, 1188 West Georgia Street, Vancouver, British Columbia V6E 4A2, at 2:00 p.m. (Vancouver time) on Thursday, August 12, 2010, for the following purposes:
1.	to consider and, if appropriate, to pass a special resolution (the “Arrangement Resolution”), the full text of which is attached as Schedule “A” to the accompanying Information Circular, approving an arrangement (the “Arrangement”) under Section 288 of the Business Corporations Act (British Columbia) (the “BCBCA”) among the Company, the Shareholders and Corvus Gold Inc. (“Corvus”), which will involve, among other things, a reorganization of the business and capital of the Company, the distribution of common shares of Corvus to Shareholders, and an exchange of securities of the Company;

2.	to consider and, if thought fit, to approve and ratify a stock option plan for Corvus; and

3.	to transact such further or other business, including without limitation such amendments or variations to any of the foregoing resolutions, as may properly come before the Meeting and any postponement or adjournment thereof.
Pursuant to the Interim Order of the Supreme Court of British Columbia and the BCBCA, registered Shareholders have the right to dissent in respect of the Arrangement Resolution. The dissent rights are described in the accompanying Information Circular. Failure to strictly comply with the requirements set forth in the plan of arrangement and Sections 237 to 247 of the BCBCA may result in the loss or unavailability of any right of dissent.
The accompanying Information Circular provides additional information relating to the matters to be dealt with at the Meeting and is deemed to form part of this notice. Also accompanying this notice is a form of Proxy.
Registered Shareholders
Every registered Shareholder at the close of business on July 9, 2010 is entitled to receive notice of, and to vote such common shares at, the Meeting.
Registered Shareholders who are unable to attend the Meeting in person and who wish to ensure that their common shares will be voted at the Meeting are requested to complete, sign and deliver the enclosed form of proxy c/o Proxy Dept., Computershare Investor Services Inc., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1. In order to be valid and acted upon at the Meeting, forms of proxy must be returned to the aforesaid address no later than 2:00 p.m. Pacific Daylight Time, on August 10, 2010. Further instructions with respect to the voting by proxy are provided in the form of proxy and in the Information Circular accompanying this Notice.
Non Registered Shareholders
Shareholders may beneficially own common shares that are registered in the name of a broker, another intermediary or an agent of that broker or intermediary (“Non Registered Shareholders”). Without specific instructions, intermediaries are prohibited from voting shares for their clients. If you are a Non Registered Shareholder, it is vital that the voting instruction form provided to you by your broker, intermediary or its agent be returned according to their instructions, sufficiently in advance of the deadline specified by the broker, intermediary or its agent, to ensure that they are able to provide voting instructions on your behalf.
DATED at Vancouver, British Columbia, as of this 9th day of July, 2010.
By Order of the Board
“Hendrik Van Alphen”
Hendrik Van Alphen
Chairman of the Board of Directors

FORWARD-LOOKING INFORMATION
Certain statements herein, including all statements that are not historical facts, contain forward-looking statements and forward-looking information within the meaning of applicable securities laws. Such forward-looking statements or information include, but are not limited to, statements or information with respect to: the transfer pursuant to the Arrangement of the Transferred Assets to Corvus; the exploration and development of the Company’s mineral properties; the Company’s and Corvus’ future business and strategies; requirements for additional capital and future financing; estimation of mineral resources; and estimated future working capital, funds available, and uses of funds, and future capital expenditures, exploration expenditures and other expenses for specific operations. Forward-looking statements or information also includes information contained in pro forma financial statements.
Often, but not always, forward-looking statements or information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate” or “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. With respect to forward-looking statements and information contained herein, we have made numerous assumptions including among other things, the ability to satisfy the conditions in accordance with the Arrangement Agreement, Corvus Subscription Agreement, Raven Gold Subscription Agreement, Alaska Purchase Agreement and Talon Nevada Purchase Agreement and the assumptions made in connection with the preparation of the Company’s and Corvus’ pro forma financial statements. Although our management believes that the assumptions made and the expectations represented by such statement or information are reasonable, there can be no assurance that a forward-looking statement or information referenced herein will prove to be accurate. Forward-looking statements and information by their nature are based on assumptions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statement or information. Such risks, uncertainties and other factors include, among other things, the following: the failure to satisfy the conditions of closing in the Arrangement Agreement, Corvus Subscription Agreement, Raven Gold Subscription Agreement, Alaska Purchase Agreement and Talon Nevada Purchase Agreement including obtaining the necessary shareholder, regulatory and court approvals; the Company’s or Corvus’ inability to identify one or more economic deposits on their properties; variations in the nature, quality and quantity of any mineral deposits that may be located; variations in the market price of any mineral products the Company or Corvus may produce or plan to produce; the inability of either the Company’s or Corvus’ to obtain any necessary permits, consents or authorizations required for its activities, to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies; regulatory restrictions; and defective title to mineral claims or property, as well as those factors discussed under “Risk Factors to the Arrangement” herein and under “Risk Factors” in each of Schedule “G” and Schedule “H”.
Readers should also refer to the Company’s Annual Information Form for the year ended May 31, 2009 and the Company’s most recent quarterly and annual Management Discussion and Analysis for additional information on risks and uncertainties relating to forward-looking statements and information. Although we have attempted to identify factors that would cause actual actions, events or results to differ materially from those disclosed in the forward-looking statements or information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Also, many of the factors are beyond the control of the Company. Accordingly, readers should not place undue reliance on forward-looking statements or information. The Company undertakes no obligation to reissue or update any forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. All forward-looking statements and information herein are qualified by this cautionary statement.
INFORMATION FOR UNITED STATES SHAREHOLDERS
The New Common Shares and Corvus Common Shares issued or distributed, as the case may be, to Shareholders pursuant to the Arrangement and the New Common Shares and Corvus Common Shares issuable to Warrantholders upon exercise of Warrants and the New Common Shares issuable to Optionholders upon exercise of Options, respectively, following completion of the Arrangement have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws. The New Common Shares and Corvus Common Shares issued or distributed, as the case may be, to Shareholders pursuant to the Arrangement will be issued or distributed in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof and pursuant to exemptions from any applicable state securities laws.
The solicitation of proxies is not subject to the requirements of Section 14(a) of the U.S. Exchange Act. The solicitation of proxies and transactions contemplated herein are being made by a Canadian issuer in accordance with Canadian corporate and securities laws. Securityholders should be aware that requirements under such Canadian laws may differ from requirements under United States corporate and securities laws relating to United States corporations. The financial statements included and incorporated by reference in this Information Circular and the pro forma and carve-out financial statements included in this Information Circular have been prepared in accordance with GAAP in Canada and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States corporations.
The enforcement by Securityholders of civil liabilities under the United States securities laws may be affected adversely by the fact that the parties to the Arrangement are organized under the laws of jurisdictions other than the United States, and that some of the officers and directors are residents of countries other than the United States.
The New Common Shares and Corvus Common Shares issued or distributed, as the case may be, to Shareholders pursuant to the Arrangement (but not the New Common Shares and Corvus Common Shares issuable to Warrantholders upon exercise of the Warrants or the New Common Shares issuable to Optionholders upon exercise of the Options) will be freely transferable under U.S. federal securities laws, except by persons who are “affiliates” or were affiliates within 90 days prior to the Effective Time of the Company, in respect of the New Common Shares, or Corvus, in respect of Corvus Common Shares, as applicable. See “Securities Law Considerations – United States Federal Securities Laws”.
After the Effective Time, the Warrants and Options may be exercised only by a Warrantholder or Optionholder, respectively, who represents that at the time of exercise the Warrantholder or Optionholder is not then located in the United States, is not a U.S. Person, and is not exercising the Warrants or Options, as applicable, for the account or benefit of a U.S. Person or a person in the United States, unless the Warrantholder or Optionholder provides a legal opinion or other evidence reasonably satisfactory to the Company, in the case of the exercise of Options, and the Company and Corvus, in the case of exercise of Warrants, to the effect that the exercise of the Warrants or Options, as applicable, does not require registration under the U.S. Securities Act or any applicable state securities laws.
Any New Common Shares and Corvus Common Shares issuable upon the exercise of the Warrants or New Common Shares issuable upon exercise of the Options, in the United States or by or for the account or benefit of a U.S. Person or a person in the United States will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, certificates representing such New Common Shares and Corvus Common Shares, as applicable, will bear a legend to that effect, and such New Common Shares and Corvus Common Shares may be resold only pursuant to an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws.
Notwithstanding the foregoing, subject to certain limitations, any New Common Shares and Corvus Common Shares issuable upon exercise of the Warrants and any New Common Shares issuable upon exercise of the Options, may be resold outside the United States without registration under the U.S. Securities Act pursuant to Regulation S under the U.S. Securities Act, including in transactions over the TSX (if the applicable securities are so listed).
THE ARRANGEMENT AND THE SECURITIES TO BE ISSUED PURSUANT TO THE ARRANGEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR THE SECURITIES REGULATORY AUTHORITIES OF ANY STATE OF THE UNITED STATES, NOR HAS THE SEC OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE PASSED ON THE ADEQUACY OR ACCURACY OF THIS INFORMATION CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.
TECHNICAL INFORMATION
All of the disclosure of a scientific or technical nature regarding the Company’s mineral properties in this Information Circular or incorporated by reference in this Information Circular was derived from the Technical

Reports, each of which is available under the Company’s profile on the SEDAR website at www.sedar.com. Each of the authors of these technical reports is a “qualified person” within the meaning of NI 43-101.
Cautionary Note to United States Investors regarding Technical Information
The information contained herein and incorporated by reference herein has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. Unless otherwise indicated, all mineral resource estimates included herein or incorporated by reference herein have been prepared in accordance with NI 43-101 and the Canadian Institute of Mining and Metallurgy Classification System. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure (oral statements as well as written documents and websites) an issuer makes of scientific and technical information concerning mineral projects, and requires that all such disclosure be made under the supervision of a “qualified person” as defined in NI 43-101. It also requires issuers to file technical reports at certain times under a prescribed format.
Canadian standards differ significantly from the requirements of the SEC; mineral resource information contained herein or incorporated by reference herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101. These definitions differ from the definitions in the SEC’s Industry Guide 7 (“Guide 7”) under the U.S. Securities Act. Under Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority. Under Guide 7 standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made.
In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves or that they can be mined economically or legally. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or prefeasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or that it can be economically or legally mined. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.
Accordingly, information contained or incorporated by reference in this Information Circular contain descriptions of the Company’s mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.
CURRENCY AND EXCHANGE RATE INFORMATION
All dollar amounts set forth in this Information Circular are in Canadian dollars, except where otherwise indicated. All references to “US dollars” or to “US$” are to United States dollars. The following table sets forth the rate of exchange for the Canadian dollar, expressed in United States dollars in effect at the end of the periods indicated, the average of exchange rates in effect on the last day of each month during such periods, and the high and low exchange rates during such periods based on the noon rate of exchange as reported by the Bank of Canada for conversion of Canadian dollars into United States dollars.

Year ended December 31
	2009	2008	2007
Noon rate at end of period	US$0.9555	US$0.8166	US$1.0120
Average noon rate during period	US$0.8760	US$0.9371	US$0.9310
High for period	US$0.9484	US$1.0009	US$1.0339
Low for period	US$0.7908	US$0.8100	US$0.8504
The noon buying rate on July 9, 2010 as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was Canadian $1.00 equals US$0.9682.

SUMMARY
The following is a summary of the principal features of the Arrangement and certain other matters and should be read together with the more detailed information and financial data and statements contained elsewhere in the Information Circular, including the Schedules hereto. This Summary is qualified in its entirety by the more detailed information appearing or referred to elsewhere herein. Unless otherwise indicated, all currency amounts are stated in Canadian dollars. The information contained herein is as of July 9, 2010 unless otherwise indicated.
Capitalized terms used in this Summary are defined in the “Glossary of Terms”, “Glossary of Technical Terms” attached as Schedule “L” or elsewhere in the Information Circular.
THE MEETING
Time, Date, and Place of Meeting
The Meeting will be held on Thursday, August 12, 2010 at the head office of the Company, Suite 1920, 1188 West Georgia Street, Vancouver, British Columbia V6E 4A2, at 2:00 p.m. (Vancouver time).
The Record Date for the Purposes of the Meeting
The date set by the Company for determining Shareholders entitled to receive notice of and vote at the Meeting is July 9, 2010.
Purpose of the Meeting
At the Meeting, Shareholders will be asked to consider and approve the Arrangement Resolution. Shareholders will also be asked to consider and approve the Corvus Option Plan and such other matters as may properly come before the Meeting.
Votes Required for the Arrangement and Corvus Option Plan
The Arrangement Resolution requires the affirmative vote of not less than two-thirds of the votes of Shareholders voting in person or by proxy at the Meeting. The approval of the Corvus Option Plan requires approval by a majority of the votes of Shareholders voting in person or by proxy at the Meeting.
PARTICULARS OF THE MATTERS TO BE ACTED UPON: THE ARRANGEMENT
The Arrangement will occur by statutory plan of arrangement under Section 288 of the BCBCA involving the Company, the Shareholders and Corvus. The principal features of the Arrangement are summarized below, and the following is qualified in its entirety by reference to the full text of the Arrangement Agreement.
Overview of the Arrangement
The Arrangement will be carried out through a series of steps that will occur or be deemed to occur commencing at the Effective Time. For a description of such steps, see “Particulars of Matters to be Acted Upon: The Arrangement – Principal Steps of the Arrangement”.
As a result of the Arrangement, Shareholders (other than Dissenting Shareholders) will hold one New Common Share and one-half of one Corvus Common Share for each Common Share held immediately prior to the Effective Time and will have the same proportional interest in each of the Company and Corvus as they had in the Company prior to completion of the Arrangement.
Upon completion of the Arrangement each Option will entitle the holder thereof to receive (and such holder shall accept), upon exercise of the Option, that number of New Common Shares that is equal to the number of Common

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Shares that were issuable upon exercise of the Option immediately prior to the Effective Time at the exercise price of the Option immediately prior to the Effective Time. The Optionholders shall each agree that no Corvus Options shall be issued to Optionholders in connection with the Arrangement, no Corvus Common Shares shall be issuable upon exercise of the Options following the Arrangement, and there shall be no adjustment to the exercise price of the Options.
Upon completion of the Arrangement, in accordance with the terms of the Warrants each Warrant will entitle the holder thereof to receive (and such holder shall accept), upon the exercise thereof, in lieu of the number of Common Shares otherwise issuable upon the exercise thereof, the number of New Common Shares and Corvus Common Shares which such holder would have been entitled to receive as a result of the Arrangement if, immediately prior to the Effective Time, such holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon such exercise.
The Company’s Shareholder Rights Plan shall not apply to Corvus or the Corvus Common Shares after the Effective Time. The Shareholders Rights Plan will, however, apply to the New Common Shares after the Effective Time.
Pursuant to the Arrangement, among other things, there will be a reorganization of the business of the Company in which the Company will transfer to Corvus all of the shares of Talon Nevada, which owns the North Bullfrog Project, and Talon Alaska will transfer the Spin-Off Alaska Assets to Raven Gold, which is a subsidiary of Corvus. The transfer of the Talon Nevada shares is subject to the Talon Nevada Purchase Agreement and the transfer of the Spin-Off Alaska Assets is subject to the Alaska Purchase Agreement, each of which will be completed and closed under the Arrangement.
The principal asset held by Talon Nevada, which will become a subsidiary of Corvus, is the Company’s interest in the North Bullfrog Project located in Nevada. The principal assets that comprise the Spin-Off Alaska Assets that will be transferred to Raven Gold include the Company’s present interest in:
(a)	the Spin-Off Alaska Properties, which includes the West Pogo Project, Chisna Project, Terra Project, and LMS Project, each of which is located in Alaska and is subject to a farm-out option to a third party;

(b)	certain underlying agreements through which the Spin-Off Alaska Properties are held;

(c)	data related to the Spin-Off Alaska Properties;

(d)	the Royalty; and

(e)	certain service agreements, physical assets and permits related to the Spin-Off Alaska Properties.
On completion of the Arrangement, Corvus will also hold the Working Capital Amount of approximately $3.3 million. On completion of the Arrangement, the Company will continue to hold, directly or indirectly through its subsidiaries, the assets of the Company other than the Transferred Assets and Working Capital Amount, including approximately $41 million in working capital, and will focus on the development of the Company’s Livengood Project in Alaska.
The initial directors of Corvus following the completion of the Arrangement will be Jeffrey Pontius, Rowland Perkins, Steven Aaker, Edward Yarrow, Anton Drescher and Daniel Carriere. The officers of Corvus following the completion of the Arrangement will be Jeffrey Pontius, President and Chief Executive Officer, Dr. Russell Myers, Vice-President, Exploration, Michael Kinley, Chief Financial Officer, Lawrence Talbot, Vice-President & General Counsel and Marla Ritchie, Corporate Secretary. The directors and officers of the Company are not expected to change.
See “Particulars of Matters to be Acted Upon: The Arrangement – Overview of the Arrangement”.

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Background and Reasons for the Arrangement
During 2009, management of the Company undertook a strategic review of the alternatives available to improve the identification and valuation of the Company’s key assets and thereby maximize shareholder value. Based on this review, management determined that it would be in the best interest of the Company to carry out a reorganization of the business and capital of the Company to separate the Transferred Assets from its other properties, particularly the Livengood Project. The reorganization of the business and capital of the Company pursuant to the Arrangement should allow the Company to focus on its more advanced Livengood Project and will result in a separate company holding the Company’s other earlier-stage mineral exploration properties, thereby enabling the market to more accurately reflect the value of each of the Company’s mineral property assets.
The board of directors of the Company believes that the Arrangement is in the best interests of the Company and fair to Shareholders for the following reasons:
(a)	the Arrangement is expected to improve the market’s identification and valuation of the Company’s mineral properties, particularly, those other than the Livengood Project;

(b)	the Arrangement is expected to enhance the ability of each of the Company and Corvus to pursue its independent corporate objectives and strategies, with a view to maximizing shareholder value. In particular, the Arrangement will allow Corvus to focus on the continued exploration of the North Bullfrog Project;

(c)	the separation of the Company’s mineral properties into two separate companies dedicated to the pursuit of their respective businesses will provide Shareholders with additional investment flexibility, as they will hold a direct interest in two companies, each of which is focused on different objectives;

(d)	the procedures by which the Arrangement is to be approved, including the requirement for approval of the Arrangement by the Court after a hearing at which fairness to the Company’s securityholders will be considered; and

(e)	the availability of rights of dissent to Shareholders with respect to the Arrangement.
See “Particulars of Matters to be Acted Upon: The Arrangement – Reasons for the Arrangement” in the Information Circular.
Recommendation of the Directors
The board of directors of the Company has unanimously approved the Arrangement and recommends that the Shareholders vote in favour of the Arrangement Resolution. See “Particulars of Matters to be Acted Upon: The Arrangement – Recommendation of the Directors”.
The officers and directors of the Company, holding in the aggregate approximately 5.35% of the issued and outstanding Common Shares, have indicated their support for the Arrangement.
Exchange Procedures
Common Shares
On or as soon as practicable after the Effective Date, the Company and Corvus will deposit with the Depositary or arrange to be delivered certificates representing the aggregate number of New Common Shares and Corvus Common Shares, respectively, issued or distributed to the Shareholders in connection with the Arrangement. To receive certificates representing New Common Shares and Corvus Common Shares, Shareholders must surrender their Common Share certificates together with a duly completed Letter of Transmittal to the Depositary. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time

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represented outstanding Common Shares of the Company together with a Letter of Transmittal which has been completed and signed in the manner required thereby in respect of such certificate and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate will be entitled to receive in exchange therefor, and the Depositary will deliver to such holder certificates representing that number (rounded down to the nearest whole number) of New Common Shares and Corvus Common Shares that such holder has the right to receive pursuant to the Plan of Arrangement and the surrendered certificate will be cancelled. A Letter of Transmittal will be sent to Registered Shareholders on or prior to the Effective Date.
In the event of a transfer of ownership of Common Shares of the Company that is not registered in the transfer records of the Company, certificates representing the proper number of New Common Shares and Corvus Common Shares may be issued to the transferee if the certificate representing such Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer.
Until surrendered, each certificate which immediately prior to the Effective Time represented Common Shares of the Company will be deemed, at any time after the Effective Time, to represent only the right to receive upon such surrender the certificates representing New Common Shares and Corvus Common Shares that the holder thereof has the right to receive in respect of such certificate pursuant to the Plan of Arrangement.
Options
No additional steps will have to be taken by an Optionholder to receive New Common Shares in lieu of Common Shares upon the exercise of an Option after the Effective Time.
Warrants
No additional steps will have to be taken by a Warrantholder to receive New Common Shares and Corvus Common Shares in lieu of Common Shares upon the exercise of a Warrant after the Effective Time.
After the Effective Time, on exercise of a Warrant, the Company shall deliver to Corvus an exercise notice (an “Exercise Notice”) which sets out the number of Warrants being exercised and the name and registration particulars for the Warrantholder that is exercising Warrants and will pay to Corvus a portion of the exercise price in respect of each Warrant (other than a Warrant that would result in the issuance of a fractional Corvus Common Share) equal to the exercise price of the Warrant immediately prior to the Effective Time multiplied by the fraction A/B where: “A” is the volume weighted average trading price of the Corvus Common Shares for the five trading days preceding the Adjustment Measurement Date; and “B” is the volume weighted average trading price of the Corvus Common Shares plus the volume weighted average trading price of the New Common Shares for the five trading days preceding the Adjustment Measurement Date, or such other price as the TSX, or other applicable stock exchange, may require (the “Corvus Exercise Price”). As soon as reasonably possible after receipt of a completed Exercise Notice and the Corvus Exercise Price, Corvus shall issue and deliver, or cause to be issued or delivered to the Company, Corvus Common Share certificates registered as directed in the Exercise Notice representing the number of Corvus Common Shares to which the Warrantholder is entitled.
See “Distribution of Certificates – Exchange Procedures”
Conditions to the Arrangement Becoming Effective
The Arrangement Agreement provides that the respective obligations of each party thereto to complete the transactions contemplated by the Arrangement Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions, none of which may be waived unilaterally by any party in whole or in part: the Interim Order and the Final Order shall have been obtained in form and substance satisfactory to the Company and Corvus; the Arrangement, with or without amendment, shall have been approved at the Meeting in accordance with the Interim Order and by the requisite majority of the votes cast by the Shareholders thereon at the Meeting; the TSX shall have received notice of the Arrangement in accordance with their rules and policies, and shall have no objection to the Arrangement as of the Effective Date and, if required, the TSX shall have conditionally approved the listing of the New Common Shares to be issued pursuant to the Arrangement, subject to

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the usual requirements of the TSX; the TSX, or such other recognized stock exchange acceptable to Corvus, shall have conditionally approved the listing of the Corvus Common Shares issuable under the Arrangement, subject to compliance with the requirements of the TSX or such other stock exchange; the conditions precedent, other than any conditions related to the completion of the transactions contemplated under the Arrangement Agreement, contained in the Alaska Purchase Agreement, Talon Nevada Purchase Agreement, Corvus Subscription Agreement and Raven Gold Subscription Agreement shall have been satisfied or waived; there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by the Arrangement Agreement; all material regulatory requirements shall have been complied with and all governmental, court, regulatory, third person and other approvals, consents, expiry of waiting periods, waivers, permits, exemptions, orders and agreements and all amendments and modifications to, and terminations of, agreements, indentures and arrangements considered by the Company to be necessary or desirable for the completion of the transactions provided for the Arrangement to become effective and for the transfer of the Transferred Assets to Corvus, shall have been obtained or received on terms that are satisfactory to the Company and Corvus; none of the consents, orders, regulations or approvals contemplated herein shall contain conditions or require undertakings or security deemed unsatisfactory or unacceptable by the Company or Corvus, acting reasonably; Dissent Rights shall not have been exercised prior to the Effective Date by holders of 3% or more of the Common Shares; and the Arrangement Agreement shall not have otherwise been terminated.
Notwithstanding the fulfilling of the foregoing conditions at any time before the Effective Date, the board of directors of the Company may, in its absolute discretion, determine whether or not to proceed with the Arrangement without further approval, ratification or confirmation by the Shareholders.
See “Particulars of Other Matters to be Acted Upon: The Arrangement – Arrangement Agreement – Conditions to the Arrangement Becoming Effective” in the Information Circular.
Court Approval of the Arrangement
On July 9, 2010, prior to the mailing of the material in respect of the Meeting, the Company obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters. A copy of the Interim Order is attached as Schedule “C” to the Information Circular.
The Court hearing in respect of the Final Order is scheduled to take place at 9:45 a.m. (Vancouver time) on August 20, 2010, or as soon thereafter as the Court may direct or counsel for the Company may be heard, at the Courthouse, 800 Smithe Street, Vancouver, British Columbia, subject to the approval of the Arrangement Resolution at the Meeting. A copy of the Notice of Hearing for the Final Order approving the Arrangement is attached as Schedule “D” to the Information Circular. Any securityholder or any other interested party with leave of the Court desiring to support or oppose the application, may appear (either in person or by counsel) and make submissions at the hearing in respect of the Final Order provided that such person must request a copy of the Petition for the proceedings, and any other court document as may be desired, on or before 4:00 p.m. on August 6, 2010 and must file with the Court at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, a response to petition in the form prescribed by the Court Civil Rules and deliver a copy thereof, together with all material on which such person intends to rely at the hearing of the application, to the solicitor for the Company: Gowling Lafleur Henderson LLP, 2300-550 Burrard Street, Vancouver, British Columbia V6C 2B5, Attention: David Sutherland, by or before 4:00 p.m. (Vancouver time) on August 13, 2010.
The Company has been advised by its Canadian counsel, Gowling Lafleur Henderson LLP, that the Court has broad discretion under the BCBCA when making orders with respect to the Arrangement and that the Court will consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and a procedural point of view. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, the Company may determine, acting reasonably, not to proceed with the Arrangement.
Shareholders in the United States should note that the New Common Shares and Corvus Common Shares will not be registered under the U.S. Securities Act. The Court will be advised prior to the application for the Final Order that the Court’s determination that the Arrangement is fair will form the basis for the exemption from the registration

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requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof with respect to the Corvus Common Shares and the New Common Shares to be issued pursuant to the Arrangement. See “Securities Laws Considerations – United States Federal Securities Laws” for additional information.
See “Particulars of Matters to be Acted Upon: The Arrangement – Conduct of Meeting and Other Approvals – Court Approval of the Arrangement” in the Information Circular.
Stock Exchange Approvals and Listings
The Company
The TSX has accepted the Arrangement on the basis that the Company will continue to meet the minimum listing requirements following completion of the Arrangement. The Company has made application to the NYSE Amex for the continued listing of the New Common Shares in substitution for the Common Shares on the NYSE Amex. There can, however, be no assurance as to whether the Company will be able to maintain the listing of the New Common Shares on the TSX, NYSE Amex and FSE.
Corvus
Currently, there is no market for the Corvus Common Shares. It is a condition precedent to the completion of the Arrangement that the Corvus Common Shares be conditionally approved for listing on the TSX or such other recognized stock exchange acceptable to Corvus. Listing will be subject to Corvus meeting the original listing requirements of the TSX, receiving approval of the TSX and meeting all conditions of listing imposed by the TSX. There can, however, be no assurance as to if, or when, the Corvus Common Shares will be listed for trading on the TSX.
See “Particulars of Matters to be Acted Upon: The Arrangement – Conduct of Meeting and Other Approvals – Stock Exchange Approvals” in the Information Circular.
Dissent Rights
Shareholders have the right to dissent to the Arrangement. Dissenting Shareholders who strictly comply with the provisions of the Interim Order, the Final Order, the BCBCA and the Plan of Arrangement are entitled to be paid the fair value of their Common Shares by the Company. The Dissent Rights applicable to the Arrangement are summarized under the heading “Shareholders’ Rights of Dissent to the Arrangement”.
Dissenting Shareholders should note that the exercise of Dissent Rights can be a complex, time-sensitive and expensive procedure. Dissenting Shareholders should consult their legal advisors with respect to the legal rights available to them in relation to the Arrangement and the Dissent Rights.
INCOME TAX CONSIDERATIONS
Certain Canadian Federal Income Tax Considerations
Shareholders Resident in Canada
The distribution of Corvus Common Shares to Shareholders by way of a reduction in the capital of the Company in the course of the reorganization of the business and capital of the Company will reduce the paid-up capital and the adjusted cost base of each Common Share for purposes of the Tax Act. If the adjusted cost base of a Common Share to a Resident Holder becomes negative as a result of such reduction, the negative amount is deemed to be a gain realized by such Holder from the disposition of such Common Share at that time.
A Resident Holder should realize neither a capital gain nor a capital loss on the exchange of all such Holder’s Common Shares for New Common Shares in the course of the reorganization of the capital of the Company pursuant to the Arrangement. The cost of the New Common Shares received by a Resident Holder in exchange for

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all such Holder’s Common Shares pursuant to the Arrangement will be equal, in the aggregate, to the adjusted cost base of the Common Shares to such Holder immediately before the exchange.
Non-Resident Shareholders
The distribution of Corvus Common Shares to Non-Resident Holders by way of a reduction in the capital of the Company in the course of the reorganization of the business and capital of the Company will reduce the paid-up capital of each Common Share for purposes of the Tax Act. Such reduction will not be subject to Canadian withholding tax, but for purposes of the Tax Act such distribution will reduce the adjusted cost base of a Common Share to a Non-Resident Holder. If the adjusted cost base becomes negative as a result of such reduction, the negative amount is deemed to be a gain realized by such Holder from the disposition of such Common Share at that time. Provided the Common Shares are not “taxable Canadian property” under the Tax Act to a Non-Resident Holder, the Holder will not generally be subject to income tax under the Tax Act in respect of any such gain.
A Non-Resident Holder should realize neither a capital gain nor a capital loss on the exchange of all such Holder’s Common Shares for New Common Shares in the course of the reorganization of the capital of the Company pursuant to the Arrangement. The cost of the New Common Shares received by a Non-Resident Holder in exchange for all such Holder’s Common Shares pursuant to the Arrangement will be equal, in the aggregate, to the adjusted cost base of the Common Shares to such Holder immediately before the exchange.
The foregoing is a brief summary of Canadian federal income tax consequences only. Shareholders should review the information in the Information Circular under “Income Tax Considerations — Certain Canadian Federal Income Tax Considerations”, which qualifies the summary set forth above. All Shareholders, Warrantholders and Optionholders are urged to consult their own tax advisors with respect to the tax consequences arising to them under the Arrangement, having regard to their own particular circumstances.
Certain United States Federal Income Tax Considerations
The Arrangement will be effected under applicable provisions of Canadian corporate law, which are technically different from analogous provisions of U.S. corporate law. Therefore, the U.S. federal income tax consequences of certain aspects of the Arrangement are not certain. This summary assumes that (a) the transfer of the Transferred Assets to Corvus or Raven Gold, (b) the redesignation of the Common Shares as Class A Shares, (c) the deemed exchange of Class A Shares for New Common Shares, (d) the cancellation of the Class A Shares, and (e) the distribution of Corvus Common Shares pursuant to the Arrangement, will properly be treated, under the step-transaction doctrine or otherwise, as (i) a tax-deferred exchange by Common Shareholders of their Common Shares for New Common Shares, either under Section 1036 or Section 368(a)(1)(E) of the Code, combined with (ii) a distribution of the Corvus Shares under Section 301 of the Code in connection with the transfer of the Transferred Assets to Corvus or Raven Gold.
The Company believes it was a passive foreign investment company (“PFIC”) as defined under “Income Tax Considerations — Certain United States Federal Income Tax Considerations” for prior taxable years and based on current business plans and financial projections, the Company expects to be a PFIC for the taxable year which includes the Arrangement. Thus, U.S. Holders (as defined below) could potentially be subject to adverse U.S. federal income tax consequences applicable to certain distributions from a PFIC in connection with the distribution of Corvus Common Shares pursuant to the Arrangement unless one of the elections described under “Income Tax Considerations — Certain United States Federal Income Tax Considerations” has been timely and effectively made.
The discussion in this summary is qualified in its entirety by the more detailed discussion of the U.S. federal income tax consequences of the Arrangement in this Information Circular. See “Income Tax Considerations — Certain United States Federal Income Tax Considerations.” U.S. Holders of Common Shares should consult their tax advisors with respect to the U.S. federal income tax consequences of holding shares in a PFIC and regarding the U.S. tax implications to them of the Arrangement.
See “Income Tax Considerations — Certain United States Federal Income Tax Considerations” in the Information Circular.

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ELIGIBILITY FOR INVESTMENT
Provided that either: (i) the New Common Shares are listed on a designated stock exchange as defined in the Tax Act (which currently includes the TSX); or (ii) the Company is a “public corporation”, as defined in the Tax Act, the New Common Shares would, if issued on the date hereof, be qualified investments for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax-free savings accounts (“TFSA”) under the Tax Act (collectively, the “Registered Plans”), subject to the specific provisions of such Plans. Notwithstanding the foregoing, a Shareholder that is a TFSA will be subject to a penalty tax under the Tax Act if the Shareholder does not deal at arm’s length (within the meaning of the Tax Act) with the Company or if the Shareholder has a significant interest in the Company or in any other company, trust or partnership with which the Company does not deal at arm’s length. Generally, a Shareholder will have a significant interest in a company if the Shareholder, together with persons with whom the Shareholder does not deal at arm’s length, directly or indirectly owns 10% or more of the issued shares of any class of the capital stock of the company or a company related to the company, within the meaning of the Tax Act.
Provided that Corvus is a “public corporation”, as defined in the Tax Act, the Corvus Common Shares would, if issued on the date hereof, be “qualified investments” under the Tax Act for trusts governed by Registered Plans, subject to the specific provisions of such Plans. It is counsel’s understanding that Corvus intends to make an election, pursuant to the Tax Act, to be a “public corporation” on the Effective Date (the “Election”). Corvus will make the Election on the reliance that the CRA will administratively accept that the Election, if validly made in satisfaction of the minimum requirements set out in the Tax Act and the Regulations, and duly filed, will render the Corvus Common Shares issued on the Effective Date to be qualified investments for the Plans at the time of issuance (the “Issuer’s Reliance”). If the Issuer’s Reliance is incorrect, the Corvus Common Shares will not be “qualified investments” for a Plan on the Closing.
SECURITIES LAW CONSIDERATIONS
The following discussion is only a general overview of the requirements of Canadian and United States federal securities laws for the resale of the New Common Shares and Corvus Common Shares. Holders of New Common Shares or Corvus Common Shares should seek legal advice prior to any resale of such securities to ensure the resale is made in compliance with the requirements of applicable securities legislation.
Canadian Securities Laws
The issuance pursuant to the Arrangement of the New Common Shares and the distribution of the Corvus Common Shares, as well as all other issuances, distributions, trades and exchanges of securities under the Arrangement, will be made pursuant to exemptions from the registration and prospectus requirements contained in applicable Canadian provincial securities legislation or, where required, exemption orders or rulings from various securities regulatory authorities in the provinces and territories of Canada where Shareholders are resident. The Company is currently a “reporting issuer” under the applicable securities legislation in the Provinces of British Columbia, Alberta, and Ontario. Under National Instrument 45-102 — Resale of Securities (and if required, orders and rulings from various securities regulatory authorities in the provinces and territories of Canada where Shareholders are resident), the New Common Shares and Corvus Common Shares received by Shareholders pursuant to the Arrangement may be resold through registered dealers in Canadian provinces or territories without any “hold period” restriction (provided that no unusual effort is made to prepare the market or create a demand for these securities, no extraordinary commission or consideration is paid in respect of the sale and, if the seller is an insider or officer of the issuer, the seller has no reasonable grounds to believe that the issuer is in default of securities legislation). Resales of New Common Shares and Corvus Common Shares will, however, be subject to resale restrictions where the sale is made from the holdings of any person or combination of persons holding a sufficient number of New Common Shares or Corvus Common Shares, as the case may be, to affect materially the control of the Company or Corvus, respectively.
See “Securities Law Considerations — Canadian Securities Laws” in the Information Circular.

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United States Federal Securities Laws
The New Common Shares and Corvus Common Shares issued or distributed, as the case may be, to Shareholders pursuant to the Arrangement and the New Common Shares and Corvus Common Shares issuable to Warrantholders upon exercise of Warrants and the New Common Shares issuable to Optionholders upon exercise of Options, respectively, following completion of the Arrangement have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws. The New Common Shares and Corvus Common Shares issued or distributed, as the case may be, to Shareholders pursuant to the Arrangement will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof and pursuant to exemptions from any applicable state securities laws.
The New Common Shares and Corvus Common Shares issued or distributed, as the case may be, to Shareholders pursuant to the Arrangement (but not the New Common Shares and Corvus Common Shares issuable to Warrantholders upon exercise of the Warrants or the New Common Shares issuable to Optionholders upon exercise of the Options) will be freely transferable under U.S. federal securities laws, except by persons who are “affiliates” or were affiliates within 90 days prior to the Effective Time of the Company, in respect of the New Common Shares, or Corvus, in respect of Corvus Common Shares, as applicable. Any resale of such New Common Shares or Corvus Common Shares by such an affiliate (or, if applicable, former affiliate) may be subject to the registration requirements of the U.S. Securities Act and any applicable state securities laws, absent an exemption therefrom. Subject to certain limitations, such affiliates (and former affiliates) may immediately resell such New Common Shares or Corvus Common Shares outside the United States without registration under the U.S. Securities Act pursuant to Regulation S thereunder. If available, such affiliates (and former affiliates) may also resell such New Common Shares or Corvus Common Shares pursuant to Rule 144 under the U.S. Securities Act and in accordance with any applicable state securities laws.
The foregoing discussion is only a general overview of the requirements under the U.S. Securities Act for the resale of the New Common Shares and Corvus Common Shares. Holders of New Common Shares and Corvus Common Shares are urged to seek legal advice prior to any resale of such securities to ensure that the resale is made in compliance with the requirements of applicable securities legislation. Certain resales of securities acquired pursuant to the Arrangement may be required to be made through properly registered securities dealers.
See “Securities Law Considerations — United States Federal Securities Laws” in the Information Circular.
RISK FACTORS
In evaluating the Arrangement, you should carefully consider, in addition to the other information contained and incorporated by reference in this Information Circular, the risks and uncertainties described in the Information Circular under “Risk Factors to the Arrangement” before deciding to vote in favour of the Arrangement. In addition to the risk factors relating to the Arrangement, the Shareholders should also carefully consider the risk factors relating to the Company’s business and Corvus’ business following the Arrangement as described under “Risk Factors” in Schedule “G” and Schedule “H”, respectively, which risk factors should be considered in conjunction with the other information included in this Information Circular and the documents incorporated by reference. While this Information Circular has described the risks and uncertainties that management of the Company believes to be material to the Company’s and Corvus’ business, and therefore the value of their common shares, it is possible that other risks and uncertainties affecting the Company’s and/or Corvus’ business will arise or become material in the future.
PARTICULARS OF THE MATTERS TO BE ACTED UPON: CORVUS OPTION PLAN
Approval of Corvus’ Stock Option Plan
At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, approve the Corvus Option Plan for use by Corvus following the Arrangement.

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See “Particulars of Other Matters to be Acted Upon — Approval of Corvus’ Stock Option Plan”.
INFORMATION CONCERNING THE COMPANY AND CORVUS POST-ARRANGEMENT
The Company, a company organized pursuant to the BCBCA, is a reporting issuer in the Provinces of British Columbia, Alberta, and Ontario. The Common Shares are currently listed for trading on the TSX, NYSE Amex and FSE. Schedule “G” to the Information Circular describes the proposed business of the Company, post-Arrangement, and should be read together with the financial statements of the Company, the pro forma financial statements of the Company contained in Schedule “F” to the Information Circular and other documents incorporated by reference herein. See “Particulars of the Matters to be Acted Upon: The Arrangement — The Company Prior to the Arrangement — Documents Incorporated by Reference” in the Information Circular.
Corvus is an entity incorporated by the Company pursuant to the BCBCA for the purpose of the Arrangement. Schedule “H” of the Information Circular describes the proposed business of Corvus, post-Arrangement, and should be read together with the financial statements of Corvus contained in Schedule “E” to the Information Circular and the pro forma financial statements to Corvus and the carve-out financial statements contained in Schedule “F” to the Information Circular.
SELECTED PRO FORMA FINANCIAL INFORMATION
Schedule “F” to this Information Circular contains unaudited pro forma financial information for the Company and Corvus based upon the completion of the Arrangement. The unaudited pro forma balance sheet for each of the Company and Corvus has been prepared on the basis that the Arrangement occurred on February 28, 2010. The unaudited pro forma financial information should be read in conjunction with the audited financial statements of the Company for the year ended May 31, 2009, which are available on SEDAR at www.sedar.com. A summary of that information is set out below:

	Pro-Forma as at
	The Company	Corvus
	February 28, 2010	May 31, 2010
Current Assets	$17,110,132	$3,300,055
Property, plant and equipment	$83,466	—
Mineral Properties	$36,438,605	$12,597,678
Liabilities	$1,562,078	$24,737
Shareholders’ Equity	$52,070,125	$15,872,996

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GLOSSARY OF TERMS
In this Information Circular, the following capitalized terms shall have the following meanings, in addition to other terms defined elsewhere in this Information Circular. A glossary of technical terms is attached to this Information Circular as Schedule “L”.
“Adjustment Measurement Date” means the date that is five trading days following the date on which the Corvus Common Shares commence trading on the TSX, or such other recognized stock exchange acceptable to Corvus.
“Alaska Purchase Agreement” means the purchase and sale agreement entered into by and between Talon Alaska and Raven Gold made as of July 8, 2010 pursuant to which Talon Alaska has agreed, among other things, to transfer the Spin-Off Alaska Assets to Raven Gold for the purchase prices of $8.5 million.
“AngloGold” means AngloGold Ashanti (U.S.A.) Exploration Inc.
“AngloGold Agreement” means the asset purchase and sale and indemnity agreement dated June 30, 2006, as amended on July 26, 2006, among the Company, AngloGold and Talon Alaska.
“AngloGold Option” means, collectively, the right of AngloGold to maintain its then current equity ownership percentage in the Company on an ongoing basis and the right of AngloGold to participate in any equity financings by the Company up to its then pre-financing percentage equity interest, on the terms set out in the AngloGold Agreement.
“Arrangement” means an arrangement to be effected under the provisions of Section 288 of the BCBCA, on the terms and conditions set forth in the Plan of Arrangement, subject to any amendment or supplement thereto made in accordance with the Arrangement Agreement, the Plan of Arrangement or at the direction of the Court.
“Arrangement Agreement” means the Arrangement Agreement dated as of July 8, 2010 between the Company and Corvus, a copy of which is attached to this Information Circular as Schedule “B”.
“Arrangement Resolution” means the special resolution under the BCBCA approving the Arrangement to be voted on by Shareholders at the Meeting, the full text of which is set out in Schedule “A” hereto.
“BCBCA” means the Business Corporations Act (British Columbia), as amended.
“Business Day” means any day, other than a Saturday or a Sunday, when Canadian chartered banks are open for business in the City of Vancouver, British Columbia.
“Chief Executive Officer” or “CEO” means each individual who served as chief executive officer or acted in a similar capacity during the most recently completed financial year.
“Chief Financial Officer” or “CFO” means each individual who served as chief financial officer or acted in a similar capacity during the most recently completed financial year.
“Chisna Project” means the Company’s Chisna copper-gold project located in Alaska and held by Talon Alaska.
“Chisna Technical Report” means the NI 43-101 compliant technical report entitled “Technical Report on the Chisna Copper Gold Project, Chistochina Mining District, South-Central Alaska” dated June 22, 2010 by Christopher N.A. Taylor, P.Geo.
“Class A Shares” means the class of Common Shares after they are redesignated as “Class A Shares” of the Company at the Effective Time pursuant to the terms of the Plan of Arrangement.
“Common Shares” means the common shares in the capital of the Company.

“Company” means International Tower Hill Mines Ltd., a company existing under the BCBCA, and, unless the context requires otherwise or unless otherwise stated, terms such as “we”, “our”, “us” refer to the Company.
“Corvus” means Corvus Gold Inc., a company existing under the BCBCA.
“Corvus Common Shares” means the common shares in the capital of Corvus.
“Corvus Option Plan” means the stock option plan of Corvus, a copy of which is attached to the Information Circular as Schedule “I”.
“Corvus Options” means stock options of Corvus issuable under the Corvus Option Plan entitling the holders thereof to purchase Corvus Common Shares.
“Corvus Subscription Agreement” means the subscription agreement to be entered into by the Company with Corvus for the issuance of Corvus Common Shares to the Company from treasury for the issue price of $14.8 million.
“Court” means the Supreme Court of British Columbia.
“CRA” means Canada Revenue Agency.
“Depositary” means Computershare Investor Services Inc. at its offices in Toronto, being the depositary to be appointed by the Company and Corvus for the purpose of, among other things, delivering certificates representing the New Common Shares and the Corvus Common Shares in connection with the Arrangement.
“Dissent Notices” means the notices of dissent provided by Dissenting Shareholders in accordance with the BCBCA and as described under the heading “Dissent Rights” in this Information Circular.
“Dissent Rights” means the rights of dissent pursuant to and in the manner set forth in Sections 237 — 247 of the BCBCA (as modified by the Plan of Arrangement, the Interim Order and the Final Order) and as described under the heading “Dissent Rights” in this Information Circular.
“Dissenting Shareholders” means Shareholders who have properly exercised their rights of dissent pursuant to Article 4 of the Plan of Arrangement.
“Effective Date” means the date upon which the Plan of Arrangement becomes effective in accordance with the BCBCA.
“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date.
“executive officer” means an individual who is:
(a)	a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including, sales, finance or production, or

(c)	performing a policy-making function in respect of the Company or Corvus, as the context requires.
“Final Order” means the final order of the Court approving the Arrangement.
“FSE” means Deutsche Börse AG Regulated Unofficial Market of the Frankfurt Stock Exchange.
“GAAP” means generally accepted accounting principles in effect in Canada including the accounting recommendations published in the Handbook of the Canadian Institute of Chartered Accountants.

“Information Circular” means this information circular of the Company.
“Interim Order” means the interim order of the Court dated July 9, 2010 pursuant to Section 288 of the BCBCA, providing for, among other things, the calling of the Meeting.
“Letter of Transmittal” means the letter of transmittal to be sent to Registered Shareholders on or prior to the Effective Date which, when properly completed, executed and forwarded to the Depositary with a certificate representing Common Shares, will enable the Shareholders to exchange their certificates representing Common Shares for certificates representing New Common Shares and Corvus Common Shares upon the completion of the Arrangement.
“Livengood Project” means the Company’s Livengood gold project located in Alaska and consisting of an approximately 125 square kilometre land package, which is made up of fee land leased from the Alaska Mental Health Trust, a number of smaller private mineral leases and 115 Alaska state mining claims.
“Livengood Technical Report” means the NI 43-101 compliant technical report entitled “June 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” dated June 25, 2010 by Paul Klipfel Ph.D., Tim Carew P.Geo. and William Pennstrom Jr. M.A.
“LMS Project” means the Company’s LMS gold project located in Alaska and held by Talon Alaska.
“LMS Technical Report” means the NI 43-101 compliant technical report entitled “Summary Report on the LMS Gold Project, Goodpaster District, Alaska” dated June 15, 2010 by Paul Klipfel, Ph.D. and Gary Giroux, P.Eng. M.Sc.
“Meeting” means the special meeting of Shareholders to be held at the head office of the Company, Suite 1920, 1188 West Georgia Street, Vancouver, British Columbia V6E 4A2, at 2:00 p.m. (Vancouver time) on Thursday, August 12, 2010 to consider, among other matters, the Arrangement, and any adjournment or postponement thereof.
“Named Executive Officers” or “NEO’s” means the following individuals:
(a)	each CEO;

(b)	each CFO;

(c)	each of the three most highly compensated executive officers, or the three most highly compensated individuals acting in a similar capacity, other than the CEO and CFO, at the end of the most recently completed financial year and whose total compensation was, individually, more than $150,000 for that financial year; and

(d)	each individual who would be an NEO under paragraph (c) but for the fact that the individual was neither an executive officer of the company, nor acting in a similar capacity, at the end of that financial year.
“New Common Shares” means the new class of common shares that will be created and added to the authorized share structure of the Company and which the Company will be authorized to issue on and after the Effective Date.
“North Bullfrog Project” means the Company’s North Bullfrog gold project located in Nevada and held by Talon Nevada.
“North Bullfrog Technical Report” means the NI 43-101 compliant technical report entitled “Summary Report on the North Bullfrog Project and Resource at Mayflower, Bullfrog Mining District, Nye County, Nevada” dated June 30, 2010 by Roger C. Steininger Ph.D. and Gary Giroux P.Eng., M.Sc.
“NI 43-101” means National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

“Notice of Meeting” means the notice to Shareholders calling the Meeting, which accompanies this Information Circular.
“NYSE Amex” means the NYSE Amex Equities Exchange.
“Option Plan” means the stock option plan of the Company dated August, 2006 and initially approved by Shareholders on September 22, 2006, as amended.
“Optionholders” means the holders of the Options.
“Options” means the stock options of the Company granted pursuant to the Option Plan that are outstanding immediately prior to the Effective Time, and thereafter on the terms confirmed by the Plan of Arrangement, as the context so requires.
“Plan of Arrangement” means the plan of arrangement that is attached as Schedule “A” to the Arrangement Agreement and any amendment or variation thereto.
“Raven Gold” means Raven Gold Alaska Inc., a corporation existing under the laws of Alaska.
“Raven Gold Subscription Agreement” means the subscription agreement to be entered into by Corvus with Raven Gold for the issuance of one Common Share of Raven Gold to Corvus from treasury for the issue price of $8.5 million.
“Raven Purchase Agreement” means the purchase and sale agreement entered into by and between the Company and Corvus dated for reference June 1, 2010 pursuant to which the Company agreed, among other things, to transfer to Corvus all of the shares of Raven Gold.
“Record Date” means July 9, 2010, being the date set by the Company for determining Shareholders entitled to receive notice of and vote at the Meeting.
“Registered Shareholder” means a holder of record of Common Shares.
“Registrar” means the British Columbia Registrar of Companies appointed under Section 400 of the BCBCA.
“Rights” means the rights of the Company issued pursuant to the Shareholder Rights Plan and attached to the outstanding Common Shares.
“Royalty” means the net smelter returns royalty with respect to the South Estelle property, Alaska granted to Talon Alaska pursuant to the purchase and sale agreement dated as of April 2, 2008 among Talon Alaska, Millrock Resources Inc. and Millrock Alaska LLC and the conveyance of net smelter returns royalty agreement dated April 7, 2008 between Millrock Alaska LLC and Talon Alaska.
“SEC” means United States Securities Exchange Commission.
“SEDAR” means System for Electronic Document Analysis and Retrieval.
“Securityholders” means, collectively, the Shareholders, Optionholders and Warrantholders.
“Shareholders” means the holders of the Common Shares.
“Shareholder Rights Plan” means the shareholder rights plan of the Company dated as of August 26, 2009.

“Spin-Off Alaska Assets” means, collectively, the interest of Talon Alaska in the assets and mineral properties to be transferred to Raven Gold under the Alaska Purchase Agreement, including the Spin-Off Alaska Properties, certain underlying agreements through which the Spin-Off Alaska Properties are held, data related to the Spin-Off Alaska Properties, the Royalty, and certain service agreements, physical assets and permits related to the Spin-Off Alaska Properties.
“Spin-Off Alaska Properties” means the mineral properties located in Alaska and held by Talon Alaska to be transferred to Raven Gold under the Alaska Purchase Agreement, being the West Pogo Project, Chisna Project, Terra Project and LMS Project.
“stock appreciation right” means a right, granted by the Company or Corvus, as the context requires, or any of its subsidiaries as compensation for employment services or office to receive cash or an issue or transfer of securities based wholly or in part on changes in the trading price of the Company’s or Corvus’ securities, as the context requires.
“Talon Alaska” means Talon Gold Alaska, Inc., a corporation existing under the laws of Alaska.
“Talon Gold” means Talon Gold (U.S.) LLC, a limited liability company existing under the laws of Colorado and a subsidiary of Talon Alaska.
“Talon Nevada” means Talon Gold Nevada, Inc., a corporation existing under the laws of Nevada.
“Talon Nevada Purchase Agreement” means the purchase and sale agreement entered into by and between the Company and Corvus dated July 8, 2010 pursuant to which the Company agreed, among other things, to transfer to Corvus all of the shares of Talon Nevada.
“Tax Act” means the Income Tax Act (Canada), as amended.
“Technical Reports” means collectively, the Livengood Technical Report, the North Bullfrog Technical Report, the Chisna Technical Report, the Terra Technical Report and the LMS Technical Report.
“Terra Project” means the Company’s Terra gold-silver project located in Alaska and held by Talon Alaska.
“Terra Technical Report” means the NI 43-101 compliant technical report entitled “Summary Report on the Terra Gold Project, McGrath District, Nevada” dated June 15, 2010 by Paul Klipfel Ph.D. and Gary Giroux P.Eng. M.Sc.
“Transferred Assets” means Talon Nevada and its assets, including the North Bullfrog Project, to be transferred to Corvus under the Talon Nevada Purchase Agreement and the Spin-Off Alaska Assets to be transferred by Talon Alaska to Raven Gold under the Alaska Purchase Agreement at the Effective Time.
“TSX” means the Toronto Stock Exchange.
“TSX-V” means the TSX Venture Exchange.
“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and rules and regulations thereunder.
“U.S. Person” means a “U.S. person”, as defined in Regulation S under the U.S. Securities Act.
“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and rules and regulations thereunder.
“Warrantholders” means the holders of the Warrants.

“Warrants” means the share purchase warrants of the Company exercisable to acquire Common Shares that are outstanding immediately prior to the Effective Time.
“West Pogo Project” means the Company’s West Pogo project located in Alaska and held by Talon Alaska.
“Working Capital Amount” means the approximately $3.3 million to be retained by Corvus pursuant to the Arrangement from the proceeds of the Corvus Subscription Agreement.

GENERAL PROXY INFORMATION
Solicitation of Proxies
This Information Circular is furnished in connection with the solicitation of proxies by the management of the Company for use at the Meeting (and, at any adjournment thereof). While it is expected that the solicitation will be primarily by mail, proxies may be solicited personally or by telephone by the directors, officers and regular employees of the Company at nominal cost. All costs of solicitation will be borne by the Company.
Appointment of Proxies
The individuals named in the accompanying form of proxy (the “Proxy”) are directors or officers of the Company. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON OR COMPANY (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR THE SHAREHOLDER AND ON THE SHAREHOLDER’S BEHALF AT THE MEETING HAS THE RIGHT TO DO SO, BY INSERTING THE DESIRED PERSON’S NAME IN THE BLANK SPACE PROVIDED IN THE PROXY. A Proxy will not be valid unless the completed form of proxy is received by Computershare Investor Services Inc. (the “Transfer Agent”), of 100 University Avenue, 9th Floor, Toronto, Ontario, Canada M5J 2Y1, no later than 2:00 p.m., Pacific Daylight Time, on August 10, 2010.
Information for Non-Registered Shareholders
Only registered Shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Most Shareholders of the Company are “non-registered” Shareholders because the Common Shares they own are not registered in their names but are instead registered in the names of a brokerage firm, bank or other intermediary or in the name of a clearing agency. Shareholders who do not hold their Common Shares in their own name (referred to herein as “Beneficial Shareholders”) should note that only registered Shareholders may vote at the Meeting. If Common Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Common Shares will not be registered in such Shareholder’s name on the records of the Company. Such Common Shares will more likely be registered under the name of the Shareholder’s broker or an agent of that broker. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities, which company acts as nominee for many Canadian brokerage firms). Common shares held by brokers (or their agents or nominees) on behalf of a broker’s client can only be voted (for or against resolutions) at the direction of the Beneficial Shareholder. Without specific instructions, brokers and their agents and nominees are prohibited from voting Common Shares for the brokers’ clients. Therefore, each Beneficial Shareholder should ensure that voting instructions are communicated to the appropriate person well in advance of the Meeting.
Existing regulatory policy requires brokers and other intermediaries to seek voting instructions from Beneficial Shareholders in advance of Shareholders’ meetings. The various brokers and other intermediaries have their own mailing procedures and provide their own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. Often the Proxy supplied to a Beneficial Shareholder by its broker is identical to the Proxy provided by the Company to the registered Shareholders. However, its purpose is limited to instructing the registered Shareholder (i.e. the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically prepares a machine-readable voting instruction form, mails those forms to the Beneficial Shareholders and asks Beneficial Shareholders to return the forms to Broadridge, or otherwise communicate voting instructions to Broadridge (by way of the internet or telephone, for example). Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A Beneficial Shareholder who receives a Broadridge voting instruction form cannot use that form to vote Common Shares directly at the Meeting. The voting instruction form must be returned to Broadridge (or instructions respecting the voting of Common Shares must be communicated to Broadridge) well in advance of the Meeting in order to have the Common Shares voted.

This Information Circular and accompanying materials are being sent to both registered Shareholders and Beneficial Shareholders. Beneficial Shareholders fall into two categories — those who object to their identity being known to the issuers of securities which they own (“Objecting Beneficial Owners”, or “OBO’s”) and those who do not object to their identity being made known to the issuers of the securities they own (“Non-Objecting Beneficial Owners”, or “NOBO’s”). Subject to the provision of National Instrument 54-101 — Communication with Beneficial Owners of Securities of Reporting Issuers (“NI 54-101”) issuers may request and obtain a list of their NOBO’s from intermediaries via their transfer agents. Pursuant to NI 54-101, issuers may obtain and use the NOBO list for distribution of proxy-related materials directly (not via Broadridge) to such NOBO’s. If you are a Beneficial Shareholder, and the Company or its agent has sent these materials directly to you, your name, address and information about your holdings of Common Shares have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding the Common Shares on your behalf.
The Company has decided to take advantage of the provisions of NI 54-101 that permit it to deliver proxy-related materials directly to its NOBO’s. By choosing to send these materials to you directly, the Company (and not the intermediary holding Common Shares on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. As a result, if you are a NOBO of the Company, you can expect to receive a scannable Voting Instruction Form (“VIF”) from the Transfer Agent. Please complete and return the VIF to the Transfer Agent in the envelope provided or by facsimile. In addition, telephone voting and internet voting can be found in the VIF. The Transfer Agent will tabulate the results of the VIF’s received from the Company’s NOBO’s and will provide appropriate instructions at the Meeting with respect to the Common Shares represented by the VIF’s they receive.
The Company’s OBO’s can expect to be contacted by Broadridge or their brokers or their broker’s agents as set out above.
Although Beneficial Shareholders may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of his broker, a Beneficial Shareholder may attend the Meeting as proxyholder for the registered Shareholder and vote the Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their Common Shares as proxyholder for the registered Shareholder should enter their own names in the blank space on the VIF provided to them and return the same to their broker (or the broker’s agent) or Broadridge in accordance with the instructions provided by such broker or Broadridge.
All references to Shareholders in this Information Circular and the accompanying form of Proxy and Notice of Meeting are to Shareholders of record unless specifically stated otherwise.
Revocation of Proxies
A Shareholder who has given a Proxy may revoke it by an instrument in writing executed by the Shareholder or by the Shareholder’s attorney authorized in writing or, if the Shareholder is a corporation, by a duly authorized officer or attorney of the corporation, and delivered either to the registered office of the Company, at 2300 — 550 Burrard Street, Vancouver, British Columbia Canada V6C 2B5, at any time up to and including the last Business Day preceding the day of the Meeting or if adjourned, any reconvening thereof, or to the Chair of the Meeting on the day of the Meeting or if adjourned, any reconvening thereof, or in any other manner provided by law. A revocation of a Proxy does not affect any matter on which a vote has been taken prior to the revocation.
Voting of Proxies
The Common Shares represented by a properly executed Proxy in favour of persons proposed by Management as proxyholders in the accompanying Proxy will:
(a)	be voted or withheld from voting in accordance with the instructions of the person appointing the proxyholder on any ballot that may be taken; and

(b)	where a choice with respect to any matter to be acted upon has been specified in the Proxy, be voted in accordance with the specification made in such Proxy.
ON A POLL, SUCH SHARES WILL BE VOTED AS DIRECTED BY MANAGEMENT OF THE COMPANY FOR EACH MATTER FOR WHICH NO CHOICE HAS BEEN SPECIFIED, OR WHERE BOTH CHOICES HAVE BEEN SPECIFIED, BY THE SHAREHOLDER.
The enclosed Proxy when properly completed and delivered and not revoked confers discretionary authority upon the person appointed proxy thereunder to vote with respect to amendments or variations of matters identified in the Notice of Meeting, and with respect to other matters which may properly come before the Meeting. In the event that amendments or variations to matters identified in the Notice of Meeting are properly brought before the Meeting or any further or other business is properly brought before the Meeting, it is the intention of the persons designated in the enclosed Proxy to vote in accordance with their best judgment on such matters or business. At the time of the printing of this Information Circular, the management of the Company knows of no such amendment, variation or other matter that may be presented to the Meeting.
Principal Holders of Voting Securities

Authorized Capital:	500,000,000 Common Shares without par value
Issued and Outstanding:	66,909,534(1) Common Shares without par value

(1)	As at July 9, 2010
Only Shareholders of record at the close of business on the Record Date who either personally attend the Meeting or who have completed and delivered a form of proxy in the manner and subject to the provisions described above shall be entitled to vote or to have their shares voted at the Meeting.
On a show of hands, every individual who is present and is entitled to vote as a Shareholder or as a representative of one or more corporate Shareholders will have one vote, and on a poll every Shareholder present in person or represented by proxy and every person who is a representative of one or more corporate Shareholders will have one vote for each Common Share. Proxyholders are not entitled to vote on a show of hands.
In order to be effective, the Arrangement Resolution to be submitted to Shareholders at the Meeting must be approved by the affirmative vote of not less than two-thirds of the votes cast thereon by the Shareholders voting together as a single class. In order to be effective, the resolution to approve the Corvus Option Plan must be approved by the affirmative vote of not less than a majority of the votes cast thereon by the Shareholders voting together as a single class.
To the best of the knowledge of the directors and executive officers of the Company, there are no persons who, or corporations which, beneficially own, directly or indirectly, or exercise control or direction over, more than 10% of the issued and outstanding Common Shares of the Company other than:

		Percentage of Issued and
Name of Shareholder	Number of Shares	Outstanding
Tocqueville Asset Management, L.P.(1)	8,011,662	11.97%

AngloGold Ashanti (U.S.A.) Exploration Inc.(2)	8,397,753	12.55%

(1)	The foregoing common shares are held by various accounts and funds managed by Tocqueville Asset Management, LP (“TAM”). TAM has control, but not ownership, of such common shares. This information is based upon an Early Warning Report dated June 14, 2010 and filed on SEDAR by TAM. No further alternative monthly reports have been filed since that date.

(2)	AngloGold Ashanti (U.S.A.) Exploration Inc. is an indirect wholly owned subsidiary of AngloGold Ashanti Limited, a South African public company whose securities are listed on the New York, Johannesburg, Ghanaian, London and Australian Stock Exchanges as well as the Paris and Brussels bourses.

PARTICULARS OF THE MATTERS TO BE ACTED UPON: THE ARRANGEMENT
The Company Prior to the Arrangement
The Company is a mineral exploration company engaged in the acquisition, exploration and development of mineral properties. The Company and its subsidiaries currently hold or have the right to acquire interests in a number of mineral properties in Alaska and Nevada, USA. The Company is in the exploration stage as its properties have not yet reached commercial production. The principal mineral property of the Company is the Livengood Project located in Alaska.
Documents Incorporated by Reference
The following documents, filed by the Company with securities commissions or similar regulatory authorities in Canada, are specifically incorporated by reference into, and form an integral part of, this Information Circular:
(a)	Annual Information Form of the Company for the financial year ended May 31, 2009, dated as of August 25, 2009, other than;
(i)	the Management Information Circular dated September 16, 2008 in respect of the 2008 Annual General Meeting (“Information Circular”); and

(ii)	Technical report dated July 31, 2009 entitled “July 2009 Summary Report on the Livengood Project, Tolovana District, Alaska” by Paul Klipfel, Ph.D., CPG#10821, Tracy Barnes, P.E. and William Pennstrom Jr. M.A.

which are incorporated by reference in the Annual Information Form.

(b)	audited consolidated annual financial statements (including notes thereto) of the Company, consisting of consolidated balance sheets of the Company as at May 31, 2009 and May 31, 2008, and the related consolidated statements of operations and comprehensive loss and deficit and cash flows for each of the years in the three year period ended May 31, 2009, together with the report of the auditors dated August 6, 2009 on the consolidated financial statements as at May 31, 2009 and for the year then ended;

(c)	Management Discussion and Analysis for the financial year ended May 31, 2009;

(d)	unaudited consolidated interim financial statements (including notes thereto) of the Company consisting of consolidated balance sheets as at February 28, 2010, consolidated statements of operations, comprehensive loss and deficit and cash flows for the three and nine month periods ending February 28, 2010;

(e)	Management Discussion and Analysis for the nine months ended February 28, 2010;

(f)	Information Circular of the Company dated September 15, 2009 for the annual general meeting of Shareholders held on October 15, 2009; and

(g)	the Technical Reports.
Copies of the documents incorporated herein by reference may be obtained on request without charge from the Vice-President and General Counsel of the Company at Suite 1920 — 1188 West Georgia Street, Vancouver, British Columbia, V6E 4A2 (Telephone: (604) 683-6332). These documents are also available electronically under the Company’s profile on the SEDAR website at www.sedar.com.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Information Circular to the extent that a statement contained in this Information Circular or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Information Circular, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.
The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.
Overview of the Arrangement
General
The Company and Corvus have entered into the Arrangement Agreement providing for the completion of the Arrangement. Pursuant to the Arrangement, among other things, there will be a reorganization of the business and capital of the Company through the transfer of certain assets to Corvus, the distribution of Corvus Common Shares to Shareholders (other than Dissenting Shareholders) by way of a reduction of the Company’s capital, and an exchange of Common Shares for New Common Shares such that, on the effective date of the Arrangement, each Shareholder will hold one New Common Share and one-half of one Corvus Common Share for each Common Share held immediately prior to the Effective Time. As a result, on completion of the Arrangement, Shareholders will have the same proportional interest in each of the Company and Corvus as they had in the Company prior to the completion of the Arrangement.
As at July 9, 2010, there were outstanding 66,909,534 Common Shares. The Company expects that Options exercisable to purchase 313,200 Common Shares that expire on July 16, 2010 will be exercised on or before such expiry date. Based on the foregoing, and assuming the completion of the Arrangement, as at July 16, 2010, the Company would have outstanding 67,222,734 New Common Shares and Corvus would have outstanding approximately 33,611,367 Corvus Common Shares.
Treatment of Options and Warrants
Upon completion of the Arrangement, each Option will entitle the holder thereof to receive (and such holder shall accept), upon exercise of the Option, that number of New Common Shares that is equal to the number of Common Shares that were issuable upon exercise of the Option immediately prior to the Effective Time at the exercise price of the Option immediately prior to the Effective Time. The Optionholders shall each consent to this treatment of the Options and shall each agree that no Corvus Options shall be issued to Optionholders in connection with the Arrangement, no Corvus Common Shares shall be issuable upon exercise of the Options following the Arrangement and there shall be no adjustment to the exercise price of the Options.
Upon completion of the Arrangement, in accordance with the terms of the Warrants each Warrant will entitle the holder thereof to receive (and such holder shall accept), upon the exercise thereof, in lieu of the number of Common Shares otherwise issuable upon the exercise thereof, the number of New Common Shares and Corvus Common Shares which such holder would have been entitled to receive as a result of the Arrangement if, immediately prior to the Effective Time, such holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon such exercise.
As at July 9, 2010, there are outstanding Options entitling the holders thereof to acquire an aggregate of 5,078,200 Common Shares. The Company expects that Options exercisable to purchase 313,200 Common Shares that expire on July 16, 2010 will be exercised on or before such expiry date. Based on the foregoing, and assuming the completion of the Arrangement, as at July 16, 2010, Options to acquire 4,765,000 New Common Shares from the Company would be outstanding.

As at July 9, 2010, there were outstanding 5,488 Warrants entitling the holders thereof to acquire an aggregate of 5,488 Common Shares. Based on the foregoing, and assuming the completion of the Arrangement, as at July 9, 2010, Warrants to acquire 5,488 New Common Shares from the Company and 2,744 Corvus Common Shares from Corvus would be outstanding.
Assets of the Company and Corvus on Completion of the Arrangement
Pursuant to the Arrangement, among other things, there will be a reorganization of the business of the Company in which the Company will transfer to Corvus all of the shares of Talon Nevada, which owns the North Bullfrog Project, and Talon Alaska will transfer the Spin-Off Alaska Assets to Raven Gold, which is a subsidiary of Corvus. The transfer of the Talon Nevada shares is subject to the Talon Nevada Purchase Agreement and the transfer of the Spin-Off Alaska Assets is subject to the Alaska Purchase Agreement, each of which will be completed and closed under the Arrangement.
The principal asset held by Talon Nevada, which will become a subsidiary of Corvus under the Arrangement, is the Company’s present interest in the North Bullfrog Project located in Nevada. The principal assets that comprise the Spin-Off Alaska Assets that will be transferred to Raven Gold include the Company’s present interest in:
(a)	the Spin-Off Alaska Properties, which includes the West Pogo Project, Chisna Project, Terra Project, and LMS Project, each of which is located in Alaska and is subject to a farm-out option to a third party;

(b)	certain underlying agreements through which the Spin-Off Alaska Properties are held;

(c)	data related to the Spin-Off Alaska Properties;

(d)	the Royalty; and

(e)	certain service agreements, physical assets and permits related to the Spin-Off Alaska Properties.
See Schedule “H” “Information Concerning Corvus Post-Arrangement — Description of the Business” for a more detailed discussion of Corvus and its assets after the completion of the Arrangement.
On completion of the Arrangement, Corvus will also hold the Working Capital Amount of approximately $3.3 million. On completion of the Arrangement, the Company will continue to hold, directly or indirectly through its subsidiaries, the assets of the Company other than the Transferred Assets and Working Capital Amount, including approximately $41 million in working capital and will focus on the development of the Company’s Livengood Project in Alaska.
Directors and Officers
The initial directors of Corvus following the completion of the Arrangement will be Jeffrey Pontius, Rowland Perkins, Steven Aaker, Edward Yarrow, Anton Drescher and Daniel Carriere. The officers of Corvus following the completion of the Arrangement will be Jeffrey Pontius, President and Chief Executive Officer, Dr. Russell Myers, Vice-President, Exploration, Michael Kinley, Chief Financial Officer, Lawrence Talbot, Vice-President and General Counsel and Marla Ritchie, Corporate Secretary. The directors and officers of the Company are not expected to change.
Background and Reasons for the Arrangement
During 2009, management of the Company undertook a strategic review of the alternatives available to improve the identification and valuation of the Company’s key assets and thereby maximize shareholder value. This was particularly because the Company’s Livengood Project had become the primary focus of the Company’s activities and management did not believe that the Company was receiving any value in the market for its other projects. In addition, the work at Livengood was becoming more and more advanced, while the Company’s remaining properties continued to be primarily exploration oriented. Based on this review, management determined that it would be in the best interest of the Company to carry out a reorganization of the business and capital of the Company to separate the Transferred Assets from its other properties, particularly the Livengood Project. The reorganization of the business and capital of the Company pursuant to the Arrangement should allow the Company to focus on its more advanced Livengood Project and will result in a separate company, Corvus, holding the Company’s other earlier stage mineral exploration properties, thereby enabling the market to more accurately reflect the value of each of the Company’s mineral property assets.
Accordingly, on May 13, 2010, the Board unanimously approved a proposal to undertake a spin-out transaction to segregate its assets into two separate and highly focused companies, being the Company (with the Livengood Project) and Corvus (with the Spin-Off Alaska Properties and North Bullfrog Project). The transaction is intended to maximize value for Shareholders by creating a new exploration focused company that will work to advance the Company’s current advanced to early stage exploration properties (the Spin-Off Alaska Properties and North Bullfrog Project). Corvus will also actively seek out and acquire new prospects. The Company will concentrate on moving the flagship Livengood Project towards feasibility and a potential production decision.
The primary focus of Corvus will be to leverage its exploration expertise to discover major new gold deposits. Furthermore, Corvus will seek to build a non-operator gold producer with significant carried interests and royalty exposure. To meet this objective, the Company has optioned the four Spin-Off Alaska Properties to be transferred to Corvus and anticipates that these projects will have significant partner funded work taking place in 2010. Corvus will also receive from the Company the North Bullfrog Project in Nevada, which has a number of high priority, bulk tonnage and high-grade vein targets to be addressed with a 10,000 metre drill program scheduled for Fall/Winter 2010. Corvus anticipates adding quality projects to its portfolio to which it can add value through exploration.
In pursuance of the Arrangement, on April 13, 2010, the Company incorporated Corvus and on July 8, 2010, the Company and Corvus entered into the Arrangement Agreement.
The board of directors of the Company believes that the Arrangement is in the best interests of the Company and fair to the Company for the following reasons:
(a)	the Arrangement is expected to improve the market’s identification and valuation of the Company’s mineral properties, particularly those other than the Livengood Project;

(b)	the Arrangement is expected to enhance the ability of each of the Company and Corvus to pursue its independent corporate objectives and strategies, with a view to maximizing shareholder value. In particular, the Arrangement will allow Corvus to focus on the continued exploration of the North Bullfrog Project;

(c)	the separation of the Company’s mineral properties into two separate companies dedicated to the pursuit of their respective businesses will provide Shareholders with additional investment flexibility, as they will hold a direct interest in two companies, each of which is focused on different objectives;

(d)	the procedures by which the Arrangement is to be approved, including the requirement for approval of the Arrangement by the Court after a hearing at which fairness to the Company’s securityholders will be considered; and

(e)	the availability of rights of dissent to Shareholders with respect to the Arrangement.
Recommendation of the Directors
The board of directors of the Company has unanimously approved the Arrangement and recommends that the Shareholders vote in favour of the Arrangement Resolution.

The officers and directors of the Company, holding in the aggregate approximately 5.35% of the issued and outstanding Common Shares, have indicated their support for the Arrangement.
Principal Steps of the Arrangement
The following description of the Arrangement is qualified in its entirety by reference to the full text of the Arrangement Agreement, a copy of which is annexed as Schedule “B” to this Information Circular, and the Plan of Arrangement, which forms Schedule “A” to the Arrangement Agreement. Each of these documents should be read carefully in its entirety.
Pursuant to the Arrangement, commencing at the Effective Time, the following will occur and will be deemed to occur sequentially in the following order without any further act or formality:
(a)	the Common Shares held by Dissenting Shareholders together with any and all Rights attached to such Common Shares shall be deemed to have been transferred by the holder thereof, without any further act or formality on its part, free and clear of all liens, claims and encumbrances, to the Company and the Dissenting Shareholders shall cease to have any rights as shareholders of the Company other than the right to be paid the fair value of their Common Shares in accordance with Article 4 of the Plan of Arrangement;

(b)	the notice of articles and articles of the Company shall be amended to:
(i)	change the designation of the existing “common shares” (being the Common Shares) to “class A shares” (being the Class A Shares);

(ii)	create a new class of shares designated as “common shares” (being the New Common Shares), with an authorized capital of 500,000,000 New Common Shares; and

(iii)	consequential on the creation of the New Common Shares, attach the special rights set out in Appendix 2 of the Plan of Arrangement to the Class A Shares;
(c)	the Company’s central securities register for the “common shares” (being the Common Shares) shall be deemed to be the central securities register for the renamed and redesignated “class A shares” (being the Class A Shares);

(d)	Corvus will issue and be deemed to issue Corvus Common Shares to the Company pursuant to the Corvus Subscription Agreement for the issue price of CAD 14.8 million (the “Cash”) and the number of Corvus Common Shares to be issued in consideration of the Cash shall be such that the total number of issued and outstanding Corvus Common Shares is equal to the number of issued and outstanding Common Shares immediately prior to the Effective Time multiplied by one-half;

(e)	Corvus will pay and be deemed to pay to Raven Gold CAD 8.5 million as the issue price for one additional treasury share of Raven Gold pursuant to the Raven Gold Subscription Agreement;

(f)	the “Closing” under the Alaska Purchase Agreement for the sale by Talon Alaska of the Spin-Off Alaska Assets to Raven Gold will occur and be deemed to occur;

(g)	the capital of the Company in respect of the Class A Shares will be reduced and deemed to be reduced pursuant to Section 74 of the BCBCA by an amount equal to the fair market value of the Corvus Common Shares and the Company will transfer and be deemed to have transferred all Corvus Common Shares held by it to the Shareholders (other than Dissenting Shareholders) on the basis of one-half of one Corvus Common Share for each Common Share held by each Shareholder at the Effective Time, and the transfer of the Corvus Common Shares to the Shareholders (other than Dissenting Shareholders) will be deemed to be full payment of such reduction of capital, and for greater certainty, subject to Section 4.5 of the Plan of Arrangement, the Company shall be deemed not to be the holder of any Corvus Common Shares and any Corvus Common Shares held by the Company shall be cancelled and the appropriate entry shall be made in Corvus’s central securities registry (“Step (g)”);
(h)	each recipient of Corvus Common Shares transferred shall be deemed to be the holder of the number of Corvus Common Shares issued to such holder; the name of such holder shall be added to the central securities register of Corvus as the holder of the number of the Corvus Common Shares so issued to such holder;

(i)	each Class A Share issued and outstanding at the Effective Time (other than shares held by Dissenting Shareholders) will be deemed to be exchanged (without any action on the part of the holder of the Class A Shares) for one New Common Share, and no other consideration will be received or receivable therefor by any holder of the Class A Shares;

(j)	each Shareholder shall be deemed to cease to be the holder of the Class A Shares together with any and all Rights attached to such Class A Shares so exchanged, shall cease to have any rights with respect to such Class A Shares and shall be deemed to be the holder of the number of New Common Shares issued to such Shareholder; the name of such Shareholder shall be removed from the central securities register for Class A Shares in respect of the Class A Shares so exchanged and shall be added to the central securities register of the New Common Shares so issued to such Shareholder, and each holder of the Class A Shares shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange such shares as described above;

(k)	the Class A Shares and any and all Rights attached to such Class A Shares shall be deemed to have been cancelled and the appropriate entry shall be made in the Company’s central securities registry;

(l)	for greater certainty, the aggregate capital of the New Common Shares for the purposes of the Act will equal the capital of the Class A Shares immediately before the exchange, after deducting the reduction in capital pursuant to Step (g) above;

(m)	for greater certainty, in accordance with the terms of the Options and the consents to be signed by each Optionholder, each Option will entitle the Optionholder thereof to receive (and such holder shall be deemed to accept), upon the exercise thereof, in lieu of the number of Common Shares otherwise issuable upon the exercise thereof, the same number of New Common Shares;

(n)	in accordance with the terms of the Warrants, each Warrant will entitle the holder thereof to receive (and such holder shall be deemed to accept), upon the exercise thereof, in lieu of the number of Common Shares otherwise issuable upon the exercise thereof, the number of New Common Shares and Corvus Common Shares which such holder would have been entitled to receive as a result of the Arrangement if, immediately prior to the Effective Time, such holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon such exercise;

(o)	the Company will transfer and be deemed to transfer all of the shares of Talon Nevada to Corvus and in consideration Corvus will pay and be deemed to pay to the Company $3 million pursuant to the Talon Nevada Purchase Agreement and the balance of the Cash, being the $3.3 million Working Capital Amount, will remain the property of Corvus; and

(p)	the Company’s notice of articles and articles shall be amended to cancel the class of shares designated as “Class A Shares”, none of which will be issued and outstanding at such time in accordance with the Plan of Arrangement.

The board of directors of the Company may, in its absolute discretion, determine not to proceed with the Arrangement without further approval, ratification or confirmation by the Shareholders.
The Purchase Agreements
In connection with the Arrangement, Corvus and the Company have entered into the Raven Purchase Agreement pursuant to which the Company has agreed, among other things, to transfer to Corvus the outstanding share of Raven Gold in consideration for one Corvus Common Share. Closing under the Raven Purchase Agreement occurred on July 8, 2010.
In connection with the Arrangement, Corvus and the Company have entered into the Talon Nevada Purchase Agreement pursuant to which the Company has agreed, among other things, to transfer to Corvus all of the shares of Talon Nevada for a purchase price of $3 million payable in cash. Closing under the Talon Nevada Purchase Agreement will occur on the Effective Date.
In connection with the Arrangement, Talon Alaska and Raven Gold have entered into the Alaska Purchase Agreement, pursuant to which Talon Alaska has agreed, among other things, to transfer the Spin-Off Alaska Assets to Raven Gold for the purchase price of $8.5 million. Closing under the Alaska Purchase Agreement will occur on the Effective Date subject to the conditions set out below.
The obligations of Raven Gold to complete the transactions provided for under the Alaska Purchase Agreement are subject to the fulfilment of the following conditions precedent at or prior to the Effective Time which are for the exclusive benefit of Raven Gold and which may be waived in whole or in part by Raven Gold at any time:
(a)	each of the representations and warranties of Talon Alaska contained in the Alaska Purchase Agreement or in any documents delivered in order to carry out the transactions contemplated thereby shall be true and accurate on the date of the Alaska Purchase Agreement and at the Effective Time;

(b)	Talon Alaska shall have complied with all covenants and agreements therein agreed to be performed or caused to be performed by it at or prior to the Effective Time;

(c)	from the date of the Alaska Purchase Agreement until the Effective Time there shall not have occurred any changes in the status of the Spin-Off Alaska Assets, howsoever arising, except as to such changes which have occurred in the ordinary course of the business of Talon Alaska or changes which, individually or in the aggregate, have not affected the Spin-Off Alaska Assets or the transactions contemplated herein in any material adverse respect;

(d)	no order, decision or ruling of any governmental authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to Raven Gold, is likely to result in an order, decision or ruling to disallow, enjoin, prohibit or impose any limitations or conditions on the purchase and sale of the Spin-Off Alaska Assets or the right of Raven Gold to own a 100% interest in the Spin-Off Alaska Assets;

(e)	Talon Alaska shall have received all third party consents or approvals required to proceed with the transactions contemplated under the Alaska Purchase Agreement or required to transfer any permits with respect to the Spin-Off Alaska Assets to Raven Gold, and Talon Alaska shall have received the waiver by AngloGold of its pre-emptive rights, pursuant to the AngloGold Agreement, to acquire the Chisna Project (AngloGold waiver received July 8, 2010); and

(f)	at or prior to Effective Time, Talon Alaska shall have delivered all data in respect of the Spin-Off Alaska Assets in its possession or control (including, where applicable, all originals of documents) to Raven Gold, without retaining any copies thereof.

The obligations of Talon Alaska to complete the transactions provided for under the Alaska Purchase Agreement will be subject to the fulfilment of the following conditions precedent at or prior to the Effective Time which are for the exclusive benefit of Talon Alaska and which may be waived in whole or in part by Talon Alaska at any time:
(a)	the representations and warranties of Raven Gold contained in the Alaska Purchase Agreement or in any documents delivered in order to carry out the transactions contemplated thereby will be true and accurate on the date of the Alaska Purchase Agreement and at the Effective Time;

(b)	Raven Gold shall have complied with all covenants and agreements therein agreed to be performed or caused to be performed by it at or prior to the Effective Time; and

(c)	no order, decision or ruling of any governmental authority having jurisdiction shall have been made, and no action or proceeding shall be pending or threatened which, in the opinion of counsel to Talon Alaska, is likely to result in an order, decision or ruling, to disallow, enjoin or prohibit the purchase and sale of the Spin-Off Alaska Assets as contemplated thereby.
The obligations of Talon Alaska and Raven Gold to complete the transactions provided for in the Alaska Purchase Agreement will also be subject to there being, at the Effective Time, no order or regulation having been enacted by any governmental authority that makes the transactions contemplated by the Alaska Purchase Agreement illegal.
Pursuant to the Alaska Purchase Agreement, from and after the Effective Time, Raven Gold will defend, indemnify and save harmless Talon Alaska from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against Talon Alaska or which Talon Alaska may suffer or incur as a result of, in respect of or arising out of, the ownership of the Spin-Off Alaska Assets by Talon Alaska or any activities, or failure to act, by or on behalf of Talon Alaska or any of its predecessors-in-title on or with respect to the Spin-Off Alaska Assets, including pursuant to or in connection with environmental laws or any laws with respect to reclamation, rehabilitation or restoration of the Spin-Off Alaska Assets, and whether occurring before or after the Effective Date. Raven Gold will also be bound by the existing indemnity agreement among AngloGold, the Company and Talon Alaska with respect to the Chisna Project.
Working Capital to be Transferred
Under the Arrangement, in addition to the Transferred Assets, Corvus expects to receive the $3.3 million Working Capital Amount from the Company, which will form Corvus’ initial working capital.
ARRANGEMENT AGREEMENT
The following is a summary of the material terms of the Arrangement Agreement and is qualified in its entirety by the specific terms and conditions of such agreement. A copy of the Arrangement Agreement is attached as Schedule “B” hereto, and should be read carefully in its entirety.
Covenants
The Arrangement Agreement contains covenants of each of the Company and Corvus relating to, among other things, using all reasonable efforts and doing all things reasonably required to cause the Arrangement to become effective on the Effective Date.
Furthermore, the Company has covenanted to, among other things, subject to the board of directors of the Company’s right to determine not to proceed with the Arrangement and to obtaining the approvals as contemplated by the Interim Order (including the approval of the Arrangement Resolution by the Shareholders) and as may be directed by the Court in the Interim Order, file, proceed with and diligently prosecute an application for the Final Order.

Conditions to the Arrangement Becoming Effective
The Arrangement Agreement provides that the respective obligations of each party thereto to complete the transactions contemplated by the Arrangement Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:
(a)	the Interim Order and the Final Order shall have been obtained in form and substance satisfactory to the Company and Corvus;

(b)	the Arrangement, with or without amendment, shall have been approved at the Meeting in accordance with the Interim Order and by the requisite majority of the votes cast by the Shareholders thereon at the Meeting;

(c)	the TSX shall have received notice of the Arrangement in accordance with their rules and policies, and shall have no objection to the Arrangement as of the Effective Date and, if required, the TSX shall have conditionally approved the listing of the New Common Shares to be issued pursuant to the Arrangement (including the New Common Shares which as a result of the Arrangement are issuable on the exercise of the Options and Warrants), subject to the usual requirements of the TSX;

(d)	the TSX, or such other recognized stock exchange acceptable to Corvus, shall have conditionally approved the listing of the Corvus Common Shares issuable under the Arrangement (including the Corvus Common Shares which as a result of the Arrangement are issuable on the exercise of the Warrants), subject to compliance with the requirements of the TSX or such other stock exchange;

(e)	the conditions precedent, other than any conditions related to the completion of the transactions contemplated under the Arrangement Agreement, contained in the Alaska Purchase Agreement, Talon Nevada Purchase Agreement, Corvus Subscription Agreement and Raven Gold Subscription Agreement shall have been satisfied or waived;

(f)	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by the Arrangement;

(g)	all material regulatory requirements shall have been complied with and all governmental, court, regulatory, third person and other approvals, consents, expiry of waiting periods, waivers, permits, exemptions, orders and agreements and all amendments and modifications to, and terminations of, agreements, indentures and arrangements considered by the Company to be necessary or desirable for the completion of the transactions provided for in the Arrangement to become effective and for the transfer of the Transferred Assets to Corvus, shall have been obtained or received on terms that are satisfactory to the Company and Corvus;

(h)	none of the consents, orders, regulations or approvals contemplated herein shall contain conditions or require undertakings or security deemed unsatisfactory or unacceptable by the Company or Corvus, acting reasonably;

(i)	Dissent Rights shall not have been exercised prior to the Effective Date by holders of 3% or more of the Common Shares; and

(j)	the Arrangement Agreement shall not have otherwise been terminated.
Termination
The Arrangement Agreement may, at any time before or after the holding of the Meeting but no later than the Effective Time, be terminated by resolution of the board of directors of the Company without further notice to, or action on the part of, the Shareholders and nothing expressed or implied in the Arrangement Agreement or in the

Plan of Arrangement shall be construed as fettering the absolute discretion by the board of directors of the Company to elect to terminate the Arrangement Agreement and discontinue efforts to effect the Arrangement for whatever reasons it may consider appropriate.
Upon termination of the Arrangement Agreement, no party thereto shall have any liability or further obligation to any other party thereunder.
Amendment
The Arrangement Agreement and the Plan of Arrangement may, at any time and from time to time before and after the holding of the Meeting but not later than the Effective Time, be amended by written agreement of the parties without, subject to any restrictions under applicable law or contained in the Final Order, further notice to or authorization on the part of the Securityholders for any reason whatsoever.
The Court may also amend the Arrangement Agreement and the Plan of Arrangement in the Final Order.
Expenses of the Arrangement
The Company has agreed to pay the costs, fees and expenses of the Arrangement incurred up to and including the Effective Date, including the costs, fees and expenses related to the transfer of the Transferred Assets, and thereafter the Company and Corvus will each pay their respective costs, fees and expenses.
CONDUCT OF MEETING AND OTHER APPROVALS
Procedure for the Arrangement to Become Effective
The Arrangement is proposed to be carried out under Part 9, Division 5 of the BCBCA. The following procedural steps must be taken in order for the Arrangement to become effective:
(a)	the Arrangement must be approved by the Shareholders in the manner set forth in the Interim Order and the BCBCA;

(b)	if the Arrangement is approved by the Shareholders in the manner set forth in the Interim Order, the BCBCA, and assuming all conditions precedent to the Arrangement, as set forth in the Arrangement Agreement, are satisfied or waived by the appropriate party, a hearing before the Court must be held to obtain the Final Order approving the Arrangement; and

(c)	if the Final Order is granted by the Court, such documents, records and information, including a copy of the entered Final Order must be filed with the Registrar as are required under the BCBCA in order for the Registrar to give effect to the Arrangement.
Shareholder Approvals
Pursuant to the terms of the Interim Order, the Arrangement Resolution must, subject to further order of the Court, be approved by at least two-thirds of the votes cast by the Shareholders, voting as a single class, present in person or by proxy at the Meeting. The full text of the Arrangement Resolution is set out in Schedule “A” to this Information Circular.
Notwithstanding the foregoing, the Arrangement Resolution authorizes the board of directors of the Company, without further notice to or approval of the Shareholders, subject to the terms of the Arrangement, to amend the Arrangement Agreement or to decide not to proceed with the Arrangement and to revoke the Arrangement Resolution at any time prior to the Arrangement becoming effective pursuant to the provisions of the BCBCA.

If more than 3% of the Common Shares become the subject of Dissent Rights, the Arrangement may be terminated by the parties and should the Shareholders fail to approve the Arrangement by the requisite special resolution, the Arrangement will be terminated.
Court Approval of the Arrangement
Under the BCBCA, the Company is required to obtain the approval of the Court to the calling of the Meeting and to the Arrangement. On July 9, 2010, prior to the mailing of the material in respect of the Meeting, the Company obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters. A copy of the Interim Order is attached as Schedule “C” to the Information Circular.
The Court hearing in respect of the Final Order is scheduled to take place at 9:45 a.m. (Vancouver time) on August 20, 2010, or as soon thereafter as the Court may direct or counsel for the Company may be heard, at the Courthouse, 800 Smithe Street, Vancouver, British Columbia, subject to the approval of the Arrangement Resolution at the Meeting. A copy of the Notice of Hearing for the Final Order approving the Arrangement is attached as Schedule “D” to the Information Circular. Any securityholder, or any other interested party with leave of the Court, desiring to support or oppose the application, may appear (either in person or by counsel) and make submissions at the hearing in respect of the Final Order provided that such person must request a copy of the Petition for the proceedings, and any other court document as may be desired, on or before 4:00 p.m. on August 6, 2010 and must file with the Court at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, a response to petition in the form prescribed by the Court Civil Rules and deliver a copy thereof, together with all material on which such person intends to rely at the hearing of the application, to the solicitor for the Company: Gowling Lafleur Henderson LLP, 2300-550 Burrard Street, Vancouver, British Columbia V6C 2B5, Attention: David Sutherland, by or before 4:00 p.m. (Vancouver time) on August 13, 2010.
The Company has been advised by its Canadian counsel, Gowling Lafleur Henderson LLP, that the Court has broad discretion under the BCBCA when making orders with respect to the Arrangement and that the Court will consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and a procedural point of view. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit. Depending upon the nature of any required amendments, the Company may determine, acting reasonably, not to proceed with the Arrangement.
The Court will be advised prior to the application for the Final Order that the Court’s determination that the Arrangement is fair will form the basis for the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof with respect to the Corvus Common Shares and the New Common Shares to be issued pursuant to the Arrangement. See “Securities Laws Considerations – United States Federal Securities Laws” for additional information.
Stock Exchange Approvals and Listings
The TSX has accepted the Arrangement on the basis that the Company will continue to meet the minimum listing requirements following completion of the Arrangement. The Company has made application to the NYSE Amex for the continued listing of the New Common Shares in substitution for the Common Shares on the NYSE Amex. There can, however, be no assurance as to whether the Company will be able to maintain the listing of the New Common Shares on the TSX, NYSE Amex and FSE.
Currently, there is no market for the Corvus Common Shares. It is a condition precedent to the completion of the Arrangement that the Corvus Common Shares be conditionally approved for listing on the TSX or such other recognized stock exchange acceptable to Corvus. Listing will be subject to Corvus meeting the original listing requirements of the TSX, receiving approval of the TSX and meeting all conditions of listing imposed by the TSX. There can, however, be no assurance as to if, or when, the Corvus Common Shares will be listed for trading on the TSX.

DISTRIBUTION OF CERTIFICATES
Exchange Procedures
Common Shares
On or as soon as practicable after the Effective Date, the Company and Corvus will deposit with the Depositary or arrange to be delivered certificates representing the aggregate number of New Common Shares and Corvus Common Shares (collectively, the “Resulting Shares”), respectively, distributed to the Shareholders in connection with the Arrangement. To receive certificates representing Resulting Shares, Shareholders must surrender their Common Share certificates together with a duly completed Letter of Transmittal to the Depositary. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Common Shares of the Company together with a Letter of Transmittal which has been completed and signed in the manner required thereby in respect of such certificate and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate will be entitled to receive in exchange therefor, and the Depositary will deliver to such holder certificates representing that number (rounded down to the nearest whole number) of Resulting Shares that such holder has the right to receive pursuant to the Plan of Arrangement and the surrendered certificate will be cancelled. A Letter of Transmittal will be sent to Registered Shareholders on or prior to the Effective Date.
In the event of a transfer of ownership of the Common Shares that is not registered in the transfer records of the Company, certificates representing the proper number of Resulting Shares may be issued to the transferee if the certificate representing such Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer.
Until surrendered, each certificate which, immediately prior to the Effective Time, represented Common Shares will be deemed, at any time after the Effective Time, to represent only the right to receive upon such surrender the certificates representing Resulting Shares that the holder thereof has the right to receive in respect of such certificate pursuant to the Plan of Arrangement.
If a certificate, that immediately prior to the Effective Time, represents Common Shares has been lost, stolen or destroyed, the Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will respond with replacement requirements that must be satisfied in order to receive delivery of Resulting Shares in accordance with the Arrangement. When seeking delivery of Resulting Shares in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Resulting Shares are to be issued must as a condition precedent to the issuance thereof, give a bond satisfactory to the Company and the Depositary in such sum as the Company may direct or otherwise indemnify the Company and the Depositary in a manner satisfactory to the Company and the Depositary against any claim that may be made against the Company or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.
No dividend or other distribution declared or made after the Effective Time with respect to Resulting Shares with a record date on or after the Effective Date shall be delivered to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Common Shares unless and until the holder of such certificate surrenders such certificate (together with the Letter of Transmittal which has been completed and signed in the manner required thereby in respect of such certificate) or complies with the required procedures in respect of lost, stolen or destroyed certificates. Subject to applicable law, at the time of such surrender of any such certificate or compliance with the required procedures in respect of lost, stolen or destroyed certificates, there will be paid to the holder of record of the certificate representing the Resulting Shares, without interest, the amount of the dividend or other distribution with a record date on or after the Effective Date but prior to surrender with respect to such Resulting Shares.
The Company, Corvus and the Depositary are entitled to deduct and withhold from all dividends or other distributions otherwise payable to any holder of Resulting Shares such amounts as the Company, Corvus or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Tax Act and the regulations thereunder or any provision of any applicable federal, provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts will be treated for all purposes hereof as having been paid to the holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.
Options
No additional steps will have to be taken by an Optionholder to receive New Common Shares in lieu of Common Shares upon the exercise of an Option after the Effective Time.
Warrants
No additional steps will have to be taken by a Warrantholder to receive New Common Shares and Corvus Common Shares in lieu of Common Shares upon the exercise of a Warrant after the Effective Time.
After the Effective Time, on exercise of a Warrant, the Company shall deliver to Corvus an exercise notice (an “Exercise Notice”) which sets out the number of Warrants being exercised and the name and registration particulars for the Warrantholder that is exercising Warrants and will pay to Corvus a portion of the exercise price in respect of each Warrant (other than a Warrant that would result in the issuance of a fractional Corvus Common Share) equal to the exercise price of the Warrant immediately prior to the Effective Time multiplied by the fraction A/B where: “A” is the volume weighted average trading price of the Corvus Common Shares for the five trading days preceding the Adjustment Measurement Date; and “B” is the volume weighted average trading price of the Corvus Common Shares plus the volume weighted average trading price of the New Common Shares for the five trading days preceding the Adjustment Measurement Date, any or such other price as the TSX, or other applicable stock exchange, may require (the “Corvus Exercise Price”). As soon as reasonably possible after receipt of a completed Exercise Notice and the Corvus Exercise Price, Corvus shall issue and deliver, or cause to be issued or delivered to the Company, Corvus Common Share certificates registered as directed in the Exercise Notice representing the number of Corvus Common Shares to which the Warrantholder is entitled.
Fractional Securities
No fractional securities will be delivered pursuant to the Arrangement, including on exercise or conversion, and all such fractions to which a Securityholder would otherwise be entitled will be absolutely forfeit and cancelled. The number of securities to which any Securityholder may be entitled will be rounded down to the nearest whole number, without any compensation or payment to such Securityholder whatsoever.
DISSENT RIGHTS
A Registered Shareholder may exercise rights of dissent (the “Dissent Rights”) in connection with the Arrangement with respect to its Common Shares pursuant to and in the manner set forth in Sections 237 — 247 of the BCBCA, as may be modified by the Interim Order, the Final Order and Article 4 of the Plan of Arrangement, provided that, notwithstanding subection 242 of the BCBCA, the written objection contemplated by subsection 242(2) of the Act must be received by the Company not later than 4:00 p.m. (Vancouver time) on the date which is two Business Days immediately preceding the Meeting. The text of Sections 237 — 247 of the BCBCA is set out in Schedule “K” to this Information Circular.
A Registered Shareholder who intends to exercise the Dissent Rights must deliver a notice (the “Dissent Notice”) to the Company at the registered office of the Company, at 2300 – 550 Burrard Street, Vancouver, British Columbia Canada V6C 2B5, to be received not later than 2:00 p.m. (Vancouver time) on August 10, 2010 and must not vote any Common Shares it holds (the “Dissent Shares”) in favour of the Arrangement. A Non-Registered Shareholder who wishes to exercise the Dissent Rights must arrange for the Registered Shareholder(s) holding its Common Shares to deliver the Dissent Notice. The Dissent Notice must contain all of the information specified in Sections 237 — 247 of the BCBCA. A vote against the Arrangement Resolution does not constitute a Dissent Notice and a Shareholder is not entitled to exercise Dissent Rights with respect to Common Shares if such holder votes (or instructs, or is deemed, by submission of any incomplete proxy, to have instructed his, her or its proxyholder, to vote) or in the case of a beneficial holder caused, or is deemed to have caused, the Registered Shareholder to vote, in favour of the Arrangement at the Meeting.
If the Arrangement Resolution is passed at the Meeting, the Company must send by registered mail to every Dissenting Shareholder, prior to the date set for the hearing of the Final Order, a notice (the “Notice of Intention”) stating that, subject to receipt of the Final Order and satisfaction of the other conditions set out in the Arrangement Agreement, the Company intends to complete the Arrangement, and advising the Dissenting Shareholder that if the Dissenting Shareholder intends to proceed with its exercise of its Dissent Rights, it must deliver to the Company, within one month after the date of the Notice of Intention, a written statement containing the information specified by Sections 237 — 247 of the BCBCA, together with the certificate(s) representing the Dissent Shares.
A Dissenting Shareholder delivering such a written statement may not withdraw from its dissent and, at the Effective Time, will be deemed to have transferred to the Company all of its Dissent Shares (free of any lien, claims or encumbrances). The Company will pay to each Dissenting Shareholder for the Dissent Shares the amount agreed on by the Company and the Dissenting Shareholder. Either the Company or a Dissenting Shareholder may apply to Court if no agreement on the amount to be paid for the Dissent Shares has been reached, and the Court may:
(a)	determine the fair value that the Dissent Shares had immediately before the passing of the Arrangement Resolution, excluding any appreciation or depreciation in anticipation of the Arrangement unless such exclusion would be inequitable, or order that such fair value be established by arbitration or by reference to the Registrar or a referee of the Court;

(b)	join in the application each other Dissenting Shareholder who has not reached an agreement with the Company as to the amount to be paid for the Dissent Shares; or

(c)	make consequential orders and give directions it considers appropriate.
Dissenting Shareholders who are ultimately entitled to be paid fair value for their Common Shares will be entitled to be paid such fair value and will not be entitled to any other payment or consideration, including any payment or consideration that would be payable under the Plan of Arrangement had they not exercised their Dissent Rights.
If a Dissenting Shareholder fails to strictly comply with the requirements of the Dissent Rights set out in Sections 237 — 247 of the BCBCA, as modified by the Interim Order, the Final Order and the Plan of Arrangement, it will lose its Dissent Rights, the Company will return to the Dissenting Shareholder the certificate(s) representing the Dissent Shares that were delivered to the Company, if any, and, if the Arrangement is completed, that Dissenting Shareholder shall be deemed to have participated in the Arrangement on the same terms as all other Shareholders who are not Dissenting Shareholders. Neither the Company, Corvus nor any other person shall be required to recognize a Dissenting Shareholder as a registered or beneficial owner of Common Shares at or after the Effective Time, and at the Effective Time the names of such Dissenting Shareholders shall be deleted from the register of holders of Common Shares maintained by or on behalf of the Company.
Registered Shareholders wishing to exercise Dissent Rights should consult their legal advisers with respect to the legal rights available to them in relation to the Arrangement and the Dissent Rights. Registered Shareholders should note that the exercise of Dissent Rights can be a complex, time-consuming and expensive procedure.
Sections 237 — 247 of the BCBCA, as modified by the Interim Order, the Final Order and the Plan of Arrangement, outline certain events when Dissent Rights will cease to apply where such events occur before payment is made to the Dissenting Shareholders of their fair value of the Common Shares surrendered (including if the Arrangement Resolution does not pass or is otherwise not proceeded with). In such events, the Dissenting Shareholders will be entitled to the return of the applicable share certificate(s), if any, and rights as a Shareholder in respect of the applicable Common Shares will be regained.
If a Shareholder exercises the Dissent Right, the Company shall on the Effective Date set aside and not distribute that portion of the New Common Shares and the Corvus Common Shares, which are attributable to the Common

Shares for which Dissent Rights have been exercised. If a Shareholder exercises the Dissent Right, but, does not properly comply with the dissent procedures or, subsequent to giving his or her Dissent Notice, acts inconsistently with such dissent, then the Company shall distribute to such Shareholder his or her pro rata portion of the New Common Shares and the Corvus Common Shares. If a Shareholder duly complies with the dissent procedures, then the Company shall retain the portion of the New Common Shares and the Corvus Common Shares attributable to such Shareholder (the “Non-Distributed Shares”), and the Non-Distributed Shares will be dealt with as determined by the board of directors of the Company in its discretion.
If the number of Common Shares held by Shareholders that duly exercise Dissent Rights exceeds 3% of the aggregate number of Common Shares outstanding immediately prior to the Effective Date, the parties to the Arrangement may elect not to complete the Arrangement. See “Particulars of Other Matters to be Acted Upon: The Arrangement – Arrangement Agreement – Conditions to the Arrangement Becoming Effective” for additional information.
INCOME TAX CONSIDERATIONS
Certain Canadian Federal Income Tax Considerations
The following is a general summary of the principal Canadian federal income tax considerations in respect of the Arrangement generally applicable to Shareholders who at all relevant times and for purposes of the Tax Act: (i) hold their Common Shares as capital property, (ii) will hold their New Common Shares and Corvus Common Shares acquired pursuant to the Arrangement as capital property, and (iii) deal at arm’s length with, and are not affiliated with, the Company or Corvus (each, a “Holder”).
Common Shares, New Common Shares and Corvus Common Shares will generally be considered to be capital property to a Holder unless such shares are held in the course of carrying on a business or were acquired in one or more transactions considered to be an adventure in the nature of trade. Certain Holders who are resident in Canada and who might not otherwise be considered to hold their Common Shares, New Common Shares or Corvus Common Shares as capital property may be entitled to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have such shares and every other “Canadian security” (as defined in the Tax Act) owned by such Holder in the taxation year of the election, and in all subsequent taxation years, deemed to be capital property. Such Holders should consult their own tax advisors for advice with respect to whether an election under subsection 39(4) of the Tax Act is available and advisable in their particular circumstances.
This summary does not apply to a Holder: (i) that is a “financial institution”, as defined in the Tax Act for purposes of the mark-to-market rules; (ii) an interest in which is or would constitute a “tax shelter investment” as defined in the Tax Act; (iii) that is a “specified financial institution” as defined in the Tax Act; or (iv) that reports its Canadian tax results in a currency other than the Canadian currency pursuant to the functional currency reporting rules in the Tax Act. All such Holders should consult their own tax advisors with respect to their particular circumstances.
For purposes of this summary, it has been assumed that the Common Shares will remain listed on the TSX at all relevant times, including after the re-designation of the Common Shares as “Class A Shares”, until they are cancelled pursuant to the terms of the Arrangement, and that the New Common Shares will be listed on the TSX immediately upon completion of the Arrangement.
This summary is based on the current provisions of the Tax Act, the regulations thereunder, all specific proposals (the “Tax Proposals”) to amend the Tax Act or the regulations thereunder which have been publicly announced in writing by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and counsel’s understanding of the current published administrative policies and assessing practices of the CRA. For purposes of this summary, it is assumed that all Tax Proposals will be enacted in the form proposed and that there will be no other relevant change to the Tax Act, the regulations thereunder, or other applicable law or policy. No advance tax ruling has been applied for in respect of the tax consequences of the Arrangement so no assurance can be given that the tax consequences will be as described herein and no assurance can be given that the Tax Proposals will be enacted or otherwise implemented in their current form, if at all.

This summary is not exhaustive of all Canadian federal income tax considerations applicable to Holders under the Arrangement. Except for the Tax Proposals, this summary does not otherwise take into account or anticipate any changes in law, including retroactive changes, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account the tax laws of any province or territory of Canada or of any jurisdiction outside of Canada, any of which may differ significantly from those discussed herein.
This summary is of a general nature only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular Holder, and no representations with respect to the tax consequences to any particular Holder are made. The tax consequences to any particular Holder will depend on a variety of factors including the Holder’s own particular circumstances. Therefore, all Holders, and all persons affected by the Arrangement, should consult their own tax advisors with respect to their particular circumstances, including the application and effect of the income and other tax laws of any country, province, state or other local tax authority.
Holders Resident in Canada
The following portion of the summary applies generally to a Holder who, at all relevant times for the purposes of the Tax Act, is or is deemed to be resident in Canada (a “Resident Holder”).
Re-designation of Common Shares as “Class A Shares”
The re-designation of the Common Shares as “Class A Shares” and consequential changes to the Common Shares contemplated by the Arrangement upon re-designation do not constitute a substantial change to the attributes of the Common Shares and accordingly should not result, in and of themselves, in a disposition of the Common Shares by Resident Holders for purposes of the Tax Act.
Distribution of Corvus Common Shares
Under the Arrangement, the Company will distribute Corvus Common Shares to Shareholders by way of a reduction in the capital of the Common Shares in the course of the reorganization of the business and capital of the Company described in this Information Circular. For purposes of the Tax Act, such distribution will reduce the aggregate paid-up capital of all issued and outstanding Common Shares by an amount equal to the fair market value of the Corvus Common Shares at the time of the distribution, and the paid-up capital of each Common Share will be reduced on a pro rata basis.
For purposes of the Tax Act, such distribution will also reduce the adjusted cost base of a Common Share to a Resident Holder by an amount equal to the reduction in the paid-up capital of such share. If the adjusted cost base of a Common Share to a Resident Holder becomes negative as a result of such reduction, the negative amount is deemed to be a gain realized by such Holder from the disposition of such Common Share at that time, and the amount of such gain will be added to the adjusted cost base of such Common Share so that its adjusted cost base will become nil at that time. The general tax consequences to a Resident Holder of realizing a capital gain are described below under “Holders Resident in Canada — Taxation of Capital Gains and Capital Losses”.
A Resident Holder’s cost of Corvus Common Shares received upon such distribution will be equal to the fair market value of the Corvus Common Shares so received at the time of the distribution. For the purpose of determining the adjusted cost base at any time to a Resident Holder of the Corvus Common Shares it acquires on such distribution, the adjusted cost base of such shares will be determined by averaging the cost of such shares with the adjusted cost base of all other Corvus Common Shares, if any, owned by the Holder as capital property at that time.
In due course, the Company will make a determination of the fair market value of the Corvus Common Shares as of the time of the distribution for purposes of determining the amount by which the Company’s capital is reduced pursuant to the BCBCA. No such determination of value by the Company will be binding on the CRA.

Exchange of Common Shares for New Common Shares
A Resident Holder who exchanges all such Holder’s Common Shares for New Common Shares in the course of the reorganization of the capital of the Company pursuant to the Arrangement will be deemed to have disposed of such Common Shares for proceeds of disposition equal to the adjusted cost base of such shares to such Holder immediately before the exchange. Accordingly, such Holder should realize neither a capital gain nor a capital loss on such exchange.
The cost of the New Common Shares received by a Resident Holder in exchange for all such Holder’s Common Shares pursuant to the Arrangement will be equal, in the aggregate, to the adjusted cost base of the Common Shares to such Holder immediately before the exchange.
Holding and Disposing of New Common Shares
Dividends received or deemed to be received on New Common Shares by a Resident Holder who is an individual will be included in computing the individual’s income for purposes of the Tax Act, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations, including the enhanced dividend tax credit rules applicable to dividends properly designated by the Company as “eligible dividends”, as defined in the Tax Act.
Dividends received or deemed to be received on New Common Shares by a Resident Holder that is a corporation will be included in computing the corporation’s income for purposes of the Tax Act, and will generally be deductible in computing its taxable income. A Resident Holder that is a “private corporation” or a “subject corporation” (as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax of 33 1/3% of the dividends received or deemed to be received on the New Common Shares to the extent such dividends are deductible in computing such corporation’s taxable income.
In general, a disposition or deemed disposition of New Common Shares by a Resident Holder may give rise to a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Holder of such New Common Shares. The taxation of capital gains and capital losses is generally as described below under “Holders Resident in Canada – Taxation of Capital Gains and Capital Losses”.
Holding and Disposing of Corvus Common Shares
Dividends received or deemed to be received on Corvus Common Shares by a Resident Holder who is an individual will be included in computing the individual’s income for purposes of the Tax Act, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations, including the enhanced dividend tax credit rules applicable to dividends properly designated by the Company as “eligible dividends”, as defined in the Tax Act.
Dividends received or deemed to be received on Corvus Common Shares by a Resident Holder that is a corporation will be included in computing the corporation’s income for purposes of the Tax Act, and will generally be deductible in computing its taxable income. A Resident Holder that is a “private corporation” or a “subject corporation” (as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax of 33 1/3% of the dividends received or deemed to be received on the Corvus Common Shares to the extent such dividends are deductible in computing such corporation’s taxable income.
In general, a disposition or deemed disposition of Corvus Common Shares by a Resident Holder may give rise to a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Holder of such Corvus Common Shares. The taxation of capital gains and capital losses is generally as described below under “Holders Resident in Canada – Taxation of Capital Gains and Capital Losses”.

Resident Dissenting Holders
A Resident Holder who validly exercises Dissent Rights in connection with the Arrangement (a “Resident Dissenting Holder”) and who receives a payment from the Company for such Holder’s Common Shares will be deemed to have received a taxable dividend equal to the amount, if any, by which the payment (other than an amount in respect of interest, if any, awarded by a court) exceeds the paid-up capital of such shares (as determined for purposes of the Tax Act). A Resident Dissenting Holder will also be deemed to have disposed of such Holder’s Common Shares to the Company for proceeds of disposition equal to the difference between the amount received by such Holder (excluding the amount of any interest awarded by a court) and the amount of any such deemed dividend. The general tax consequences to a Resident Dissenting Holder of realizing a capital gain or capital loss on such a disposition are described below under “Holders Resident in Canada - Taxation of Capital Gains and Capital Losses”.
In the case of a Resident Dissenting Holder who is an individual (including a trust), any such deemed dividend will be included in computing such Holder’s income for purposes of the Tax Act, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a “taxable Canadian corporation” (as defined in the Tax Act).
In the case of a Resident Dissenting Holder that is a corporation, the amount of any such deemed dividend will be included in computing such corporation’s income for purposes of the Tax Act, and will generally be deductible in computing its taxable income. However, in some circumstances subsection 55(2) of the Tax Act may apply such that all or part of any such deemed dividend may instead be treated as proceeds of disposition of the Common Shares for the purpose of computing such Holder’s capital gain on the disposition of such Common Shares. A Resident Dissenting Holder that is a corporation should consult its own tax advisors for specific advice with respect to the potential application of this provision to it.
A Resident Dissenting Holder that is a “private corporation” or a “subject corporation” (as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax of 33-1/3% on such deemed dividend to the extent such dividend is deductible in computing such corporation’s taxable income. A Resident Dissenting Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6-2/3% on such deemed dividend to the extent such dividend is not deductible in computing its taxable income.
Any interest awarded to a Resident Dissenting Holder by a court will be included in such Holder’s income for purposes of the Tax Act.
Resident Dissenting Holders should consult their own tax advisors for specific advice with respect to the tax consequences in their own particular circumstances of exercising their Dissent Rights.
Taxation of Capital Gains and Capital Losses
The capital gain (or capital loss) realized by a Resident Holder on a disposition or deemed disposition of Common Shares, New Common Shares or Corvus Common Shares will be equal to the amount by which the proceeds of disposition exceed (or are less than) the adjusted cost base of the shares so disposed of and any reasonable costs of making the disposition. One half of any capital gain so realized must be included as a taxable capital gain in computing the Resident Holder’s income for the year, and one-half of any such capital loss may be deducted as an allowable capital loss by the Holder against taxable capital gains realized by the Holder for the year. An allowable capital loss in excess of taxable capital gains for the year of deposition generally may be carried back and deducted against net taxable capital gains for any of the three preceding taxation years or carried forward and deducted against net taxable capital gains in any subsequent taxation year in accordance with and subject to the rules contained in the Tax Act.
Capital gains realized by an individual (including certain trusts) will be relevant in computing the individual’s possible liability for alternative minimum tax. A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional 6-2/3% refundable tax on certain investment income, including amounts in respect of net taxable capital gains and dividends or deemed dividends not deductible in computing taxable income. The amount of any capital loss realized on the disposition of Common Shares, New Common Shares or Corvus Common Shares by a Resident Holder that is a corporation, or certain partnerships or trusts of which the corporation is a member or beneficiary, may be reduced in certain circumstances in respect of dividends, if any, previously received or deemed to have been received on such shares to the extent and in the circumstances set out in the Tax Act.
Non-Resident Holders
The following portion of the summary applies generally to a Holder: (i) who, at all relevant times, for the purposes of the Tax Act and any relevant tax treaty, is not resident or deemed to be resident in Canada, and (ii) whose Common Shares, New Common Shares and Corvus Common Shares are not and will not be “taxable Canadian property” to such Holder for purposes of the Tax Act (each, a “Non-Resident Holder”).
Generally, Common Shares, New Common Shares and Corvus Common Shares will not be taxable Canadian property to a Non-Resident Holder at a particular time if (a) such shares are listed on a designated stock exchange (which currently includes the TSX) at that time, (b) the Holder does not use or hold, and is not deemed to use or hold, such shares in connection with a business carried on in Canada, and (c) the Holder, together with persons with whom the Holder does not deal at arm’s length, has not owned 25% or more of the issued shares of any class or series of the capital stock of the Company or Corvus, as the case may be, at any time within the 60-month period preceding the particular time. Common Shares, New Common Shares and Corvus Common Shares will be taxable Canadian property to a Holder at a particular time if such shares are not listed on a designated stock exchange at that time.
In the event that the Common Shares, New Common Shares or Corvus Common Shares constitute taxable Canadian property to a Non-Resident Holder, any capital gain realized by such Holder on the disposition of such shares may be subject to tax and reporting obligations under the Tax Act unless exempt from Canadian income tax by virtue of an applicable international tax treaty. In such circumstances, if there is no exemption from Canadian tax by virtue of an applicable international tax treaty the tax consequences described above under “Holders Resident in Canada – Taxation of Capital Gains and Capital Losses” will generally apply to such Holders, and the following summary will not apply.
Holders whose Common Shares, New Common Shares or Corvus Common Shares constitute taxable Canadian property should consult their own tax advisors with respect to the income tax consequences of the Arrangement applicable to them in their particular circumstances.
Re-designation of Common Shares as “Class A Shares”
The re-designation of the Common Shares as “Class A Shares” and consequential changes to the Common Shares contemplated by the Arrangement upon re-designation do not constitute a substantial change to the attributes of the Common Shares and accordingly should not result, in and of themselves, in a disposition of the Common Shares by Non-Resident Holders for purposes of the Tax Act.
Distribution of Corvus Common Shares
Under the Arrangement, the Company will distribute Corvus Common Shares to Shareholders by way of a reduction in the capital of the Common Shares in the course of the reorganization of the business and capital of the Company described in this Information Circular. For purposes of the Tax Act, such distribution will reduce the aggregate paid-up capital of all issued and outstanding Common Shares by an amount equal to the fair market value of the Corvus Common Shares at the time of the distribution, and the paid-up capital of each Common Share will be reduced on a pro rata basis. Such reduction will not be subject to Canadian withholding tax, but for purposes of the Tax Act, such distribution will reduce the adjusted cost base of a Common Share to a Non-Resident Holder by an amount equal to the reduction in the paid-up capital of such share. If the adjusted cost base of a Common Share to a Non-Resident Holder becomes negative as a result of such reduction, the negative amount is deemed to be a gain realized by such Holder from the disposition of such Common Share at that time, and the amount of such gain will be added to the adjusted cost base of such Common Share so that its adjusted cost base will become nil at that time. However, a Non-Resident Holder will not generally be subject to income tax under the Tax Act in respect of any such gain on Common Shares that are not taxable Canadian property to such Holder.
A Non-Resident Holder’s cost of Corvus Common Shares received upon such distribution will be equal to the fair market value of the Corvus Common Shares so received at the time of the distribution. For the purpose of determining the adjusted cost base at any time to a Non-Resident Holder of the Corvus Common Shares it acquires on such distribution, the adjusted cost base of such shares will be determined by averaging the cost of such shares with the adjusted cost base of all other Corvus Common Shares, if any, owned by the Holder as capital property at that time.
In due course, the Company will make a determination of the fair market value of the Corvus Common Shares as of the time of the distribution for purposes of determining the amount by which the Company’s capital is reduced pursuant to the BCBCA. No such determination of value by the Company will be binding on the CRA.
Exchange of Common Shares for New Common Shares
A Non-Resident Holder who exchanges all such Holder’s Common Shares for New Common Shares in the course of the reorganization of the capital of the Company pursuant to the Arrangement will be deemed to have disposed of such Common Shares for proceeds of disposition equal to the adjusted cost base of such shares to such Holder immediately before the exchange. Accordingly, such Holder should realize neither a capital gain nor a capital loss on such exchange.
The cost of the New Common Shares received by a Non-Resident Holder in exchange for all such Holder’s Common Shares pursuant to the Arrangement will be equal, in the aggregate, to the adjusted cost base of the Common Shares to such Holder immediately before the exchange.
Holding and Disposing of New Common Shares
Subject to applicable international tax treaties, dividends paid or deemed to be paid on the New Common Shares to a Non-Resident Holder will generally be subject to Canadian withholding tax at a rate of 25% of the gross amount. Such rate is generally reduced under the Canada-United States Tax Convention, 1980 (the “Canada-US tax treaty”) to 15% if the beneficial owner of such dividend is a resident of the United States who is entitled to the benefits of the Canada-US tax treaty. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a United States resident company that owns at least 10% of the voting stock of the Company.
A Non-Resident Holder will not generally be subject to income tax under the Tax Act in respect of a capital gain on the disposition or deemed disposition of New Common Shares that are not taxable Canadian property to such Holder.
Holding and Disposing of Corvus Common Shares
Subject to applicable international tax treaties, dividends paid or deemed to be paid on the Corvus Common Shares to a Non-Resident Holder will generally be subject to Canadian withholding tax at a rate of 25% of the gross amount. Such rate is generally reduced under the Canada-US tax treaty to 15% of the beneficial owner of such dividend is a resident of the United States who is entitled to the benefits of the Canada-US tax treaty. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a United States resident company that owns at least 10% of the voting stock of Corvus.
A Non-Resident Holder will not generally be subject to income tax under the Tax Act in respect of a capital gain on the disposition or deemed disposition of Corvus Common Shares that are not taxable Canadian property to such Holder.

Non-Resident Dissenting Holders
A Non-Resident Holder who validly exercises Dissent Rights in connection with the Arrangement (a “Non-Resident Dissenting Holder”) and who receives payment from the Company for such Holder’s Common Shares will be deemed to have received a taxable dividend equal to the amount, if any, by which the amount of the payment (other than an amount in respect of interest, if any, awarded by a court) exceeds the paid-up capital of such shares (as determined for purposes of the Tax Act). Subject to applicable international tax treaties, the amount of such deemed dividend will generally be subject to Canadian withholding tax at a rate of 25% of the gross amount. A Non-Resident Dissenting Holder will also be deemed to have disposed of such Holder’s Common Shares to the Company for proceeds of disposition equal to the difference between the amount received by such Holder (excluding the amount of any interest awarded by a court) and the amount of any such deemed dividend. A Non-Resident Dissenting Holder will not generally be subject to income tax under the Tax Act in respect of a capital gain realized on such a disposition of Common Shares that are not taxable Canadian property to such Holder.
Any interest awarded to a Non-Resident Dissenting Holder by a court will not be subject to Canadian withholding tax provided such Holder deals at arm’s length with the Company for purposes of the Tax Act and such interest does not constitute “participating debt interest” for purposes of the Tax Act.
Non-Resident Dissenting Holders should consult their own tax advisors for specific advice with respect to the tax consequences in their own particular circumstances of exercising their Dissent Rights.
Certain United States Federal Income Tax Considerations
The following is a summary of the anticipated material U.S. federal income tax consequences to U.S. Holders (as defined below) arising from and relating to the Arrangement as well as the ownership and disposition of Corvus Common Shares received pursuant to the Arrangement. This summary addresses only Shareholders that are U.S. Holders who are participants in the Arrangement. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. Holder as a result of the Arrangement. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences of the Arrangement to such U.S. Holder. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. In addition, this summary does not address any tax consequences to U.S. persons that are Optionholders or Warrantholders with respect to such Options or Warrants.
No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Arrangement to U.S. Holders. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.
Notice Pursuant to IRS Circular 230: Anything contained in this summary concerning any U.S. federal tax issue is not intended or written to be used, and it cannot be used by a U.S. Holder, for the purpose of avoiding U.S. federal tax penalties under the Code. This summary was written to support disclosure and dissemination of the transactions or matters addressed by this document (including the Arrangement). Each U.S. Holder should seek U.S. federal tax advice, based on such U.S. Holder’s particular circumstances, from an independent tax advisor.
Scope of this Disclosure
Authorities
This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the

United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”) and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.
U.S. Holders
For purposes of this summary, a “U.S. Holder” is a Shareholder of the Company that, for U.S. federal income tax purposes, is (a) an individual who is a citizen or resident of the U.S., (b) a corporation, or any other entity classified as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the U.S., any state in the U.S., or the District of Columbia, (c) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income, or (d) a trust if (i) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.
Non-U.S. Holders
A “non-U.S. Holder” is any Shareholder other than a U.S. Holder. This summary does not address the U.S. federal income tax consequences of the Arrangement to non-U.S. Holders. Accordingly, non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income, U.S. state and local, and foreign tax consequences (including the potential application and operation of any income tax treaties) of the Arrangement.
U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed
This summary does not address the U.S. federal income tax consequences of the Arrangement to U.S. Holders that are subject to special provisions under the Code, including the following U.S. Holders: (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are dealers in securities or currencies or U.S. Holders that are traders in securities that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own Common Shares (or, after the Arrangement, New Common Shares and Corvus Common Shares) as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that hold Common Shares (or, after the Arrangement, New Common Shares and Corvus Common Shares) other than as a capital asset within the meaning of Section 1221 of the Code; and (g) U.S. Holders that own (directly, indirectly, or by attribution) 10% or more of the total combined voting power of all classes of shares of the Company (and/or after the Arrangement, Corvus) entitled to vote. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Common Shares (or after the arrangement, New Common Shares and Corvus Common Shares) in connection with carrying on a business in Canada; (d) persons whose Common Shares, New Common Shares or Corvus Common Shares constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of Common Shares, New Common Shares or Corvus Common Shares.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds Common Shares (or, after the Arrangement, New Common Shares and Corvus Common Shares), the U.S. federal income tax consequences of the Arrangement and owning and disposing of such shares to such partnership and the partners of such partnership generally will depend on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Arrangement and the ownership and disposition of Common Shares, New Common Shares and Corvus Common Shares.
Transactions Not Addressed
This summary does not address the U.S. federal income tax consequences to U.S. Holders of transactions entered into prior to, concurrently with, or subsequent to the Arrangement (regardless of whether any such transaction is undertaken in connection with the Arrangement), including, but not limited to, the following transactions (without regard as to whether such transactions are considered part of the Arrangement): (a) any conversion, exchange or adjustment of a Warrant, Option, or other right to acquire Common Shares; or (b) any conversion, exchange, or adjustment of any note, debenture, or other debt instrument of the Company.
Other Tax Consequences Not Addressed
This summary does not address the U.S. federal estate and gift, U.S. federal alternative minimum tax, U.S. state and local, or foreign tax consequences to U.S. Holders of the Arrangement or the ownership or disposition of New Common Shares or Corvus Common Shares. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal estate and gift, U.S. federal alternative minimum tax, U.S. state and local and foreign tax consequences of the Arrangement and the ownership or disposition of New Common Shares or Corvus Common Shares.
U.S. Federal Income Tax Characterization of the Arrangement
The Arrangement will be effected under applicable provisions of Canadian corporate law, which are technically different from analogous provisions of U.S. corporate law. Therefore, the U.S. federal income tax consequences of certain aspects of the Arrangement are not certain. This summary assumes that (a) the transfer of the Transferred Assets to Corvus or Raven Gold, (b) the redesignation of the Common Shares as Class A Shares, (c) the deemed exchange of Class A Shares for New Common Shares, (d) the cancellation of the Class A Shares, and (e) the distribution of Corvus Common Shares pursuant to the Arrangement, will properly be treated, under the step-transaction doctrine or otherwise, as (i) a tax-deferred exchange by Common Shareholders of their Common Shares for New Common Shares, either under Section 1036 or Section 368(a)(1)(E) of the Code, combined with (ii) a distribution of the Corvus Shares under Section 301 of the Code in connection with the transfer of the Transferred Assets to Corvus or Raven Gold. There can be no assurance that the IRS will not challenge this characterization of the Arrangement or that, if challenged, a U.S. court would not agree with the IRS. Each U.S. Holder should consult its own tax advisor regarding the proper treatment of the Arrangement for U.S. federal income tax purposes.
U.S. Federal Income Tax Rules Applicable to the Arrangement
PFIC Rules
     Status of the Company and Corvus
Special, generally adverse, U.S. federal income tax consequences apply to U.S. taxpayers who hold interests in a passive foreign investment company (“PFIC”) as defined under Section 1297 of the Code, unless certain elections are available and timely and effectively made. As discussed below, it is believed that the Company has been a PFIC in prior years and is expected to be one at the time of the Arrangement.
A foreign corporation generally will be a PFIC under Section 1297 of the Code if, for a taxable year, (a) 75% or more of the gross income of the foreign corporation for such taxable year is passive income (the “income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “asset test”). “Gross income” generally means all sales revenues less the cost of goods sold, and “passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are (a) stock in trade of such foreign corporation or other property of a kind which would properly be included in inventory of such foreign corporation, or property held by such foreign corporation primarily for sale to customers in the ordinary course of business, (b) property used in the trade or business of such foreign corporation that would be subject to the allowance for depreciation under Section 167 of the Code, or (c) supplies of a type regularly used or consumed by such foreign corporation in the ordinary course of its trade or business.
For purposes of the PFIC income test and assets test described above, if a foreign corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, it will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and asset test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued the foreign corporation from a “related person” (as defined in Section 954(d) (3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.
In addition, under certain attribution rules, if the Company or Corvus is a PFIC, U.S. Holders will be deemed to own their proportionate share of subsidiaries of the Company or Corvus, as applicable, which are PFICs (such subsidiaries referred to as “Subsidiary PFICs”), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC and (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.
The Company believes it was a PFIC for prior taxable years and based on current business plans and financial projections, the Company expects to be a PFIC for the taxable year that includes the Arrangement. In addition, based on current business plans and financial projections, the Company expects that Corvus will be a PFIC for the taxable year in which the Arrangement occurs. The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document. Accordingly, there can be no assurance that the IRS will not challenge any determination made by the Company (or a Subsidiary PFIC) concerning its PFIC status or Corvus’ PFIC status. Each U.S. Holder should consult its own tax advisor regarding the PFIC status of the Company, Corvus, and each Subsidiary PFIC.
     Effect of PFIC Rules of the Exchange of Common Shares for New Common Shares
If the Company has been a PFIC at any time during the period a U.S. Holder has held Common Shares, such holder could potentially be subject to the special, generally adverse, rules described below with respect to the exchange of Common Shares for New Common Shares pursuant to the Arrangement. However, proposed Treasury Regulations under Section 1291 provide an exception to application of the PFIC rules in the context of certain nonrecognition transactions where shares in a PFIC are exchanged for shares of an entity that qualifies as a PFIC for the tax year that includes the day after the effective date of the transaction (the “PFIC for PFIC Exception”). Assuming the exchange of Common Shares for New Common Shares in connection with the Arrangement qualifies as a tax-deferred transaction under U.S. tax rules, such exchange should fit within the PFIC for PFIC Exception, as the Company is expected to be a PFIC both immediately before and immediately after such exchange.
These proposed Treasury Regulations state that they are to be effective for transactions occurring on or after April 11, 1992. If the proposed Treasury regulations are adopted in their current form, U.S. Holders could be expected to avoid application of the PFIC rules regarding the exchange of their Common Shares for New Common Shares pursuant to the Arrangement. However, because the proposed Treasury regulations have not yet been adopted in final form, they are not currently effective and there is no assurance that they will be adopted in the form and with the effective date proposed. Nevertheless, the IRS has announced that, in the absence of final Treasury regulations, taxpayers may apply reasonable interpretations of Code provisions applicable to PFICs and that it considers the rules set forth in the proposed Treasury regulations to be reasonable interpretations of those Code provisions.

A U.S. Holder should take a basis in the New Common Shares received pursuant to the Arrangement equal to his basis in the Common Shares treated as exchanged therefore and the holding period for the New Common Shares received should include the holding period of the exchanged Common Shares.
There can be no assurance that the IRS will not challenge the qualification of such exchange under the PFIC for PFIC Exception or that, if challenged, a U.S. court would not agree with the IRS. Each U.S. Holder should consult its own tax advisor regarding the proper treatment of the Arrangement for U.S. federal income tax purposes. If such exchange does not qualify under the PFIC for PFIC Exception, such exchange is expected to be fully taxable under the PFIC rules discussed below.
     Effect of PFIC Rules on the Distribution of Corvus Common Shares Pursuant to the Arrangement
If the Company is a PFIC or was a PFIC at any time during a U.S. Holder’s holding period for the Common Shares, the effect of the PFIC rules on a U.S. Holder receiving Corvus Common Shares pursuant to the Arrangement will depend on whether such U.S. Holder has made a timely and effective election to treat the Company as a “qualified electing fund” or “QEF” under Section 1295 of the Code (a “QEF Election”) or has made a mark-to-market election with respect to its Company shares under Section 1296 of the Code (a “Mark-to-Market Election”). In this summary, a U.S. Holder that has made a timely and effective QEF Election or a Mark-to-Market Election is referred to as an “Electing Shareholder” and a U.S. Holder that has not made a timely and effective QEF Election or a Mark-to-Market Election is referred to as a “Non-Electing Shareholder.” If either of these elections has been successfully made, Electing Shareholders generally would not be subject to the default rules of Section 1291 of the Code discussed below upon the receipt of the Corvus Common Shares pursuant to the Arrangement.
Default Rules
With respect to a Non-Electing Shareholder, if the Company is a PFIC or was a PFIC at any time during a U.S. Holder’s holding period for the Common Shares, the default rules under Section 1291 of the Code will apply to gain recognized on any disposition of Common Shares and to “excess distributions” from the Company (generally, distributions received in the current taxable year that are in excess of 125% of the average distributions received during the three preceding years (or during the U.S. Holder’s holding period for the Common Shares, if shorter).
Under Section 1291 of the Code, any such gain recognized on the sale or other disposition of Common Shares and any excess distribution must be rateably allocated to each day in a Non-Electing Shareholder’s holding period for the Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the Company became a PFIC, if any, would be taxed as ordinary income The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such prior year and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such prior year. Such a Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.
If the distribution of the Corvus Common Shares pursuant to the Arrangement constitutes an “excess distribution” with respect to a Non-Electing Shareholder, such Non-Electing Shareholder will be subject to the rules of Section 1291 of the Code discussed above upon the receipt of the Corvus Common Shares. In addition, the distribution of the Corvus Common Shares pursuant to the Arrangement may be treated, under proposed Treasury Regulations, as the “indirect disposition” by a Non-Electing Shareholder of such Non-Electing Shareholder’s indirect interest in Corvus, which generally would be subject to the rules of Section 1291 of the Code discussed above.
QEF Election
If a U.S. Holder has made a timely and effective QEF Election with respect to his Common Shares, the default rules under Section 1291 of the Code discussed above will generally not be applicable such holder in connection with the distribution of Corvus Common Shares pursuant to the Arrangement. Such an Electing Shareholder would, instead, be subject to rules described under “PFIC Rules Relating to the Ownership and Disposition of Corvus Common

Shares Received in the Arrangement—QEF Election” which generally require the current inclusion of net capital gain and ordinary earnings of the Company but allow the holder to avoid application of the default rules described above. However, ITH can provide no assurances that it will satisfy the record keeping and information disclosure requirements that apply to a QEF or supply U.S. Holders with the information required under the QEF rules for them to make a QEF Election.
To the extent that the distribution of Corvus Common Shares generates gain to the Company under general U.S. tax rules applicable to corporations, this could increase the net capital gain an Electing Shareholder would be required to take into account under the QEF rules. To the extent the distribution of Corvus Common Shares represents “earnings and profits” of the Company that were previously included in income by the Electing Shareholder because of the QEF Election, the distribution of Corvus Common Shares pursuant to the Arrangement will not be taxable to such holder.
Even if a U.S. Holder has made a timely and effective QEF Election with respect to the Company, in order to avoid application of the default rules described above to an indirect disposition” of an interest in Corvus deemed to occur under proposed Treasury Regulations as a result of the Arrangement, a U.S. Holder must make a separate timely and effective QEF Election with respect to Corvus.
Mark-to-Market Election
If a Mark-to-Market Election, discussed under “PFIC Rules Relating to the Ownership and Disposition of Corvus Common Shares Received in the Arrangement—Mark-to-Market Election”, has been made by a U.S. Holder with respect to its Common Shares in a year prior to the distribution of Corvus Common Shares, such U.S. Holder generally will not be subject to the rules of Section 1291 of the Code discussed above upon the receipt of such Corvus Common Shares. However, if a U.S. Holder makes a Mark-to-Market election after the beginning of such U.S. Holder’s holding period for the New Common Shares (which is deemed to include the holding period of the Common Shares) and in the same year as the Corvus Common Shares are distributed pursuant to the Arrangement, the rules of Section 1291 of the Code discussed above would apply to the distribution of Corvus Common Shares.
A U.S. Holder that has made a Mark-to-Market Election in a year prior to the year in which Corvus Common Shares are distributed pursuant to the Arrangement will avoid the potential interest charge of Section 1291 on the distribution of Corvus Common Shares and on any “indirect disposition” of such U.S. Holder’s indirect interest in Corvus deemed to occur, as described above. Instead such U.S. Holder will include in ordinary income for the taxable year in which the distribution of Corvus Common Shares occurs an amount equal to the excess, if any, of (a) the fair market value of the New Common Shares as of the close of such taxable year over (b) such U.S. Holder’s tax basis in such New Common Shares. Such U.S. Holder will be allowed a deduction in an amount equal to the lesser of (a) the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the New Common Shares over (ii) the fair market value of such New Common Shares as of the close of such taxable year or (b) the excess, if any, of (i) the amount included in ordinary income because of such Mark-to-Market Election for prior taxable years over (ii) the amount allowed as a deduction because of such Mark-to-Market Election for prior taxable years.
A U.S. Holder that has made a Mark-to-Market Election generally also will adjust his or her tax basis in the New Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. Inclusion and deductions because of the Mark-to-Market election are taken into account when calculating gain or loss on a future sale of New Common Shares.
The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the Arrangement. In particular, each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election or a Mark-to-Market Election.
TAX CONSEQUENCES OF THE ARRANGEMENT IF THE COMPANY IS NOT A PFIC
The preceding section assumes that the Company is or has been considered a PFIC during a U.S. Holder’s holding period. If the Company has not been a PFIC at any time during a U.S. Holder’s holding period, the PFIC rules discussed above would not be applicable to such holder on the receipt of Corvus Common Shares as a result of the Arrangement. Instead, such U.S. Holder would be required to include the fair market value of the Corvus Common Shares received pursuant to the Arrangement in gross income as a dividend to the extent of the current or accumulated “earnings and profits” of the Company. To the extent the fair market value of the Corvus Common Shares exceeds the Company’s adjusted tax basis in such shares (as calculated for U.S. federal income tax purposes), the proposed Arrangement can be expected to generate additional earnings and profits for the Company. To the extent that the fair market value of the Corvus Common Shares exceeds the current and accumulated “earnings and profits” of the Company, the distribution of the Corvus Common Shares pursuant to the Arrangement will be treated (a) first, as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the exchanged Common Shares and, (b) thereafter, as gain from the sale or exchange of such Common Shares. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Under such circumstances, a dividend resulting from the distribution of Corvus Common Shares could potentially qualify for the preferential rates applicable to “qualified foreign corporations.”
U.S. HOLDERS EXERCISING DISSENT RIGHTS
A U.S. Holder that exercises dissent rights in the Arrangement and is paid cash in exchange for all of such U.S. Holder’s Common Shares generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of cash received by such U.S. Holder in exchange for Common Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and (b) the tax basis of such U.S. Holder in such Common Shares surrendered. Subject to the PFIC rules discussed in this summary, such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if such Common Shares are held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. Deductions for capital losses are subject to complex limitations under the Code.
U.S. Federal Income Tax Rules Applicable to the Ownership and Disposition of Corvus Common Shares Received in the Arrangement
PFIC RULES
As noted above, based on current business plans and financial projections, it is expected that Corvus will be a PFIC for its tax year that includes the date after the Effective Date of the Arrangement. If Corvus is a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of Corvus Common Shares will depend on whether such U.S. Holder makes a QEF Election or a Mark-to-Market Election (both as defined above) with respect to Corvus, or the Corvus Common Shares, as applicable. A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”
     Default Rules
A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code described above with respect to (a) any gain recognized on the sale or other taxable disposition of Corvus Common Shares and (b) any excess distribution received on the Corvus Common Shares. As previously discussed, these rules require that any such gain or excess distribution be allocated over the Non-Electing U.S. Holder’s holding period for the Corvus Common Shares and taxed at the highest tax rates applicable to ordinary income for such year with an interest charge assessed on the resulting liability as if such amount were due in such prior year and not paid. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible. If Corvus is a PFIC for any tax year during which a Non-Electing U.S. Holder holds Corvus Common Shares, Corvus will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether Corvus ceases to be a PFIC in one or more subsequent tax years. A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such Corvus Common Shares were sold on the last day of the last tax year for which Corvus was a PFIC.

     QEF Election
A U.S. Holder that makes a QEF Election for the first tax year in which its holding period of its Corvus Common Shares begins, generally, will not be subject to the default rules of Section 1291 of the Code discussed above with respect to its Corvus Common Shares. However, a U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) the net capital gain of Corvus, which will be long-term capital gain to such U.S. Holder, and (b) and the ordinary earnings of Corvus, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which Corvus is a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by Corvus. However, for any tax year in which Corvus is a PFIC and has no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.
A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from Corvus to the extent that such distribution represents “earnings and profits” of Corvus that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the Corvus Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of Corvus Common Shares.
The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Corvus Common Shares in which Corvus was a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.
A QEF Election will apply to the tax year for which such QEF Election is made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, Corvus ceases to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which Corvus is not a PFIC. Accordingly, if Corvus becomes a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which Corvus qualifies as a PFIC.
U.S. Holders should be aware that there can be no assurances that Corvus will satisfy the record keeping requirements that apply to a QEF, or that Corvus will supply U.S. Holders with information that such U.S. Holders require to report under the QEF rules, in the event that Corvus is a PFIC and a U.S. Holder wishes to make a QEF Election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election.
     Mark-to-Market Election
A U.S. Holder may make a Mark-to-Market Election only if the Corvus Common Shares are marketable stock. The Corvus Common Shares generally will be “marketable stock” if the Corvus Common Shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to Section 11A of the Securities and Exchange Act of 1934, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.
A U.S. Holder that makes a Mark-to-Market Election with respect to its Corvus Common Shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to the Corvus Common Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the Corvus Common Shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Corvus Common Shares.
A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which Corvus is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Corvus Common Shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in such Corvus Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Corvus Common Shares, over (ii) the fair market value of such Corvus Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).
A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Corvus Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Corvus Common Shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).
A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Corvus Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.
Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the Corvus Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC.
Other PFIC Rules
Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Corvus Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Corvus Common Shares are transferred.
Certain additional adverse rules will apply with respect to a U.S. Holder if Corvus is a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example under Section 1298(b)(6) of the Code, a U.S. Holder that uses Corvus Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Corvus Common Shares.
Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such specific rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Corvus Common Shares.
GENERAL U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE OWNERSHIP AND DISPOSITION OF CORVUS COMMON SHARES
A U.S. Holder’s initial tax basis in the Corvus Common Shares received pursuant to the Arrangement will be equal to the fair market value of such Corvus Common Shares on the date of distribution. A U.S. Holder’s holding period for the Corvus Common Shares received pursuant to the Arrangement will begin on the day after the date of distribution.
     Distributions on Corvus Common Shares
Subject to the PFIC rules discussed above, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Corvus Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of Corvus, as computed for U.S. federal income tax purposes. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of Corvus, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Corvus Common Shares and thereafter as gain from the sale or exchange of such Corvus Common Shares. (See “Sale or Other Taxable Disposition of Corvus Common Shares” below). However, Corvus may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by Corvus with respect to the Corvus Common Shares will constitute ordinary dividend income. Dividends received on the Corvus Common Shares generally will not be eligible for the “dividends received deduction”. In addition, the Corvus does not anticipate that its distributions will be eligible for the preferential tax rates applicable to long-term capital gains. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.
     Sale or Other Taxable Disposition of Corvus Common Shares
Subject to the PFIC rules discussed above, upon the sale or other taxable disposition of Corvus Common Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder’s tax basis in the shares sold or otherwise disposed of. Subject to the PFIC rules discussed above, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the shares have been held for more than one year.
Gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of Corvus Common Shares generally will be treated as “U.S. source” for purposes of applying the U.S. foreign tax credit rules unless the gain is subject to tax in Canada and is resourced as “foreign source” under the Canada-U.S. Tax Convention and such U.S. Holder elects to treat such gain or loss as “foreign source.”
Preferential rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.
The amount realized by a U.S. Holder receiving foreign currency generally will be taxable as described below under “Receipt of Foreign Currency.”
     Recent Legislative Developments
Newly enacted legislation requires certain U.S. Holders who are individuals, estates or trusts to pay up to an additional 3.8% tax on, among other things, dividends and capital gains for tax years beginning after December 31, 2012. In addition, for tax years beginning after March 18, 2010, new legislation requires certain U.S. Holders who are individuals that hold certain foreign financial assets (which may include the Common Shares) to report information relating to such assets, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of New Common Shares and Corvus Common shares.
     Receipt of Foreign Currency
The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Corvus Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in foreign currency and engages in a subsequent conversion or other disposition of the foreign currency may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.
     Foreign Tax Credit
Subject to the PFIC rules discussed above, a U.S. Holder who pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on Corvus Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.
Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. Dividends paid by Corvus generally will constitute “foreign source” income and generally will be categorized as “passive category income.” The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.
Information Reporting; Backup Withholding Tax
Under U.S. federal income tax law and Treasury regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, recently enacted legislation generally imposes new U.S. return disclosure obligations (and related penalties) on U.S. Holders that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their New Common Shares or Corvus Common Shares are held in an account at a domestic financial institution. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, and, if applicable, filing obligations relating to a Mark-to-Market or QEF Election with respect to either the Company or Corvus.
The distribution within the U.S. or by a U.S. payor or U.S. middleman, of the Corvus Common Shares pursuant to the Arrangement as well as payments made within the U.S., or by a U.S. payor or U.S. middleman, of dividends on, or proceeds arising from the sale or other taxable disposition of New Common Shares or Corvus Common Shares, generally will be subject to information reporting and backup withholding tax, at the rate of 28% (and increasing to

31% for payments made after December 31, 2010), if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding tax rules.
SECURITIES LAW CONSIDERATIONS
The following discussion is only a general overview of the requirements of Canadian securities laws for the resale of the New Common Shares and Corvus Common Shares. Holders of New Common Shares or Corvus Common Shares should seek legal advice prior to any resale of such securities to ensure the resale is made in compliance with the requirements of applicable securities legislation.
Canadian Securities Laws
The issuance pursuant to the Arrangement of the New Common Shares and the distribution of the Corvus Common Shares, as well as all other issuances, distributions, trades and exchanges of securities under the Arrangement, will be made pursuant to exemptions from the registration and prospectus requirements contained in applicable Canadian provincial securities legislation or, where required, exemption orders or rulings from various securities regulatory authorities in the provinces and territories of Canada where Shareholders are resident. The Company is currently a “reporting issuer” under the applicable securities legislation in the Provinces of British Columbia, Alberta and Ontario. Under National Instrument 45-102 — Resale of Securities (and if required, orders and rulings from various securities regulatory authorities in the provinces and territories of Canada where Shareholders are resident), the New Common Shares and Corvus Common Shares received by Shareholders pursuant to the Arrangement may be resold through registered dealers in Canadian provinces or territories without any “hold period” restriction (provided that no unusual effort is made to prepare the market or create a demand for these securities, no extraordinary commission or consideration is paid in respect of the sale and, if the seller is an insider or officer of the issuer, the seller has no reasonable grounds to believe that the issuer is in default of securities legislation). Resales of New Common Shares and Corvus Common Shares will, however, be subject to resale restrictions where the sale is made from the holdings of any person or combination of persons holding a sufficient number of New Common Shares or Corvus Common Shares, as the case may be, to affect materially the control of the Company or Corvus, respectively.
United States Federal Securities Laws
The following discussion is only a general overview of the requirements under the U.S. Securities Act for the resale of the New Common Shares and Corvus Common Shares, and the exercise of the Warrants and Options after the Effective Time. Holders of New Common Shares, Corvus Common Shares, Options and Warrants are urged to seek legal advice prior to any resale of such securities to ensure that the resale is made in compliance with the requirements of applicable securities legislation. Certain resales of securities acquired pursuant to the Arrangement may be required to be made through properly registered securities dealers.
Further information applicable to U.S. Securityholders is disclosed under the heading “Note to United States Securityholders” above.
The following discussion does not address the Canadian securities laws that will apply to the issue and distribution of New Common Shares or Corvus Common Shares, as the case may be, or the resale of these securities by U.S. Securityholders within Canada. U.S. Securityholders reselling their New Common Shares or Corvus Common Shares in Canada must comply with Canadian securities laws, as outlined elsewhere in this Information Circular.

Status under U.S. Securities Laws
Each of the Company and Corvus is a “foreign private issuer” as defined in Rule 3b-4 under the U.S. Exchange Act of 1934, as amended. The Company is subject to the periodic reporting requirements under Section 13(a) of the U.S. Exchange Act. The Company has made application to the NYSE Amex for the continued listing of the New Common Shares in substitution for the Common Shares on the NYSE Amex. There can, however, be no assurance as to whether the Company will be able to maintain the listing of the New Common Shares on the NYSE Amex. There is no trading market for the Corvus Common Shares in the United States and none may develop. Corvus has not yet applied to list or quote any of its securities on a marketplace in the United States and the ability to list on any marketplace, including the NYSE Amex, is subject to meeting listing requirements and regulatory approval.
Issuance of New Common Shares and Corvus Common Shares under U.S. Securities Laws
The New Common Shares and Corvus Common Shares issued or distributed, as the case may be, to Shareholders in exchange for their Common Shares pursuant to the Arrangement and the New Common Shares and Corvus Common Shares issuable to Warrantholders upon exercise of Warrants and the New Common Shares issuable to Optionholders upon exercise of Options, respectively, following completion of the Arrangement have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws. The New Common Shares and Corvus Common Shares issued or distributed, as the case may be, to Shareholders in exchange for their Common Shares pursuant to the Arrangement will be issued in reliance upon the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) thereof and pursuant to exemptions from any applicable state securities laws. Section 3(a)(10) of the U.S. Securities Act exempts from registration a security which is issued or distributed in exchange for outstanding securities where the terms and conditions of such issuance and exchange are approved by a court or by a governmental authority expressly authorized by law to grant such approval, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange have a right to appear and receive timely and adequate notice thereof. Accordingly, the Final Order will, if granted, constitute the basis for the exemption from the registration requirements of the U.S. Securities Act with respect to the above-named securities issued or distributed pursuant to the Arrangement.
Resale of New Common Shares and Corvus Common Shares
The manner in which a U.S. Securityholder may resell New Common Shares and Corvus Common Shares received on completion of the Arrangement in the United States will depend on whether such holder is an “affiliate” of the Company, in respect of the New Common Shares, or Corvus, in respect of the Corvus Common Shares, after the completion of the Arrangement or has been such an “affiliate” within 90 days of the Arrangement.
New Common Shares and Corvus Common Shares received by a holder who will be an “affiliate” of the Company, in respect of the New Common Shares, or Corvus, in respect of the Corvus Common Shares, after the Arrangement or has been such an “affiliate” within 90 days of the Arrangement will be subject to certain restrictions on resale imposed by the U.S. Securities Act. As defined in Rule 144 under the U.S. Securities Act, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the issuer and may include certain officers and directors of such issuer as well as principal shareholders of such issuer. Typically, persons who are executive officers, directors or 10% or greater securityholders of an issuer are considered to be “affiliates”.
Persons who are not affiliates of either the Company, in respect of the New Common Shares, or Corvus, in respect of the Corvus Common Shares, after the Arrangement and who have not been such affiliates within 90 days of the Arrangement may resell the New Common Shares and Corvus Common Shares that they receive in connection with the Arrangement in the United States without restriction under the U.S. Securities Act. Persons who will be affiliates of the Company after the Arrangement or have been such an affiliate within 90 days of the Arrangement may resell the Corvus Common Shares that they receive in connection with the Arrangement in the United States without restriction under the U.S. Securities Act. Persons who will be affiliates of Corvus after the Arrangement or have been such an affiliate within 90 days of the Arrangement may resell the New Common Shares that they receive in connection with the Arrangement in the United States without restriction under the U.S. Securities Act. All resales must comply with any applicable state securities laws.

Persons who are affiliates of the Company after the Arrangement or who have been such an affiliate within 90 days of the Arrangement may not sell their New Common Shares and persons who are affiliates of Corvus after the Arrangement or have been such an affiliate within 90 days of the Arrangement may not sell their Corvus Common Shares that they receive in connection with the Arrangement in the absence of registration under the U.S. Securities Act and any applicable state securities laws, unless an applicable exemption from such registration requirements is available, such as the exemptions provided by Rule 144 under the U.S. Securities Act or Rule 904 of Regulation S under the U.S. Securities Act, if available, as further described below and similar exemptions from any applicable state securities laws.
Affiliates — Rule 144. In general, under Rule 144, persons who are affiliates of the Company, in respect of New Common Shares, or Corvus, in respect of Corvus Common Shares, after the Arrangement or who have been such affiliates within 90 days of the Arrangement will be entitled to sell in the United States, during any three-month period after the applicable holding period pursuant to Rule 144(a), the New Common Shares or Corvus Common Shares, as applicable, that they receive in connection with the Arrangement, provided that the number of such shares sold does not exceed the greater of one percent of the then outstanding securities of such class or, if such securities are listed on a United States securities exchange, the average weekly trading volume of such securities during the four-week period preceding the date of sale, subject to specified restrictions on manner of sale, notice requirements, aggregation rules and the availability of current public information about the Company or Corvus, as applicable. Persons who are affiliates of the Company or Corvus after the Arrangement or have been such an affiliate within 90 days of the Arrangement will continue to be subject to the sale restrictions described in this paragraph for so long as they continue to be affiliates of the Company or Corvus, respectively. Unless certain conditions are satisfied, Rule 144 is not available for resales of securities of issuers that have ever had (i) no or nominal operations and (ii) no or nominal assets other than cash and cash equivalents. If the Company or Corvus were to be deemed to have ever been such an issuer, Rule 144 under the U.S. Securities Act may be unavailable for resales of New Common Shares or Corvus Common Shares unless and until the Company or Corvus, as applicable, has satisfied the applicable conditions. In general terms, the satisfaction of such conditions would require the Company or Corvus, as applicable, to have been a registrant under the U.S. Exchange Act for at least 12 months, to be in compliance with its reporting obligations thereunder, and to have filed certain information with the SEC at least 12 months prior to the intended resale
Affiliates — Regulation S. In general, under Regulation S, persons who are affiliates of the Company, in respect of the New Common Shares, or Corvus, in respect of Corvus Common Shares, solely by virtue of their status as an officer or director of the Company or Corvus, respectively, may sell their New Common Shares or Corvus Common Shares, as applicable, outside the United States in an “offshore transaction” (which would include a sale through the TSX or TSX-V) if neither the seller nor any person acting on its behalf engages in “directed selling efforts” in the United States. In the case of a sale of New Common Shares or Corvus Common Shares by an officer or director who is an affiliate of the Company or Corvus, respectively, solely by virtue of holding such position, there would be an additional requirement that no selling commission, fee or other remuneration is paid in connection with such sale other than a usual and customary broker’s commission. For purposes of Regulation S, “directed selling efforts” means “any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being offered” in the sale transaction. Certain additional restrictions are applicable to a holder of the New Common Shares or Corvus Common Shares who is an affiliate of the Company or Corvus after the Arrangement other than by virtue of his or her status as an officer or director of the Company or Corvus, respectively.
Exercise of Warrants and Options within the United States
Warrants and Options may not be exercised in the United States or by, or for the account or benefit of, a U.S. Person or person in the United States unless the issuance of the underlying New Common Shares and Corvus Common Shares, in the case of the exercise of Warrants, or New Common Shares, in the case of the exercise of Options, is registered under the U.S. Securities Act and all applicable state securities laws or an exemption from such registration requirements is available. After the Effective Time, the Warrants and Options may be exercised only by a Warrantholder or Optionholder, respectively, who represents that at the time of exercise the Warrantholder or Optionholder is not then located in the United States, is not a U.S. Person, and is not exercising the Warrants or Options, as applicable, for the account or benefit of a U.S. Person or a person in the United States, unless the Warrantholder or Optionholder provides a legal opinion or other evidence reasonably satisfactory to the Company, in the case of the exercise of Options, and the Company and Corvus, in the case of exercise of Warrants, to the effect that the exercise of the Warrants or Options, as applicable, does not require registration under the U.S. Securities Act or any applicable state securities laws.
Any New Common Shares and Corvus Common Shares issuable upon the exercise of the Warrants or New Common Shares issuable upon exercise of the Options, in the United States or by or for the account or benefit of a U.S. Person or a person in the United States will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, certificates representing such New Common Shares and Corvus Common Shares, as applicable, will bear a legend to that effect, and such New Common Shares and Corvus Common Shares may be resold only pursuant to an exemption from the registration requirements of the U.S. Securities Act and all applicable state securities laws.
Notwithstanding the foregoing, subject to certain limitations, any New Common Shares and Corvus Common Shares issuable upon the exercise of the Warrants and any New Common Shares issuable upon the exercise of the Options may be resold outside the United States without registration under the U.S. Securities Act pursuant to Regulation S under the U.S. Securities Act, including in transactions over the TSX (if the applicable securities are so listed).
RISK FACTORS TO THE ARRANGEMENT
In evaluating the Arrangement, you should carefully consider, in addition to the other information contained and incorporated by reference in this Information Circular, the risks and uncertainties described below before deciding to vote in favour of the Arrangement. In addition to the risk factors relating to the Arrangement, the Shareholders should also carefully consider the risk factors relating to the Company’s business and Corvus’ business following the Arrangement as described under “Risk Factors” in Schedule “G” and Schedule “H”, respectively, which risk factors should be considered in conjunction with the other information included in this Information Circular and the documents incorporated by reference (including the Company’s Annual Information Form for the year ended May 31, 2009). While this Information Circular has described the risks and uncertainties that management of the Company believes to be material to the Company’s and Corvus’ business, and therefore the value of their common shares, it is possible that other risks and uncertainties affecting the Company’s and/or Corvus’ business will arise or become material in the future.
Risks of Not Proceeding with the Arrangement
Existing Operational Risk
If the Arrangement is not completed, the Company will continue to face all of the existing operational and financial risks of its business as described in its documents incorporated by reference herein.
Impact on Share Price and Future Business Operations
If the Arrangement is not completed, there may be a negative impact on the Company’s share price, future business and operations to the extent that the current trading price of the Company’s Common Shares reflects an assumption that the Arrangement will be completed. The price of the Company’s Common Shares may decline if the Arrangement is not completed.
Costs of the Arrangement
There are certain costs related to the Arrangement, such as legal, accounting and certain financial advisor fees incurred, that must be paid even if the Arrangement is not completed. There are also opportunity costs associated with the diversion of management attention away from the conduct of the Company’s business in the ordinary course.

Risks of Proceeding with the Arrangement
Fluctuation in Market Value of the Corvus Common Shares
There is currently no market for the Corvus Common Shares and there can be no assurance that an active market will develop or be sustained after the Effective Date. The lack of an active public market could have a material adverse effect on the price of the Corvus Common Shares.
The market price of a publicly-traded stock is affected by many variables not directly related to the corporate performance of the company, including the market in which it is traded, the strength of the economy generally, the availability and attractiveness of alternative investments, and the breadth of the public market for the stock. The effect of these and other factors on the future market price of the Corvus Common Shares on any stock exchange cannot be predicted.
Trading Prices
The trading price of the New Common Shares may be lower following the Arrangement than the trading price of the Company’s Common Shares prior thereto, reflecting the disposition of the Transferred Assets and Working Capital Amount and such price may fluctuate significantly for a period of time following the Arrangement. The combined trading prices of the New Common Shares and the Corvus Common Shares received pursuant to the Arrangement may be less than, equal to or greater than the trading price of the Common Shares prior to the Arrangement.
Pre-Arrangement Consents and Approvals
The Company continues to seek and obtain certain necessary consents and approvals, including those relating to certain of the agreements relating to its mineral resource property interests, in order to implement the Arrangement and related transactions as currently structured. The Company believes that it will obtain such consents and approvals prior to the Effective Date. However, if certain approvals and consents are not received prior to the Effective Date, the Company may decide to proceed nonetheless, or it may either delay or amend the implementation of all or part of the Arrangement, including possibly delaying the completion of the Arrangement in order to allow sufficient time to receive such consents.
Potential Adverse Tax Consequences of Internal Transfers Occurring Prior to, or in Connection with, the Arrangement
The Company believes that the respective transfers of assets in connection with the Arrangement should not result in material income tax liability to the Company or its subsidiaries. However, tax authorities are not bound by the values ascribed by the Company to the various transferred assets and could place a higher value of some or all of the assets being transferred. If a taxing authority successful asserts a higher value for any assets transferred prior to, or in connection with, the Arrangement, this could result in material tax liability for the Company and/or its subsidiaries as a result of the Arrangement.
INFORMATION CONCERNING THE COMPANY POST-ARRANGEMENT
For further information concerning the Company post-Arrangement, see Schedule “G” attached to this Information Circular and the documents incorporated by reference herein. Additional information relating to the Company is available on SEDAR at www.sedar.com
INFORMATION CONCERNING CORVUS POST-ARRANGEMENT
For further information concerning Corvus post-Arrangement, see Schedule “H” attached to this Information Circular.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON: CORVUS OPTION PLAN
Approval Of Corvus’ Stock Option Plan
As the Option Plan will not carry forward to Corvus, and in contemplation of the Arrangement becoming effective, the current sole director of Corvus has adopted the Corvus Option Plan. At the Meeting, Shareholders will be asked to approve the Corvus Option Plan. The principal features of the Corvus Option Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Corvus Option Plan, which is set out in Schedule “I” hereto.
Summary of Corvus Option Plan
Corvus has adopted the Corvus Option Plan in order to provide incentive compensation to directors, officers, employees and consultants of Corvus and its subsidiaries as well as to assist Corvus and its subsidiaries in attracting, motivating and retaining qualified directors, management personnel and consultants. The purpose of the Corvus Option Plan is to provide additional incentive for participants’ efforts to promote the growth and success of the business of Corvus. The Corvus Option Plan will be administered by Corvus’ Compensation Committee, which will designate, from time to time, the recipients of grants and the terms and conditions of each grant, in each case in accordance with applicable securities laws and stock exchange requirements.
The aggregate maximum number of Corvus Common Shares available for issuance from treasury under the Corvus Option Plan at any given time is 10% of the issued and outstanding Corvus Common Shares as at the date of grant of a Corvus Option, subject to certain adjustments. As a “rolling” plan, the Corvus Option Plan contains an “evergreen” feature whereby any Corvus Options which have been granted under the Corvus Option Plan and which have been exercised or which have been cancelled, expired or terminated in accordance with the terms of the Corvus Option Plan will automatically “reload” and be available for future grants under the Corvus Option Plan. The TSX requires that plans containing an “evergreen” feature be submitted to shareholders for ratification every three years.
To date, no Corvus Options have been granted and none will be granted pursuant to the Arrangement. If the Corvus Option Plan is approved by Shareholders, a total of approximately 3,361,136 Corvus Options will be available for grant, which will represent approximately 10% of the issued and outstanding Corvus Common Shares.
The minimum exercise price of any Corvus Options issued under the Corvus Option Plan will be the greater of:
(a)	the “market price” of the Corvus Common Shares on the TSX on the trading day immediately preceding the day on which the Corvus Option is granted (calculated in accordance with the TSX Company Manual); and

(b)	the closing price of the Corvus Common Shares on the TSX on the trading day immediately preceding the day on which the Corvus Option is granted (provided that if there are no trades on such day then the last closing price within the preceding ten trading days will be used, and if there are no trades within such ten-day period, then the simple average of the closing bid and ask prices on the trading day immediately preceding the day of grant will be used) last daily market price per Corvus Common Share on the TSX on the trading day immediately preceding the grant date.
The Corvus Option Plan limits insider participation such that the number of Corvus Common Shares reserved for issuance and issuable within a one-year period to insiders, under the Corvus Option Plan and any other security-based compensation arrangement, does not exceed 10% of issued and outstanding common shares. Subject to the foregoing, the Corvus Option Plan does not provide for a maximum number of shares that may be issued to any one individual pursuant to the plan and any other share compensation arrangement (expressed as a percentage or otherwise).
The Corvus Options are subject to such vesting schedule as may be determined by the board of directors of Corvus. Notwithstanding the foregoing, if there is a takeover bid or tender offer made for all or any of the issued and outstanding Corvus Common Shares, then the board of directors may, in its sole and absolute discretion and if permitted by applicable legislation, unilaterally determine that outstanding Corvus Options, whether fully vested and exercisable or subject to vesting provisions or other limitations on exercise, shall be conditionally exercisable in full to enable the Corvus Common Shares subject to such Corvus Options to be conditionally issued and tendered to such bid or offer, subject to the condition that if the bid or offer is not duly completed the exercise of such Corvus Options and the issue of such Corvus Common Shares will be rescinded and nullified and the Corvus Options, including any vesting provisions or other limitations on exercise which were in effect will be reinstated.
Subject to extension in the event of a blackout period, as described below, Corvus Options granted under the Corvus Option Plan must be exercised no later than 10 years after the date of the grant or such shorter period as determined by the board of directors. Any outstanding Corvus Options shall remain in full force and effect and exercisable according to its terms for the term of the Corvus Option notwithstanding that the holder of such Corvus Option ceases to be a director, employee, officer or consultant of Corvus for any reason, including death, subject always to any express term in any option agreement which provides that upon the occurrence of one of such events there shall come into force a time limit for the exercise of such Corvus Option which is different than the term of such Corvus Option. So long as the Corvus Common Shares are listed on the TSX (unless otherwise permitted by the TSX) the maximum period within which the heirs or administrators of a deceased Optionee may exercise any portion of an outstanding Corvus Option is one (1) year from the date of death or the balance of the Option Period, whichever is earlier. In the event of the death of a participant, a Corvus Option that remains exercisable may be exercised in accordance with its terms by the person or persons to whom such participant’s rights under the Corvus Option shall have passed under the participant’s will or pursuant to law.
Where the expiry date for a Corvus Option occurs during a blackout period, the expiry date for such Corvus Option will be extended to the date that is 10 business days following the end of such blackout period.
Corvus Options may not be assigned or transferred with the exception of assignments to a personal representative of a participant on the death of the participant.
The Corvus Option Plan provides that subject to the policies, rules and regulations of any lawful authority having jurisdiction (including the TSX), the Board may, at any time, without further action or approval by the shareholders of Corvus, amend the Corvus Option Plan or any Corvus Option granted thereunder in such respects as it may consider advisable and without limiting the generality of the foregoing, it may do so to:
(a)	ensure that the Corvus Options granted thereunder will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which a participant to whom a Corvus Option has been granted may from time to time be resident or a citizen;

(b)	make amendments of an administrative nature;

(c)	change vesting provisions of a Corvus Option or the Corvus Option Plan;

(d)	change termination provisions of a Corvus Option provided that the expiry date does not extend beyond the original expiry date;

(e)	reduce the exercise price of a Corvus Option for a participant who is not an insider;

(f)	make any amendments required to comply with applicable laws or TSX requirements; and

(g)	make any other amendments that are accepted for filing by the TSX.

The Resolution
At the Meeting, Shareholders will be asked to pass a resolution in substantially the following form:
“RESOLVED, AS AN ORDINARY RESOLUTION, THAT:
1.	the 2010 incentive stock option plan (“Plan”) of Corvus be and is hereby approved, ratified and confirmed;

2.	Corvus be and is hereby authorized to grant stock options pursuant to the terms and conditions of the Plan equal in number up to an aggregate fixed percentage of 10% of the issued capital of the Company at the time of grant of any stock option from time to time, and all unallocated stock options issuable pursuant to the Plan be and are hereby specifically authorized and approved until August 12, 2013; and

3.	the Plan shall require re-approval by the shareholders on or before August 12, 2013 in order to remain effective past that date.”
Recommendation of the Directors
The board of directors of the Company has reviewed the Corvus Option Plan and concluded that the Corvus Option Plan is fair and reasonable to the Shareholders and in the best interests of the Company and Corvus. The Board considers that the ability to grant incentive stock options is an important component of the compensation strategy for Corvus and will be necessary to enable Corvus to attract and retain qualified directors, officers, employees and consultants. The Board therefore recommends that shareholders vote “For” the resolution to approve the Corvus Option Plan. Unless such authority is withheld, the persons named in the enclosed Proxy intend to vote in favour of the approval of the foregoing resolution.
If the Corvus Option Plan is not approved by the Shareholders, Corvus will not be entitled to grant options, and the Board believes that this will be significant detriment to the ability of Corvus to attract the personnel that it requires to be a success.
Approval
The resolution approving the Corvus Option Plan will require approval by a majority of votes cast on the matter at the Meeting.
INTERESTS OF EXPERTS
The following is a list of persons or companies whose profession or business gives authority to a statement made by the person or company named as having prepared or certified a part of that document or a report or valuation described herein or in a document incorporated by reference herein:
(a)	Paul Klipfel PhD., Tim Carew P.Geo and William Pennstrom, Jr. M.A., authors of the Livengood Technical Report;

(b)	Paul Klipfel PhD and Gary Giroux, M.Sc. P. Eng., authors of the Terra and LMS Technical Reports;

(c)	Roger Steininger PhD and Gary Giroux, M.Sc. P. Eng., authors of the North Bullfrog Technical Report;

(d)	Christopher N.A. Taylor, P.Geo., author of the Chisna Technical Report;

(e)	Jeffrey A. Pontius, a qualified person as defined by NI 43-101, supervised the preparation of the scientific and technical information on the Livengood Project that formed the basis of some of the disclosure in the Management Discussion and Analysis dated August 20, 2009 and April 12, 2010; and
(f)	Paul Klipfel PhD., a qualified person as defined in NI 43-101, supervised the preparation of the technical exploration information with respect to the Livengood Project that formed the basis of some of the disclosure in the Management Discussion and Analysis dated August 20, 2009.
To the Company’s and Corvus’ knowledge, none of the persons referred to above and none of the corporations by which they are employed have received or will receive any direct or indirect interests in the Company’s or Corvus’ property or the property of an associated party or an affiliate of the Company or Corvus or have any beneficial ownership, direct or indirect, of the securities of the Company or Corvus or of the securities of an associated party or an affiliate thereof, other than Jeffrey A. Pontius, who is the President and Chief Executive Officer of the Company, and who holds Common Shares and Options.
MacKay LLP is the auditor who prepared the auditor’s report for the Company’s annual financial statements for the financial year ended May 31, 2009, the auditor’s report for the audited financial statements of Corvus as at May 31, 2010 as set out in Schedule “E” hereto, and the auditor’s report for the carve-out financial statements as at May 31, 2009 as set out in Schedule “F” hereto. MacKay LLP report that they are independent from the Company and Corvus in accordance with the Rules of Professional Conduct in British Columbia, Canada.
Gowling Lafleur Henderson LLP, legal counsel to the Company and Corvus, prepared the Canadian tax disclosure contained in the Information Circular. As of the date hereof, the partners and associates of Gowling Lafleur Henderson LLP do not own more than 1% of the issued and outstanding common shares of each of the Company and Corvus.
Dorsey & Whitney LLP, legal counsel to the Company and Corvus, prepared the U.S. tax disclosure contained in the Information Circular. As of the date hereof, the partners and associates of Dorsey & Whitney LLP do not own more than 1% of the issued and outstanding common shares of each of the Company and Corvus.
OTHER MATTERS
Management knows of no other matters to come before the Meeting other than those referred to in the Notice of Meeting. However, if any other matters which are not known to management shall properly come before the Meeting, the Proxy given pursuant to the solicitation by management will be voted on such matters in accordance with the best judgment of the person voting the Proxy.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
Other than as set forth in this Information Circular, none of the Company’s directors or executive officers, nor any person who has held such a position since the beginning of the Company’s last completed financial year, nor any of their respective associates or affiliates, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

BOARD APPROVAL
The contents and sending of this Information Circular have been approved by the board of directors of International Tower Hill Mines Ltd.
Dated at Vancouver, British Columbia, as of the 9th day of July, 2010.
ON BEHALF OF THE BOARD
“Hendrik Van Alphen”
Hendrik Van Alphen
Chairman of the Board of Directors

AUDITORS’ CONSENT
We have read the Information Circular of International Tower Hill Mines Ltd. (the “Company”) dated July 9, 2010 relating to the proposed plan of arrangement involving the Company, its shareholders and Corvus Gold Inc. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.
We consent to the use in the above mentioned circular of:
a) our report to the shareholders of the Company dated August 6, 2009 on the consolidated balance sheets of the Company as at May 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive loss and deficit and cash flows for the years ended May 31, 2009, 2008 and 2007;
b) our report to the sole director of Corvus Gold Inc., dated June 15, 2010, on the balance sheet of Corvus Gold Inc. as at May 31, 2010 and the statements of operations, comprehensive loss and deficit and cash flows, for the period from incorporation April 13, 2010 to May 31, 2010; and
c) our report to the directors of the Company, dated June 25, 2010, accompanying the consolidated balance sheets of Nevada and Other Alaska Business as at May 31, 2009 and 2008 and the consolidated statements of operations, comprehensive loss and deficit and cash flows for the years ended May 31, 2009, 2008 and 2007.

Vancouver, Canada	“MacKay LLP”
July 9, 2010	Chartered Accountants

SCHEDULE “A”
ARRANGEMENT RESOLUTION
BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT:
1.	the plan of arrangement under Section 288 of the Business Corporations Act (British Columbia) set forth in the plan of arrangement (the “Plan of Arrangement”) attached as Schedule “A” to the arrangement agreement (the “Arrangement Agreement”) that is attached as Schedule “B” to the information circular (the “Information Circular”) of the Company dated July 9, 2010 accompanying the notice of meeting (as the Plan of Arrangement may be or may have been modified or amended) and all of the transactions and the reduction of capital contemplated therein, is hereby authorized, approved and adopted;

2.	the Arrangement Agreement and all the transactions contemplated therein and the actions of the directors of the Company in approving the Arrangement Agreement and the actions of the officers of the Company in executing and delivering the Arrangement Agreement and any amendments thereto are hereby ratified confirmed and approved;

3.	notwithstanding that this resolution has been duly passed by the shareholders of the Company or received the final approval of the Supreme Court of British Columbia, (the “Court”) without further notice to, or resolution of, the shareholders, approval is hereby given to the board of directors of the Company to (a) amend the Plan of Arrangement or the Arrangement Agreement, to the extent permitted by the Arrangement Agreement and the Plan of Arrangement, in any manner not inconsistent with an applicable order of the Court, and (b) subject to the terms of the Arrangement Agreement to determine not to proceed with the Plan of Arrangement and to revoke this resolution at any time prior to the Effective Time (as defined in the Arrangement Agreement); and

4.	any one director or officer of the Company be and is hereby authorized, for and on behalf of the Company, to execute and deliver any documents, agreements and instruments and to perform all such other acts and things as in such person’s opinion may be necessary or desirable to implement this special resolution and the matters authorized hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents, agreements or instruments and the doing of any such act or thing.

SCHEDULE “B”
ARRANGEMENT AGREEMENT

ARRANGEMENT AGREEMENT
THIS ARRANGEMENT AGREEMENT is made as of the 8th day of July, 2010
BETWEEN:
INTERNATIONAL TOWER HILL MINES LTD., a company duly incorporated under the laws of British Columbia, having its head office at Suite 1920, 1188 West Georgia Street, Vancouver, British Columbia V6E 4A2
(hereinafter referred to as the “Company”)
AND:
CORVUS GOLD INC., a company duly incorporated under the laws of British Columbia, having its head office at Suite 1920, 1188 West Georgia Street, Vancouver, British Columbia V6E 4A2
(hereinafter referred to as “Corvus”)
WHEREAS:
A.	Corvus is a wholly-owned subsidiary of the Company.

B.	The Company wishes to carry out a reorganization of the Company’s business and a reorganization of the capital of the Company, all pursuant to the Plan of Arrangement (as hereinafter defined) and on the terms and conditions set out in this Agreement.

C.	In contemplation of the reorganization of the Company’s business, the Company and Corvus have entered into the Talon Nevada Purchase Agreement and intend to enter into the Corvus Subscription Agreement and Raven Gold Subscription Agreement (each as hereinafter defined) and Raven Gold and Talon Alaska (each as hereinafter defined) have entered into the Alaska Purchase Agreement (as hereinafter defined), whereby, among other things, Corvus will acquire the Transferred Assets (as hereinafter defined), directly or indirectly.

D.	In contemplation of the reorganization of the capital of the Company, the Company will amend its authorized share structure to create the New Common Shares (as hereinafter defined) and will redesignate the existing common shares as described in the Plan of Arrangement.

E.	To complete the reorganization of the capital of the Company and the reorganization of the Company’s business, the Company will distribute the Corvus Common Shares to the shareholders of the Company by way of a reduction of the Company’s capital and the shareholders of the Company will exchange their existing common shares for New Common Shares, all pursuant to the Plan of Arrangement with the result that the shareholders of the Company (other than dissenting shareholders) will become shareholders of Corvus and have the same percentage shareholding in each of the Company and Corvus at the Effective Time of the Arrangement (as hereinafter defined) and Corvus will own the Transferred Assets, directly or indirectly, which will include the Spin-Off Alaska Assets, Talon Nevada and the North Bullfrog Project.

F.	The Company proposes to have the Shareholders consider the Arrangement on the terms set forth in the Plan of Arrangement.
NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby covenant and agree as follows:
ARTICLE 1
INTERPRETATION
1.1 Definitions
In this Agreement including the recitals hereto the words and terms set out below have the following meanings:
“1933 Act” means the United States Securities Act of 1933, as amended, and rules and regulations promulgated thereunder;
“Act” means the Business Corporations Act (British Columbia) S.B.C. 2002, c.57, as amended;
“Adjustment Measurement Date” means the date which is five trading days following the date on which the Corvus Common Shares commence trading on the TSX, or such other applicable stock exchange;
“Agreement” means this arrangement agreement, including the appendices attached hereto, as supplemented or amended from time to time;
“Alaska Purchase Agreement” means the purchase and sale agreement entered into by and between Talon Alaska and Raven Gold dated July 8, 2010 pursuant to which Talon Alaska has agreed, among other things, to transfer the Spin-Off Alaska Assets to Raven Gold for the purchase price of CAD 8.5 million;
“Arrangement” means an arrangement to be effected under the provisions of section 288 of the Act, on the terms and conditions set forth in the Plan of Arrangement, subject to any amendment or supplement thereto made in accordance with this Agreement, the Plan of Arrangement or at the direction of the Court;
“Business Day” means any day, other than a Saturday or a Sunday, when Canadian chartered banks are open for business in the City of Vancouver, British Columbia;
“Common Shares” means the common shares in the capital of the Company which the Company is authorized to issue as of the date hereof;
“Corvus” means Corvus Gold Inc., a company incorporated under the laws of British Columbia;
“Corvus Common Shares” means the common shares in the capital of Corvus which Corvus is authorized to issue as of the date hereof;
“Corvus Subscription Agreement” means the subscription agreement to be entered into by the Company with Corvus for the issuance of Corvus Common Shares to the Company from treasury for the issue price of CAD 14.8 million;
“Court” means the Supreme Court of British Columbia;
“Dissenting Shareholders” means Shareholders who have properly exercised their rights of dissent pursuant to Article 4 or the Plan of Arrangement;
“Effective Date” means the date on which a certified copy of the Final Order with the Plan of Arrangement and such other documents as are required to be filed under the Act to give effect to the Arrangement have been accepted for filing under section 292 of the Act by the Registrar;
“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date;

“Final Order” means the final order of the Court approving the Arrangement;
“Information Circular” means the management information circular of the Company to be prepared and sent to the Shareholders in connection with the Meeting, and any supplements thereto;
“Interim Order” means the order of the Court made pursuant to the petition therefore contemplated by section 2.4.1 hereof;
“ITA” means the Income Tax Act (Canada), as amended;
“Meeting” means the special meeting of the Shareholders to be held to consider, among other matters, the Arrangement, and any adjournment or postponement thereof;
“New Common Shares” means the new class of common shares which will be created and added to the authorized share structure of the Company and which the Company will be authorized to issue on and after the Effective Date;
“North Bullfrog Project” means the Company’s North Bullfrog gold project located in Nevada and held by Talon Nevada;
“Option Plan” means the stock option plan of the Company dated August, 2006 and initially approved by shareholders on September 22, 2006, as amended;
“Optionholders” means the holders of the Options;
“Options” means the options of the Company to purchase Common Shares granted pursuant to the Option Plan;
“Party” means a party to this Agreement and “Parties” means all of the parties to this Agreement;
“Person” means any individual, partnership, limited partnership, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator, or other legal personal representative, or governmental entity or agency, however designated or constituted;
“Plan of Arrangement” means the plan of arrangement that is attached as Schedule “A” hereto and any amendment or variation thereto;
“Raven Gold” means Raven Gold Alaska Inc., a corporation incorporated under the laws of Alaska;
“Raven Gold Subscription Agreement” means the subscription agreement to be entered into by Corvus with Raven Gold for the issuance of one Common Share of Raven Gold to Corvus from treasury for the issue price of CAD 8.5 million;
“Registrar” means the Registrar of Companies appointed under section 400 of the Act;
“Securityholders” means, collectively, the Shareholders, Optionholders and Warrantholders;
“Shareholders” means the holders of the Common Shares;
“Special Resolution” means a resolution passed by a majority of not less than two-thirds of the votes cast by Shareholders in respect of such resolution at the Meeting;
“Spin-Off Alaska Assets” means, the assets comprising the “Talon Interest” as such term is defined in the Alaska Purchase Agreement, which for greater certainty includes the West Pogo, Chisna, Terra and LMS Projects;
“Talon Alaska” means Talon Gold Alaska, Inc., a corporation incorporated under the laws of Alaska;

“Talon Nevada” means Talon Gold Nevada, Inc., a corporation incorporated under the laws of Nevada;
“Talon Nevada Purchase Agreement” means the purchase and sale agreement entered into by and between the Company and Corvus dated July 8, 2010 pursuant to which the Company shall agree, among other things, to transfer to Corvus all of the shares of Talon Nevada;
“Transferred Assets” has the meaning assigned to that term in the Plan of Arrangement;
“TSX” means the Toronto Stock Exchange;
“Warrantholders” means the holders of the Warrants;
“Warrants” means the share purchase warrants of the Company exercisable to acquire Common Shares that are outstanding immediately prior to the Effective Time; and
“Working Capital Amount” means the approximately CAD 3.3 million to be retained by Corvus pursuant to the Arrangement from the proceeds of the Corvus Subscription Agreement.
1.2 Interpretation Not Affected by Headings
The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms “this Agreement”, “hereof’, and “hereunder” and similar expressions refer to this Agreement (including any exhibits and schedules hereto) and not to any particular article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.
1.3 Numbers, Et Cetera
Unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include both genders; and words importing persons shall include firms, corporations, trusts and partnerships.
1.4 Dates for Any Action
In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day at such place, unless otherwise agreed to.
1.5 Entire Agreement
This Agreement, together with the exhibits, schedules, agreements and other documents herein or therein referred to, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter hereof.
1.6 Currency
All sums of money, which are referred to in this Agreement, are expressed in lawful money of Canada unless otherwise specified.
1.7 Schedules
The following Schedules are attached hereto and form a part hereof:
Schedule “A” — Plan of Arrangement

ARTICLE 2
THE ARRANGEMENT
2.1 Arrangement
The Company and Corvus agree to effect the Arrangement on the terms and subject to the conditions contained in this Agreement and on the terms set forth in the Plan of Arrangement.
2.2 Effective Date of Arrangement
The Arrangement shall become effective in the order set out in the Plan of Arrangement commencing at the Effective Time on the Effective Date.
2.3 Commitment to Effect Arrangement
Subject to the satisfaction of the terms and conditions contained in this Agreement, the Company and Corvus shall each use all reasonable efforts and do all things reasonably required to cause the Arrangement to become effective on the Effective Date. Without limiting the generality of the foregoing, the Parties shall proceed forthwith to apply for the Interim Order and, upon obtainment thereof, the Company shall hold the Meeting and mail the Information Circular to the Shareholders.
2.4 Court Approvals
2.4.1	As soon as is reasonably practicable after the date of execution of this Agreement, the Company shall:
(a)	file, proceed with and diligently prosecute an application to the Court for the Interim Order, providing for, among other things, the calling and holding of the Meeting for the purpose of considering and, if deemed advisable, approving the Arrangement; and

(b)	subject to obtaining the approvals as contemplated by the Interim Order (including the approval of the Special Resolution by the Shareholders) and as may be directed by the Court in the Interim Order, file, proceed with and diligently prosecute an application for the Final Order which application shall be in form and substance satisfactory to the parties hereto.
2.4.2	The notice to the Court and related materials for the applications referred to in this section shall be in a form satisfactory to the Company and Corvus prior to filing, and in the case of the application to the Court for the Interim Order, shall inform the Court that, based on the Court’s determination of the fairness of the Plan of Arrangement, the Company will rely on section 3(a)(10) of the 1933 Act for an exemption from the 1933 Act registration requirements with respect to the securities to be issued under the Plan of Arrangement. In order to ensure the availability of such exemption, the Parties agree that the Arrangement will be carried out on the following basis:
(a)	the Arrangement will be subject to the approval of the Court;

(b)	the Court will be required to satisfy itself as to the fairness of the Arrangement to the Securityholders subject to the Arrangement;

(c)	the Final Order will expressly state that the Arrangement is approved by the Court as being fair to the Securityholders to whom securities will be issued;

(d)	the Company will ensure that each Securityholder will be given adequate and timely notice advising them of their right to attend the hearing of the Court to give approval of the Arrangement and providing them with sufficient information necessary for them to exercise that right;

(e)	the Securityholders will be advised that the securities issued in the Arrangement have not been registered under the 1933 Act and will be issued by the Company and Corvus in reliance on the exemption from the registration requirements of the 1933 Act provided by section 3(a)(10) of the 1933 Act and may be subject to restrictions on resale under the securities laws of the United States, including, as applicable, Rule 144 under the 1933 Act with respect to affiliates of the Company and Corvus after the Effective Time or within 90 days prior to the Effective Time;

(f)	the Interim Order will specify that each Securityholder will have the right to appear before the Court at the hearing of the Court to give approval of the Arrangement so long as such Securityholder files and delivers an appearance within a reasonable time; and

(g)	the Final Order shall include a statement substantially to the following effect:
“This Order will serve as a basis of a claim to an exemption, pursuant to section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that act, regarding the distribution of securities of the Company and Corvus, pursuant to or in connection with the Plan of Arrangement.”
2.5 Filing with Registrar
Subject to the rights of termination contained in Article 4 hereof, upon the Shareholders approving the Arrangement by Special Resolution in accordance with the provisions of the Interim Order, as applicable, and the Act, the Company obtaining the Final Order, and the other conditions contained in Article 3 hereof being complied with or waived, the Company shall make the filings with the Registrar pursuant to section 292 of the Act as necessary to effect the Arrangement.
2.6 Post-Effective Time Exercise of Warrants
(a)	Corvus acknowledges and agrees that, pursuant to the Arrangement, from and after the Effective Time it shall be obligated to issue Corvus Common Shares to Warrantholders, as the case may be, upon the exercise of Warrants.

(b)	After the Effective Time, on exercise of a Warrant, the Company shall deliver to Corvus an exercise notice (an “Exercise Notice”) which sets out the number of Warrants being exercised and the name and registration particulars for the Warrantholder that is exercising Warrants and will pay to Corvus a portion of the exercise price in respect of each Warrant (other than a Warrant that would result in the issuance of a fractional Corvus Share) equal to the exercise price of the Warrant immediately prior to the Effective Time multiplied by the fraction A/B where:
(i)	“A” is the volume weighted average trading price of the Corvus Common Shares for the five trading days preceding the Adjustment Measurement Date; and

(ii)	“B” is the volume weighted average trading price of the Corvus Common Shares plus the volume weighted average trading price of the New Common Shares for the five trading days preceding the Adjustment Measurement Date, any or such other price as the TSX, or other applicable stock exchange, may require (the “Corvus Exercise Price”).

(c)	As soon as reasonably possible after receipt of a completed Exercise Notice and the Corvus Exercise Price, Corvus shall issue and deliver, or cause to be issued or delivered to the Company, Corvus Common Share certificates registered as directed in the Exercise Notice representing the number of Corvus Common Shares to which the Warrantholder is entitled under the Plan of Arrangement.

(d)	Upon the reasonable request by Corvus, the Company shall provide to Corvus an up to date list of the outstanding Warrants for which Corvus Common Shares are issuable hereunder.
2.7 Post-Effective Time Corvus Property Agreement
(a)	The Company acknowledges and agrees that, from time to time after the Effective Date, Corvus, or a subsidiary of Corvus, may be required to deliver New Common Shares to the lessors under that certain Mining Lease and Option to Purchase dated effective December 1, 2007 made and entered into by and among the Brian L. Greenspun Family Limited Partnership, the Daniel A. Greenspun and Robin S. Greenspun Family Limited Partnership, the Susan Greenspun-Fine Family Limited Partnership and the Jane Greenspun Gale Family Limited Partnership, as lessors, Talon Nevada, as lessee, and the Company (the “Mayflower Lease”).

(b)	The Company agrees that it shall issue and deliver New Common Shares, registered and delivered as directed by Corvus or a subsidiary of Corvus, as soon as reasonably possible after receipt from Corvus or a subsidiary of Corvus of written notice providing the number of New Corvus Shares to be issued and the registration particulars for such shares together with the purchase price per New Common Share equal to the volume weighted average trading price of the New Common Shares for the five trading dates preceding the date on which the notice and purchase price were delivered to the Company, or such other price as the TSX, or other applicable stock exchange may require.

(c)	Any New Common Shares which may be issued by the Company pursuant to this subsection 2.7, shall be subject to adjustment in accordance with the terms of the Mayflower Lease, and the Company shall not effect any transaction that would result in the succession of the Company unless prior to, or simultaneously with the consummation thereof, the entity succeeding the Company agrees in writing to be bound by and will comply with this subsection 2.7.
2.8 Supplementary Actions
Both the Company and Corvus shall be required to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to further document or evidence any of the transactions or events required in connection with the Arrangement, including without limitation, any resolutions of directors authorizing the issue, distribution, exchange, transfer, redemption or purchase for cancellation of shares, any share transfer powers evidencing the transfer of shares and any receipt therefore, any promissory notes and receipts therefore, any necessary addition to or deletions from share registers or other registers whether before or after the Effective Date and shall cooperate with each other after the Effective Date as necessary to achieve the objectives of the Arrangement. Upon the Arrangement becoming effective, the Company and Corvus shall exchange such other documents as may be necessary or desirable in connection with the completion of the transactions contemplated by this Agreement and the Plan of Arrangement.
ARTICLE 3
CONDITIONS
3.1 Mutual Conditions Precedent
The respective obligations of each Party hereto to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions:
(a)	the Interim Order and the Final Order shall have been obtained in form and substance satisfactory to the Company and Corvus;

(b)	the Arrangement, with or without amendment, shall have been approved at the Meeting in accordance with the Interim Order and by the requisite majority of the votes cast by the Shareholders thereon at the Meeting;

(c)	the TSX shall have received notice of the Arrangement in accordance with their rules and policies, and shall have no objection to the Arrangement as of the Effective Date and, if required, the TSX shall have conditionally approved the listing of the New Common Shares to be issued pursuant to the Arrangement (including the New Common Shares which as a result of the Arrangement are issuable on the exercise of the Options and Warrants), subject to the usual requirements of the TSX;

(d)	the TSX, or such other recognized stock exchange acceptable to Corvus, shall have conditionally approved the listing of the Corvus Common Shares issuable under the Arrangement (including the Corvus Common Shares which as a result of the Arrangement are issuable on the exercise of the Warrants), subject to compliance with the requirements of the TSX or such other stock exchange;

(e)	the conditions precedent, other than any conditions related to the completion of the transactions contemplated under this Agreement, contained in the Alaska Purchase Agreement, Talon Nevada Purchase Agreement, Corvus Subscription Agreement and Raven Gold Subscription Agreement shall have been satisfied or waived;

(f)	there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement;

(g)	all material regulatory requirements shall have been complied with and all governmental, court, regulatory, third person and other approvals, consents, expiry of waiting periods, waivers, permits, exemptions, orders and agreements and all amendments and modifications to, and terminations of, agreements, indentures and arrangements considered by the Company to be necessary or desirable for the completion of the transactions provided for in this Agreement and the Arrangement to become effective and for the transfer of the Transferred Assets to Corvus, shall have been obtained or received on terms that are satisfactory to the Company and Corvus;

(h)	none of the consents, orders, regulations or approvals contemplated herein shall contain conditions or require undertakings or security deemed unsatisfactory or unacceptable by the Company or Corvus, acting reasonably;

(i)	dissent rights shall not have been exercised prior to the Effective Date by holders of 3% or more of the Common Shares; and

(j)	this Agreement shall not have been terminated under Article 4.
3.2 Merger of Conditions
The conditions set out in section 3.1 shall be deemed conclusively to have been satisfied, waived or released at the Effective Time.
ARTICLE 4
AMENDMENT AND TERMINATION
4.1 Amendment
This Agreement and the Plan of Arrangement may, at any time and from time to time before and after the holding of the Meeting but not, except as provided in the Plan of Arrangement, later than the Effective Time, be amended by written agreement of the Parties without, subject to any restrictions under applicable law or contained in the Final Order, further notice to or authorization on the part of the Securityholders for any reason whatsoever.

4.2 Termination
This Agreement may, at any time before or after the holding of the Meeting but no later than the Effective Time, be terminated by resolution of the board of directors of the Company without further notice to, or action on the part of, its shareholders and nothing expressed or implied herein or in the Plan of Arrangement shall be construed as fettering the absolute discretion by the board of directors of the Company to elect to terminate this Agreement and discontinue efforts to effect the Arrangement for whatever reasons it may consider appropriate.
4.3 Effect of Termination
Upon termination of this Agreement, no Party shall have any liability or further obligation to any other Party hereunder.
ARTICLE 5
GENERAL
5.1 Assignment
No Party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other Party.
5.2 Expenses of the Arrangement
The Company will pay the costs, fees and expenses of the Arrangement incurred up to and including the Effective Date, and thereafter each Party will pay their respective costs, fees and expenses.
5.3 Notices
All notices which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile, in each case to the attention of a senior officer at the addresses set forth on the first page hereof or at such other addresses as shall be specified by the Parties by like notice from time to time. Any notice so delivered shall be deemed to be delivered on the date of delivery to such address if delivered on a Business Day prior to 5:00 p m (local time at the place of receipt) or on the next Business Day if delivered after 5:00 p m or on a non-Business Day.
5.4 Severable
If any provision of this Agreement is determined to be void or unenforceable in whole or in part, such void or unenforceable provision shall not affect or impair the validity of any other provision of the Agreement and shall be severable from this Agreement.
5.5 Binding Effect
This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the Parties and their respective successors and permitted assigns.
5.6 Waiver
Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting the same.
5.7 Time of the Essence
Time is of the essence of this Agreement.

5.8 Governing Law
This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.
[Remainder of page left blank intentionally]

5.9 Counterparts
This Agreement may be executed in one or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written.

INTERNATIONAL TOWER HILL MINES LTD.
Per:	(signed) Lawrence Talbot
Authorized Signatory

CORVUS GOLD INC.
Per:	(signed) Lawrence Talbot
Authorized Signatory

SCHEDULE “A”
TO THE ARRANGEMENT AGREEMENT DATED
JULY 8, 2010 BETWEEN INTERNATIONAL TOWER HILL MINES LTD.
AND CORVUS GOLD INC.
PLAN OF ARRANGEMENT UNDER SECTION 288
OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)
ARTICLE 1
INTERPRETATION
1.1 Definitions
In this Plan of Arrangement, unless something in the subject matter or context is inconsistent therewith:
“Act” means the Business Corporations Act (British Columbia) S.B.C. 2002, c.57, as amended;
“Alaska Purchase Agreement” means the purchase and sale agreement entered into by and between Talon Alaska and Raven Gold dated July 8 2010 pursuant to which Talon Alaska has agreed, among other things, to transfer the Spin-Off Alaska Assets to Raven Gold for the purchase price of CAD 8.5 million;
“Arrangement” means an arrangement to be effected under the provisions of section 288 of the Act, on the terms and conditions set forth in this Plan of Arrangement, subject to any amendment or supplement hereto made in accordance with the Arrangement Agreement, this Plan of Arrangement or at the direction of the Court;
“Arrangement Agreement” means the Arrangement Agreement dated July 8, 2010 between the Company and Corvus, including the Schedules thereto, as supplemented or amended from time to time;
“Business Day” means any day, other than a Saturday or a Sunday, when Canadian chartered banks are open for business in the City of Vancouver, British Columbia;
“Chisna Project” means the Company’s Chisna copper-gold project located in Alaska and held by Talon Alaska;
“Class A Shares” means the new class of Common Shares after they are redesignated as “Class A Shares” of the Company at the Effective Time pursuant to the terms of this Plan of Arrangement;
“Common Shares” means the common shares in the capital of the Company prior to the Effective Time;
“Company” means International Tower Hill Mines Ltd., a company incorporated under the laws of British Columbia;
“Corvus” means Corvus Gold Inc., a company incorporated under the laws of British Columbia;
“Corvus Common Shares” means the common shares in the capital of Corvus which Corvus is authorized to issue as of the date hereof;
“Corvus Subscription Agreement” means the subscription agreement to be entered into by the Company with Corvus for the issuance of Corvus Common Shares to the Company from treasury for the issue price of CAD 14.8 million;
“Court” means the Supreme Court of British Columbia;

“Depositary” means Computershare Investor Services Inc., the depositary appointed by the Company and Corvus for the purpose of, among other things, delivering certificates representing New Common Shares and Corvus Common Shares in connection with the Arrangement;
“Dissenting Shareholders” means Shareholders who have properly exercised their rights of dissent pursuant to Article 4 of this Plan of Arrangement;
“Effective Date” means the date on which a certified copy of the Final Order with the Plan of Arrangement and such other documents as are required to be filed under the Act to give effect to the Arrangement have been accepted for filing under section 292 of the Act by the Registrar;
“Effective Time” means 12:01 a.m. (Vancouver time) on the Effective Date;
“Final Order” means the final order of the Court approving the Arrangement;
“Information Circular” means the management information circular of the Company to be prepared and sent to the Shareholders, Optionholders and Warrantholders in connection with the Meeting, and any supplements thereto;
“LMS Project” means the Company’s LMS gold project located in Alaska and held by Talon Alaska;
“Meeting” means the special meeting of the Shareholders to be held to consider, among other matters, the Arrangement, and any adjournment or postponement thereof;
“New Common Shares” means the new class of common shares which will be created and added to the authorized share structure of the Company and which the Company will be authorized to issue on and after the Effective Time;
“North Bullfrog Project” means the Company’s North Bullfrog gold project located in Nevada and held by Talon Nevada;
“Option Plan” means the stock option plan of the Company dated August, 2006 and initially approved by shareholders on September 22, 2006, as amended;
“Optionholders” means the holders of the Options;
“Options” means the share purchase options of the Company granted pursuant to the Option Plan exercisable to acquire Common Shares that are outstanding immediately prior to the Effective Time;
“Person” means any individual, partnership, limited partnership, syndicate, sole proprietorship, company or corporation, with or without share capital, unincorporated association, trust, trustee, executor, administrator, or other legal personal representative, or governmental entity or agency, however designated or constituted;
“Plan of Arrangement” means this plan of arrangement and any amendment or variation hereto made in accordance with section 4.1 of the Arrangement Agreement;
“Raven Gold” means Raven Gold Alaska Inc., a corporation incorporated under the laws of Alaska;
“Raven Subscription Agreement” means the subscription agreement to be entered into by Corvus with Raven Gold for the issuance of one common share of Raven Gold to Corvus from treasury for the issue price of CAD 8.5 million;
“Registrar” means the Registrar of Companies appointed under section 400 of the Act;
“Rights” means the rights of the Company issued pursuant to the Shareholder Rights Plan;
“Securityholders” means, collectively, the Shareholders, Optionholders and Warrantholders;

“Shareholder” or “holder of shares” means a registered or beneficial holder of Common Shares on the Effective Date;
“Shareholder Rights Plan” means the shareholder rights plan of the Company dated as of August 26, 2009;
“Spin-Off Alaska Assets” means, the assets comprising the “Talon Interest” as such term is defined in the Alaska Purchase Agreement, which for greater certainty includes the interest of Talon in the West Pogo, Chisna, Terra and LMS Projects;
“Step (c)” has the meaning assigned to that term in section 3.1(c) of this Plan of Arrangement;
“Step (d)” has the meaning assigned to that term in section 3.1(d) of this Plan of Arrangement;
“Step (e)” has the meaning assigned to that term in section 3.1(e) of this Plan of Arrangement;
“Step (f)” has the meaning assigned to that term in section 3.1(f) of this Plan of Arrangement;
“Step (g)” has the meaning assigned to that term in section 3.1(g) of this Plan of Arrangement;
“Step (n)” has the meaning assigned to that term in section 3.1(n) of this Plan of Arrangement;
“Step (o)” has the meaning assigned to that term in section 3.1(o) of this Plan of Arrangement;
“Step (p)” has the meaning assigned to that term in section 3.1(p) of this Plan of Arrangement;
“Tax Act” means the Income Tax Act (Canada), as amended;
“Talon Alaska” means Talon Gold Alaska, Inc., a corporation incorporated under the laws of Alaska;
“Talon Nevada” means Talon Gold Nevada, Inc., a corporation incorporated under the laws of Nevada and holder of the North Bullfrog Project;
“Talon Nevada Purchase Agreement” means the purchase and sale agreement entered into by and between the Company and Corvus dated July 8 2010 pursuant to which the Company shall agree, among other things, to transfer to Corvus all of the shares of Talon Nevada;
“Terra Project” means the Company’s Terra gold-silver project located in Alaska and held by Talon Alaska;
“Transferred Assets” means the property listed in Appendix “1” attached hereto;
“TSX” means the Toronto Stock Exchange;
“Warrantholders” means the holders of the Warrants;
“Warrants” means the share purchase warrants of the Company exercisable to acquire Common Shares that are outstanding immediately prior to the Effective Time;
“West Pogo Project” means the Company’s West Pogo gold project located in Alaska and held by Talon Alaska; and
“Working Capital Amount” means the approximately CAD 3.3 million to be retained by Corvus pursuant to the Arrangement from the proceeds of the Corvus Subscription Agreement.

1.2 Headings
The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. The terms “this Plan of Arrangement”, “hereof’ and “hereunder” and similar expressions refer to this Plan of Arrangement and not to any particular Article or Section hereof and include any agreement or instrument supplemental therewith, references herein to Articles and Sections are to Articles and Sections of this Plan of Arrangement.
1.3 Number and Gender
In this Plan of Arrangement, unless something in the context is inconsistent therewith, words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neutral genders and vice versa, words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa and words importing shareholders shall include members.
1.4 Statutes
A reference to a statute shall be deemed to include every regulation made pursuant thereto, all amendments to the statute or to any such regulation enforced from time to time, and any statute or regulation that supplements or supersedes such statute or any such regulation.
ARTICLE 2
GOVERNING AGREEMENT
2.1 Arrangement Agreement
This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.
2.2 Binding Effect
The Arrangement shall be binding upon the Company, Corvus and the Securityholders on and from the Effective Time. The Company shall have the sole discretion and authority to determine when to make the necessary filings with the Registrar to cause the Effective Date to occur.
ARTICLE 3
ARRANGEMENT
3.1 The Arrangement
Commencing at the Effective Time, the following will occur and will be deemed to occur sequentially in the following order without any further act or formality:
(a)	the Common Shares held by Dissenting Shareholders together with any and all Rights attached to such Common Shares shall be deemed to have been transferred by the holder thereof, without any further act or formality on its part, free and clear of all liens, claims and encumbrances, to the Company and the Dissenting Shareholders shall cease to have any rights as shareholders of the Company other than the right to be paid the fair value of their Common Shares in accordance with article 4 of this Plan of Arrangement;

(b)	the notice of articles and articles of the Company shall be amended to:
(i)	change the designation of the existing “common shares” (being the Common Shares) to “class A shares” (being the Class A Shares);

(ii)	create a new class of shares designated as “common shares” (being the New Common Shares), with an authorized capital of 500,000,000 New Common Shares; and

(iii)	consequential on the creation of the New Common Shares, attach the special rights set out in Appendix 2 to the Class A Shares;
(c)	the Company’s central securities register for the “common shares” (being the Common Shares) shall be deemed to be the central securities register for the renamed and redesignated “class A shares” (being the Class A Shares) (“Step (c)”);

(d)	Corvus will issue and be deemed to issue Corvus Common Shares to the Company pursuant to the Corvus Subscription Agreement for the issue price of CAD 14.8 million (the “Cash”) and the number of Corvus Common Shares to be issued in consideration of the Cash shall be such that the total number of issued and outstanding Corvus Shares is equal to the number of issued and outstanding Common Shares immediately prior to the Effective Time multiplied by one-half (“Step (d)”);

(e)	Corvus will pay and be deemed to pay to Raven Gold CAD 8.5 million as the issue price for one additional treasury share of Raven Gold pursuant to the Raven Subscription Agreement (“Step (e)”);

(f)	the “Closing” under the Alaska Purchase Agreement for the sale by Talon Alaska of the Spin-Off Alaska Assets to Raven Gold will occur and be deemed to occur (“Step (f)”);

(g)	the capital of the Company in respect of the Class A Shares will be reduced and deemed to be reduced pursuant to section 74 of the Act by an amount equal to the fair market value of the Corvus Common Shares and the Company will transfer and be deemed to have transferred all Corvus Common Shares held by it to the Shareholders (other than dissenting Shareholders) on the basis of one-half of one Corvus Common Share for each Common Share held by each Shareholder at the Effective Time, and the transfer of the Corvus Common Shares to the Shareholders (other than dissenting Shareholders) will be deemed to be full payment of such reduction of capital, and for greater certainty, subject to section 4.5, the Company shall be deemed not to be the holder of any Corvus Common Shares and any Corvus Common Shares held by the Company shall be cancelled and the appropriate entry shall be made in Corvus’s central securities registry (“Step (g)”);

(h)	each recipient of Corvus Common Shares transferred shall be deemed to be the holder of the number of Corvus Common Shares issued to such holder; the name of such holder shall be added to the central securities register of Corvus as the holder of the number of the Corvus Common Shares so issued to such holder;

(i)	each Class A Share issued and outstanding at the Effective Time (other than shares held by Dissenting Shareholders) will be deemed to be exchanged (without any action on the part of the holder of the Class A Shares) for one New Common Share, and no other consideration will be received or receivable therefor by any holder of the Class A Shares;

(j)	each Shareholder shall be deemed to cease to be the holder of the Class A Shares together with any and all Rights attached to such Class A Shares so exchanged, shall cease to have any rights with respect to such Class A Shares and shall be deemed to be the holder of the number of New Common Shares issued to such Shareholder; the name of such Shareholder shall be removed from the central securities register for Class A Shares in respect of the Class A Shares so exchanged and shall be added to the central securities register of the New Common Shares so issued to such Shareholder, and each holder of the Class A Shares shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to exchange such shares as described above;

(k)	the Class A Shares and any and all Rights attached to such Class A Shares shall be deemed to have been cancelled and the appropriate entry shall be made in the Company’s central securities registry;

(l)	for greater certainty, the aggregate capital of the New Common Shares for the purposes of the Act will equal the capital of the Class A Shares immediately before the exchange, after deducting the reduction in capital pursuant to Step (g) above;

(m)	for greater certainty, in accordance with the terms of the Options and the consents signed by each Optionholder, each Option will entitle the Optionholder thereof to receive (and such holder shall be deemed to accept), upon the exercise thereof, in lieu of the number of Common Shares otherwise issuable upon the exercise thereof, the same number of New Common Shares;

(n)	in accordance with the terms of the Warrants, each Warrant will entitle the holder thereof to receive (and such holder shall be deemed to accept), upon the exercise thereof, in lieu of the number of Common Shares otherwise issuable upon the exercise thereof, the number of New Common Shares and Corvus Common Shares which such holder would have been entitled to receive as a result of the Arrangement if, immediately prior to the Effective Time, such holder had been the registered holder of the number of Common Shares to which such holder was theretofore entitled upon such exercise (“Step (n)”);

(o)	the Company will transfer and be deemed to transfer all of the shares of Talon Nevada to Corvus and in consideration Corvus will pay and be deemed to pay to the Company CAD 3 million pursuant to the Talon Nevada Purchase Agreement and the balance of the Cash, being the CAD 3.3 million Working Capital Amount, will remain the property of Corvus (“Step (o)”); and

(p)	the Company’s notice of articles and articles shall be amended to cancel the class of shares designated as “Class A Shares”, none of which will be issued and outstanding at such time in accordance with the Plan of Arrangement (“Step (p)”).
3.2 Shareholder Rights Plan
For greater certainty, the Shareholder Rights Plan shall not apply in respect of the Arrangement, the transactions contemplated thereunder or to Corvus or the Corvus Common Shares issued in connection with the Arrangement. For greater certainty, pursuant to the terms of the Shareholder Rights Plan from and after the Effective Time, the Shareholder Rights Plan will automatically apply to the New Common Shares.
3.3 Post-Effective Time Procedures
(a)	On or as soon as practicable after the Effective Date, the Company and Corvus shall deliver or arrange to be delivered to the Depositary certificates representing the New Common Shares and the Corvus Common Shares respectively required to be issued to the Shareholders in accordance with the provisions of section 3.1 hereof, which certificates shall be held by the Depositary as agent and nominee for the Shareholders for delivery to the Shareholders in accordance with the provisions of Article 5 hereof.

(b)	Subject to the provisions of Article 5 hereof, the Shareholders shall be entitled to receive the certificates representing the New Common Shares and the Corvus Common Shares to which they are entitled pursuant to section 3.1 hereof.
3.4 Deemed Fully Paid and Non-Assessable Shares
All New Common Shares and Corvus Common Shares issued or distributed pursuant to this Plan shall be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes of the Act.

3.5 Supplementary Actions
Notwithstanding that the transaction and events set out in section 3.1 shall occur and shall be deemed to occur in the order therein set out without any act or formality, both of the Company and Corvus shall be required to make, do and execute or cause and procure to be made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to further document or evidence any of the transactions or events set out in sections 3.1, 3.2, 3.3 and 3.4 including without limitation, any resolutions of directors authorizing the issue, exchange, transfer, redemption or purchase for cancellation of shares, any share transfer powers evidencing the transfer of shares and any receipt therefore, any promissory notes and receipts therefore, any necessary addition to or deletions from share registers or other registries.
ARTICLE 4
RIGHTS OF DISSENT
4.1 Rights of Dissent
(a)	Holders of Common Shares may exercise rights of dissent in connection with the Arrangement with respect to their Common Shares pursuant to and in the manner set forth in Part 8 — Division 2 of the Act as modified by the Interim Order and this section 4.1 (the “Dissent Rights”), provided that, notwithstanding subsection 242 of the Act, the written objection contemplated by subsection 242(2) of the Act must be received by the Company not later than 4:00 p.m. (Vancouver time) on the date which is two Business Days immediately preceding the Meeting.

(b)	Holders of Common Shares who duly exercise Dissent Rights and who are ultimately entitled to be paid fair value for their Common Shares shall be deemed to have irrevocably transferred their Common Shares to the Company immediately prior to the Effective Time, without any further authorization, act or formality and free and clear of all liens, charges, claims and encumbrances and thereupon such Common Shares will be, and will be deemed to be, cancelled and the former holders of such Common Shares shall cease to have any rights as former holders of Common Shares other than their right to be paid fair value for their Common Shares.

(c)	Shareholders who exercise, or purport to exercise, Dissent Rights, and who are ultimately determined not to be entitled, for any reason, to be paid fair value for their Common Shares, shall be deemed to have participated in the Arrangement on the same basis as any non-Dissenting Shareholder as at and from the Effective Time and shall receive, and be entitled to receive, only the consideration for each Common Share on the basis set forth in Article 3.
4.2 Holders
In no circumstances shall the Company, Corvus or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is a registered holder of the Common Shares in respect of which such Dissent Rights are sought to be exercised, or is a beneficial holder of such Common Shares and complies with the dissent procedures set forth in Division 2 — Part 8 of the Act as may be modified by the Interim Order.
4.3 Recognition of Dissenting Shareholders
Neither the Company, Corvus nor any other Person shall be required to recognize a Dissenting Shareholder as a registered or beneficial owner of Common Shares at or after the Effective Time, and at the Effective Time the names of such Dissenting Shareholders shall be deleted from the register of holders of Common Shares maintained by or on behalf of the Company.
4.4 Dissent Right Availability
A Shareholder is not entitled to exercise Dissent Rights with respect to Common Shares if such holder votes (or instructs, or is deemed, by submission of any incomplete proxy, to have instructed his, her or its proxyholder, to vote) or in the case of a beneficial holder caused, or is deemed to have caused, the registered shareholder to vote, in favour of the Arrangement at the Meeting.
4.5 Reservation of Corvus Common Shares
If a Shareholder exercises the Dissent Right, the Company shall on the Effective Date set aside and not distribute that portion of Corvus Common Shares, which are attributable to the Class A Shares for which Dissent Rights have been exercised. If a Shareholder exercises the Dissent Right, but, does not properly comply with the dissent procedures or, subsequent to giving his or her notice of dissent, acts inconsistently with such dissent, then the Company shall distribute to such Shareholder his or her pro rata portion of the Corvus Common Shares. If a Shareholder duly complies with the dissent procedures, then the Company shall retain the portion of Corvus Common Shares attributable to such Shareholder (the “Non-Distributed Shares”), and the Non-Distributed Shares will be dealt with as determined by the board of directors of the Company in its discretion, in which case the Non-Distributed Shares will not be cancelled pursuant to section 3.1(g).
ARTICLE 5
CERTIFICATES AND DOCUMENTATION
5.1 Delivery of New Common Shares and Corvus Common Shares
(a)	Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more outstanding Common Shares which were exchanged for New Common Shares in accordance with section 3.1 hereof, together with such other documents and instruments as would have been required to effect the transfer of the Common Shares formerly represented by such certificate under the Act and the articles of the Company and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder following the Effective Time, a certificate representing the New Common Shares and a certificate representing the Corvus Common Shares which such holder is entitled to receive in accordance with section 3.3 hereof.

(b)	After the Effective Time and until surrendered for cancellation as contemplated by paragraph 6.1(a) hereof, each certificate which immediately prior to the Effective Time represented one or more Common Shares shall be deemed at all times to represent only the right to receive in exchange therefor a certificate representing the New Common Shares and a certificate representing the Corvus Common Shares which the holder of such certificate is entitled to receive in accordance with paragraph 5.1 (a) hereof.
5.2 Lost Certificates
In the event that any certificate which immediately prior to the Effective Time represented one or more outstanding Common Shares which were exchanged for New Common Shares in accordance with section 3.1 hereof shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder claiming such certificate to be lost, stolen or destroyed, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate a certificate representing the New Common Shares and a certificate representing the Corvus Common Shares which such holder is entitled to receive in accordance with section 3.3 hereof. When requesting such delivery of a certificate representing the New Common Shares and a certificate representing the Corvus Common Shares which such holder is entitled to receive in exchange for such lost, stolen or destroyed certificate, the holder to whom a certificate representing such New Common Shares and a certificate representing such Corvus Common Shares is to be delivered shall, as a condition precedent to the delivery of a certificate representing such New Common Shares and a certificate representing such Corvus Common Shares, give a bond satisfactory to the Company, Corvus and the Depositary in such amount as the Company, Corvus and the Depositary may direct, or otherwise indemnify the Company, Corvus and the Depositary in a manner satisfactory to the Company, Corvus and the Depositary against any claim that may be made against the Company, Corvus or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed and shall otherwise take such actions as may be required by the articles of the Company.

5.3 Distributions with Respect to Unsurrendered Certificates
No dividend or other distribution declared or made after the Effective Time with respect to the New Common Shares or the Corvus Common Shares with a record date on or after the Effective Date shall be delivered to the holder of any unsurrendered certificate which, immediately prior to the Effective Time, represented outstanding Common Shares unless and until the holder of such certificate shall have complied with the provisions of section 5.1 or section 5.2 hereof. Subject to applicable law and to section 5.4 hereof, at the time of such compliance there shall, in addition to the delivery of a certificate representing the New Common Shares and a certificate representing the Corvus Common Shares to which such holder is thereby entitled, be delivered to such holder, without interest, the amount of the dividend or other distribution with a record date on or after the Effective Date theretofore paid or made with respect to such New Common Shares or Corvus Common Shares.
5.4 Withholding Rights
The Company, Corvus and the Depositary shall be entitled to deduct and withhold from all dividends or other distributions otherwise payable to any holder of New Common Shares or Corvus Common Shares such amounts as the Company, Corvus or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Tax Act and the regulations thereunder, the United States Internal Revenue Code of 1986 or any provision of any applicable federal, provincial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.
5.5 No Fractional Shares
No fractional New Common Shares or Corvus Common Shares will be issued or distributed to Shareholders pursuant to the Arrangement or upon the exercise of Warrants after the Effective Date and the number of New Common Shares and Corvus Common Shares to which each Shareholder is entitled will be rounded down to the next whole number and no payment will be made in respect of such a fractional share and such fractional share shall be cancelled.
5.6 Class A Share Certificates
Recognizing that the Common Shares of the Company will be redesignated as the “Class A Shares” and that they will be cancelled upon the exchange of the Class A Shares for the New Common Shares, the Company will not issue any new share certificates reflecting the re-designation of Common Shares as Class A Shares.
ARTICLE 6
AMENDMENT
6.1 Amendment
(a)	The Company reserves the right to amend, vary and/or supplement this Plan of Arrangement at any time from time to time, whether before or after the Interim Order or the Final Order, provided that any amendment, variation, or supplement must be contained in a written document which is filed with the Court and, if made following the Meeting, approved by the Court and communicated to any Persons if and in the manner required by the Court;

(b)	any amendment, variation or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to or at the Meeting without any other prior notice or communication and, if so proposed and accepted by the Persons voting at the Meeting, will become part of this Plan of Arrangement for all purposes;

(c)	any amendment, variation or supplement to this Plan of Arrangement which is approved or directed by the Court following the Meeting will be effective only if it is consented to by the Company and Corvus;

(d)	any amendment, variation or supplement to this Plan of Arrangement may be made following the Effective Time on the Effective Date unilaterally by the Company, provided that it concerns a matter which, in the reasonable opinion of Company, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of shares of the Company or Corvus; and

(e)	this Plan of Arrangement may be withdrawn by the Company prior to the Effective Time.
6.2 Termination
Notwithstanding any prior approvals by the Court or by Shareholders, the board of directors of the Company may decide in their sole discretion not to proceed with the Arrangement and to revoke the Arrangement resolution adopted at the Meeting at any time prior to the Effective Time, without further approval of the Court or the Shareholders.

APPENDIX 1 TO THE PLAN OF ARRANGEMENT
Transferred Assets
1. the Spin-Off Alaska Assets; and
2. all of the issued and outstanding shares of Talon Nevada.

APPENDIX 2 TO THE PLAN OF ARRANGEMENT
Class A Share Special Rights
The Class A Shares shall have attached thereto the following special rights:
Dividends
The holders of the Class A Shares shall in each year in the discretion of the board of directors of the Company (the “Directors”) be entitled to receive out of any or all profits or surplus available for dividends, as and when declared by the Directors, non-cumulative dividends in an amount or rate determined by the Directors at their sole discretion. Notwithstanding any other provision of these Articles, dividends may be declared and paid at any time upon the Class A Shares to the exclusion of all or any other classes or class of shares or may be declared and paid upon all or any other classes or class of shares to the exclusion of the Class A Shares.

SCHEDULE “C”
INTERIM ORDER

(SUPREME COURT STAMP)
No. S105018
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
IN THE MATTER OF SECTIONS 288 TO 299 OF THE BUSINESS CORPORATIONS ACT,
S.B.C. 2002, c. 57, AS AMENDED
AND
IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING INTERNATIONAL
TOWER HILL MINES LTD, CORVUS GOLD INC. AND THE SHAREHOLDERS OF
INTERNATIONAL TOWER HILL MINES LTD.
INTERNATIONAL TOWER HILL MINES LTD.
PETITIONER
ORDER MADE AFTER APPLICATION, (“Interim Order”)

	)	FRIDAY, THE 9TH DAY OF
)
	)	JULY, 2010
)
MASTER DONALDSON	)
)
)
)
)
ON THE APPLICATION of the Petitioner coming on for hearing at Vancouver, British Columbia on the 9th day of July, 2010 and on hearing David J. Sutherland, counsel for the Petitioner.
THIS COURT ORDERS that:

MEETING
1.	The Petitioner, International Tower Hill Mines Ltd. (“ITH”), be permitted to convene, hold and conduct a Special Meeting (the “Meeting”) of the registered holders (the “Shareholders”) of common shares of the Petitioner (the “Common Shares”) to inter alia:

(a)	consider and, if deemed advisable, pass with or without variation, a special resolution (the “Arrangement Resolution”) of Shareholders authorizing, approving and adopting, an arrangement (the “Arrangement”) involving the Petitioner, the Shareholders and Corvus Gold Inc. (“Corvus”) as set forth in the plan of arrangement implementing the Arrangement (the “Plan of Arrangement”), substantially in the form included as Schedule “B” to the management information circular (the “Circular”) of the Petitioner which is attached as Exhibit “B” to the Affidavit #1 of Lawrence Talbot sworn July 8, 2010; and

(b)	transact such other business as is contemplated in the Circular, or that may properly come before the Meeting or any adjournment thereof
2.	The Meeting shall be called, held and conducted on August 12, 2010, in accordance with the provisions of the Business Corporations Act, S.B.C. 2002, c. 57 (the “Business Corporations Act”), as amended, the notice of articles and articles of incorporation of the Petitioner and applicable securities laws, or such other date as may be permitted under this Interim Order, and subject to the terms of this Interim Order and any further Order of this Court, and the rulings and directions of the Chair of the Meeting, such rulings and directions not to be inconsistent with this Interim Order, and to the extent of any inconsistency or discrepancy between this Interim Order and the terms of any instrument creating or governing or collateral to the Common Shares or to which such shares are collateral, or the articles of the Petitioner, this Interim Order shall govern.
AMENDMENTS
3.	The Petitioner is authorized to make, in the manner contemplated by and subject to the arrangement agreement between Corvus and ITH dated July 8, 2010 (the “Arrangement Agreement”) and the Plan of Arrangement, such amendments, revisions or supplements to the Arrangement Agreement, Plan of Arrangement, notice of special meeting for the Meeting or the Circular as it may determine without any additional notice to Shareholders or any further Order of this Court. The Arrangement Agreement and the Plan of Arrangement as so amended, revised or supplemented shall be the Arrangement Agreement and Plan of Arrangement that are the subject of the Arrangement Resolution.

ADJOURNMENTS AND POSTPONEMENTS
4.	Notwithstanding the provisions of the Business Corporations Act and the articles of the Petitioner, the Board of Directors of the Petitioner by resolution shall be entitled to adjourn or postpone the Meeting on one or more occasions without the necessity of first convening the Meeting or first obtaining any vote of the Shareholders respecting the adjournment or postponement and without the need for approval of the Court. Notice of any such adjournment shall be given by press release, news release, newspaper advertisement, or by notice sent to the Shareholders by one of the methods specified in paragraph 6 of this Interim Order, as determined to be the most appropriate method of communication by the Board of Directors of the Petitioner.
RECORD DATE
5.	The record date (the “Record Date”) for determining Shareholders entitled to receive notice of and attend at the Meeting is the close of business on July 9, 2010 as previously approved by the Board of Directors of the Petitioner, or such other date as the Board of Directors of the Petitioner may determine and as disclosed to the Shareholders in the manner they see fit.
NOTICE OF THE MEETING
6.	The following information:
(a)	the notice of special meeting for the Meeting;

(b)	the Circular;

(c)	the Arrangement Agreement;

(d)	the Plan of Arrangement;

(e)	the Notice of Hearing of Application to this Honourable Court for a final order approving the Arrangement (the “Final Order”); and

(f)	the form of proxy for use by the Shareholders,

(collectively the “Meeting Materials”);

and this Interim Order (collectively with the Meeting Materials, the “Mailed Materials”), in substantially the form contained in Exhibit “B” to the Affidavit #1 of Lawrence W. Talbot sworn July 8, 2010, with such amendments and inclusions thereto as counsel for the Petitioner may deem necessary or desirable, provided that such amendments and inclusions are not inconsistent with the terms of this Interim Order, shall be sent to:
(a)	the Shareholders as they appear on the securities registers of the Petitioner on the Record Date, such Meeting Materials to be sent at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing, by one of the following methods:
(i)	by prepaid ordinary or air mail addressed to the Shareholder at his, her, or its address as it appears on the applicable securities registers of the Petitioner as at the Record Date;

(ii)	by delivery in person or by delivery to the addresses specified in paragraph 6(a)(i) above; or

(iii)	by email or facsimile transmission to any Shareholder who identifies himself, herself or itself to the satisfaction of the Petitioner, acting through its representatives, who requests such email or facsimile transmission;
(b)	the directors and auditors of the Petitioner by mailing the Meeting Materials by prepaid ordinary mail, or by email or facsimile transmission, to such persons at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing or transmittal; and

(c)	in the case of non-registered Shareholders, by providing copies of the Mailed Materials to intermediaries and registered nominees for sending to beneficial owners in accordance with National Instrument 54-101 — Communications with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities

Administrators at least four (4) business days prior to the twenty-first (21st) day prior to the date of the Meeting.
7.	Delivery of the Mailed Materials as ordered herein shall constitute compliance with the requirements of section 290(1)(a)of the Business Corporations Act

8.	The Circular, Notice of Hearing of Application and this Interim Order (the “Notice Materials”) in substantially the form contained in Exhibit “B” to the Affidavit #1 of Lawrence W. Talbot sworn July 8, 2010, with such amendments and inclusions thereto as counsel for the Petitioner may deem necessary or desirable, provided that such amendments and inclusions are not inconsistent with the terms of this Interim Order, shall be mailed by prepaid ordinary mail or sent by email or facsimile transmission to the registered holders of options to purchase shares of the Petitioner and warrants to purchase shares of the Petitioner at their registered addresses as they appear on the books of the Petitioner on the Record Date, which mailing shall occur on or around July 15, 2010.

9.	The sending of the Mailed Materials as herein described to the Shareholders, directors and auditors of the Petitioner and the sending of the Notice Materials as herein described to the registered holders of options to purchase shares of the Petitioner and warrants to purchase shares of the Petitioner shall constitute good and sufficient service of the Notice of Hearing of Application upon all who may wish to appear in these proceedings, and no other service need be made.

10.	The accidental failure or omission to give notice of the Meeting or Notice of Hearing of Application to, or the non-receipt of such notices by, or any failure or omission to give such notice as a result of events beyond the reasonable control of the Petitioner (including, without limitation, any inability to use postal services) to any one or more of the persons specified herein shall not constitute a breach of this Interim Order, or in relation to notice to the shareholders of the Petitioner, a defect in the calling of the Meeting, and shall not invalidate any resolution passed or proceeding taken at the Meeting, but if any such failure or omission is brought to the attention of the Petitioner then it shall use reasonable best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

11.	The Petitioner be at liberty to give notice of this application to persons outside the jurisdiction of this Court in the manner specified herein.
DEEMED RECEIPT OF NOTICE
12.	The Meeting Materials shall be deemed, for the purposes of this Interim Order, to have been received:
(a)	in the case of mailing, the day, Saturdays and holidays excepted, following the date of mailing;

(b)	in the case of delivery in person, the day following personal delivery or the day following delivery to the person’s address in paragraph 6 above; and

(c)	in the case of any means of transmitted, recorded or electronic communication, when dispatched or delivered for dispatch.
UPDATING MEETING MATERIALS
13.	Notice of any amendments, updates or supplement to any of the information provided in the Meeting Materials may be communicated to the shareholders of the Petitioner by press release, news release, newspaper advertisement or by notice sent to the shareholders by any of the means set forth in paragraph 6 herein, as determined to be the most appropriate method of communication by the Board of Directors of the Petitioner.
CONDUCT OF THE MEETING
14.	The Chair of the Meeting shall be an officer or director of the Petitioner or such other person as may be appointed by the Shareholders for that purpose.

15.	The Chair of the Meeting is at liberty to call on the assistance of legal counsel to the Petitioner at any time and from time to time, as the Chair of the Meeting may deem necessary or appropriate, during the Meeting, and such legal counsel is entitled to attend the Meeting for this purpose.

16.	The only persons entitled to attend or speak at the Meeting shall be the Shareholders, their proxyholders, the auditors of the Petitioner, the officers and directors of the Petitioner, employees and agents of the transfer agent, Computershare Investor Services, employees and agents of the solicitation agent, the advisors to the Petitioner (including legal and financial advisors), and such other persons with the permission of the Chair of the Meeting. Directors and officers of Corvus and Corvus’s advisors (including legal and financial advisors) shall be entitled to attend the Meeting.

17.	The Meeting may be adjourned for any reason upon the approval of the Chair of the Meeting, and if the Meeting is adjourned, it shall be reconvened at a place and time to be designated by the Chair of the Meeting to a date which is not more than 30 days thereafter except for the reason of a lack of quorum.
QUORUM AND VOTING
18.	The quorum required at the Meeting shall be the quorum required by the Articles of the Petitioner.

19.	If no quorum of Shareholders is present within one-half hour from the time set for the holding of the Meeting, the Meeting shall stand adjourned to the same day in the next week at the same time and place and, if such day is a non-business day, the next business day following such day at the same time and place, and if at such adjourned meeting a quorum is not present within one-half hour from the time set for the holding of the Meeting, the Shareholders present, or represented by proxy, and being one or more Shareholders entitled to vote at the Meeting, shall constitute a quorum.

20.	Each Shareholder shall be entitled to one vote for each Common Share held by such Shareholder.

21.	The vote of Shareholders required to adopt the Arrangement Resolution at the Meeting shall be the affirmative vote of not less than 66 2/3% of the votes cast by Shareholders who vote in person or by proxy at the Meeting.

22.	A representative of the Petitioner who attends the Meeting, shall, in due course, file with the Court an affidavit verifying the actions taken and the decisions reached by the Shareholders with respect to the Arrangement.

23.	The only persons entitled to vote at the Meeting or any adjournment(s) thereof either in person or by proxy shall be the registered holders of the Common Shares as at the close of business on July 9, 2010 (and under applicable securities legislation and policies, the beneficial owners of the Common Shares registered in the name of intermediaries). Such persons and the directors and auditors of the Petitioner shall also be entitled to notice of the Meeting.
SCRUTINEERS
24.	A representative of the Petitioner’s registrar and transfer agent (or any agent thereof) is authorized to act as a scrutineer for the Meeting.
SOLICITATION OF PROXIES
25.	The Petitioner is authorized to use the form of proxy in connection with the Meeting, in substantially the same form contained in Exhibit “B” to the Affidavit #1 of Lawrence Talbot sworn July 8, 2010 and the Petitioner may in its discretion waive generally the time limits for deposit of proxies by Shareholders if the Petitioner deems it reasonable to do so. The Petitioner is authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine.

26.	The procedure for the use of proxies at the Meeting shall be as set out in the Meeting Materials.
DISSENT RIGHTS
27.	Each Shareholder be accorded the rights of dissent with respect to the Arrangement Resolution approving the Arrangement, as set out in Division 2 of Part 8 of the Business

Corporations Act, as modified by the Plan of Arrangement, the Interim Order and the Final Order.
APPLICATION FOR THE FINAL ORDER
28.	Unless the directors of the Petitioner by resolution determine to abandon the Arrangement, upon the approval, with or without variation by the Shareholder of the Arrangement Resolution, in the manner set forth in this Interim Order, the Petitioner may apply to this Court for an order (being the Final Order):
(a)	pursuant to section 291(4)(c) of the Business Corporations Act, declaring that the Arrangement, including the terms and conditions thereof and the distributions, issuances, exchanges and/or adjustments of securities contemplated therein, is fair and reasonable to the shareholders of the Petitioner; and

(b)	pursuant to section 291(4)(a) of the Business Corporations Act, approving the Arrangement, including the terms and conditions thereof and the distributions, issuances, exchanges, reduction of capital, and/or adjustments of securities contemplated therein, and that the application for the Final Order (the “Final Application”) be set down for hearing before the presiding Master or Judge in Chambers at the Courthouse at 800 Smithe Street, Vancouver, British Columbia, on August 20, 2010 at 9:45 a.m., or such other date and time as the directors of the Petitioner may by resolution decide, and that the Petitioner be at liberty to proceed with the Final Application on that date.

29.	Any securityholder of the Petitioner, any director or auditor of the Petitioner, or any other interested party with leave of the Court desiring to support or oppose the application, may appear (either in person or by counsel) and make submissions at the hearing of the Final Application provided that such person must request a copy of the Petition for the proceedings, and any other court document as may be desired, on or before 4:00 p.m. on August 6, 2010 and must file with the Court at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, a response to petition in the form prescribed by the Supreme Court Civil Rules and deliver a copy thereof, together with all material on which such person intends to rely at the hearing of the Final Application, to the solicitor for the Petitioner at the address for delivery set out below by or before 4:00 p.m. (Vancouver time) on August 13, 2010.
30.	The only persons entitled to notice of any further proceedings herein, including any hearing to sanction and approve the Arrangement, shall be the solicitors for the Petitioner and persons who have delivered a response to petition in the form prescribed by the Supreme Court Civil Rules in accordance with this Interim Order.

31.	Subject to other provisions in this Interim Order, no material other than that contained in the Circular need be served on any persons in respect of these proceedings.

32.	If the Final Application is adjourned, only those persons who have filed and delivered a response to petition in the form prescribed by the Supreme Court Civil Rules in accordance with this Interim Order need to be served and provided with notice of the adjourned date.

33.	The Petitioner shall be entitled, at any time, to apply to vary this Interim Order.

34.	The provisions of Rules 8-1, 8-2, 8-3, 16-1 and 17-1 of the Supreme Court Civil Rules be hereby dispensed with for the purposes of any further application to be made pursuant to this Petition.

35.	The Petitioner and the Shareholders, directors and auditors shall, and hereby do, have liberty to apply for such further orders as may be appropriate.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:
APPROVED AS TO FORM:

/s/ David J. Sutherland
David J. Sutherland
Signature of Lawyer for the Petitioner

BY THE COURT
[ILLEGIBLE]
REGISTRAR

SCHEDULE “D”
NOTICE OF HEARING FOR FINAL ORDER

No. S105018
Vancouver Registry
IN THE SUPREME COURT OF BRITISH COLUMBIA
IN THE MATTER OF SECTIONS 288 TO 299 OF THE BUSINESS CORPORATIONS ACT,
S.B.C. 2002, c. 57 AS AMENDED
AND
IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING INTERNATIONAL
TOWER HILL MINES LTD., CORVUS GOLD INC. AND THE SHAREHOLDERS OF
INTERNATIONAL TOWER HILL MINES LTD.
INTERNATIONAL TOWER HILL MINES LTD.
PETITIONER
NOTICE OF HEARING

TO:	The shareholders, directors and auditors of the Petitioner.
          NOTICE IS HEREBY GIVEN that a petition has been filed by the Petitioner in the Supreme Court of British Columbia for approval of a plan of arrangement (the “Arrangement”), pursuant to section 288 of the Business Corporations Act (British Columbia), S.B.C. 2002, Chapter 57, as amended (the “BCBCA”).
          AND NOTICE IS FURTHER GIVEN that by an Interim Order of the Supreme Court of British Columbia, pronounced July 9, 2010, the Court has given directions as to the calling of a Special Meeting of the shareholders of the Petitioner for the purpose of considering and voting upon a special resolution to approve the Arrangement.
TAKE NOTICE that the petition of the Petitioner dated July 9, 2010 for the final order will be heard in chambers at the courthouse at 800 Smithe Street, Vancouver, B.C. on August 20, 2010 at the hour of 9:45 a.m. (the “Final Application”).
1.	Date of hearing
          The petition is believed to be unopposed.

2.	Duration of hearing
          The Petitioner estimates that the hearing will take 20 minutes.
3.	Jurisdiction
          This matter is not within the jurisdiction of the master.
          AND NOTICE IS FURTHER GIVEN that the final order of the Court approving the Arrangement and the determination that the Arrangement including the terms and conditions thereof and the distribution, exchange and issuance of securities contemplated therein is fair to the shareholders of the Petitioner will, if made, serve as the basis of an exemption from the registration requirements of the United States Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof with respect for the issuance and exchange of new common shares of the Petitioner and the distribution of Corvus Gold Inc. common shares under the Arrangement.
          IF YOU WISH TO BE HEARD, any securityholder of the Petitioner, any director or auditor of the Petitioner, or any other interested party with leave of the Court desiring to support or oppose the application, may appear (either in person or by counsel) and make submissions at the hearing of the Final Application provided that such person must request a copy of the Petition for the proceedings, and any other court document as may be desired, on or before 4:00 p.m. on August 6, 2010 and must file with the Court at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, a response to petition in the form prescribed by the Supreme Court Civil Rules and deliver a copy thereof, together with all material on which such person intends to rely at the hearing of the Final Application, to the solicitor for the Petitioner at the address for delivery set out below by or before 4:00 p.m. (Vancouver time) on August 13, 2010.
          The Petitioner’s address for delivery is:
Gowling Lafleur Henderson LLP
Suite 2300, 550 Burrard Street
PO Box 30, Bentall 5
Vancouver, B.C. V6C 2B5
Telephone:     (604) 683-6498
Attention:     David J. Sutherland

          IF YOU WISH TO BE NOTIFIED OF ANY ADJOURNMENT OF THE FINAL APPLICATION, YOU MUST GIVE NOTICE OF YOUR INTENTION by filing and delivering a response to petition as aforesaid. You may obtain the form of a response to petition at the Court Registry, 800 Smithe Street, Vancouver, British Columbia, V6Z 2E1.
          AT THE HEARING OF THE FINAL APPLICATION the Court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court deems fit.
          IF YOU DO NOT FILE a response to petition and attend either in person or by counsel at the time of such hearing, the Court may approve the Arrangement, as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, all without any further notice to you. If the Arrangement is approved, it will significantly affect the rights of the shareholders of the Petitioner.
          A copy of the said Petition and other documents filed in the proceedings will be provided to any shareholder of the Petitioner upon request in writing addressed to the solicitor of the Petitioner at the address for delivery set out above.
          DATED at Vancouver, British Columbia, this 9th day of July, 2010.

/s/ David J. Sutherland
SOLICITOR FOR THE PETITIONER

SCHEDULE “E”
CORVUS FINANCIAL STATEMENTS

Corvus Gold Inc.
(An Exploration Stage Company)
Financial Statements
(Expressed in Canadian dollars)
For the Period from April 13, 2010 to May 31, 2010

CORVUS GOLD INC.
(An Exploration Stage Company)
Financial Statements
(Expressed in Canadian dollars)

2

CHARTERED	1100-1177 West Hastings Street
ACCOUNTANTS	Vancouver, BC V6 E 4T5
Tel: 604-687-4511
MacKay LLP	Fax: 604-687-5805
Toll Free: 1-800-351-0426
www.MacKayLLP.ca
Auditors’ Report
To the Sole Director of Corvus Gold Inc.
We have audited the balance sheet of Corvus Gold Inc. (the “Company”) as at May 31, 2010 and the statements of operations, comprehensive loss and deficit and cash flows for the period from incorporation April 13, 2010 to May 31, 2010. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
In our opinion, these financial statements present fairly, in all material respects, the financial position of the company as at May 31, 2010 and the results of its operations and its cash flows for the period from incorporation April 13, 2010 to May 31, 2010 in accordance with Canadian generally accepted accounting principles.

Vancouver, Canada	“MacKay LLP”
June 15, 2010	Chartered Accountants

3

CORVUS GOLD INC.
(An Exploration Stage Company)
Balance Sheet
As at May 31, 2010
(Expressed in Canadian dollars)

ASSETS
Current
Accounts receivable	$55

$55

LIABILITIES
Current
Due to related party (note 5)	$1,238

SHARE CAPITAL AND DEFICIT
Share capital (note 4)	1
Deficit	(1,184)

(1,183)

$55

Nature and continuance of operations (note 1)
Subsequent event (note 7)
Approved by the Sole Director:
“Lawrence Talbot” Director
See accompanying notes to the financial statements

4

CORVUS GOLD INC.
(An Exploration Stage Company)
Statement of Operations, Comprehensive Loss and Deficit
For the Period from April 13, 2010 to May 31, 2010
(Expressed in Canadian dollars)

For the period
from April 13, 2010
to May 31, 2010
Expenses
Incorporation fees	$1,184

Loss and comprehensive loss for the period	1,184
Deficit, beginning of period	—

Deficit, end of period	$1,184

Weighted average number of shares outstanding	1

See accompanying notes to the financial statements

5

CORVUS GOLD INC.
(An Exploration Stage Company)
Statement of Cash Flows
For the Period from April 13, 2010 to May 31, 2010
(Expressed in Canadian dollars)

For the period from
April 13, 2010 to
May 31, 2010

Operating Activities
Loss for the period	$(1,184)
Changes in non-cash items:
Accounts receivable	(55)
Due to related party	1,238

Cash Used in Operating Activities	(1)

Financing Activity
Issuance of capital stock	1

Cash Provided by Financing Activity	1

Increase in cash	—

Cash, beginning of period	—

Cash, end of period	$—

Supplemental cash flow information
Interest paid	$—
Income taxes paid	$—

See accompanying notes to the financial statements

6

CORVUS GOLD INC.
(An Exploration Stage Company)
Notes to the Financial Statements
For the Period from April 13, 2010 to May 31, 2010
(Expressed in Canadian dollars)
1. NATURE AND CONTINUANCE OF OPERATIONS
The Company was incorporated on April 13, 2010. These financial statements have been prepared on the basis of Canadian generally accepted accounting principles applicable to a going concern which assume that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of business. These financial statements reflect the results of operations from the date of the Company’s formation on April 13, 2010 to May 31, 2010. The Company was incorporated so that it could become the target company for certain assets that are to be spun out from International Tower Hill Mines Ltd. (“ITH”) under a plan of arrangement (“Arrangement”) (note 7).
2. SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of the significant accounting policies used by management in the preparation of these financial statements in accordance with Canadian generally accepted accounting principles.
a)	Measurement uncertainty

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

b)	Financial instruments — Recognition and measurement; Disclosure and presentation

All financial instruments are classified into one of the following five categories: held-for-trading, held-to-maturiry, loans and receivables, available-for-sale financial assets, or other financial liabilities. Initial and subsequent measurement and recognition of changes in the value of financial instruments depends on their initial classification. Transaction costs related to financial instruments will be expensed in the period incurred.

The Company classified its financial instruments as follows:
•	Due to related party is classified as other liabilities.
c)	Comprehensive income

Comprehensive income is the change in shareholders’ equity during a period from transactions and other events from non-owner sources. CICA Handbook Section 1530 requires certain gains and losses that would otherwise be recorded as part of the net earnings to be presented in other “comprehensive income” until it is considered appropriate to recognize into net earnings. This standard requires the presentation of comprehensive income, and its components in a separate financial statement that is displayed with the same prominence as the other financial statements.

There are no material differences between comprehensive income (loss) and net loss for the period reported.

7

CORVUS GOLD INC.
(An Exploration Stage Company)
Notes to the Financial Statements
For the Period from April 13, 2010 to May 31, 2010
(Expressed in Canadian dollars)
2. SIGNIFICANT ACCOUNTING POLICIES (cont’d)
d)	Loss per share

Basic loss per share is calculated using the weighted average number of shares outstanding during the period. There is one share and no options or warrants outstanding during the period; therefore loss per share and diluted loss per share have not been presented.

e)	Future accounting changes

International Financial Reporting Standards (“IFRS”)

In 2008, the Canadian Accounting Standards Board (“AcSB”) confirmed that the transition to IFRS from Canadian GAAP will be effective for fiscal years beginning on or after January 1, 2011 for publicly accountable enterprises. The Company will therefore be required to present IFRS financial statements for its August 31, 2011 interim financial statements. The effective date will require the restatement for comparative purposes of amounts reported by the Company for the interim periods and for the year ended May 31, 2011. The Company is currently evaluating the impact of the conversion on the Company’s financial statements and is considering accounting policy choices available under IFRS.
3. RISK MANAGEMENT AND FINANCIAL INSTRUMENTS
The fair values of amounts due to related party have not been disclosed as their fair values cannot be reliably measured since the parties are not at arm’s length.
The Company’s risk exposure and the impact on the Company’s financial instruments are summarized below:
a)	Credit risk

Credit risk is the risk of financial loss to the Company if a counter party to a financial instrument fails to meet its contractual obligations.

The Company is not exposed to significant credit risk as the receivables are from governmental agencies.

b)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company’s approach to managing liquidity risk is to provide reasonable assurance that it will have sufficient funds to meet liabilities when due. The Company manages its liquidity risk by forecasting cash flows from operations and anticipated investing and financing activities.

At May 31, 2010, the Company had an obligation to a related party of $1,238, which is payable within three months and is expected to be settled from available working capital.

8

CORVUS GOLD INC.
(An Exploration Stage Company)
Notes to the Financial Statements
For the Period from April 13, 2010 to May 31, 2010
(Expressed in Canadian dollars)
3. RISK MANAGEMENT AND FINANCIAL INSTRUMENTS (cont’d)
c)	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises interest rate risk, foreign currency risk, and other price risk.
i.	Interest rate risk

The Company does not hold cash in bank accounts and does not earn interest income; therefore, the Company is not subject to interest rate risk.

ii.	Foreign currency risk

The Company does not have monetary financial instruments denominated in foreign currency; therefore the Company is not exposed to foreign currency risk.

iii.	Other price risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices, other than those arising from interest rate risk or foreign exchange risk or commodity price risk. The Company is not exposed to other price risk.
4. SHARE CAPITAL
Authorized
Unlimited common shares without par value.
Issued

	Number of	Share	Contributed
	shares	Capital	Surplus

Balance, April 13,2010	—	$—	$—
Issued for cash
Founder’s share	1	1	—

Balance, May 31,2010	1	$1	$—

Share issuances
On April 13, 2010, the Company issued 1 common share for $1.00 per share for total proceeds of $1.

9

CORVUS GOLD INC.
(An Exploration Stage Company)
Notes to the Financial Statements
For the Period from April 13, 2010 to May 31, 2010
(Expressed in Canadian dollars)
5. RELATED PARTY TRANSACTIONS
At May 31, 2010, included in due to related party was $1,238 in expenses owing to the sole shareholder.
These amounts were unsecured, non-interest bearing and had no fixed terms of repayment. Accordingly, fair value could not be readily determined.
These transactions with the related party have been valued in these financial statements at the exchange amount, which is the amount of consideration established and agreed to by the related parties.
6. CAPITAL MANAGEMENT
The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support future business opportunities. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.
The Company currently has no source of revenues. As such, the Company is dependent upon external financings to fund activities. In order to carry future projects and pay for administrative costs, the Company will spend its available working capital and raise additional funds as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.
There were no changes in the Company’s approach to capital management during the period ended May 31, 2010. The Company is not subject to externally imposed capital requirements.
7. SUBSEQUENT EVENT
Plan of Arrangement
On May 14, 2010, ITH announced a proposal whereby ITH will spin-out to Corvus all of ITH’s other existing Alaska (other than the Livengood project) and Nevada assets and approximately $3.3 million in working capital.
Under the Arrangement, each shareholder of ITH will receive one Corvus common share for every two ITH common shares held as at the effective date of the Arrangement as a return of capital and will then exchange each common share of ITH (for a new common share of ITH) .
The Arrangement is subject to shareholder approval and regulatory acceptance, including the acceptance for filing by Toronto Stock Exchange and the approval of the NYSE Amex and the Supreme Court of British Columbia, and is expected to be implemented through a plan of arrangement under the Business Corporation Act (BC).

10

SCHEDULE “F”

PRO FORMA AND CARVE-OUT FINANCIAL STATEMENTS

Corvus Gold Inc.
(An Exploration Stage Company)
Pro-Forma
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
As at May 31, 2010 and for the years ended
May 31, 2010 and 2009

CORVUS GOLD INC.
(An Exploration Stage Company)
Pro-Forma Consolidated Financial Statements
(Unaudited—Prepared by Management)
(Expressed in Canadian dollars)

CORVUS GOLD INC.
(An Exploration Stage Company)
Consolidated Balance Sheet
As at May 31, 2010
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)

		Nevada and			Pro-forma
		Other Alaska			consolidated
	Corvus Gold	Business		Pro-forma	Corvus Gold
	Inc.	Note 2a	Notes	adjustments	Inc.

ASSETS
Current
Cash	$—	$—	2b	$3,300,000	$3,300,000
Accounts receivable	55	—			55

					3,300,055

Mineral properties	—	12,597,678			12,597,678

	$55	$12,597,678			$15,897,733

LIABILITIES
Current
Accounts payable and accrued liabilities	$—	$23,499			$23,499
Due to related party	1,238	—			1,238

	1,238	23,499			24,737

SHAREHOLDERS’ EQUITY
Share capital	1	—	3	23,566,465
			2c	(3,880,199)	19,686,267

Contributed surplus	—	20,266,465	2b	3,300,000
			3	(23,566,465)
			2c	3,880,199	3,880,199

Deficit	(1,184)	(7,692,286)			(7,693,470)

	(1,183)	12,574,179			15,872,996

	$55	$12,597,678			$15,897,733

Approved by the Sole Director:

“Lawrence Talbot” Director
See accompanying notes to the pro-forma consolidated financial statements

3

CORVUS GOLD INC.
(An Exploration Stage Company)
Pro-Forma Consolidated Statement of Operations and Comprehensive Loss
For the year ended May 31, 2010
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)

			Pro-forma
		Nevada and	consolidated
	Corvus	Other Alaska	Corvus Gold
	Gold Inc.	Business	Inc.

Expenses
Administration	$—	$9,887	$9,887
Consulting fees	—	162,924	162,924
Donations	—	8,701	8,701
Incorporation fees	1,184	—	1,184
Insurance	—	40,165	40,165
Investor relations	—	202,893	202,893
Office and miscellaneous	—	39,045	39,045
Professional fees	—	141,699	141,699
Property investigations	—	383	383
Rent	—	28,957	28,957
Regulatory	—	82,239	82,239
Travel and promotion	—	41,183	41,183
Wages and benefits	—	1,198,015	1,198,015

	(1,184)	(1,956,091)	(1.957,275)

Other item
Gain on foreign exchange	—	23,183	23,183

Loss and comprehensive loss for the year	$(1,184)	$(1,932,908)	$(1,934,092)

Basic and diluted loss per share			$(0.06)

Weighted average number of shares outstanding			29,787,433

See accompanying notes to the pro-forma consolidated financial statements

4

CORVUS GOLD INC.
(An Exploration Stage Company)
Pro-Forma Consolidated Statement of Operations and Comprehensive Loss
For the year ended May 31, 2009
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)

			Pro-forma
		Nevada and	consolidated
	Corvus	Other Alaska	Corvus Gold
	Gold Inc.	Business	Inc.

Expenses
Administration	$—	$14,529	$14,529
Consulting fees	—	611,203	611,203
Donations	—	9,946	9,946
Insurance	—	39,496	39,496
Investor relations	—	256,261	256,261
Office and miscellaneous	—	54,382	54,382
Professional fees	—	146,507	146,507
Property investigations	—	34,455	34,455
Rent	—	39,758	39,758
Regulatory	—	30,151	30,151
Travel and promotion	—	90,229	90,229
Wages and benefits	—	1,071,598	1,071,598

	—	(2,398,515)	(2,398,515)

Other item
Gain on foreign exchange	—	54,275	54,275

Loss and comprehensive loss for the year	$—	$(2,344,240)	$(2,344,240)

Basic and diluted loss per share			$(0.10)

Weighted average number of shares outstanding			22,544,778

See accompanying notes to the pro-forma consolidated financial statements

5

CORVUS GOLD INC.
(An Exploration Stage Company)
Notes to the Consolidated Pro-Forma Financial Statements
May 31, 2010
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
1.	PLAN OF ARRANGEMENT AND BASIS OF PRESENTATION
The accompanying pro-forma consolidated financial statements have been compiled for purposes of inclusion in an Information Circular of International Tower Hill Mines Ltd. (“ITH”) dated July 9, 2010 which gives effect to a plan of arrangement (“Arrangement”) whereby after the Arrangement, ITH shareholder will receive one Corvus Gold Inc. (“Corvus”) common share for every two ITH common shares held as at the effective date of the Arrangement as a return of capital and will then exchange each common share of ITH for a new common share of ITH.
The unaudited pro-forma consolidated balance sheet and statements of operations and comprehensive loss reflect the Arrangement as a spin-out whereby ITH will spin-out to Corvus all of ITH’s other existing Alaska (other than the Livengood project) and Nevada assets and approximately $3,300,000 in working capital. This Arrangement is subject to approval by ITH’s shareholders and the appropriate regulatory authorities.
The pro-forma consolidated balance sheet and statements of operations and comprehensive loss are not necessarily indicative of Corvus as at the time of closing the transaction referred to above. The pro-forma consolidated balance sheet and statement of operations and comprehensive loss should be read in conjunction with the audited annual financial statements of ITH for the year ended May 31, 2009, the audited financial statements of the Nevada and Other Alaska Business for the years ended May 31, 2009 and 2008 as well as the interim financial statements of the Nevada and Other Alaska Business for the periods ended February 28, 2010 and 2009, the audited financial statements of Corvus as at May 31, 2010 and for the period then ended, which are incorporated in or by reference in the Information Circular.
2.	PRO-FORMA ASSUMPTIONS
The unaudited pro-forma consolidated financial statement gives effect to the accounting continuation of the Nevada and Other Alaska Business as Corvus as described in the Information Circular, as if it had occurred as at May 31, 2010 for purposes of the consolidated balance sheet and as of June 1, 2008 for purposes of the consolidated statements of operations and comprehensive loss and is based on the following assumptions:

a)	ITH will transfer its wholly-owned subsidiaries, Talon Gold Nevada Inc. (“Talon Nevada”), incorporated in Nevada, United States and Raven Gold Alaska Inc. (“Raven Gold”), incorporated in Alaska, United States. Talon Nevada holds the Nevada assets and Raven Gold holds the existing Other Alaska assets which include the interests in a number of precious and base metal projects, being the Chisna, West Pogo, LMS, Terra and North Bullfrog properties. The balances used in the pro-forma balance sheet are those of the Nevada and Other Alaska Business as at February 28, 2010.	$12,574,179

b)	ITH will contribute $3,300,000 as additional working capital.	3,300,000

c)	Corvus will reclassify ITH contributions made by way of stock-based compensation from share capital to contributed surplus	3,880,199

6

CORVUS GOLD INC.
(An Exploration Stage Company)
Notes to the Consolidated Pro-Forma Financial Statements
May 31, 2010
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
2.	PRO-FORMA ASSUMPTIONS (cont’d)
d)	The expenses used in the pro-forma consolidated statement of operations and comprehensive loss for the year ended May 31, 2010 are those of the Nevada and Other Alaska Business for the nine months ended February 28, 2010 plus a straight-line increase to reflect a full year of operations.

e)	The expenses used in the pro-forma consolidated statement of operations and comprehensive loss for the year ended May 31, 2009 are those of the Nevada and Other Alaska Business for the year then ended.
3.	SHAREHOLDERS’ EQUITY
Authorized
Unlimited common shares without par value.

	Number of		Contributed
Issued	shares	Share Capital	Surplus	Deficit	Total

Issued for Cash	1	$1	$—	$(1,184)	$(1,183)
Nevada and Other Alaska Business	—	—	20,266,465	(7,692,286)	12,574,179
ITH working capital contribution	—	—	3,300,000	—	3,300,000
Shares issued under Plan of Arrangement	33,611,366	23,566,465	(23,566,465)	—	—
Corvus reclassify contributions by way of stock-based compensation from share capital to contributed surplus (note 2d)	—	(3,880,199)	3,880,199	—	—

Pro-forma Shareholders’ Equity — May 31, 2010	33,611,367	$19,686,267	$3,880,199	$(7,693,470)	$15,872,996

7

International Tower Hill Mines Ltd.
(An Exploration Stage Company)
Pro-Forma
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
As at February 28, 2010 and for the period ended
February 28, 2010 and 2009

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Pro – Forma Consolidated Financial Statements
(Unaudited — Prepared by Management)
(Expressed in Canadian dollars)

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Interim Consolidated Balance Sheet
As at February 28, 2010
(Expressed in Canadian dollars)
(Unaudited-Prepared by Management)

		Transfer of
	International	Nevada and Other			Pro-forma
	Tower Hill	Alaska Business		Pro-forma	consolidated
	Mines Ltd.	(note 2a)	Notes	adjustments	Corvus Gold Inc.

ASSETS
Current
Cash	$20,018,617	$—	2b	$(3,300,000)	$16,718,617
Marketable securities	162,500	—			162,500
Accounts receivable	90,412	—			90,412
Prepaid expenses	138,603	—			138,603

	20,410,132	—			17,110,132

Property and equipment	83,466	—			83,466

Mineral properties	49,036,283	(12,597,678)			36,438,605

	$69,529,881	$(12,597,678)			$53,632,203

LIABILITIES
Current
Accounts payable and accrued liabilities	$1,585,577	$(23,499)			$1,562,078

SHAREHOLDERS’ EQUITY
Share capital (Old)	92,810,790	—	2c	(23,566,465)
			2e	(69,244,325)	—
Share capital (New)	—	—	2e	69,244,325	69,244,325

Contributed surplus	6,614,808	(20,266,465)	2b	(3,300,000)
			2c	23,566,463	6,614,808

Deficit	(31,481,294)	7,692,286			(23,789,008)

	67,944,304	(12,574,179)			52,070,125

	$69,529,881	$(12,597,678)			$53,632,203

Approved on behalf of the Directors:

“Hendrik Van Alphen” Director

“Anton J. Drescher” Director

See accompanying notes to the pro-forma consolidated financial statements

3

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Pro-Forma Consolidated Statement of Operations and Comprehensive Loss
For the Nine months ended February 28, 2010
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)

			Pro-Forma
		Transfer of	Consolidated
	International	Nevada and	International
	Tower Hill	Other Alaska	Tower Hill
	Mines Ltd.	Business	Mines Ltd.

Expenses
Administration	$28,863	$(7,415)	$21,448
Amortization	22,062	—	22,062
Consulting fees	475,633	(122,193)	353,440
Donations	25,399	(6,526)	18,873
Insurance	117,255	(30,124)	87,131
Investor relations	592,320	(152,170)	440,150
Office and miscellaneous	114,165	(29,283)	84,882
Professional fees	414,097	(106,274)	307,823
Property investigations	1,471	(287)	1,184
Rent	84.536	(21,718)	62,818
Regulatory	240,085	(61,679)	178,406
Travel and promotion	120,225	(30,887)	89,338
Wages and benefits	3,497,443	(898,512)	2,598,931

	(5,733,554)	1,467,068	(4,266,486)

Other items
Gain on foreign exchange	30,437	(17,387)	13,050
Interest income	87,293	—	87,293
Write-off of mineral properties	(2,385,656)	—	(2,385,656)
Unrealized gain (loss) on marketable securities	48,750	—	48,750

	(2,219,176)	(17,387)	(2,236,563)

Loss and comprehensive loss for the period	$(7,952,730)	$1,449,681	$(6,503,049)

Basic and diluted loss per share			$(0.11)

Weighted average number of shares outstanding			58,129,208

See accompanying notes to the pro-forma consolidated financial statements

4

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Pro–Forma Consolidated Statement of Operations and Comprehensive Loss
For the Nine months ended February 28, 2009
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)

			Pro-Forma
		Transfer of	Consolidated
	International	Nevada and	International
	Tower Hill	Other Alaska	Tower Hill
	Mines Ltd.	Business	Mines Ltd.

Expenses
Administration	$34,300	$(12,278)	$22,022
Amortization	36,648	—	36,648
Consulting fees	1,180,284	(422,481)	757,803
Donations	11,129	(3,983)	7,146
Insurance	86,226	(30,864)	55,362
Investor relations	663,352	(237,446)	425,906
Office and miscellaneous	125,671	(44,984)	80,687
Professional fees	206,134	(73,786)	132,348
Property investigations	96,290	(29,088)	67,202
Rent	87,135	(31,190)	55,945
Regulatory	32,341	(11,576)	20,765
Travel and promotion	213,432	(76,397)	137,035
Wages and benefits	1,368,129	(489,721)	878,408

	(4,141,071)	1,463,794	(2,677,277)

Other Items
Gain on foreign exchange	217,048	(51,984)	165,064
Interest income	112,704	—	112,704
Write-off of mineral properties	(2,618,034)	—	(2,618,034)
Loss on sale of equipment	(7,040)	—	(7,040)
Unrealized gain (loss) on marketable securities	(169,000)	—	(169,000)

	(2,464,322)	(51,984)	(2,516,306)

Loss and comprehensive loss for the period	$(6,605,393)	$1,411,810	$(5,193,583)

Basic and diluted loss per share			$(0,12)

Weighted average number of shares outstanding			43,111,245

See accompanying notes to the pro-forma consolidated financial statements

5

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Pro-Forma Financial Statements
February 28, 2010
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
1.	PLAN OF ARRANGEMENT AND BASIS OF PRESENTATION

The accompanying pro-forma consolidated financial statements have been compiled for purposes of inclusion in an Information Circular of International Tower Hill Mines Ltd. (“ITH”) dated July 9, 2010 which gives effect to a plan of arrangement (“Arrangement”) whereby after the Arrangement, ITH shareholder will receive one Corvus Gold Inc. (“Corvus”) common share for every two ITH common shares held as at the effective date of the Arrangement as a return of capital and will then exchange each common share of ITH for a new common share of ITH.

The unaudited pro-forma consolidated balance sheet and statements of operations and comprehensive loss reflect the Arrangement as a spin-out whereby ITH will spin-out to Corvus all of ITH’s other existing Alaska (other than the Livengood project) and Nevada assets and approximately $3,300,000 in working capital. This Arrangement is subject to approval by ITH’s shareholders and the appropriate regulatory authorities.

The pro-forma consolidated balance sheet and statements of operations and comprehensive loss is not necessarily indicative of ITH as at the time of closing the transaction referred to above. The pro-forma consolidated balance sheet and statements of opetations and comprehensive loss should be read in conjunction with the interim financial statements of ITH for the period ended February 28, 2010 and the interim financial statements of the Nevada and Other Alaska Business for the periods ended February 28, 2010 and 2009, which are incorporated in or by reference in the Information Circular.

2.	PRO-FORMA ASSUMPTIONS

The unaudited pro-forma consolidated financial statement gives effect to the accounting continuation of the Nevada and Other Alaska Business as Corvus as described in the Information Circular, as if it had occurred as at February 28, 2010 for purposes of the consolidated balance sheet and as of June 1, 2008 for purposes of the consolidated statements of operations and comprehensive loss and is based on the following assumptions:

a)	ITH will transfer its wholly-owned subsidiaries, Talon Gold Nevada Inc. (“Talon Nevada”), incorporated in Nevada, United States and Raven Gold Alaska Inc. (“Raven Gold”), incorporated in Alaska, United States. Talon Nevada holds the Nevada assets and Raven Gold holds the existing Other Alaska assets which include the interests in a number of precious and base metal projects, being the Chisna, West Pogo, LMS, Terra and North Bullfrog properties. The balances used in the pro-forma balance sheet are those of the Nevada and Other Alaska Business as at February 28, 2010.	$12,574,179

b)	ITH will contribute $3,300,000 as additional working capital.	3,300,000

c)	ITH will distribute, as a return of capital (“ROC”) to its existing shareholders, an amount equal to the fair market value through a distribution of the common shares of Corvus.	23,566,465

6

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Pro-Forma Financial Statements
February 28, 2010
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
2.	PRO-FORMA ASSUMPTIONS (cont’d)

d)	The existing common shares of ITH (“Share Capital (Old)”) will then be exchanged for new common shares (“Share Capital (New)”) at a ratio of 1:1.	$69,244,325

7

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Pro-Forma Financial Statements
February 28, 2010
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
3.	SHAREHOLDERS’ EQUITY

Authorized

500,000,000 common shares without par value.

	Number of	Share Capital	Number of	Share Capital	Contributed
Issued	shares (Old)	(Old)	shares (New)	(New)	Surplus	Deficit	Total

Balance at February 28, 2010	60,434,557	$92,810,790	—	$—	$6,614,808	$(31,481,294)	$67,944,304

Nevada and Other Alaska Business	—	—	—	—	(20,266,465)	7,692,286	(12,574,179)
ITH working capital contributions to Corvus	—	—	—	—	(3,300,000)	—	(3,300,000)
ITH will distribute, as a ROC to its existing shareholders, an amount equal to the fair market value through a distribution of the common shares of Corvus	—	(23,566,465)	—	—	23,566,465	—	—
The share capital (Old) of ITH will then be exchange for Share Capital (New) of ITH at a ratio of 1:1	(60,434,557)	(69,244,325)	60,434,557	69,244,325	—	—	—

Pro-Forma Shareholders’ Equity February 28, 2010	—	$—	60,434,557	$69,244,325	$6,614,808	$(23,789,008)	$52,070,125

8

Nevada and Other Alaska Business
of
International Tower Hill Mines Ltd.
(An Exploration Stage Entity)
Consolidated Financial Statements
(Expressed in Canadian dollars)
May 31, 2009 and 2008

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Consolidated Financial Statements
(Expressed in Canadian dollars)

2

CHARTERED	1100 - 1177 West Hastings Street
ACCOUNTANTS	Vancouver, BC V6E 4T5
Tel: 604-687-4511
MacKay LLP	Fax: 604-687-5805
Toll Free: 1-800-351-0426
www.MacKayLLP.ca
Auditors’ Report
To the Directors of International Tower Hill Mines Ltd.
We have audited the consolidated balance sheets of Nevada and Other Alaska Business (the “Business”) as at May 31, 2009 and 2008 and the consolidated statements of operations, comprehensive loss and deficit and cash flows for the years ended May 31, 2009, 2008 and 2007. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Business as at May 31, 2009 and 2008 and the results of its operations and its cash flows for the years ended May 31, 2009, 2008 and 2007 in accordance with Canadian generally accepted accounting principles.

Vancouver, Canada June 25, 2010	“MacKay LLP” Chartered Accountants

3

CHARTERED	1100 - 1177 West Hastings Street
ACCOUNTANTS	Vancouver, BC V6E 4T5
Tel: 604-687-4511
MacKay LLP	Fax: 604-687-5805
Toll Free: 1-800-351-0426
www.MacKayLLP.ca
Comments by Auditors for U.S. Readers on Canada—United States Reporting Differences
In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company’s ability to continue as a going concern, such as those described in note 2 to the consolidated financial statements. Our report to the shareholders dated June 25, 2010, is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditor’s report when these are adequately disclosed in the financial statements. Canadian generally accepted accounting principles vary in certain significant respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for each of the years in the three year period ended May 31, 2009 and shareholders’ equity as at May 31, 2009 and 2008 to the extent summarized in note 11 to the consolidated financial statements.

Vancouver, Canada June 25, 2010	“MacKay LLP” Chartered Accountants

4

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Consolidated Balance Sheets
As at May 31
(Expressed in Canadian dollars)

	2009	2008

ASSETS

Mineral properties (note 5)	$11,054,413	$9,181,079

	$11,054,413	$9,181,079

LIABILITIES
Current
Accounts payable and accrued liabilities	$32,898	$116,284

CONTRIBUTED SURPLUS AND DEFICIT
Contributed surplus (note 7)	17,264,120	12,963,160
Deficit	(6,242,605)	(3,898,365)

	11,021,515	9,064,795

	$11,054,413	$9,181,079

Transfer of assets (note 1)
Nature and continuance of operations (note 2)
Subsequent events (note 13)
Approved on behalf of the Directors:

“Hendrik Van Alphen” Director

“Anton Drescher” Director
See accompanying notes to the consolidated financial statements

5

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Consolidated Statements of Operations, Comprehensive Loss and Deficit
For the Year ended May 31
(Expressed in Canadian dollars)

	2009	2008	2007

Expenses
Administration (note 9)	$14,529	$18,411	$37,827
Charitable donations	9,946	12,497	17,738
Consulting (note 9)	611,203	116,302	1,263,514
Insurance	39,496	32,732	15,605
Investor relations (note 9)	256,261	310,375	267,840
Office	46,528	47,234	38,528
Professional fees (note 9)	146,507	80,673	68,424
Property investigation	34,455	38,769	41,339
Regulatory	30,151	43,657	34,019
Rent (note 9)	39,758	34,172	24,820
Telephone	7,854	9,971	8,221
Travel	90,229	81,307	59,123
Wages and benefits (note 9)	1,071,598	431,140	821,663

	(2,398,515)	(1,257,240)	(2,698,661)

Other item
Gain on foreign exchange	54,275	53,457	4,079

Loss and comprehensive loss for the year	(2,344,240)	(1,203,783)	(2,694,582)

Deficit, beginning of the year	(3,898,365)	(2,694,582)	—

Deficit, end of the year	$(6,242,605)	$(3,898,365)	$(2,694,582)

Basic and fully diluted loss per share	$(0.10)	$(0.06)	$(0.20)

Weighted average number of shares outstanding	22,544,778	19,596,680	13,550,552

See accompanying notes to the consolidated financial statements

6

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Consolidated Statements of Cash Flows
For the Year ended May 31
(Expressed in Canadian dollars)

	2009	2008	2007

Operating Activities
Loss and comprehensive loss for the year	$(2,344,240)	$(1,203,783)	$(2,694,582)
Add item not affecting cashe Stock based compensation	1,356,730	151,480	2,091,833

Cash used in operating activities	(987,510)	(1,052,303)	(602,749)

Financing Activity
Funding provided by ITH	2,117,480	5,661,766	4,098,060

Cash provided by financing activity	2,117,480	5,661,766	4,098,060

Investing Activity
Expenditures on mineral properties	(1,129,970)	(4,609,463)	(3,495,311)

Cash used in investing activity	(1,129,970)	(4,609,463)	(3,495,311)

Increase in cash	—	—	—

Cash, beginning of year	—	—	—

Cash, end of year	$—	$—	$—

Supplemental cash flow information
Interest paid	$—	$—	$—
Income taxes paid	$—	$—	$—

Non-cash financing and investing transactions
Shares issued to acquire mineral properties	$826,750	$—	$960,021
Prepaid expenses included in mineral property expenditures	$—	$—	$10,734
Accounts payable included in mineral property expenditures	$32,898	$116,284	$436,478
See accompanying notes to the consolidated financial statements

7

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009 and 2008
(Expressed in Canadian dollars)
1.	TRANSFER OF ASSETS

On May 14, 2010, International Tower Hill Mines Ltd. (“ITH”) announced an agreement (the “Arrangement”) whereby its other existing Alaska (other than the Livengood project) and Nevada assets would be carved out into a new public company Corvus Gold Inc. (“Corvus”).

Under the Arrangement, each shareholder of ITH will receive one Corvus common share for every two ITH common shares held as at the effective date of the Arrangement as a return of capital and will then exchange each common share of ITH for a new common share of ITH. ITH will transfer its wholly-owned subsidiaries, Raven Gold Alaska Inc. (“Raven Gold”), incorporated in Alaska, United States, and Talon Gold Nevada Inc. (“Talon Nevada”), incorporated in Nevada, United States. Following this transfer and related transactions, there will be an indirect spin-out of certain of its mineral properties, Chisna, West Pogo, Terra, LMS, and North Bullfrog (the “Spin-out Properties”), together (the “Nevada and Other Alaska Business”).

The Arrangement is subject to shareholder approval and regulatory acceptance, including the acceptance for filing by Toronto Stock Exchange and the approval of the NYSE Amex and the Supreme Court of British Columbia, which is expected to be implemented through a plan of arrangement under the Business Corporation Act (BC).

Nevada and Other Alaska Business’ consolidated financial statements reflect the balance sheets, statements of operations, comprehensive loss and deficit and cash flows for the business as if it had been an independent operator during the years reported. The statements of operations, comprehensive loss and deficit for the years ended May 31, 2009, 2008 and 2007 include an allocation of ITH’s general and administrative expenses incurred in each of these years. The allocation of general and administrative expenses was calculated on the basis of the ratio of costs incurred on the Spin-out Properties in each year presented as compared to the costs incurred on all mineral properties of ITH in each of these years. The financial statements have been presented under the continuity of interests basis of accounting with balance sheet amounts based on the amounts recorded by ITH. Management cautions readers of these financial statements, that the allocation of expenses does not necessarily reflect future general and administrative expenses.

Nevada and Other Alaska Business’ opening deficit at June 1, 2006 is $Nil as the balance for the Spin-out Properties was $Nil.

2.	NATURE AND CONTINUANCE OF OPERATIONS

The Nevada and Other Alaska Business (the “Entity”) is an exploration stage entity engaged in the business of acquiring, exploring and evaluating mineral properties, and either joint venturing or developing these properties further or disposing of them when the evaluation is completed. At May 31, 2009, the Entity was in the exploration stage and had interests in properties in Alaska and Nevada, U.S.A.

8

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009 and 2008
(Expressed in Canadian dollars)
2.	NATURE AND CONTINUANCE OF OPERATIONS (cont’d)

The business of mining and exploration involves a high degree of risk and there can be no assurance that current exploration programs will result in profitable mining operations. The Entity has no source of revenue, and has significant cash requirements to meet its administrative overhead and maintain its mineral property interests. The recoverability of amounts shown for mineral properties is dependent on several factors. These include the discovery of economically recoverable reserves, the ability of the Entity to obtain the necessary financing to complete the development of these properties, and future profitable production or proceeds from disposition of mineral properties. The carrying value of the Entity’s mineral property interests does not reflect current or future values.

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) on a going concern basis, which presume the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future. The Entity’s ability to continue as a going concern is dependent upon achieving profitable operations and/or obtaining additional financing. The Entity has sustained losses from operations, and has an ongoing requirement for capital investment to explore its mineral properties. The Entity expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years. The Entity expects to seek additional financing through equity financing. There can be no assurance as to the availability or terms upon which such financing might be available.

These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Entity be unable to continue in business.

3.	SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies used by management in the preparation of these consolidated financial statements in accordance with Canadian GAAP.
a)	Basis of consolidation

These consolidated financial statements include the accounts of the Entity and its wholly-owned subsidiaries Talon Nevada (a Nevada corporation) and Raven Gold (an Alaska corporation) (note 13(h)). All intercompany transactions and balances have been eliminated.

b)	Basis of presentation

These consolidated financial statements have been prepared on a carve-out basis from ITH as if the Entity had operated as a stand-alone entity during the reporting years.

Assets, liabilities and equity contributions directly attributable to the Entity have been allocated to the Entity. Revenues and expenses have generally been allocated based on the allocation of ITH and each subsidiary head office general and administrative expenses based upon the ratio of costs incurred on the Spin-out Properties in each year presented as compared to the costs incurred on all mineral properties of ITH in each of these years. Amounts were allocated using management’s best estimates in order to provide the most reasonable allocation.

9

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009 and 2008
(Expressed in Canadian dollars)
3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)
b)	Basis of Presentation (cont’d)

As a result of the basis of presentation, described above, these consolidated financial statements may not necessarily be indicative of the results that would have been obtained if the Entity had operated as a stand-alone entity, nor are they necessarily indicative of the result for any future periods. The continuing operation of the Entity is dependent on obtaining required funding from outside sources. While ITH has been successful in raising the required funding from outside sources in the past, it cannot be certain that any such funding would be available in the future to the Entity, or that funds would be available on terms acceptable to the management of the Entity.

c)	Foreign currency translation

Monetary assets and liabilities are translated at period-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are translated at the average rate of exchange for the period. Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the consolidated statements of operations.

d)	Mineral properties

Mineral properties consist of mining claims, leases and options. Acquisition option payments, leasehold and exploration costs are capitalized and deferred until such time as the property is put into production or the properties are disposed of either through sale or abandonment. If the property is put into production, the costs of acquisition and exploration will be written-off over the life of the property, based on estimated economic reserves, Proceeds received from the sale of any interest in a property will first be credited against the carrying value of the property, with any excess included in operations for the period. If a property is abandoned, the property and deferred exploration costs will be written-off to operations in the period of abandonment.

Recorded costs of mineral properties and deferred exploration and development expenditures are not intended to reflect present or future values of mineral properties.

Deferred costs related to mineral property interests are periodically reviewed for impairment. A review for potential impairment is subject to potentially material measurement uncertainty. If a review indicates that a mineral property interest has been impaired the related deferred costs are written down or written off.

Although the Entity has taken steps to verify title to mineral properties in which it has an interest, based on industry norms for the current stage of exploration of such properties, these procedures do not guarantee the Entity’s title. Property title may be subject to unregistered prior agreements and inadvertent non-compliance with regulatory requirements.

10

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009 and 2008
(Expressed in Canadian dollars)
3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)
e)	Asset retirement obligation

Asset retirement obligations are recognized for legal obligations related to the retirement of long-lived tangible assets that arise from the acquisition, construction, development or normal operation of such assets. A liability for an asset retirement obligation is recognized in the period in which it is incurred and when a reasonable estimate of the fair value of the liability can be made with the corresponding asset retirement cost recognized by increasing the carrying amount of the related long-lived asset. The asset retirement cost is subsequently allocated in a rational and systematic method over the underlying asset’s useful life. The initial fair value of the liability is accreted, by charges to operations, to its estimated future value.

f)	Loss per share

Basic loss per share is calculated using the weighted average number of shares outstanding during the period. Given that the shareholders of ITH will receive one Corvus common share for two ITH common shares, the weighted average number of shares used is half of the weighted number of shares of ITH for the respective years. The weighted average number of shares outstanding during the year was 22,544,778 (2008 — 19,596,680; 2007 — 13,550,552). Diluted loss per share has not been presented separately as the outstanding options and warrants are anti-dilutive for each of the periods presented.

The Entity uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the year.

g)	Income tax

Income taxes are accounted for using the future income tax method. Under this method income taxes are recognized for the estimated income taxes payable for the current year and future income taxes are recognized for temporary differences between the tax and accounting bases of assets and liabilities and for the benefit of losses available to be carried forward for tax purposes that are more likely than not to be realized. Future income tax assets and liabilities are measured using tax rates expected to apply in the years in which the temporary differences are expected to be recovered or settled. To the extent that future income tax assets are not considered more likely than not to be realized, a valuation allowance is recorded.

h)	Measurement uncertainty

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

11

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009 and 2008
(Expressed in Canadian dollars)
3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)
h)	Measurement uncertainty (cont’d)

Significant areas requiring the use of management estimates relate to the determination of impairment of mineral properties and determination of the fair value of asset retirement obligations. By their nature, these estimates and related future cash flows are subject to measurement uncertainty, and the impact on the financial statements of future periods could be material.

i)	Financial instruments — Recognition and measurement; disclosure and presentation

All financial instruments are classified into one of the following five categories: held for trading, held-to-maturity, loans and receivables, available-for-sale financial assets, or other financial liabilities. Initial and subsequent measurement and recognition of changes in the value of financial instruments depends on their initial classification. Transaction costs related to financial instruments will be expensed in the period incurred.

The Entity classified its financial instruments as follows:
•	Accounts payable and accrued liabilities have been classified as other liabilities.
j)	Future accounting changes
i.	International Financial Reporting Standards (“IFRS”)

In 2008, the Canadian Accounting Standards Board (“AcSB”) confirmed that the transition to IFRS from Canadian GAAP will be effective for fiscal years beginning on or after January 1, 2011 for publicly accountable enterprises. The Entity will therefore be required to present IFRS financial statements for its August 31, 2011 interim financial statements. The effective date will require the restatement for comparative purposes of amounts reported by the Entity for the interim periods and for the year ended May 31, 2011. The Entity is currently evaluating the impact of the conversion on the Entity’s consolidated financial statements and is considering accounting policy choices available under IFRS.

ii.	Business combinations

In January 2009, the CICA issued Handbook Section 1582, Business Combinations, which replaces the existing standards. This section establishes the standards for the accounting of business combinations, and states that all assets and liabilities of an acquired business will be recorded at fair value. Estimated obligations for contingent considerations and contingencies will also be recorded at fair value at the acquisition date. The standard also states that acquisition-related costs will be expensed as incurred and that restructuring charges will be expensed in the periods after the acquisition date. This standard is equivalent to the International Financial Reporting Standards on business combinations.

12

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009 and 2008
(Expressed in Canadian dollars)
3.	SIGNIFICANT ACCOUNTING POLICIES (cont’d)
j)	Future accounting changes (cont’d)
ii.	Business combinations (cont’d)

This standard is applied prospectively to business combinations with acquisition dates on or after January 1, 2011. Earlier adoption is permitted. The Entity is currently evaluating the impact of adopting this standard on its consolidated financial statements. This standard is not expected to be adopted prior to the transition to IFRS.

iii.	Consolidated financial statements

In January 2009, the CICA issued Handbook Section 1601, consolidated financial statements, which replaces the existing standards. This section establishes the standards for preparing consolidated financial statements and is effective for interim and annual consolidated financial statements beginning on or after January 1, 2011. The Entity is currently evaluating the impact of adopting this standard on its consolidated financial statements. This standard is not expected to be adopted prior to the transition to IFRS.

iv.	Non-controlling interests

In January 2009, the CICA issued Handbook Section 1602, Non-controlling interests, which establishes standards for the accounting of non-controlling interests of a subsidiary in the preparation of consolidated financial statements subsequent to a business combination. This standard is equivalent to the International Financial Reporting Standards on consolidated and separate financial statements. This standard is effective for interim and annual consolidated financial statements beginning on or after January 1, 2011. The Entity is currently evaluating the impact of adopting this standard on its consolidated financial statements. This standard is not expected to be adopted prior to the transition to IFRS.
4.	RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

The carrying values of accounts payable and accrued liabilities approximate their fair values due to the short-term maturity of these financial instruments.

The Entity’s risk exposure and the impact on its financial instruments are summarized below:
a)	Credit risk

Credit risk is the risk of financial loss to the Entity if a counter-party to a financial instrument fails to meet its contractual obligations.

The Entity is not exposed to significant credit risk.

13

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009 and 2008
(Expressed in Canadian dollars)
4.	RISK MANAGEMENT AND FINANCIAL INSTRUMENTS (cont’d)
b)	Liquidity risk

Liquidity risk is the risk that the Entity will not be able to meet its financial obligations as they fall due. The Entity’s approach to managing liquidity risk is to provide reasonable assurance that it will have sufficient funds to meet liabilities when due. The Entity manages its liquidity risk by forecasting cash flows from operations and anticipated investing and financing activities.

At May 31, 2009, the Entity had accounts payable and accrued liabilities of $32,898 (2008 - $116,284), which are all payable within six months and are expected to be settled from available working capital as they come due.

c)	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises four types of risk: interest rate risk, foreign currency risk, and other price risk.
a.	Interest rate risk

The Entity does not hold cash in bank accounts and does not earn interest income; therefore, the Entity is not subject to interest rate risk.

b.	Foreign currency risk

The Entity’s sensitivity analysis suggests that a consistent 5% change in the absolute rate of exchange for the United States dollars, the foreign currency for which the Entity has net assets employed, would affect net assets and foreign exchange gain (loss) by approximately $1,507.

As at May 31, 2009, the Entity had the following financial instruments in US$:

	CADS equivalent	US$

Accounts payable and accrued liabilities	$32,898	$30,135

As at May 31, 2009, US$ amounts were converted at a rate of US$1 to $1.0917 Canadian dollars.

c.	Other price risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices, other than those arising from interest rate risk or foreign exchange risk or commodity price risk. The Entity has no financial instruments exposed to such risk.

14

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009 and 2008
(Expressed in Canadian dollars)
5, MINERAL PROPERTIES

Accumulated costs in respect of mineral tenures and mineral rights owned, leased or under option, consist of the following:

	Other Alaska Properties					Nevada Property
	Chisna	West Pogo	LMS	Terra	Total Alaska	North Bullfrog
	(note 5(a))	(note 5(a))	(note 5(b)	(note 5(b))	Properties	(note 5(c))	Total

Balance May 31, 2007	$923,855	$432,119	1,482,126	$1,148,759	$3,986,859	$894,217	$4,881,076

Acquisition costs:
Cash payments	—	—	—	—	—	7,693	7,693
Common shares issued	—	—	—	—	—	—	—

	—	—	—	—	—	7,693	7,693

Deferred exploration costs:
Contract services	310,748	156	142,462	721,540	1,174,906	186,263	1,361,169
Assay	46,476	—	43,708	100,789	190,973	364,259	555,232
Drilling	—	—	—	620,404	620,404	463,291	1,083,695
Field costs	34,171	—	23,714	311,373	369,258	112,893	482,151
Equipment rental	7,417	—	55,789	76,316	139,522	19,962	159,484
Land maintenance & tenure	79,090	9,564	10,010	103,894	202,558	112,600	315,158
Transportation	17,114	—	31,109	196,845	245,068	10,256	255,324
Travel	46,152	—	255	6,477	52,884	27,213	80,097

	541,168	9,720	307,047	2,137,638	2,995,573	1,296,737	4,292,310

Total expenditures for the year	541,168	9,720	307,047	2,137,638	2,995,573	1,304,430	4,300,003

Balance May 31, 2008	1,465,023	441,839	1,789,173	3,286,397	6,982,432	2,198,647	9,181,079

Acquisition costs:
Cash payments	—	—	—	—	—	—	—
Common shares issued	—	—	371,250	371,250	742,500	84,250	826,750

	—	—	371,250	371,250	742,500	84,250	826,750

Deferred exploration costs:
Contract services	239,119	12,646	18,510	143,118	413,393	67,150	480,543
Assay	25,911	3,962	23,085	—	52,958	15,328	68,286

Drilling	—	—	—	—	—	(702)	(702)
Field costs	26,746	4,661	85	(22,296)	9,196	9,123	18,319
Equipment rental	16,023	—	690	2,293	19,006	—	19,006
Land maintenance & tenure	40,827	23	16,587	144,679	202,116	219,045	421,161
Transportation	3,035	—	1,828	—	4,863	—	4,863
Travel	32,929	—	—	440	33,369	1,739	35,108

	384,590	21,292	60,785	268,234	734,901	311,683	1,046,584

Total expenditures for the year	384,590	21,292	432,035	639,484	1,477,401	395,933	1,873,334

Balance May 31, 2009	$1,849,613	$463,131	$2,221,208	$3,925,881	$8,459,833	$2,594,580	$11,054,413

15

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
5.	MINERAL PROPERTIES (cont’d)
Pursuant to the Arrangement, the obligations and interests in the Spin-out Properties under the various Agreements will be transferred from ITH to the Entity.
a)	Properties acquired from AngloGold, Alaska

Pursuant to an Asset Purchase and Sale and Indemnity Agreement dated June 30, 2006, as amended on July 26, 2006, (the “AngloGold Agreement”) among ITH, AngloGold Ashanti (U.S.A.) Exploration Inc. (“AngloGold”) and Talon Gold Alaska, Inc. (ITH’s wholly-owned Alaskan subsidiary), ITH acquired all of AngloGold’s interest in a portfolio of seven mineral exploration projects in Alaska (then aggregating 246 square kilometres) and referred to as the Livengood, Chisna, Gilles, Coffee Dome, West Pogo, Blackshell, and Caribou properties (the “Sale Properties”) in consideration of cash payment USD50,000 on August 4, 2006, and the issuance of 5,997,295 ITH common shares, representing approximately 19.99% of ITH’s issued shares following the closing of the acquisition and two private placement financings raising an aggregate of $11,479,348. AngloGold had the right to maintain its percentage equity interest in ITH, on an ongoing basis, provided that such right will terminate if AngloGold’s interest falls below 10% at any time after January 1,2009. (note 13(a))

As further consideration for the transfer of the Sale Properties, ITH granted to AngloGold a 90 day right of first offer with respect to the Sale Properties and any additional mineral properties in Alaska in which ITH acquires an interest and which interest ITH proposes to farm out or otherwise dispose of. If AngloGold’s equity interest in ITH is reduced to less than 10%, then this right of first offer will terminate.

Pursuant to the Arrangement, ITH will spin-out the Chisna and West Pogo properties to the Entity. Details of the Chisna and West Pogo properties are as follows:
i	Chisna Property

The Chisna property is located in the eastern Alaska Range, Alaska, and consists of 608 State of Alaska mining claims divided into 5 blocks (approximately 32,935 hectares total) owned 100% by the Entity pursuant to the Arrangement.

Subsequent to May 31, 2009, on November 2, 2009, ITH entered into a joint venture agreement (as amended) with Ocean Park Ventures Corp. (“OPV”). Pursuant to the agreement, an Alaskan subsidiary of OPV (“Subco”) and Raven Gold, an Alaskan subsidiary of the Entity, will form a joint venture (the “JV”) for the purpose of exploring and developing the property.

The initial interests of Subco and Raven Gold in the JV will be 51% and 49% respectively. Raven Gold’s initial contribution to the JV will be its interest in the Chisna Project. Subco’s contribution to the JV will be funding for the JV totalling USD20,000,000 over five years; of which USD5,000,000 must be provided during the first year. The first year amount is reduced to USD2,000,000 if, at any time during such year, the London PM gold fix price and the LME closing copper price are each below USD700/oz and USD1.70/lb, respectively, for a period of 10 consecutive trading days. If Subco fails to fund any portion of the initial USD5,000,000 (or USD2,000,000 as applicable) in the first year, Raven Gold will be entitled to terminate the JV and OPV and

16

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
5.	MINERAL PROPERTIES (cont’d)
a)	Properties acquired from AngloGold, Alaska (cont’d)
i	Chisna Property (cont’d)

Subco will be jointly indebted to Raven Gold for the difference between USD5,000,000 (or USD2,000,000 as applicable) and the amount actually funded.

Raven Gold will be the operator of the JV during the first two years. After two years, Subco will be entitled to assume the operatorship of the JV and to maintain operatorship until and unless it ceases to hold a majority interest in the JV. Any work program proposed by the operator will be subject to approval by the five member JV management committee. After Subco has completed its USD20,000,000 initial contribution, the JV participant with the greatest interest in the JV will be entitled to nominate three members of the management committee.

If Subco funds the entire USD20,000,000 within five year period, it will have the option to acquire a further 19% interest in the JV by producing a positive bankable feasibility study in respect of the Chisna Project within five years after electing to exercise such option, and by funding and additional exploration required to produce such a study. The feasibility study must support a mining operation at a minimum level of 300,000 ounces per year of gold equivalent production.

In consideration for ITH providing the resources for Raven Gold to enter into the JV, OPV will issue 200,000 common shares (received subsequent to year-end) to ITH following satisfaction of the conditions precedent to the formation of the JV and an additional 200,000 shares each anniversary thereafter, to a total of 1,000,000 shares, provided the JV is in good standing.

The formation of the JV, and the rights of OPV/Subco under the JV Agreement, were subject to a pre-emptive right in favour of AngloGold under the AngloGold Agreement (note 5(a)), which was waived by AngloGold on November 17, 2009. Consequently, Subco and Raven Gold proceeded with the JV, and will be bound by the existing Indemnity and Pre-emptive Rights Agreement among AngloGold, ITH and Talon Gold Alaska Inc., as provided for in the AngloGold Agreement. The principal effect of that agreement on the JV will be indemnity provisions relating to the Chisna Project and AngloGold will have no further pre-emptive right in respect of the Chisna Project.

The formation of the JV is subject to certain conditions precedent, including the transfer of the Chisna Project claims to Raven Gold (presently underway), and the acceptance of the JV Agreement by the TSX Venture Exchange on behalf of OPV (accepted for filing by the TSXV on behalf of OPV on March 15, 2010).

Subsequent to May 31, 2009, ITH entered into a Mineral Exploration Agreement with Option to Lease dated March 30, 2010 (“Exploration Agreement”) with Ahtna Incorporated, an Alaska Native Regional Corporation, concerning approximately 26,516 hectares of fee simple lands in the Ahtell Area of Alaska surrounding portions of the Entity’s Chisna property. The property subject to the Exploration Agreement will become part of the joint venture with OPV.

17

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
5.	MINERAL PROPERTIES (cont’d)
a)	Properties acquired from AngloGold, Alaska (cont’d)
ii	West Pogo Property

The West Pogo property is located approximately 50 kilometres north of Delta Junction, Alaska, and consists of 96 State of Alaska mining claims (1,944 hectares) owned 100% by the Entity pursuant to the Arrangement.

Subsequent to May 31, 2009, ITH entered into a binding letter of intent dated March 24, 2010 with First Star Resources Inc. (“First Star”) in connection with the West Pogo property (“WP LOI”). Under the terms of the WP LOI, First Star has to ability to earn an initial 55% interest, and a second option to earn a further 45%, for a total 100% interest. To earn the 55% interest First Star will pay USD250,000 and expend USD2,800,000 on exploration. To acquire a 100% ownership, First Star will fund the project through to an advanced exploration stage by spending a further USD2,000,000 prior to December 31, 2015, or by producing, filing and having accepted by the TSXV a NI43-101 compliant inferred resource of one million ounces of gold using a 0.5 g/t cutoff grade, whichever costs less. An NSR royalty of 3% or 4% on gold/silver and 1% on all other products will be payable to Raven Gold. The royalty can be reduced by 1% by paying Raven Gold USD3,000,000.
b)	Properties optioned from AngloGold, Alaska

In conjunction with the closing of the acquisition of the Sale Properties, ITH entered into an option/joint venture with AngloGold with respect to two additional mineral projects in Alaska, referred to as the LMS and the Terra properties (the “Optioned Properties”).

Pursuant to the Arrangement, ITH will spin-out the LMS and Terra properties to the Entity. Details of the LMS and Terra properties are as follows:
i	LMS Property

The LMS properly consists of 92 State of Alaska unpatented lode mining claims (5,691 hectares) owned by AngloGold.

With respect to the LMS property, ITH will have the right to earn a 60% interest by incurring aggregate exploration expenditures of USD3,000,000 by January 30, 2010 (incurred), of which ITH has committed to incur minimum exploration expenditures of USD1,000,000 during the 2006 calendar year and of USD750,000 during the 2007 calendar year.

Upon ITH having earned its 60% interest in the LMS property, AngloGold will have the right to re-acquire a 20% interest (for an aggregate 60% interest) and become manager of the joint venture by incurring a further USD4,000,000 in exploration expenditures over a further two years.

18

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
5. MINERAL PROPERTIES (cont’d)
b)	Properties optioned from AngloGold, Alaska (cont’d)
ii	Terra Property

The Terra Property now consists of 235 State of Alaska unpatented lode mining claims (15,552 hectares) held by or on behalf of AngloGold and 5 State of Alaska unpatented lode mining claims (324 hectares) leased from an individual. The lease requires a payment on execution of USD25,000 (paid), and advance minimum royalties of USD25,000 on or before March 22, 2006 (paid), USD50,000 on or before March 22, 2007 (paid), USD75,000 on or before March 22, 2008 (paid), USD100,000 on or before March 22, 2009 (paid) and each subsequent March 22 until March 22, 2015 (March 22, 2010 payment paid on February 2, 2010), and thereafter USD125,000 until the expiry of the lease (all of which are recoverable from production royalties). The lessor is entitled to receive a net smelter returns production royalty on gold equal to 3.0% if the gold price is less than USD450/ounce and 4% if the gold price is USD450/ounce or higher, plus a net smelter returns royalty of 4% on all other mineral products other than gold. 1% of the royalty may be purchased for USDl,000,000 and a further 1% for USD3,000,000.

With respect to the Terra property, ITH will have the right to earn a 60% interest by incurring aggregate exploration expenditures of USD3,000,000 by January 30, 2010, of which ITH has committed to incur minimum exploration expenditures of USD500,000 during the 2006 calendar year and of USD750,000 during the 2007 calendar year.

Upon ITH having earned its 60% interest in the Terra property, AngloGold will have the right to re-acquire a 20% interest (for an aggregate 60% interest) and become manager of the joint venture by incurring a further USD4,000,000 in exploration expenditures over a further two years.

In either case, following the parties having earned their final respective interests, each party will be required to contribute its pro rata share of further exploration expenditures or be diluted. A party that is diluted to 10% or less will have its interest converted to a 2% net smelter return royalty.

On November 5, 2007 ITH provided notice to AngloGold that it has incurred sufficient expenditures to vest its 60% ownership in the Terra project. AngloGold had 90 days to decide whether or not to exercise its right to earn back an additional 20% interest in the Terra project by incurring USD4,000,000 in expenditures over the next two years, and elected not to do so. As AngloGold elected not to exercise its back-in right, each party is therefore responsible for contribution its share of ongoing joint venture expenditures.
On June 10, 2008, ITH entered into an agreement to acquire all of the interest of AngloGold in the Terra and LMS projects, plus certain other AngloGold rights on the Gilles and West Pogo properties, for the purchase price of $751,500 to be satisfied by the issuance of 450,000 shares of ITH to AngloGold (issued). The transaction was approved by NYSE Alternext-US Stock Exchange on July 31, 2008 and by the TSXV on September 10, 2008.

Pursuant to the Arrangement the Entity has all of the interests of the Terra and LMS projects.

19

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
5.	MINERAL PROPERTIES (cont’d)
b)	Properties optioned from AngloGold, Alaska (cont’d)

Subsequent to May 31, 2009, ITH entered into a binding letter of intent (“LOI”) dated March 24, 2010 with First Star in connection with the LMS property. Under the terms of the LMS LOI, First Star has the ability to earn an initial 55% interest, and a second option to earn a further 45%, for a total 100% interest. To earn the 55% interest First Star will pay USD280,000 and expend USD3,500,000 on exploration. To acquire a 100% ownership, First Star will fund the project through to an advanced exploration stage by spending a further USD3,000,000 prior to December 31, 2015, or by producing, filing and having accepted by the TSXV a NI 43-101 compliant inferred resource of two million ounces of gold using a 0.5 g/t cutoff grade, whichever costs less. An NSR royalty of 3% or 4% on gold/silver and 1% on all other products will be payable to Raven Gold. The royalty can be reduced by 1% by paying Raven Gold USD3,000,000.

Subsequent to May 31, 2009, on February 26, 2010, ITH signed a LOI to enter into a joint venture with American Mining Corporation (“AMC”), a private Nevada corporation, on the Terra Gold Project. Pursuant to the LOI, an Alaskan subsidiary of AMC (“AMC Subco”) and Raven Gold will form a joint venture (the “JV”) with the aim of developing the Terra Project to production. It is anticipated that AMC Subco, as operator, will commence a project development program in June 2010.

The initial interests of AMC Subco and Raven Gold in the JV will be 51% and 49% respectively. Raven’s initial contribution to the JV will be its interest in the Terra Project, including all related data and property facilities. AMC Subco’s initial contribution to the JV will be funding for the JV totalling USD6,000,000 over three years (USD1,000,000 in 2010). Of these expenditures, USD100,000 will be paid to ITH in each of the first and second years to partially reimburse ITH for the cost of constructing the existing camp facility at Terra. As consideration for ITH causing Raven Gold to enter into the JV, AMC will pay ITH USD300,000 and issue 750,000 common shares of AMC, over the same three-year period (USD50,000 and 250,000 shares in 2010). If AMC Subco fails to make its full initial contribution, or AMC fails to make all required payments and share issuances to the ITH, over such three-year period, then the JV will terminate and AMC Subco will not retain any residual interest in the Terra project.

In addition, the JV has granted Raven Gold a sliding scale NSR royalty of between 0.5% and 5% (depending upon the gold price) on all precious metal production from the property and a 1% NSR royalty on all base metal production. The royalty to Raven Gold is in addition to the current royalty payable to the underlying lessor.

Upon having completed its initial contribution, AMC Subco will have the option to increase its JV interest by 29% (to 80% total) by providing a subsequent contribution of an additional USD3,050,000 in funding in the fourth year. In addition, AMC will be required to pay ITH an additional USD150,000 and issue an additional 150,000 common shares. Should Raven Gold’s interest be diluted below 10% as a consequence of it not funding its proportionate share of JV expenditure following AMC Subco’s having completed its initial contribution (and subsequent contribution, if applicable), Raven Gold’s JV interest will be converted to an additional 1% property wide NSR royalty on all metals produced, for an aggregate NSR

20

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
5.	MINERAL PROPERTIES (cont’d)
b)	Properties optioned from AngloGold, Alaska (cont’d)

royalty to Raven of 1.5% to 6% (depending upon the gold price) on precious metals and 2% on base metals).

Formation of the JV is subject to the settlement and execution of a formal agreement and the completion by AMC of due diligence on the Terra project, both to be completed on or before May 19, 2010 (extended to July 30, 2010). On May 17, 2010, AMC assigned the Terra project LOI with ITH to Terra Mining Corporation, a company incorporated under the laws of British Columbia.
c)	Properties optioned from Redstar Gold Corp., Nevada

On March 15, 2007, ITH signed two binding letters of intent with Redstar Gold Corp. of Vancouver, B.C. (“Redstar”), pursuant to which ITH could earn up to a 70% interest in two gold projects, referred to as North Bullfrog and Painted Hills, located in Nevada. ITH could earn an initial 60% interest in each project by making payments and exploration expenditures and had the option to earn an additional 10% interest (aggregate 70%) by funding all expenditures to take a project to feasibility. There is no time limit by which a feasibility study is required to be delivered.

Pursuant to the Arrangement, ITH will spin-out the North Bullfrog property to the Entity. Details of the North Bullfrog property are as follows:
i	North Bullfrog

To earn its initial 60% interest, ITH must make total payments of USD190,000 and incur total expenditures of USD4,000,000 over 4 years to March 15, 2011. The first year requirement is a payment of USD20,000 on TSXV acceptance (paid) plus exploration expenditures of USD500,000 (incurred). The second payment of USD30,000 is due by September 15, 2008 (paid). The third payment of USD40,000 is due by March 15, 2009 (paid). The fourth payment of USD50,000 is due by March 15, 2010 (acquisition completed on October 9, 2009) and the fifth payment of USD50,000 is due by March 15, 2011.
ITH is also required to pay the advance minimum royalty payments to the owners of certain patented mining claims which are fully recoupable against production royalties. The advance minimum royalty in year 1 to 3 is USD32,300 per year and year 4 onwards is USD37,700. Production royalties range from 2% to 4%. All production royalties may be bought out at a price of USD1,000,000 per 1% except for one 3% royalty that may be bought out for USD850,000 per 1%.

ITH is also required to issue an aggregate of 20,000 common shares to Redstar, as to 5,000 shares on each on September 15, 2008 (issued), March 15, 2009 (issued), March 15, 2010 (acquisition completed on October 9, 2009) and March 15, 2011, so long as ITH is earning into at least one of the North Bullfrog or Painted Hills projects.

21

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
5.	MINERAL PROPERTIES (cont’d)
c)	Properties optioned from Redstar Gold Corp., Nevada (cont’d)

Subsequent to May 31, 2009, on October 9, 2009, ITH completed the acquisition of all of the interests of Redstar and Redstar Gold U.S.A. Inc. in the North Bullfrog project (including the Mayflower (note 5(d)) and Connection (note 5(e)) properties) under an agreement dated July 30, 2009, thereby giving ITH 100% ownership of the project. Consideration for the acquisition was a cash payment of USD250,000 and the issuance of 200,000 common shares. Completion of the acquisition eliminated ITH’s vesting requirements for expenditures and issuance of shares.
d)	Mayflower property, Nevada

Pursuant to a mining lease and option to purchase agreement made effective December 1, 2007 between ITH and a group of arm’s length limited partnerships, ITH has leased (and has the option to purchase) eleven patented mining claims (approximately 76 hectares) located adjacent to its North Bullfrog project in south-western Nevada. The terms of the lease/option are as follows:
•	Terms: Initial term of 5 years, commencing December 1, 2007, with the option to extend the lease for an additional 5 years. The lease will continue for so long thereafter as the property is in commercial production or, alternatively, for an additional three years if ITH makes advance minimum royalty payments of USD100,000/year (which are recoupable against actual production royalties).

•	Lease Payments: USD5,000 (paid) and 25,000 common shares of ITH (issued) following regulatory acceptance of the transaction; and an additional USD5,000 and 20,000 common shares on each of the first through fifth lease anniversaries (USD5,000 paid on each of December 10, 2008 and October 14, 2009 and 20,000 common shares issued on each of September 8, 2008 and November 25, 2009). If ITH elects to extend the lease for a second 5 year term, it will pay USD10,000 and issue 50,000 common shares upon election being made, and an additional USD10,000 and 50,000 common shares on each of the sixth through tenth anniversaries.

•	Work Commitments: USD100,000 per year for the first three years, USD200,000 per year for the years 4-6 and USD300,000 for the years 7-10. Excess expenditures in any year may be carried forward. If ITH does not incur the required expenditures in year 1, the deficiency is required to be paid to the lessors.

•	Retained Royalty: ITH will pay the lessors a net smelter returns royalty of 2% if the average gold price is USD400/ounce or less, 3% if the average gold price is between USD401 and USD 500/ounce and 4% if the average gold price is greater than USD500/ounce.

•	Purchase Option: ITH has the right to purchase all the interest of the lessors in the property during the first 10 years for USD7,500,000 plus a 0.5% net smelter royalty if the gold price is under USD500/ounce and 1% if the gold price is USD500/ounce or above. After the initial 10 year period, the cash portion of the purchase price will be escalated annually based on the US annual Consumer Price Index increase for that year.
The Mayflower property, and the associated acquisition costs, has been added to the North Bullfrog Redstar Joint Venture property in which ITH has the right to earn a 70% interest (subsequently increased to 100% interest upon acquisition of all of the interest of Redstar)

22

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
5.	MINERAL PROPERTIES (cont’d)
d)	Mayflower property Nevada (cont’d)

(note 5(c)). Pursuant to the Arrangement, the right to earn the interest will be transferred from ITH to the Entity.
e)	Connection property, Nevada

Pursuant to a mining lease and option to purchase agreement made effective October 27, 2008 between Redstar and an arm’s length limited liability company, Redstar has leased (and has the option to purchase) twelve patented mining claims located adjacent to the North Bullfrog project and referred to as the “Connection” property. The 10 year, renewable mining lease requires payments of USD 10,800 (paid) on signing and annual payments for the first three anniversaries of USD10,800 and USD16,200 for every year thereafter (USD10,800 paid on September 30, 2009). Redstar has an option to purchase is the property for USD1,000,000 at any time during the life of the lease. Production is subject to a 4% NSR royalty, which may be purchased for USD5,000,000.

The Connection property, and the associated acquisition costs, has been added to the North Bullfrog Redstar Joint Venture property in which ITH has the right to earn a 70% interest (subsequently increased to 100% interest upon acquisition of all of the interest of Redstar) (note 5(c)). Pursuant to the Arrangement, the right to earn the interest will be transferred from ITH to the Entity.
6.	STOCK-BASED COMPENSATION

Stock options awarded to employees and non-employees by ITH are measured and recognized in the consolidated statement of operations, comprehensive loss and deficit or added to mineral properties at the fair value of the award. The fair value of all forms of stock-based compensation is charged to operations or capitalized to mineral properties over the vesting period of the options granted. Fair value is estimated using the Black-Scholes Option Pricing Model.

Since the Entity was not incorporated, there have been no stock options issued directly by the Entity during the periods presented. Stock-based compensation amounts included in the consolidated financial statements represent an allocation of ITH’s related stock-based compensation amounts on a direct basis for employees and non-employees working directly on the Spin-out Properties and on a pro rata basis for head office employees and directors as outlined in note 1.

Stock-based compensation has been allocated as follows for the year ended May 31:

For the Year ended	2009	2008	2007

Administration	$—	$—	$22,970
Consulting	513,254	21,773	1,228,934
Investor relations	112,646	86,161	193,800
Professional fees	18,751	—	—
Wages and benefits	712,079	43,546	646,129

	$1,356,730	$151,480	$2,091,833

23

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
7.	CONTRIBUTED SURPLUS

Funding provided by ITH related to the Entity’s activities is classified as contributed surplus:

	Stock-based
	compensation
	on options
	granted during	Funding
	the year	provided by
	allocated from	and expenses	Total funding
	ITH	paid by ITH	provided by ITH

Balance, May 31, 2006	$—	$—	$—
Additions in fiscal 2007	2,091,833	5,058,081	7,149,914

Balance, May 31, 2007	2,091,833	5,058,081	7,149,914
Additions in fiscal 2008	151,480	5,661,766	5,813,246

Balance, May 31, 2008	2,243,313	10,719,847	12,963,160
Additions in fiscal 2009	1,356,730	2,944,230	4,300,960

Balance, May 31, 2009	$3,600,043	$13,664,077	$17,264,120

8.	INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows for the year ended May 31:

	2009	2008	2007

Loss before income taxes	$(2,344,240)	$(1,203,783)	$(2,694,582)
Statutory Canadian corporate tax rate	30.38%	33.03%	35.29%

Income tax recovery at statutory rates	$(712,180)	$(397,610)	$(950,918)
Unrecognized items for tax purposes	771,809	457,143	979,468
Difference in tax rates in other jurisdictions	(59,629)	(59,533)	(28,550)

	$—	$—	$—

At May 31, 2009, the Entity has $Nil (2008 — $Nil) future income tax assets.

9.	RELATED PARTY TRANSACTIONS

During the year, the Entity paid $262,955 (2008 — $210,452; 2007 — $153,131) in consulting, investor relations, wages and benefits to officers, directors and companies controlled by directors of the Entity and $24,018 (2008 — $24,855; 2007 — $9,155) in rent and administration to a company with common officers and directors. Professional fees of $14,748 (2008 — $Nil, 2007 — $Nil) to a company related to an officer who is also a director of the Entity. These figures do not include stock-based compensation (note 6).

These amounts were unsecured, non-interest bearing and had no fixed terms of repayment. Accordingly, fair value could not be readily determined.

24

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
9.	RELATED PARTY TRANSACTIONS (cont’d)

ITH’s purchase of AngloGold’s interest in the Terra and LMS Projects in Alaska (Note 5(b)) completed on November 24, 2008 is considered a related party transaction by virtue of a common directorship and the ownership by AngloGold of in excess of 10% of the ITH’s outstanding common shares.

These transactions with related parties have been valued in these financial statements at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

10.	GEOGRAPHIC SEGMENTED INFORMATION

	Canada	United States	Total

2009
Mineral properties	$—	$11,054,413	$11,054,413

2008
Mineral properties	$—	$9,181,079	$9,181,079

	2009	2008	2007

Net loss for the year- Canada	$(1,899,048)	$(648,808)	$(2,345,531)
Net loss for the year- United States	(445,192)	(554,975)	(349,051)

Net loss for the year	$(2,344,240)	$(1,203,783)	$(2,694,582)

11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”)

These consolidated financial statements are prepared in accordance with GAAP in Canada, which differs in certain respects from GAAP in the United States. The material differences between Canadian and United States GAAP, in respect of these financial statements, are as follows:
a)	Mineral property exploration and development

Under United States GAAP, all mineral exploration and development property expenditures are expensed in the year incurred in an exploration stage company until there is substantial evidence that a commercial body of minerals has been located. Canadian GAAP allows mineral exploration and development property expenditures to be deferred during this process.

25

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”) (cont’d)
a)	Mineral property exploration and development (cont’d)

The effect on the Entity’s financial statements is summarized below:

Consolidated statements of operations and deficit	2009	2008	2007

Loss for the year under
Canadian GAAP	$(2,344,240)	$(1,203,783)	$(2,694,582)
Mineral property expenditures, net	(1,046,584)	(4,292,310)	(3,885,625)

Loss for the year under United States GAAP	$(3,390,824)	$(5,496,093)	$(6,580,207)

Loss per share — US GAAP	$(0.15)	$(0.28)	$(0.49)

Consolidated balance sheets	May 31, 2009	May 31, 2008

Mineral Properties
Canadian GAAP	$11,054,413	$9,181,079
Mineral property expenditures (cumulative)	(9,224.519)	(8,177,935)

Mineral Properties under United States GAAP	$1,829,894	$1,003,144

Deficit
Canadian GAAP	$(6,242,605)	$(3,898,365)
Mineral property expenditures (cumulative)	(9,224,519)	(8,177,935)

Deficit under United States GAAP	$(15,467,124)	$(12,076,300)

Consolidated statements of cash flows	2009	2008	2007

Operating activities
Cash used per Canadian GAAP	$(987,510)	$(1,052,303)	$(602,749)
Effect of the write-off of exploration expenditures	(1,129,970)	(4,601,770)	(3,459,881)

Cash used per United States GAAP	$(2,117,480)	$(5,654,073)	$(4,062,630)

Investing activities
Cash used per Canadian GAAP	$(1,129,970)	$(4,609,463)	$(3,495,311)
Effect of the write-off of exploration expenditures	1,129,970	4,601,770	3,459,881

Cash used per United States GAAP	$—	$(7,693)	$(35,430)

26

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”) (cont’d)
b)	Stock based compensation

The Entity has adopted Statement of Financial Accounting Standards No. 123R (Codified under ASC 718 and ASC 505-50), and records compensation cost for stock-based employee compensation plans at fair value. Accordingly, compensation cost for stock options granted is measured as the fair value at the date of grant, and there is no difference in these consolidated financial statements.

c)	Loss per share

Under both Canadian and United States GAAP basic loss per share is calculated using the weighted average number of common shares outstanding during the year.

Under United States GAAP, the weighted average number of common shares outstanding excludes any shares that remain in escrow, but may be earned out based on the Entity incurring a certain amount of exploration and development expenditures. The weighted average number of shares outstanding under United States GAAP for the year ended May 31, 2009, 2008 and 2007 was 22,544,778, 19,596,680 and 13,550,552 respectively.

d)	Income taxes

Under United States GAAP, the Entity would have initially recorded an income tax asset for the benefit of the resource deduction pools. This asset would have been reduced to $Nil by a valuation allowance. The result is no difference in net income reported between Canadian and United States GAAP.

e)	Recent US accounting pronouncements
i	In May 2009, the FASB issued Accounting Standards Codification (“ASC”) 855-10, Subsequent Events (“ASC 855-10”) (amended in February 2010) (formerly SFAS Statement No 165), which establishes principles and requirements for subsequent events. In particular, ASC 855-10 sets forth: (a) the period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (b) the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements; and (c) the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date. The adoption of this new standard is not expected to have an impact on the Entity’s consolidated financial statements.

27

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31,  2009,  2008 and 2007
(Expressed in Canadian dollars)
11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”) (cont’d)
e)	Recent US accounting pronouncements (cont’d)
ii	In June 2009, the FASB issued new guidance which is now a part of ASC 860-10 (formerly SFAS Statement No 166), to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. The FASB undertook this project to address (1) practices that have developed since the issuance of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (which is now a part of ASC 860-10), that are not consistent with the original intent and key requirements of that Statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors. This new guidance is effective for fiscal years beginning after November 15, 2009 and is not expected to have a material impact on the Entity’s consolidated financial statements.

iii	In June 2009, the FASB issued new guidance which is now part of ASC 810-10 (formerly SFAS Statement No. 167), to improve financial reporting by enterprises involved with variable interest entities. The FASB undertook this project to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (which is now part of ASC 810-10), as a result of the elimination of the qualifying special-purpose entity, and (2) constituent concerns about the application of certain key provisions of ASC 810-10, including those in which the accounting and disclosures under ASC 810-10 do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. This new guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. This new guidance is not expected to have a material impact on the Entity’s consolidated financial statements.

iv	In June 2009, the FASB issued new guidance which is now part of ASC 105-10 (the “Codification”) (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles), which will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of the Codification, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the Codification only had the effect of amending references to authoritative accounting guidance in the Entity’s consolidated financial statements.

28

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”) (cont’d)
e)	Recent US accounting pronouncements (cont’d)
v	In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value” (“ASU 2009-05”). This update provides amendments to ASC 820, “Fair Value Measurements and Disclosure”, for the fair value measurement of liabilities when a quoted price in an active market is not available. ASU 2009-05 is effective for reporting periods beginning after August 28, 2009. This new guidance is not expected to have a material impact on the Entity’s consolidated financial statements.

vi	In September 2009, the FASB issued Accounting Standards Update No. 2009-12, “Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)” (“ASU 2009-12”). This update provides amendments to ASC Topic 820, “Fair Value Measurements and Disclosure”, permitting companies to estimate the fair value of investments within ASC 820’s scope using the net asset value per share. ASU 2009-05 is effective for reporting periods ending after December 15, 2009.

vii	In September 2009, the FASB reached a consensus on Accounting Standards Update (“ASU”) -2009-13 “Revenue Recognition” (“ASC 605”) — “Multiple-Deliverable Revenue Arrangements” (“ASU 2009-13”), and ASU 2009-14 “Software” (“ASC 985”) - “Certain Revenue Arrangements That Include Software Elements (“ASU 2009-14”). ASU 2009-13 modifies the requirements that must be met for an entity to recognize revenue from the sale of a delivered item that is part of a multiple-element arrangement when other items have not yet been delivered. ASU 2009-13 eliminates the requirement that all undelivered elements must have either: (i) VSOE or (ii) third-party evidence, or TPE, before an entity can recognize the portion of an overall arrangement consideration that is attributable to items that already have been delivered. In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, entities will be required to estimate the selling prices of those elements. Overall arrangement consideration will be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price. The residual method of allocating arrangement consideration has been eliminated. ASU 2009-14 modifies the software revenue recognition guidance to exclude from its scope tangible products that contain both software and non-software components that function together to deliver a product’s essential functionality. These new updates are effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. However, these provisions are not expected to have a material impact on the Entity’s consolidated financial statements.

29

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
Years ended May 31, 2009, 2008 and 2007
(Expressed in Canadian dollars)
12.	CAPITAL MANAGEMENT
The Entity manages its capital structure and makes adjustments to it, based on the funds available to the Entity, in order to support future business opportunities. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Entity’s management to sustain future development of the business.
The Entity currently has no source of revenues. As such, the Entity is dependent upon external financings to fund activities. In order to carry future projects and pay for administrative costs, the Entity will spend its available working capital and raise additional funds as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Entity, is reasonable.
There were no changes in the Entity’s approach to capital management during the year ended May 31, 2009. The Entity is not subject to externally imposed capital requirements.
13.	SUBSEQUENT EVENTS
Subsequent to May 31, 2009,
a)	On July 10, 2009, AngloGold elected to exercise its right to maintain its 13.2907% equity interest in ITH pursuant to the AngloGold Agreement (note 5(a)).

b)	On October 9, 2009, ITH completed the acquisition of all of the interests of Redstar and Redstar Gold U.S.A. Inc. in the North Bullfrog project (including the Mayflower (note 5(d)) and Connection (note 5(e)) properties) under an agreement dated July 30, 2009, thereby giving ITH 100% ownership of the project.

c)	On November 2, 2009, ITH entered into a joint venture agreement (as amended) with OPV (note 5(a)(i)).

d)	On February 26, 2010, ITH signed a LOI to enter into a joint venture with AMC on the Terra Gold Project (note 5(b)(ii)).

e)	ITH entered into a binding LOI dated March 24, 2010 with First Star in connection with the West Pogo property (note 5(a)(ii)).

f)	ITH entered into a binding LOI dated March 24, 2010 with First Star in connection with the LMS property (note 5(b)(i)).

g)	ITH entered into an Exploration Agreement with Option to Lease dated March 30, 2010 with Ahtna Incorporated, concerning the Ahtell Area of Alaska surrounding portions of the Entity’s Chisna Property. The property subject to the Exploration Agreement will become part of the joint venture with OPV (note 5(a)(i)).

h)	Raven Gold was incorporated in Alaska on July 2, 2009.

30

Nevada and Other Alaska Business
of
International Tower Hill Mines Ltd.
(An Exploration Stage Entity)
Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
February 28, 2010

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Consolidated Financial Statements
(Expressed in Canadian dollars)

2

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Consolidated Balance Sheets
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)

	February 28, 2010	May 31, 2009
		(audited)
ASSETS

Mineral properties (note 5)	$12,597,678	$11,054,413

	$12.597.678	$11,054,413

LIABILITIES
Current
Accounts payable and accrued liabilities	$23,499	$32,898

CONTRIBUTED SURPLUS AND DEFICIT
Contributed surplus (note 7)	20,266,465	17,264,120
Deficit	(7,692,286)	(6,242,605)

	12,574,179	11,021,515

	$12,597,678	$11,054,413

Transfer of assets (note 1)
Nature and continuance of operations (note 2)
Subsequent events (note 13)
Approved on behalf of the Directors:

“Hendrik Van Alphen” Director

“Anton Drescher” Director

See accompanying notes to the consolidated financial statements

3

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Consolidated Statements of Operations, Comprehensive Loss and Deficit
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)

	Three months ended		Nine months ended
	February		February
	2010	2009	2010	2009

Expenses
Administration (note 9)	$2,375	$3,338	$7,415	$12,278
Charitable donations	3,185	2,173	6,526	3,983
Consulting (note 9)	11,361	34,836	122,193	422,481
Insurance	10,466	10,055	30,124	30,864
Investor relations (note 9)	66,245	39,109	152,170	237,446
Office	7,173	17,113	24,321	38,902
Professional fees (note 9)	35,344	31,051	106,274	73,786
Property investigation	38	(446)	287	29,088
Regulatory	53,924	1,370	61,679	11,576
Rent (note 9)	7,050	12,217	21,718	31,190
Telephone	1,945	2,453	4,962	6,082
Travel	10,349	22,154	30,887	76,397
Wages and benefits (note 9)	328,735	161,244	898,512	489,721

	(538,190)	(336,667)	(1,467,068)	(1,463,794)

Other item
Gain on foreign exchange	6,536	22,870	17,387	51,980

Loss and comprehensive loss for the period	(531,654)	(313,797)	(1,449,681)	(1,411,814)

Deficit, beginning of the period	(7,160,632)	(4,996,382)	(6,242,605)	(3,898,365)

Deficit, end of the period	$(7,692,286)	$(5,310,179)	$(7,692,286)	$(5,310,179)

Basic and fully diluted loss per share	$(0.02)	$(0.01)	$(0.05)	$(0.07)

Weighted average number of shares outstanding	29,925,796	21,656,461	29,064,604	21,555,623

See accompanying notes to the consolidated financial statements

4

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Consolidated Statements of Cash Flows
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)

	Three months ended		Nine months ended
	February		February
	2010	2009	2010	2009

Operating Activities
Loss and comprehensive loss for the	$(531,654)	$(313,797)	$(1,449,681)	$(1,411,814)
Add item not affecting cash Stock based compensation	269,577	7,296	280,156	647,580

Cash used in operating activities	(262,077)	(306,501)	(1,169,525)	(764,234)

Financing Activity
Funding provided by ITH	429,795	528,240	1,921,189	1,803,331

Cash provided by financing activity	429,795	528,240	1,921,189	1,803,331

Investing Activity
Expenditures on mineral properties	(167,718)	(221,739)	(751,664)	(1,039,097)

Cash used in investing activity	(167,718)	(221,739)	(751,664)	(1,039,097)

Increase in cash	—	—	—	—

Cash, beginning of period	—	—	—	—

Cash, end of period	$—	$—	$—	$—

Supplemental cash flow information
Interest paid	$—	$—	$—	$—
Income taxes paid	$—	$—	$—	$—

Non-cash financing and investing transactions
Shares issued to acquire mineral properties	$—	$30,950	$801,000	$813,450
Accounts payable included in mineral property expenditures	$23,499	$2,432	$23,499	$2,432

See accompanying notes to the consolidated financial statements

5

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
1.	TRANSFER OF ASSETS

On May 14, 2010, International Tower Hill Mines Ltd. (“ITH”) announced an agreement (the “Arrangement”) whereby its other existing Alaska (other than the Livengood project) and Nevada assets would be carved out into a new public company Corvus Gold Inc. (“Corvus”).

Under the Arrangement, each shareholder of ITH will receive one Corvus common share for every two ITH common shares held as at the effective date of the Arrangement as a return of capital and will then exchange each common share of ITH for a new common share of ITH. ITH will transfer its wholly-owned subsidiaries, Raven Gold Alaska Inc. (“Raven Gold”), incorporated in Alaska, United States, and Talon Gold Nevada Inc. (“Talon Nevada”), incorporated in Nevada, United States. Following this transfer and related transactions, there will be an indirect spin-out of certain of its mineral properties, Chisna, West Pogo, Terra, LMS, and North Bullfrog (the “Spin-out Properties”), together (the “Nevada and Other Alaska Business”).

The Arrangement is subject to shareholder approval and regulatory acceptance, including the acceptance for filing by Toronto Stock Exchange and the approval of the NYSE Amex and the Supreme Court of British Columbia, which is expected to be implemented through a plan of arrangement under the Business Corporation Act (BC).

Nevada and Other Alaska Business’ consolidated financial statements reflect the balance sheets, statements of operations, comprehensive loss and deficit and cash flows for the business as if it had been an independent operator during the periods reported. The statements of operations, comprehensive loss and deficit for the periods ended February 28, 2010 and 2009 include an allocation of ITH’s general and administrative expenses incurred in each of these periods. The allocation of general and administrative expenses was calculated on the basis of the ratio of costs incurred on the Spin-out Properties in each period presented as compared to the costs incurred on all mineral properties of ITH in each of these periods. The financial statements have been presented under the continuity of interests basis of accounting with balance sheet amounts based on the amounts recorded by ITH. Management cautions readers of these financial statements, that the allocation of expenses does not necessarily reflect future general and administrative expenses.

2.	NATURE AND CONTINUANCE OF OPERATIONS

The Nevada and Other Alaska Business (the “Entity”) is an exploration stage entity engaged in the business of acquiring, exploring and evaluating mineral properties, and either joint venturing or developing these properties further or disposing of them when the evaluation is completed. At February 28, 2010, the Entity was in the exploration stage and had interests in properties in Alaska and Nevada, U.S.A.

The business of mining and exploration involves a high degree of risk and there can be no assurance that current exploration programs will result in profitable mining operations. The Entity has no source of revenue, and has significant cash requirements to meet its administrative overhead and maintain its mineral property interests. The recoverability of amounts shown for mineral properties is dependent on several factors. These include the discovery of economically recoverable reserves, the ability of the Entity to obtain the necessary financing to complete the

6

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
2. NATURE AND CONTINUANCE OF OPERATIONS (cont’d)
development of these properties, and future profitable production or proceeds from disposition of mineral properties. The carrying value of the Entity’s mineral property interests does not reflect current or future values.
These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”) on a going concern basis, which presume the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future. The Entity’s ability to continue as a going concern is dependent upon achieving profitable operations and/or obtaining additional financing. The Entity has sustained losses from operations, and has an ongoing requirement for capital investment to explore its mineral properties. The Entity expects that it will need to raise substantial additional capital to accomplish its business plan over the next several years. The Entity expects to seek additional financing through equity financing. There can be no assurance as to the availability or terms upon which such financing might be available.
These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Entity be unable to continue in business.
3. SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of the significant accounting policies used by management in the preparation of these consolidated financial statements in accordance with Canadian GAAP.
a)	Basis of consolidation

These consolidated financial statements include the accounts of the Entity and its wholly-owned subsidiaries Talon Nevada (a Nevada corporation) and Raven Gold (an Alaska corporation). All intercompany transactions and balances have been eliminated.

b)	Basis of presentation

These consolidated financial statements have been prepared on a carve-out basis from ITH as if the Entity had operated as a stand-alone entity during the reporting periods.

Assets, liabilities and equity contributions directly attributable to the Entity have been allocated to the Entity. Revenues and expenses have generally been allocated based on the allocation of ITH and each subsidiary head office general and administrative expenses based upon the ratio of costs incurred on the Spin-out Properties in each period presented as compared to the costs incurred on all mineral properties of ITH in each of these periods. Amounts were allocated using management’s best estimates in order to provide the most reasonable allocation.

7

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
3. SIGNIFICANT ACCOUNTING POLICIES (cont’d)
b)	Basis of presentation (cont’d)

As a result of the basis of presentation described above, these consolidated financial statements may not necessarily be indicative of the results that would have been obtained if the Entity had operated as a stand-alone entity, nor are they necessarily indicative of the result for any future periods. The continuing operation of the Entity is dependent on obtaining required funding from outside sources. While ITH has been successful in raising the required funding from outside sources in the past, it cannot be certain that any such funding would be available in the future to the Entity, or that funds would be available on terms acceptable to the management of the Entity.

c)	Foreign currency translation

Monetary assets and liabilities are translated at period-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction. Revenue and expense items, except for amortization, are translated at the average rate of exchange for the period. Amortization is converted using rates prevailing at dates of acquisition. Gains and losses from foreign currency translation are included in the consolidated statements of operations.

d)	Mineral properties

Mineral properties consist of mining claims, leases and options. Acquisition option payments, leasehold and exploration costs are capitalized and deferred until such time as the property is put into production or the properties are disposed of either through sale or abandonment. If the property is put into production, the costs of acquisition and exploration will be written-off over the life of the property, based on estimated economic reserves. Proceeds received from the sale of any interest in a property will first be credited against the carrying value of the property, with any excess included in operations for the period. If a property is abandoned, the property and deferred exploration costs will be written-off to operations in the period of abandonment.

Recorded costs of mineral properties and deferred exploration and development expenditures are not intended to reflect present or future values of mineral properties.

Deferred costs related to mineral property interests are periodically reviewed for impairment. A review for potential impairment is subject to potentially material measurement uncertainty. If a review indicates that a mineral property interest has been impaired the related deferred costs are written down or written off.

Although the Entity has taken steps to verify title to mineral properties in which it has an interest, based on industry norms for the current stage of exploration of such properties, these procedures do not guarantee the Entity’s title. Property title may be subject to unregistered prior agreements and inadvertent non-compliance with regulatory requirements.

8

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
3.   SIGNIFICANT ACCOUNTING POLICIES (cont’d)
e)	Asset retirement obligation

Asset retirement obligations are recognized for legal obligations related to the retirement of long-lived tangible assets that arise from the acquisition, construction, development or normal operation of such assets. A liability for an asset retirement obligation is recognized in the period in which it is incurred and when a reasonable estimate of the fair value of the liability can be made with the corresponding asset retirement cost recognized by increasing the carrying amount of the related long-lived asset. The asset retirement cost is subsequently allocated in a rational and systematic method over the underlying asset’s useful life. The initial fair value of the liability is accreted, by charges to operations, to its estimated future value.

f)	Loss per share

Basic loss per share is calculated using the weighted average number of shares outstanding during the period. Given that the shareholders of ITH will receive one Corvus common share for two ITH common shares, the weighted average number of shares used is half of the weighted number of shares of ITH for the respective periods. The weighted average number of shares outstanding during the period was 29,064,604 (Year ended May 31, 2009 - 22,544,778). Diluted loss per share has not been presented separately as the outstanding options and warrants are anti-dilutive for each of the periods presented.

The Entity uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

g)	Income tax

Income taxes are accounted for using the future income tax method. Under this method income taxes are recognized for the estimated income taxes payable for the current period and future income taxes are recognized for temporary differences between the tax and accounting bases of assets and liabilities and for the benefit of losses available to be carried forward for tax purposes that are more likely than not to be realized. Future income tax assets and liabilities are measured using tax rates expected to apply in the years in which the temporary differences are expected to be recovered or settled. To the extent that future income tax assets are not considered more likely than not to be realized, a valuation allowance is recorded.

h)	Measurement uncertainty

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period. Actual results could differ from those reported.

9

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
3. SIGNIFICANT ACCOUNTING POLICIES (cont’d)
h)	Measurement uncertainty (cont’d)

Significant areas requiting the use of management estimates relate to the determination of impairment of mineral properties and determination of the fair value of asset retirement obligations. By their nature, these estimates and related future cash flows are subject to measurement uncertainty, and the impact on the financial statements of future periods could be material.

i)	Financial instruments — Recognition and measurement; disclosure and presentation

All financial instruments are classified into one of the following five categories: held for trading, held-to-maturity, loans and receivables, available-for-sale financial assets, or other financial liabilities. Initial and subsequent measurement and recognition of changes in the value of financial instruments depends on their initial classification. Transaction costs related to financial instruments will be expensed in the period incurred.

The Entity classified its financial instruments as follows:
•	Accounts payable and accrued liabilities have been classified as other liabilities,
j)	Future accounting changes

i.	International Financial Reporting Standards (“IFRS”)

In 2008, the Canadian Accounting Standards Board (“AcSB”) confirmed that the transition to IFRS from Canadian GAAP will be effective for fiscal years beginning on or after January 1, 2011 for publicly accountable enterprises. The Entity will therefore be required to present IFRS financial statements for its August 31, 2011 interim financial statements. The effective date will require the restatement for comparative purposes of amounts reported by the Entity for the interim periods and for the year ended May 31, 2011. The Entity is currently evaluating the impact of the conversion on the Entity’s consolidated financial statements and is considering accounting policy choices available under IFRS.

ii.	Business combinations

In January 2009, the CICA issued Handbook Section 1582, Business Combinations, which replaces the existing standards. This section establishes the standards for the accounting of business combinations, and states that all assets and liabilities of an acquired business will be recorded at fair value. Estimated obligations for contingent considerations and contingencies will also be recorded at fair value at the acquisition date.

10

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
3. SIGNIFICANT ACCOUNTING POLICIES (cont’d)
j)	Future accounting changes (cont’d)
ii.	Business combinations (cont’d)

The standard also states that acquisition-related costs will be expensed as incurred and that restructuring charges will be expensed in the periods after the acquisition date. This standard is equivalent to the International Financial Reporting Standards on business combinations. This standard is applied prospectively to business combinations with acquisition dates on or after January 1, 2011. Earlier adoption is permitted. The Entity is currently evaluating the impact of adopting this standard on its consolidated financial statements. This standard is not expected to be adopted prior to the transition to IFRS.

iii.	Consolidated financial statements

In January 2009, the CICA issued Handbook Section 1601, consolidated financial statements, which replaces the existing standards. This section establishes the standards for preparing consolidated financial statements and is effective for interim and annual consolidated financial statements beginning on or after January 1, 2011. The Entity is currently evaluating the impact of adopting this standard on its consolidated financial statements. This standard is not expected to be adopted prior to the transition to IFRS.

iv.	Non-controlling interests

In January 2009, the CICA issued Handbook Section 1602, Non-controlling interests, which establishes standards for the accounting of non-controlling interests of a subsidiary in the preparation of consolidated financial statements subsequent to a business combination. This standard is equivalent to the International Financial Reporting Standards on consolidated and separate financial statements. This standard is effective for interim and annual consolidated financial statements beginning on or after January 1, 2011. The Entity is currently evaluating the impact of adopting this standard on its consolidated financial statements. This standard is not expected to be adopted prior to the transition to IFRS.
4. RISK MANAGEMENT AND FINANCIAL INSTRUMENTS
The carrying values of accounts payable and accrued liabilities approximate their fair values due to the short-term maturity of these financial instruments.

The Entity’s risk exposure and the impact on its financial instruments are summarized below:

a)	Credit risk
Credit risk is the risk of financial loss to the Entity if a counter-party to a financial instrument fails to meet, its contractual obligations.

The Entity is not exposed to significant credit risk.

11

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
4. RISK MANAGEMENT AND FINANCIAL INSTRUMENTS (cont’d)
b)	Liquidity risk

Liquidity risk is the risk that the Entity will not be able to meet its financial obligations as they fall due. The Entity’s approach to managing liquidity risk is to provide reasonable assurance that it will have sufficient funds to meet liabilities when due. The Entity manages its liquidity risk by forecasting cash flows from operations and anticipated investing and financing activities.

At February 28, 2010, the Entity had accounts payable and accrued liabilities of $23,499 (May 31, 2009 — $32,898), which are all payable within six months and are expected to be settled from available working capital as they come due.

c)	Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises four types of risk: interest rate risk, foreign currency risk, and other price risk.
a.	Interest rate risk

The Entity does not hold cash in bank accounts and does not earn interest income; therefore, the Entity is not subject to interest rate risk.

b.	Foreign currency risk

The Entity’s sensitivity analysis suggests that a consistent 5% change in the absolute rate of exchange for the United States dollars, the foreign currency for which the Entity has net assets employed, would affect net assets and foreign exchange gain (loss) by approximately $1,116.

As at February 28, 2010 the Entity had the following financial instruments in US$:

	CADS equivalent	US$

Accounts payable and accrued liabilities	$23,499	$22,327

As at February 28, 2010, US$ amounts were converted at a rate of US$1 to $1.0525 Canadian dollars.

c.	Other price risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices, other than those arising from interest rate risk or foreign exchange risk or commodity price risk. The Entity has no financial instruments exposed to such risk.

12

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited—Prepared by Management)
Nine months ended February 28, 2010 and 2009
5.	MINERAL PROPERTIES
          Accumulated costs in respect of mineral tenures and mineral rights owned, leased or under option, consist of the following:

	Other Alaska Properties
		West				Nevada Property
	Chisna	Pogo	LMS	Terra	Total Alaska	North Bullfrog
	(note 5(a))	(note 5(a))	(note 5(b)	(note 5(b))	Properties	(note 5(c))	Total
Balance May 31, 2008	$1,465,023	$441,839	$1,789,173	$3,286,397	$6,982,432	$2,198,647	$9,181,079

Acquisition costs:
Cash payments	—	—	—	—	—	—	—
Common shares issued	—	—	371,250	371,250	742,500	84,250	826,750

	—	—	371,250	371,250	742,500	84,250	826,750

Deferred exploration costs:
Contract services	239,119	12,646	18,510	143,118	413,393	67,150	480,543
Assay	25,911	3,962	23,085	—	52,958	15,328	68,286
Drilling	—	—	—	—	—	(702)	(702)
Field costs	26,746	4,661	85	(22,296)	9,196	9,123	18,319
Equipment rental	16,023	—	690	2,293	19,006	—	19,006
Land maintenance & tenure	40,827	23	16,587	144,679	202,116	219,045	421,161
Transportation	3,035	—	1,828	—	4,863	—	4,863
Travel	32,929	—	—	440	33,369	1,739	35,108

	384,590	21,292	60,785	268,234	734,901	311,683	1,046,584

Total expenditures for the year	384,590	21,292	432,035	639,484	1,477,401	395,933	1,873,334

Balance May 31,2009	1,849,613	463,131	2,221,208	3,925,881	8,459,833	2,594,580	11,054,413

Acquisition costs:
Cash payments	—	—	—	—	—	250,000	250,000
Common shares issued	—	—	—	—	—	801,000	801,000

	—	—	—	—	—	1,051,000	1,051,000

Deferred exploration costs:
Advance to contractors	—	—	—	(10,849)	(10,849)	—	(10,849)
Contract services	42,660	5,329	13,733	23,711	85,433	57,407	142,840
Assay	4,943	2,729	—	—	7,672	2,707	10,379
Field costs	9,291	1,010	800	(62,316)	(51,215)	12,060	(39,155)
Equipment rental	2,485	1,380	3,489	—	7,354	—	7,354
Land maintenance & tenure	68,782	18,903	28,428	167,833	283,946	47,873	331,819
Transportation	27,241	9,080	2,019	—	38,340	6,413	44,753
Travel	3,293	1,831	—	—	5,124	—	5,124

	158,695	40,262	48,469	118,379	365,805	126,460	492,265

Total expenditures for the period	158,695	40,262	48,469	118,379	365,805	1,177,460	1,543,265

Balance February 28, 2010	$2,008,308	$503,393	$2,269,677	$4,044,260	$8,825,638	$3,772,040	$12,597,678

13

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
5.	MINERAL PROPERTIES (cont’d)

Pursuant to the Arrangement, the obligations and interests in the Spin-out Properties under the various Agreements will be transferred from ITH to the Entity.
a)	Properties acquired from AngloGold, Alaska

Pursuant to an Asset Purchase and Sale and Indemnity Agreement dated June 30, 2006, as amended on July 26, 2006, (the “AngloGold Agreement”) among ITH, AngloGold Ashanti (U.S.A.) Exploration Inc. (“AngloGold”) and Talon Gold Alaska, Inc. (ITH’s wholly-owned Alaskan subsidiary), ITH acquired all of AngloGold’s interest in a portfolio of seven mineral exploration projects in Alaska (then aggregating 246 square kilometres) and referred to as the Livengood, Chisna, Gilles, Coffee Dome, West Pogo, Blackshell, and Caribou properties (the “Sale Properties”) in consideration of cash payment USD50,000 on August 4, 2006, and the issuance of 5,997,295 ITH common shares, representing approximately 19.99% of ITH’s issued shares following the closing of the acquisition and two private placement financings raising an aggregate of $11,479,348. AngloGold had the right to maintain its percentage equity interest in ITH, on an ongoing basis, provided that such right will terminate if AngloGold’s interest falls below 10% at any time after January 1, 2009. On July 10, 2009, AngloGold elected to exercise its right to maintain its 13.2907% equity interest in ITH pursuant to the AngloGold Agreement.

As further consideration for the transfer of the Sale Properties. ITH granted to AngloGold a 90 day right of first offer with respect to the Sale Properties and any additional mineral properties in Alaska in which ITH acquires an interest and which interest ITH proposes to farm out or otherwise dispose of. If AngloGold’s equity interest in ITH is reduced to less than 10%, then this right of first offer will terminate.

Pursuant to the Arrangement, ITH will spin-out the Chisna and West Pogo properties to the Entity. Details of the Chisna and West Pogo properties are as follows:
i	Chisna Property
The Chisna property is located in the eastern Alaska Range, Alaska, and consists of 608 State of Alaska mining claims divided into 5 blocks (approximately 32,935 hectares total) owned 100% by the Entity pursuant to the Arrangement.
On November 2, 2009, ITH entered into a joint venture agreement (as amended) with Ocean Park Ventures Corp. (“OPV”). Pursuant to the agreement, an Alaskan subsidiary of OPV (“Subco”) and Raven Gold, an Alaskan subsidiary of the Entity, will form a joint venture (the “JV”) for the purpose of exploring and developing the property.
The initial interests of Subco and Raven Gold in the JV will be 51% and 49% respectively. Raven Gold’s initial contribution to the JV will be its interest in the Chisna Project. Subco’s contribution to the JV will be funding for the JV totalling USD20,000,000 over five years; of which USD5,000,000 must be provided during the first year. The first year amount is reduced to USD2,000,000 if, at any time during such year, the London PM gold fix price and the LME closing copper price are each below

14

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
5.	MINERAL PROPERTIES (cont’d)
a)	Properties acquired from AngloGold, Alaska (cont’d)
i	Chisna Property (cont’d)

USD700/oz and USD1.70/lb, respectively, for a period of 10 consecutive trading days. If Subco fails to fund any portion of the initial USD5,000,000 (or USD2,000,000 as applicable) in the first year, Raven Gold will be entitled to terminate the JV and OPV and Subco will be jointly indebted to Raven Gold for the difference between USD5,000,000 (or USD2,000,000 as applicable) and the amount actually funded.

Raven Gold will be the operator of the JV during the first two years. After two years, Subco will be entitled to assume the operatorship of the JV and to maintain operatorship until and unless it ceases to hold a majority interest in the JV. Any work program proposed by the operator will be subject to approval by the five member JV management committee. After Subco has completed its USD20,000,000 initial contribution, the JV participant with the greatest interest in the JV will be entitled to nominate three members of the management committee.

If Subco funds the entire USD20,000,000 within five year period, it will have the option to acquire a further 19% interest in the JV by producing a positive bankable feasibility study in respect of the Chisna Project within five years after electing to exercise such option, and by funding and additional exploration required to produce such a study. The feasibility study must support a mining operation at a minimum level of 300,000 ounces per year of gold equivalent production.

In consideration for ITH providing the resources for Raven Gold to enter into the JV, OPV will issue 200,000 common shares (received subsequent to period-end) to ITH following satisfaction of the conditions precedent to the formation of the JV and an additional 200,000 shares each anniversary thereafter, to a total of 1,000,000 shares, provided the JV is in good standing.

The formation of the JV, and the rights of OPV/Subco under the JV Agreement, were subject to a pre-emptive right in favour of AngloGold under the AngloGold Agreement (note 5(a)), which was waived by AngloGold on November 17, 2009. Consequently, Subco and Raven Gold proceeded with the JV, and will be bound by the existing Indemnity and Pre-emptive Rights Agreement among AngloGold, ITH and Talon Gold Alaska Inc., as provided for in the AngloGold Agreement. The principal effect of that agreement on the JV will be indemnity provisions relating to the Chisna Project, and AngloGold will have no further pre-emptive right in respect of the Chisna Project.

The formation of the JV is subject to certain conditions precedent, including the transfer of the Chisna Project claims to Raven Gold (presently underway), and the acceptance of the JV Agreement by the TSX Venture Exchange on behalf of OPV (accepted for filing by the TSXV on behalf of OPV on March 15, 2010).

15

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
5.	MINERAL PROPERTIES (cont’d)
a)	Properties acquired from AngloGold, Alaska (cont’d)
i.	Chisna Property (cont’d)

Subsequent to February 28, 2010, ITH entered into a Mineral Exploration Agreement with Option to Lease dated March 30, 2010 (“Exploration Agreement”) with Ahtna Incorporated, an Alaska Native Regional Corporation, concerning approximately 26,516 hectares of fee simple lands in the Ahtell Area of Alaska surrounding portions of the Entity’s Chisna property. The property subject to the Exploration Agreement will become part of the joint venture with OPV.

ii	West Pogo Property

The West Pogo property is located approximately 50 kilometres north of Delta Junction, Alaska, and consists of 96 State of Alaska mining claims (1,944 hectares) owned 100% by the Entity pursuant to the Arrangement.

Subsequent to February 28, 2010, ITH entered into a binding letter of intent dated March 24, 2010 with First Star Resources Inc. (“First Star”) in connection with the West Pogo property (“WP LOI”). Under the terms of the WP LOI, First Star has to ability to earn an initial 55% interest, and a second option to earn a further 45%, for a total 100% interest. To earn the 55% interest First Star will pay USD250,000 and expend USD2,800,000 on exploration. To acquire a 100% ownership, First Star will fund the project through to an advanced exploration stage by spending a further USD2,000,000 prior to December 31, 2015, or by producing, filing and having accepted by the TSXV a NI43-101 compliant inferred resource of one million ounces of gold using a 0.5 g/t cutoff grade, whichever costs less. An NSR royalty of 3% or 4% on gold/silver and 1% on all other products will be payable to Raven Gold. The royalty can be reduced by 1% by paying Raven Gold USD3,000,000.
b)	Properties optioned from AngloGold, Alaska

In conjunction with the closing of the acquisition of the Sale Properties, ITH entered into an option/joint venture with AngloGold with respect to two additional mineral projects in Alaska, referred to as the LMS and the Terra properties (the “Optioned Properties”).

Pursuant to the Arrangement, ITH will spin-out the LMS and Terra properties to the Entity. Details of the LMS and Terra properties are as follows:
i	LMS Property

The LMS property consists of 92 State of Alaska unpatented lode mining claims (5,691 hectares) owned by AngloGold.

16

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
5.	MINERAL PROPERTIES (cont’d)
b)	Properties optioned from AngloGold, Alaska (cont’d)
i	LMS Property (cont’d)

With respect to the LMS property, ITH will have the right to earn a 60% interest by incurring aggregate exploration expenditures of USD3,000,000 by January 30, 2010 (incurred), of which ITH has committed to incur minimum exploration expenditures of USD1,000,000 during the 2006 calendar year and of USD750,000 during the 2007 calendar year.

Upon ITH having earned its 60% interest in the LMS property, AngloGold will have the right to re-acquire a 20% interest (for an aggregate 60% interest) and become manager of the joint venture by incurring a further USD4,000,000 in exploration expenditures over a further two years.

ii	Terra Property

The Terra Property now consists of 235 State of Alaska unpatented lode mining claims (15,552 hectares) held by or on behalf of AngloGold and 5 State of Alaska unpatented lode mining claims (324 hectares) leased from an individual. The lease requires a payment on execution of USD25,000 (paid), and advance minimum royalties of USD25,000 on or before March 22, 2006 (paid), USD50,000 on or before March 22, 2007 (paid), USD75,000 on or before March 22, 2008 (paid), USD100,000 on or before March 22, 2009 (paid) and each subsequent March 22 until March 22, 2015 (March 22, 2010 payment paid on February 2, 2010), and thereafter USD125,000 until the expiry of the lease (all of which are recoverable from production royalties). The lessor is entitled to receive a net smelter returns production royalty on gold equal to 3.0% if the gold price is less than USD450/ounce and 4% if the gold price is USD450/ouncc or higher, plus a net smelter returns royalty of 4% on all other mineral products other than gold. 1% of the royalty may be purchased for USD1,000,000 and a further 1% for USD3,000,000.

With respect to the Terra property, ITH will have the right to earn a 60% interest by incurring aggregate exploration expenditures of USD3,000,000 by January 30, 2010, of which ITH has committed to incur minimum exploration expenditures of USD500,000 during the 2006 calendar year and of USD750,000 during the 2007 calendar year.

Upon ITH having earned its 60% interest in the Terra property, AngloGold will have the right to re-acquire a 20% interest (for an aggregate 60% interest) and become manager of the joint venture by incurring a further USD4,000,000 in exploration expenditures over a further two years.

In either case, following the parties having earned their final respective interests, each party will be required to contribute its pro rata share of further exploration expenditures or be diluted. A party that is diluted to 10% or less will have its interest converted to a 2% net smelter return royalty.

17

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
5.	MINERAL PROPERTIES (cont’d)
b)	Properties optioned from AngloGold, Alaska (cont’d)
On November 5, 2007 ITH provided notice to AngloGold that it has incurred sufficient expenditures to vest its 60% ownership in the Terra project. AngloGold had 90 days to decide whether or not to exercise its right to earn back an additional 20% interest in the Terra project by incurring USD4,000,000 in expenditures over the next two years, and elected not to do so. As AngloGold elected not to exercise its back-in right, each party is therefore responsible for contribution its share of ongoing joint venture expenditures.
On June 10, 2008, ITH entered into an agreement to acquire all of the interest of AngloGold in the Terra and LMS projects, plus certain other AngloGold rights on the Gilles and West Pogo properties, for the purchase price of $751,500 to be satisfied by the issuance of 450,000 shares of ITH to AngloGold (issued). The transaction was approved by NYSE Alternext-US Stock Exchange on July 31, 2008 and by the TSXV on September 10, 2008.

On February 26, 2010, ITH signed a LOI to enter into a joint venture with American Mining Corporation (“AMC”), a private Nevada corporation, on the Terra Gold Project. Pursuant to the LOI, an Alaskan subsidiary of AMC (“AMC Subco”) and Raven Gold will form a joint venture (the “JV”) with the aim of developing the Terra Project to production. It is anticipated that AMC Subco, as operator, will commence a project development program in June 2010.

The initial interests of AMC Subco and Raven Gold in the JV will be 51% and 49% respectively. Raven’s initial contribution to the JV will be its interest in the Terra Project, including all related data and property facilities. AMC Subco’s initial contribution to the JV will be funding for the JV totalling USD6,000,000 over three years (USD1,000,000 in 2010). Of these expenditures, USD100,000 will be paid to ITH in each of the first and second years to partially reimburse ITH for the cost of constructing the existing camp facility at Terra. As consideration for ITH causing Raven Gold to enter into the JV, AMC will pay ITH USD300,000 and issue 750,000 common shares of AMC, over the same three-year period (USD50,000 and 250,000 shares in 2010). If AMC Subco fails to make its full initial contribution, or AMC fails to make all required payments and share issuances to the ITH, over such three-year period, then the JV will terminate and AMC Subco will not retain any residual interest in the Terra project.

In addition, the JV has granted Raven Gold a sliding scale NSR royalty of between 0.5% and 5% (depending upon the gold price) on all precious metal production from the property and a 1% NSR royalty on all base metal production. The royalty to Raven Gold is in addition to the current royalty payable to the underlying lessor.

18

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
5.	MINERAL PROPERTIES (cont’d)
b)	Properties optioned from AngloGold, Alaska (cont’d)

Upon having completed its initial contribution, AMC Subco will have the option to increase its JV interest by 29% (to 80% total) by providing a subsequent contribution of an additional USD3,050,000 in funding in the fourth year. In addition, AMC will be required to pay ITH an additional USD150,000 and issue an additional 150,000 common shares. Should Raven Gold’s interest be diluted below 10% as a consequence of it not funding its proportionate share of JV expenditure following AMC Subco’s having completed its initial contribution (and subsequent contribution, if applicable), Raven Gold’s JV interest will be converted to an additional 1% property wide NSR royalty on all metals produced, for an aggregate NSR royalty to Raven of 1.5% to 6% (depending upon the gold price) on precious metals and 2% on base metals).

Formation of the JV is subject to the settlement and execution of a formal agreement and the completion by AMC of due diligence on the Terra project, both to be completed on or before May 19, 2010 (extended to July 30, 2010). On May 17, 2010, AMC assigned the Terra project LOI with ITH to Terra Mining Corporation, a company incorporated under the laws of British Columbia.

Pursuant to the Arrangement the Entity has all of the interests of the Terra and LMS projects.

Subsequent to February 28, 2010, ITH entered into a binding letter of intent (“LOI”) dated March 24, 2010 with First Star in connection with the LMS property. Under the terms of the LMS LOI, First Star has the ability to earn an initial 55% interest, and a second option to earn a further 45%, for a total 100% interest. To earn the 55% interest First Star will pay USD280,000 and expend USD3,500,000 on exploration. To acquire a 100% ownership, First Star will fund the project through to an advanced exploration stage by spending a further USD3,000,000 prior to December 31, 2015, or by producing, filing and having accepted by the TSXV a NI 43-101 compliant inferred resource of two million ounces of gold using a 0.5 g/t cutoff grade, whichever costs less. An NSR royalty of 3% or 4% on gold/silver and 1% on all other products will be payable to Raven Gold. The royalty can be reduced by 1% by paying Raven Gold USD3,000,000.

c)	Properties optioned from Redstar Gold Corp., Nevada

On March 15, 2007, ITH signed two binding letters of intent with Redstar Gold Corp. of Vancouver, B.C. (“Redstar”), pursuant to which ITH could earn up to a 70% interest in two gold projects, referred to as North Bullfrog and Painted Hills, located in Nevada. ITH could earn an initial 60% interest in each project by making payments and exploration expenditures and had the option to earn an additional 10% interest (aggregate 70%) by funding all expenditures to take a project to feasibility. There is no time limit by which a feasibility study is required to be delivered.

19

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
5.	MINERAL PROPERTIES (cont’d)
c)	Properties optioned from Redstar Gold Corp., Nevada (cont’d)

Pursuant to the Arrangement, ITH will spin-out the North Bullfrog property to the Entity. Details of the North Bullfrog property are as follows:
i	North Bullfrog

To earn its initial 60% interest, ITH must make total payments of USD190,000 and incur total expenditures of USD4,000,000 over 4 years to March 15, 2011. The first year requirement is a payment of USD20,000 on TSXV acceptance (paid) plus exploration expenditures of USD500,000 (incurred). The second payment of USD30,000 is due by September 15, 2008 (paid). The third payment of USD40,000 is due by March 15, 2009 (paid). The fourth payment of USD50,000 is due by March 15, 2010 (acquisition completed on October 9, 2009) and the fifth payment of USD50,000 is due by March 15, 2011.
ITH is also required to pay the advance minimum royalty payments to the owners of certain patented mining claims which are fully recoupable against production royalties. The advance minimum royalty in year 1 to 3 is USD32,300 per year and year 4 onwards is USD37,700. Production royalties range from 2% to 4%. All production royalties may be bought out at a price of USD1,000,000 per 1% except for one 3% royalty that may be bought out for USD850,000 per 1%.

ITH is also required to issue an aggregate of 20,000 common shares to Redstar, as to 5,000 shares on each on September 15, 2008 (issued), March 15, 2009 (issued), March 15, 2010 (acquisition completed on October 9, 2009) and March 15, 2011, so long as ITH is earning into at least one of the North Bullfrog or Painted Hills projects.

On October 9, 2009, ITH completed the acquisition of all of the interests of Redstar and Redstar Gold U.S.A. Inc. in the North Bullfrog project (including the Mayflower (note 5(d)) and Connection (note 5(e)) properties) under an agreement dated July 30, 2009, thereby giving ITH 100% ownership of the project. Consideration for the acquisition was a cash payment of USD250,000 and the issuance of 200,000 common shares. Completion of the acquisition eliminated ITH’s vesting requirements for expenditures and issuance of shares.
d)	Mayflower property, Nevada

Pursuant to a mining lease and option to purchase agreement made effective December 1, 2007 between ITH and a group of arm’s length limited partnerships, ITH has leased (and has the option to purchase) eleven patented mining claims (approximately 76 hectares) located adjacent to its North Bullfrog project in south-western Nevada. The terms of the lease/option are as follows:

20

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
5.	MINERAL PROPERTIES (cont’d)
d)	Mayflower property Nevada (cont’d)
•	Terms: Initial term of 5 years, commencing December 1, 2007, with the option to extend the lease for an additional 5 years. The lease will continue for so long thereafter as the property is in commercial production or, alternatively, for an additional three years if ITH makes advance minimum royalty payments of USD100,000/year (which are recoupable against actual production royalties).

•	Lease Payments: USD5,000 (paid) and 25,000 common shares of ITH (issued) following regulatory acceptance of the transaction; and an additional USD5,000 and 20,000 common shares on each of the first through fifth lease anniversaries (USD5,000 paid on each of December 10, 2008 and October 14, 2009 and 20,000 common shares issued on each of September 8, 2008 and November 25, 2009). If ITH elects to extend the lease for a second 5 year term, it will pay USD10,000 and issue 50,000 common shares upon election being made, and an additional USD10,000 and 50,000 common shares on each of the sixth through tenth anniversaries.

•	Work Commitments: USD100,000 per year for the first three years, USD200,000 per year for the years 4-6 and USD300,000 for the years 7-10. Excess expenditures in any year may be carried forward. If ITH does not incur the required expenditures in year 1, the deficiency is required to be paid to the lessors.

•	Retained Royalty: ITH will pay the lessors a net smelter returns royalty of 2% if the average gold price is USD400/ounce or less, 3% if the average gold price is between USD401 and USD 500/ounce and 4% if the average gold price is greater than USD500/ounce.

•	Purchase Option: ITH has the right to purchase all the interest of the lessors in the property during the first 10 years for USD7,500,000 plus a 0.5% net smelter royalty if the gold price is under USD500/ounce and 1% if the gold price is USD500/ounce or above. After the initial 10 year period, the cash portion of the purchase price will be escalated annually based on the US annual Consumer Price Index increase for that year.
The Mayflower property, and the associated acquisition costs, has been added to the North Bullfrog Redstar Joint Venture property in which ITH has the right to earn a 100% interest (note 5(c)). Pursuant to the Arrangement, the right to earn the interest will be transferred from ITH to the Entity.
e)	Connection property, Nevada

Pursuant to a mining lease and option to purchase agreement made effective October 27, 2008 between Redstar and an arm’s length limited liability company, Redstar has leased (and has the option to purchase) twelve patented mining claims located adjacent to the North Bullfrog project and referred to as the “Connection” property. The 10 year, renewable mining lease requires payments of USD10,800 (paid) on signing and annual payments for the first three anniversaries of USD10,800 and USD16,200 for every year thereafter (USD10,800 paid on September 30, 2009). Redstar has an option to purchase is the property for USD1,000,000 at any time during the life of the lease. Production is subject to a 4% NSR royalty, which may be purchased for USD5,000,000.

21

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
5.	MINERAL PROPERTIES (cont’d)
e)	Connection property, Nevada (cont’d)

The Connection property, and the associated acquisition costs, has been added to the North Bullfrog Redstar Joint Venture property in which ITH has the right to earn a 100% interest (note 5(c)). Pursuant to the Arrangement, the right to earn the interest will be transferred from ITH to the Entity.
6.	STOCK-BASED COMPENSATION

Stock options awarded to employees and non-employees by ITH are measured and recognized in the consolidated statement of operations, comprehensive loss and deficit or added to mineral properties at the fair value of the award. The fair value of all forms of stock-based compensation is charged to operations or capitalized to mineral properties over the vesting period of the options granted. Fair value is estimated using the Black-Scholes Option Pricing Model.

Since the Entity was not incorporated, there have been no stock options issued directly by the Entity during the periods presented. Stock-based compensation amounts included in the consolidated financial statements represent an allocation of ITH’s related stock-based compensation amounts on a direct basis for employees and non-employees working directly on the Spin-out Properties and on a pro rata basis for head office employees and directors as outlined in note 1.

Stock-based compensation has been allocated as follows:

For the nine months ended February 28	2010	2009

Administration	$—	$—
Consulting	—	347,914
Investor relations	54,204	117,073
Professional fees	—	—
Wages and benefits	225,952	182,593

	$280,156	$647,580

22

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
7.	CONTRIBUTED SURPLUS

Funding provided by ITH related to the Entity’s activities is classified as contributed surplus:

	Stock-based
	compensation on
	options granted	Funding
	during the year	provided by and	Total funding
	allocated from	expenses paid	provided by
	ITH	by ITH	ITH

Balance, May 31, 2008	$2,243,313	$10,719,847	$12,963,160
Additions in fiscal 2009	1,356,730	2,944,230	4,300,960

Balance, May 31, 2009	3,600,043	13,664,077	17,264,120
Additions in nine months period of fiscal 2010	280,156	2,722,189	3,002,345

Balance, February 28, 2010	$3,880,199	$16,386,266	$20,266,465

8.	INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows for the nine months ended February 28:

	2010	2009

Loss before income taxes	$(1,449,681)	$(1,411,814)
Statutory Canadian corporate tax rate	29.58%	30.38%

Income tax recovery at statutory rates	$(428,816)	$(428,909)
Unrecognized items for tax purposes	536,094	471,935
Difference in tax rates in other jurisdictions	(107,278)	(43,026)

	$—	$—

At February 28, 2010, the Entity has $Nil (2009 — $Nil) future income tax assets.
9.	RELATED PARTY TRANSACTIONS

During the period, the Entity paid $508,980 (2009 — $115,040), including bonuses of $359,531 (2009 — $Nil), in consulting, investor relations, wages and benefits to officers, directors and companies controlled by directors of the Entity and $12,337 (2009 - $20,260) in rent and administration to a company with common officers and directors. Professional fees of $13,057 (2009 — $11,171) to a company related to an officer who is also a director of the Entity. These figures do not include stock-based compensation (note 6).

These amounts were unsecured, non-interest bearing and had no fixed terms of repayment. Accordingly, fair value could not be readily determined.

23

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
9.	RELATED PARTY TRANSACTIONS (cont’d)

ITH’s purchase of AngloGold’s interest in the Terra and LMS Projects in Alaska (Note 5(b)) completed on November 24, 2008 is considered a related party transaction by virtue of a common directorship and the ownership by AngloGold of in excess of 10% of the ITH’s outstanding common shares.

These transactions with related parties have been valued in these financial statements at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

10.	GEOGRAPHIC SEGMENTED INFORMATION

	Canada	United States	Total

February 28, 2010
Mineral properties	$—	$12,597,678	$12,597,678

May 31, 2009
Mineral properties	$—	$11,054,413	$11,054,413

	February 28, 2010	February 28, 2009

Net loss for the period- Canada	$(676,583)	$(1,074,094)
Net loss for the period- United States	(773,098)	(337,720)

Net loss for the period	$(1,449,681)	$(1,411,814)

11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”)

These consolidated financial statements are prepared in accordance with GAAP in Canada, which differs in certain respects from GAAP in the United States. The material differences between Canadian and United States GAAP, in respect of these financial statements, are as follows:
a)	Mineral property exploration and development

Under United States GAAP, all mineral exploration and development property expenditures are expensed in the year incurred in an exploration stage company until there is substantial evidence that a commercial body of minerals has been located. Canadian GAAP allows mineral exploration and development property expenditures to be deferred during this process.

24

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”) (cont’d)
a)	Mineral property exploration and development (cont’d)

The effect on the Entity’s financial statements is summarized below:

Nine months ended February 28	2010	2009

Consolidated statements of operations and deficit
Loss for the period under
Canadian GAAP	$(1,449,681)	$(1,411,814)
Mineral property expenditures, net	(492,265)	(925,245)

Loss for the period under United States GAAP	$(1,941,946)	$(2,337,059)

Loss per share – US GAAP	$(0.07)	$(0.11)

	February 28,	May 31, 2009
Consolidated balance sheets	2010	(audited)

Mineral Properties
Canadian GAAP	$12,597,678	$11,054,413
Mineral property expenditures (cumulative)	(9,716,784)	(9,224,519)

Mineral properties under United States GAAP	$2,880,894	$1,829,894

Deficit
Canadian GAAP	$(7,692,286)	$(6,242,605)
Mineral property expenditures (cumulative)	(9,716,784)	(9,224,519)

Deficit under United States GAAP	$(17,409,070)	$(15,467,124)

Nine months ended February 28	2010	2009

Consolidated statements of cash flows
Operating activities
Cash used per Canadian GAAP	$(1,169,525)	$(764,234)
Effect of the write-off of exploration expenditures	(501,664)	(1,039,097)

Cash used per United States GAAP	$(1,671,189)	$(1,803,331)

Investing activities
Cash used per Canadian GAAP	$(751,664)	$(1,039,097)
Effect of the write-off of exploration expenditures	501,664	1,039,097

Cash used per United States GAAP	$(250,000)	$—

25

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”) (cont’d)
b)	Stock based compensation

The Entity has adopted Statement of Financial Accounting Standards No. 123R (Codified under ASC 718 and ASC 505-50), and records compensation cost for stock-based employee compensation plans at fair value. Accordingly, compensation cost for stock options granted is measured as the fair value at the date of grant, and there is no difference in these consolidated financial statements.
c)	Loss per share

Under both Canadian and United States GAAP basic loss per share is calculated using the weighted average number of common shares outstanding during the year.

Under United States GAAP, the weighted average number of common shares outstanding excludes any shares that remain in escrow, but may be earned out based on the Entity incurring a certain amount of exploration and development expenditures. The weighted average number of shares outstanding under United States GAAP for the period ended February 28, 2010 and 2009 was 29,064,604 and 21,555,623 respectively.
d)	Income taxes

Under United States GAAP, the Entity would have initially recorded an income tax asset for the benefit of the resource deduction pools. This asset would have been reduced to $Nil by a valuation allowance. The result is no difference in net income reported between Canadian and United States GAAP.
e)	Recent US accounting pronouncements
i	In May 2009, the FASB issued Accounting Standards Codification (“ASC”) 855-10, Subsequent Events (“ASC 855-10”) (amended in February 2010) (formerly SFAS Statement No 165), which establishes principles and requirements for subsequent events. In particular, ASC 855-10 sets forth: (a) the period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (b) the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements; and (c) the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date. The adoption of this new standard is not expected to have an impact on the Entity’s consolidated financial statements.

26

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”) (cont’d)
e)	Recent US accounting pronouncements (cont’d)
ii	In June 2009, the FASB issued new guidance which is now a part of ASC 860-10 (formerly SFAS Statement No 166), to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. The FASB undertook this project to address (1) practices that have developed since the issuance of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (which is now a part of ASC 860-10), that are not consistent with the original intent and key requirements of that Statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors. This new guidance is effective for fiscal years beginning after November 15, 2009 and is not expected to have a material impact on the Entity’s consolidated financial statements.

iii	In June 2009, the FASB issued new guidance which is now part of ASC 810-10 (formerly SFAS Statement No. 167), to improve financial reporting by enterprises involved with variable interest entities. The FASB undertook this project to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (which is now part of ASC 810-10), as a result of the elimination of the qualifying special-purpose entity, and (2) constituent concerns about the application of certain key provisions of ASC 810-10, including those in which the accounting and disclosures under ASC 810-10 do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. This new guidance is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. This new guidance is not expected to have a material impact on the Entity’s consolidated financial statements.

iv	In June 2009, the FASB issued new guidance which is now part of ASC 105-10 (the “Codification”) (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles), which will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of the Codification, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the Codification only had the effect of amending references to authoritative accounting guidance in the Entity’s consolidated financial statements.

27

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
11.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”) (cont’d)
e)	Recent US accounting pronouncements (cont’d)
v	In August 2009, the FASB issued Accounting Standards Update (“ASU”) No. 2009-05, “Measuring Liabilities at Fair Value” (“ASU 2009-05”). This update provides amendments to ASC 820, “Fair Value Measurements and Disclosure”, for the fair value measurement of liabilities when a quoted price in an active market is not available. ASU 2009-05 is effective for reporting periods beginning after August 28, 2009. This new guidance is not expected to have a material impact on the Entity’s consolidated financial statements.

vi	In September 2009, the FASB issued Accounting Standards Update No. 2009-12, “Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)” (“ASU 2009-12”). This update provides amendments to ASC Topic 820, “Fair Value Measurements and Disclosure”, permitting companies to estimate the fair value of investments within ASC 820’s scope using the net asset value per share. ASU 2009-05 is effective for reporting periods ending after December 15, 2009.

vii	In September 2009. the FASB reached a consensus on Accounting Standards Update (“ASU”) -2009-13 “Revenue Recognition” (“ASC 605”) — “Multiple-Deliverable Revenue Arrangements” (“ASU 2009-13”), and ASU 2009-14 “Software” (“ASC 985”) - “Certain Revenue Arrangements That Include Software Elements (“ASU 2009-14”). ASU 2009-13 modifies the requirements that must be met for an entity to recognize revenue from the sale of a delivered item that is part of a multiple-element arrangement when other items have not yet been delivered. ASU 2009-13 eliminates the requirement that all undelivered elements must have either: (i) VSOE or (ii) third-party evidence, or TPE, before an entity can recognize the portion of an overall arrangement consideration that is attributable to items that already have been delivered. In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, entities will be required to estimate the selling prices of those elements. Overall arrangement consideration will be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity’s estimated selling price. The residual method of allocating arrangement consideration has been eliminated. ASU 2009-14 modifies the software revenue recognition guidance to exclude from its scope tangible products that contain both software and non-software components that function together to deliver a product’s essential functionality. These new updates are effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. However, these provisions are not expected to have a material impact on the Entity’s consolidated financial statements.

28

NEVADA AND OTHER ALASKA BUSINESS
(An Exploration Stage Entity)
Notes to the Consolidated Financial Statements
(Expressed in Canadian dollars)
(Unaudited — Prepared by Management)
Nine months ended February 28, 2010 and 2009
12.	CAPITAL MANAGEMENT

The Entity manages its capital structure and makes adjustments to it, based on the funds available to the Entity, in order to support future business opportunities. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Entity’s management to sustain future development of the business.

The Entity currently has no source of revenues. As such, the Entity is dependent upon external financings to fund activities. In order to carry future projects and pay for administrative costs, the Entity will spend its available working capital and raise additional funds as needed. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Entity, is reasonable.

There were no changes in the Entity’s approach to capital management during the period ended February 28, 2010. The Entity is not subject to externally imposed capital requirements.
13.	SUBSEQUENT EVENTS

Subsequent to February 28, 2010,
a)	ITH entered into a binding LOI dated March 24, 2010 with First Star in connection with the West Pogo property (note 5(a)(ii)).

b)	ITH entered into a binding LOI dated March 24, 2010 with First Star in connection with the LMS property (note 5(b)(i)).

c)	ITH entered into an Exploration Agreement with Option to Lease dated March 30, 2010 with Ahtna Incorporated, concerning the Ahtell Area of Alaska surrounding portions of the Entity’s Chisna Property. The property subject to the Exploration Agreement will become part of the joint venture with OPV (note 5(a)(i)).

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SCHEDULE “G”
INFORMATION CONCERNING THE COMPANY POST-ARRANGEMENT
The following describes the proposed business of International Tower Hill Mines Ltd., post-Arrangement, and should be read together with the financial statements of the Company incorporated by reference herein and the pro forma financial statements of the Company and the carve-out financial statements attached hereto as Schedule “F”. See “Particulars of the Matters to be Acted Upon: The Arrangement – The Company Prior to the Arrangement — Documents Incorporated by Reference” in the Information Circular. Except where the context otherwise requires, all of the information contained in this Schedule is made on the basis that the Arrangement has been completed as described in the Information Circular.
Certain terms used in this Schedule are defined under “Glossary of Terms” in the Information Circular to which this Schedule is attached and in the glossary of technical terms attached to the Information Circular as Schedule “L”.
CORPORATE STRUCTURE
Name and Incorporation
The Company was incorporated under the Company Act (British Columbia) under the name “Ashnola Mining Co. Ltd.” on May 26, 1978. The Company’s name was changed to “Tower Hill Mines Ltd.” on June 1, 1988, and subsequently changed to “International Tower Hill Mines Ltd.” on March 15, 1991. The Company has been transitioned under, and is now governed by, the BCBCA. On October 11, 2005, the Company filed a transition application under the BCBCA, reflecting the adoption by the shareholders, on October 29, 2004, of a new form of Articles to govern the affairs of the Company in substitution for the original articles adopted under the old Company Act (British Columbia) and reflecting the increased flexibility available to companies under the BCBCA. A copy of the new Articles is available on SEDAR at www.sedar.com.
On November 15, 2005, the Shareholders resolved to amend the Articles to increase the authorized capital from 20,000,000 Common Shares without par value to 500,000,000 Common Shares without par value. A Notice of Articles in respect of such increase was filed on April 20, 2006, at which time such increase in authorized capital became effective. On the Effective Date, the Company’s authorized share capital will consist of 500,000,000 New Common Shares (which will replace the Common Shares) having the rights as described below.
The head office of the Company is located at Suite 1920 – 1188 West Georgia Street, Vancouver, British Columbia, V6E 4A2. The address for service and the registered and records office of the Company is located at Suite 2300, 550 Burrard Street, Vancouver, British Columbia, V6C 2B5.
Intercorporate Relations
On the Effective Date of the Arrangement, the Company will have two wholly-owned subsidiaries after giving effect to the transfer of the Transferred Assets to Corvus:
(a)	Talon Gold Alaska Inc., a corporation incorporated in Alaska on June 27, 2006, which will hold the Livengood Project and is 100% owned by the Company; and

(b)	Talon Gold (U.S.) LLC, a limited liability company formed in Colorado on June 27, 2006, which carries on all of the Company’s mineral exploration operations and is wholly owned by Talon Alaska.

The following corporate chart sets forth all of the Company’s subsidiaries:
GENERAL DEVELOPMENT OF THE BUSINESS
Three Year History
The section entitled “General Development of the Business – Three Year History” in the Company’s Annual Information Form for the financial year ended May 31, 2009 (the “AIF”) describes the three year history of the Company up until August 25, 2009 and is specifically incorporated by reference herein.
On August 26, 2009 the Company’s board of directors adopted the Shareholder Rights Plan, which was ratified by Shareholders on October 15, 2009. The purpose of the Shareholder Rights Plan is to provide Shareholders and the board with adequate time to consider and evaluate any unsolicited bid made for the Company, to provide the board with adequate time to identify, develop and negotiate value-enhancing alternatives, if considered appropriate, to any such unsolicited bid, to encourage the fair treatment of Shareholders in connection with any take-over bid for the Company and to ensure that any proposed transaction is in the best interests of Shareholders. The rights issued under the Shareholder Rights Plan will become exercisable only if a person, together with its affiliates, associates and joint actors, acquires or announces its intention to acquire beneficial ownership of Common Shares (or New Common Shares after the Effective Time) which, when aggregated with its current holdings, total 20% or more of the Company’s outstanding Common Shares (or New Common Shares) (determined in the manner set out in the Shareholder Rights Plan), other than by a permitted bid. Permitted bids must be made by way of a take-over bid circular prepared in compliance with applicable securities laws and, among other conditions, must remain open for 60 days. If a take-over bid does not meet the permitted bid requirements of the Shareholder Rights Plan, the rights will entitle Shareholders, other than any Shareholder or Shareholders making the take-over bid, to purchase additional Common Shares (or New Common Shares) at a substantial discount to the market price of the Common Shares (or New Common Shares) at that time.
From November, 2009 to March, 2010, the Company entered into a series of agreements to option and joint venture the Chisna Project, the LMS Project, the Terra Project and the West Pogo Project to various exploration companies. Under the Arrangement, the Company’s remaining interest in these projects will be transferred to Corvus. For a description of these agreements, see “Description of the Business – Alaska Properties” in Schedule “H” “Information Concerning Corvus Post-Arrangement” to this Information Circular.
On December 1, 2009, the Common Shares commenced trading on the TSX under the symbol “ITH”.
On April 1, 2010, the Company closed the first tranche of a non-brokered financing of 5,000,000 Common Shares of the Company at a price of $6.00 per Common Share (the “Offering”) announced on March 16, 2010, and issued an aggregate of 4,335,790 Common Shares for aggregate gross proceeds of $26,014,740. The Company paid a 6%

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cash finder’s fee in connection with this portion of the Offering. On April 6, 2010, the Company closed the final tranche of the Offering, and issued an aggregate of 664,210 Common Shares for aggregate gross proceeds of $3,985,260 to AngloGold under its preferential right to participate in accordance with its then current equity interest in the Company. The net proceeds from the Offering are anticipated to be used by the Company for the pre-feasibility study on the Livengood Project in Alaska and general working capital.
The Company and Corvus entered into the Raven Gold Purchase Agreement dated as of June 1, 2010 and which closed on July 8, 2010.
The Company entered into the Arrangement Agreement and Talon Nevada Purchase Agreement with Corvus, and Talon Alaska entered into the Alaska Purchase Agreement with Raven Gold as of July 8, 2010.
DESCRIPTION OF THE BUSINESS
General
After completion of the Arrangement, the Company’s principal asset will be the Livengood Project. The Company’s operations and plans for the Livengood Project are not expected to significantly change as a result of the Arrangement. The section entitled “Narrative Description of the Business – General” in the Company’s AIF describes the business of the Company with respect to the exploration and development of the Livengood Project in Alaska and is specifically incorporated by reference herein except as otherwise updated herein. Any disclosure in such section of the AIF that relates to the Company’s operations in Nevada or with respect to property other than the Livengood Project will not apply to the Company post-Arrangement.
AngloGold Option
The AngloGold Agreement gives AngloGold the following rights:
(a)	the right, twice a year, to maintain its then current equity ownership percentage in the Company on an ongoing basis thereby avoiding dilution as a result of the issuance of Common Shares (or New Common Shares upon completion of the Arrangement) by the Company in connection with property payments or warrant or option exercises; and

(b)	the right to participate in any equity financings by the Company up to its then pre-financing percentage equity interest, on the terms set out in the AngloGold Agreement (collectively, the “AngloGold Option”). The AngloGold Option will terminate if AngloGold’s equity interest in the Company falls below 10%. Pursuant to a Top-up Notice dated May 14, 2010, AngloGold has the right, until August 12, 2010, to acquire, on a private placement basis, up to 415,041 Common Shares in order to return its current 12.55% interest to 13.2907%. The price at which any such placement will be carried out will be fixed as at the date that AngloGold elects to carry out the private placement.
Reorganizations
Other than the Arrangement, there have been no reorganizations of or involving the Company within the three most recently completed financial years or completed or currently proposed for the current financial year.
Livengood Project
Technical information provided herein relating to the Livengood Project is based upon information contained in the Livengood Technical Report. The following is the summary from the Livengood Technical Report, a full copy of which is available under the Company’s profile on SEDAR at www.sedar.com. The Livengood Technical Report is specifically incorporated by reference herein.

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1.1 Summary
The Livengood Project is the focus of ongoing exploration by the Company. To date, 434 diamond and reverse circulation holes have been drilled on the property, and provide the basis for reporting a gold resource estimated at approximately 10.9 Moz Indicated and approximately 2.4 Moz Inferred at a 0.50 g/t Au cutoff. The Livengood Technical Report is the ninth in a series of technical reports and the eighth in support of resource estimates regularly updated as new drill information has become available. The Livengood Technical Report also provides documentation of the geological and resource estimation procedures that have been undertaken by the Company as they continue to advance this project toward development. The currently reported estimate includes newly identified resources in the SW Zone and between the Core and Sunshine zones.
Livengood Technical Report updates the March, 2010 technical report with a new resource estimate through addition of data from 56 drill holes received after completion of the March 2010 resource estimate. This new data and the information provided in the Livengood Technical Report will be used along with data from new metallurgical studies that are currently in progress for a new preliminary economic assessment of the Livengood Project.
1.2 Description and Location
The Livengood Project is located approximately 115 km northwest of Fairbanks, Alaska in the Tolovana mining district within the Tintina Gold Belt. The project area is centered on a local high point named Money Knob. This feature and the adjoining ridge lines have been considered by many to be the lode gold source for the Livengood placer deposits which lie in the adjacent valley to the north where they have been actively mined since 1914 with production of more than 500,000 ounces of gold.
The Company controls 100% of its ~125 square kilometre Livengood land package, which is made up of Alaska State claims, fee land leased from the Alaska Mental Health Trust, and four leases with private holders of state and federal patented and unpatented mining and placer claims.
1.3 History
The property has been prospected and explored by several companies and private individuals since the 1970’s. Geochemical surveys by Cambior in 2000 and AngloGold in 2003 and 2004 outlined a 1.6 x 0.8 km area with anomalous gold in soil. Scattered anomalous samples continue along strike for an additional 2 km to the northeast and 1.6 km to the southwest. Eight reverse circulation (“RC”) holes were drilled by AngloGold in 2003 and a further 4 diamond core holes were drilled in 2004 to evaluate this anomaly. Favourable results from these holes revealed wide intervals of gold mineralization (BAF-7: 138.7m @ 1.07 g/t Au; MK-04-03: 55.3m @ 0.51 g/t Au) along with lesser intervals over a broad area. Over the past 4 years, exploration by the Company through its wholly owned Alaskan subsidiary, Talon Alaska, has been aimed at assessing this area of mineralization through drilling diamond core and reverse circulation holes.
1.4 Geology and Mineralization
Rocks at Livengood are part of the Livengood Terrane, an east–west belt, approximately 240 km long, consisting of tectonically interleaved assemblages of various ages. These assemblages include the Amy Creek Assemblage, which is a sequence of latest Proterozoic and early Paleozoic basalt, mudstone, chert, dolomite, and limestone. In thrust contact above the Amy Creek Assemblage lies an early Cambrian ophiolite sequence of mafic and ultramafic sea floor rocks. Structurally above these rocks lies a sequence of Devonian shale, siltstone, conglomerate, volcanic, and volcaniclastic rocks which are the dominant host to the mineralization currently under exploration at Livengood. The Devonian assemblage is overthrust by more Cambrian ophiolite rocks. All of these rocks are intruded by Cretaceous multiphase monzonite, diorite, and syenite stocks, dikes, and sills. Gold mineralization is believed to be related to this intrusive event.

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Gold mineralization occurs in two styles: as multistage fine quartz veins occurring in all lithologies (commonly in or near intrusive dikes and sills), and as diffuse mineralization within volcanic, intrusive, sedimentary, and mafic-ultramafic rocks without a clear quartz vein association. Four principal stages of alteration are currently recognized. These are an early biotite stage followed by albite-black quartz, followed by a sericite-quartz, and finally a carbonate stage. Arsenopyrite apparently has been introduced during all stages, and gold correlates strongly with arsenopyrite, but it is not clear whether gold was introduced during all four stages or preferentially during one or more stages.
Mineralization is interpreted to be intrusion-related, consistent with other gold deposits of the Tintina Gold Belt, and has a similar As-Sb geochemical association. Mineralization is controlled partly by lithologic units, but thrust-fold architecture is apparently key to providing pathways for magma (dikes and sills) and hydrothermal fluid.
Local fault and contact limits to mineralization have been identified, but overall the deposit has not been closed off in any direction. The current resource and area drilled covers the most significant portion of the area with anomalous gold in surface soil samples, but still represents only about 25% of the total anomaly area.
1.5 Exploration, Drilling and Sampling
The Company has conducted drilling campaigns on the Livengood Project since 2006. These programs initially identified mineralization in the Core Zone and then identified the Northeast, Sunshine, and Southwest zones through step out drilling and drill testing of areas with anomalous values in surface soil samples.
Nearly all drill holes at Money Knob have been drilled in a northerly direction at an inclination of -50 degrees in order to best intercept the south dipping structures and mineralized zones as close to perpendicular as possible. A few holes have been drilled in other directions to test other features and aspects of mineralization. Most holes have been spaced at 75m along lines 75m apart. A few holes are more closely spaced.
Diamond core holes represent approximately 10% of the total number of holes drilled. Core is recovered using triple tube techniques to ensure good recovery (>95%) and confidence in core orientation. The core is oriented using the ACT system and/or the EZ Mark tool.
Reverse circulation holes are bored and cased for the upper 0-30m to prevent downhole contamination and to help keep the hole open for ease of drilling at greater depths. Recovery of sample material from RC holes is done via a cyclone and dry or wet splitter according to conditions. Sample chips are collected over the course of each five-foot interval and captured for a primary sample, an equivalent secondary sample (“Met” sample) and a third batch of chips for logging purposes.
Drill hole locations are determined by sub-meter differential GPS surveys at the drill collar. Initial azimuth of drill hole collars is measured using a tripod mounted transit compass in conjunction with a laser alignment device mounted on the hole collar.
Down hole surveys of core and reverse circulation drill holes are completed using a Gyro-Shot survey instrument manufactured by Icefield Tools Corporation. Results of surveys and duplicate tests show normal minor deviation in azimuth and inclination for drill holes.
All RC samples are “logged in” on site, analyzed with a field portable XRF (NITON) before being sealed in super sacks, and delivered to ALS Minerals in Fairbanks for preparation. All core samples are initially logged at the drill rig for recovery, oriented features, RQD, and basic geologic features. More thorough logging and core mark-up is done at the Livengood camp. Core is sawed in half and bagged according to geologic intervals up to 1.5m and sealed in super sacks for delivery to ALS Minerals in Fairbanks.
Samples are analyzed by standard 50g fire assay for the gold determinations. All core samples and select RC drilling samples are also submitted for multi-element ICP-MS analyses using a 4 acid digestion technique. All RC samples are analyzed on site for trace elements using a Thermo Fisher Scientific NITON portable XRF before shipment to the laboratory.

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1.6 Quality Assurance/ Quality Control and Data Verification
The QA/QC program implemented by the Company meets or exceeds industry standards. A QA/QC program includes insertion of blanks and standards (1/10 samples) and duplicates (1/20 samples). Blanks help assess the presence of any contamination that might be introduced by analytical equipment and help calibrate the low end of the assay detection limits. Commercial standards are used to assess the accuracy of the analyses. Duplicates help assess the homogeneity of the sample material and the overall sample variance. The Company has undertaken rigorous protocols to assure accurate and precise results. Among other methods, weights are tracked throughout the various steps performed in the laboratory to minimize and track errors.
Core and RC check samples have been collected during each drilling campaign by the lead author. Results from these samples, as well as blanks and standards included, are consistent with the Company’s initial results. This includes a similar increase in variance for samples at higher grades, a pattern consistent with nugget effect. No systematic high or low bias has been observed.
Data entry and database validation procedures have been checked and found to conform to industry practices. Procedures are in place to minimize data entry errors. These include prenumbered, pretagged, bar-coded bags, and bar-coded data entry methods which relate all information to sample and drill interval information. Likewise, data validation checks are run on all information used in the geologic modeling and resource estimation process.
1.7 Mineral Processing and Metallurgical Testing
The Company envisions a combined heap leach and mill recovery system for optimized gold recovery. Test work undertaken to date is designed to determine optimal processes using combined methods. This work involves studies to determine chemical and physical characteristics of the ore and metallurgical response to process treatment parameters according to ore type. Test work includes assessment of grindability, abrasiveness, optimal particle size for downstream treatment, and response to leach, flotation, or gravity recoveries as a function of oxidation and lithology. Previous work completed was sufficient to enable an estimate of heap leach recoverable gold for a portion of the ore as reported in the October 2009 technical report. Continued work on gold recovery from gravity, carbon in pulp, carbon in leach, and flotation methods is in progress with initial results presented in previous reports and new updated information added to this report.
Key findings to date include the following points:
•	Most Livengood ores can be considered moderately soft to moderately hard with an average Bond Ball Work index of 15.8 ranging from 11.1 to 19.1.

•	The majority of ores are considered non-abrasive with an average abrasion index of 0.0809 and a range of 0.0023 to 0.2872.

•	All Livengood ores respond to cyanide leaching to some degree.

•	Some unoxidized ore with organic carbon has “active” or “preg-robbing” carbon.

•	Leach times and gravity concentration indicate that some ores contain coarse gold.

•	Gold recovery exceeded 90% at 10 mesh for some ores.

•	Gold recovery improved for some ores with finer grinding.

•	Gold recovery for various leach tests suggests that organic carbon is present in varying degrees in some ores, particularly in unoxidized ore.

•	Carbon in Leach bottle roll tests indicate an average 84% recovery for the Sunshine Zone.

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•	Gold with sulfide is not classified as refractory ore.

•	Combined gravity and flotation produced on average 90% recovery of gold.

•	Conventional milling using gravity recovery combined with intensive Carbon in Leach (CIL) leaching of gravity recovered gold concentrate achieved gold recoveries averaging 86%.
Continued test work is aimed at optimizing the combination of potential recovery techniques.
1.8 Resource Estimation
The Livengood Technical Report presents a resource estimate updated from the March 2010 estimate by incorporating data from an additional 64 drill holes. The resource model was constructed using Gemcom GEMS® and the Stanford GSLIB (Geostatistical Software Library) MIK post processing routine. The resource was estimated using multiple indicator kriging techniques.
Model parameters include, among others, two oxidation indicators and a single lithology indicator for each lithology. A three-dimensionally defined lithology model, based on interpretations by the Company’s geologists, was used to code the rock type block model. A three-dimensionally defined probability grade shell (0.1 g/t) was used to constrain the gold estimation. Gold contained within each block was estimated using nine indicator thresholds. The block model was tagged with the geologic model using a block majority coding method. Because there are significant grade discontinuities at lithologic contacts, hard boundaries were used between each of the lithologic units so that data for each lithology was used only for that unit.
A summary of the estimated mineral resource is presented below for cutoff grades of 0.3, 0.5, and 0.7 g/t gold.
Model validation checks include global bias check, visual validation, and swath plots. In all cases, the model appears to be unbiased and fairly represent the drilling data.

Classification	Au Cutoff (g/t)	Tonnes (millions)	Au (g/t)	Million Ounces Au
Indicated	0.30	789	0.62	15.7
Inferred	0.30	229	0.55	4.9
Indicated	0.50	409	0.83	10.9
Inferred	0.50	94	0.79	2.4
Indicated	0.70	202	1.07	6.9
Inferred	0.70	40	1.06	1.4
It is important to note that compared to the March 2010 resource estimate, the tonnage and total ounces estimated have increased in the Indicated category and have decreased in the Inferred category for cutoff grades of 0.30, 0.50, and 0.70 g/t Au. This change is due to addition of newly defined resources in the SW Zone and between the Core and Sunshine Zones.
As part of the Company’s quality assurance program, the Company commissioned an independent review of the resource estimation methodology. The review supports the MIK approach to estimation, but suggests that the block panel size and SMU size should be larger for the currently spaced drill grid and that the currently used 10m composite length should be reduced to 3m. In addition, the review also recommends reducing the size of the search neighborhood selected for the estimation. Using these recommendations, an alternative resource calculation was made. Overall tonnes, grade, and contained metal compare favorably, but material estimated as projected below current drilling was less. This material is primarily from the Inferred category. The Company believes their understanding of geology and mineralization allows this projection but will continue to test and verify this assumption with drilling in the remainder of 2010.

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1.9 Conclusions
It is concluded that a substantial gold resource has been identified at Money Knob and the surrounding area. Dedicated drilling has continuously enlarged the resource over the past several years. Current metallurgical studies are underway and results indicate that gold is recoverable through heap leach, and combined mill, CIP, CIL, gravity, and flotation techniques. Continuation of planned and in-progress metallurgical and ore processing studies will enable assessment of the best material processing and gold recovery techniques. As results for this work are completed, new cost estimates that incorporate optimized gold recovery techniques will be used for a more comprehensive development plan and economic assessment.
1.10 Recommendations
The Livengood Project is now in transition from an exploration project to a development project. In support of this, the Company has hired a new CFO and project engineering manager. Exploration of the Livengood project should continue with the aim of advancing the project toward a prefeasibility status. The Company plans to drill 40,000 m in 2010 to accomplish this goal. The proposed program is an appropriate amount of drilling for the needs of the project and the time available in the field season. Activities that will help advance the project in this direction include those listed below.
•	Continue step out drilling to identify the extent of mineralization.

•	Focus infill drilling on areas where Inferred resource blocks can be converted to Indicated resources laterally and at depth.

•	Drill close spaced holes to define a variographic cross.

•	Drill core holes to gather sample material for advance metallurgical testing.

•	Continue and advance metallurgical, ore characterization, and mineral processing studies.

•	Assess geotechnical characteristics of the mineralized zone.

•	Begin the sterilization process for land that might be covered by facilities.

•	Continue and expand environmental base line studies.

•	Complete the combined mill/heap leach preliminary economic analysis that is currently in progress. This should evaluate the basic economic, logistic, and processing factors for a mining operation at Livengood.
The Company has proposed expenditure of approximately $28.2 million dollars in 2010 for further evaluation of the Livengood Project. This budget will be allocated to drilling, geological and geotechnical analysis of the deposit, metallurgical and comminution studies, facilities site planning, environmental and social base line studies, and completion of a Preliminary Economic Assessment. The budget is significant, but appropriate for the studies and drilling planned and feasible within the time allocated and the Company has sufficient funds to accomplish this goal. The authors of the Livengood Technical Report recommend implementation of this program in order to accomplish the Company’s goal of advancing the Livengood Project.
RISK FACTORS
All of the properties in which the Company has an interest are in the exploration stage only. The securities of the Company should be considered a highly speculative investment due to the high risk nature of the Company’s business, which is the acquisition, financing, exploration and development of mining properties. The following risk factors, which are not exclusive, could materially affect the Company’s business, financial condition or results of operations and could cause actual events to differ materially from those described in forward-looking statements relating to the Company.

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Risks Associated with the Company’s Operations and Mineral Exploration
The Livengood Project will be the only Material Property of the Company: After completion of the Arrangement, the Company’s principal asset will be the Livengood Project. As a result, the success or failure of the Company will be largely dependant upon the Company’s operations on the Livengood Project, including future exploration results and the Company’s ability to further explore and develop the project.
Resource Exploration and Development is Generally a Speculative Business: Resource exploration and development is a speculative business and involves a high degree of risk, including, among other things, unprofitable efforts resulting both from the failure to discover mineral deposits and from finding mineral deposits which, though present, are insufficient in size and grade at the then prevailing market conditions to return a profit from production. The marketability of natural resources which may be acquired or discovered by the Company will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, the proximity and capacity of natural resource markets, government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.
While the Livengood Project has Estimated Inferred and/or Indicated Resources Identified, there are no Known Reserves on the Livengood Project. The Majority of Exploration Projects do not Result in the Discovery of Commercially Mineable Deposits of Ore. Substantial expenditures are required to establish ore reserves through drilling and metallurgical and other testing techniques, determine metal content and metallurgical recovery processes to extract metal from the ore, and construct, renovate or expand mining and processing facilities. No assurance can be given that any level of recovery of ore reserves will be realized or that any identified mineral deposit will ever qualify as a commercial mineable ore body that can be legally and economically exploited.
Fluctuation of Metal Prices: Even if commercial quantities of mineral deposits are discovered by the Company, there is no guarantee that a profitable market will exist for the sale of the metals produced. The Company’s long-term viability and profitability depend, in large part, upon the market price of metals which have experienced significant movement over short periods of time, and are affected by numerous factors beyond the control of the Company, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The supply of and demand for metals are affected by various factors, including political events, economic conditions and production costs in major producing regions. There can be no assurance that the price of any minerals produced from the Company’s properties will be such that any such deposits can be mined at a profit.
Permits and Licenses: The operations of the Company will require licenses and permits from various governmental authorities. There can be no assurance that the Company will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at its projects, on reasonable terms or at all. Delays or a failure to obtain such licenses and permits or a failure to comply with the terms of any such licenses and permits that the Company does obtain, could have a material adverse effect on the Company.
Acquisition of Properties under Agreements: The agreements pursuant to which the Company holds a portion of its interest in the Livengood Project provide that the Company must make ongoing annual lease payments. Failure by the Company to make such payments in a timely fashion may result in the Company losing its interest in such properties. There can be no assurance that the Company will have, or be able to obtain, the necessary financial resources to be able to maintain all of its Livengood property agreements in good standing, or to be able to comply with all of its obligations thereunder, with the result that the Company could forfeit its interest in one or more of its mineral properties.
Proposed Amendments to the United States General Mining Law of 1872: In recent years, the United States Congress has considered a number of proposed amendments to the U.S. General Mining Law of 1872 (“Mining Law”). If adopted, such legislation, among other things, could impose royalties on mineral production from unpatented mining claims located on United States federal lands, result in the denial of permits to mine after the expenditure of significant funds for exploration and development, reduce estimates of mineral reserves and reduce

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the amount of future exploration and development activity on United States federal lands, all of which could have a material and adverse affect on the Company’s cash flow, results of operations and financial condition.
Uncertainties Relating to Unpatented Mining Claims: Many of the Company’s mineral properties holdings at Livengood comprise US federal and Alaska State unpatented mining claims. There is a risk that a portion of the Company’s unpatented mining claims could be determined to be invalid, in which case the Company could lose the right to mine any minerals contained within those mining claims. US federal unpatented mining claims are created and maintained in accordance with the Mining Law. Unpatented mining claims are unique to United States property interests, and are generally considered to be subject to greater title risk than other real property interests due to the validity of unpatented mining claims often being uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the Mining Law. Unpatented mining claims are always subject to possible challenges of third parties or contests by the United States federal government. The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law. Title to the unpatented mining claims may also be affected by undetected defects such as unregistered agreements or transfers. The Company has not obtained full title opinions for all of its mineral property holdings at Livengood. Not all the mineral properties in which the Company has an interest have been surveyed, and their actual extent and location may be in doubt.
Surface Rights and Access: Although the Company acquires the rights to some or all of the minerals in the ground subject to the mineral tenures that it acquires, or has a right to acquire, in most cases it does not thereby acquire any rights to, or ownership of, the surface to the areas covered by its mineral tenures. In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities, however, the enforcement of such rights through the courts can be costly and time consuming. It can be necessary to negotiate surface access or to purchase the surface rights if long-term access is required. There can be no guarantee that, despite having the right at law to access the surface and carry on mining activities, the Company will be able to negotiate satisfactory agreements with any such existing landowners/occupiers for such access or purchase of such surface rights, and therefore it may be unable to carry out planned mining activities. In addition, in circumstances where such access is denied, or no agreement can be reached, the Company may need to rely on the assistance of local officials or the courts in such jurisdiction the outcomes of which cannot be predicted with any certainty. The inability of the Company to secure surface access or purchase required surface rights could materially and adversely affect the timing, cost or overall ability of the Company to develop any mineral deposits it may locate.
No Assurance of Profitability: The Company has no history of production or earnings and due to the nature of its business there can be no assurance that the Company will be profitable. The Company has not paid dividends on its shares since incorporation and does not anticipate doing so in the foreseeable future. All of the Company’s properties are in the exploration stage and the Company has not defined or delineated any proven or probable reserves on any of its properties. None of the Company’s properties are currently under development. Continued exploration of its existing properties and the future development of any properties found to be economically feasible, will require significant funds. The only present source of funds available to the Company is through the sale of its equity shares, short-term, high cost borrowing or the sale or optioning of a portion of its interest in its mineral properties. Even if the results of exploration are encouraging, the Company may not have sufficient funds to conduct the further exploration that may be necessary to determine whether or not a commercially mineable deposit exists. While the Company may generate additional working capital through further equity offerings, short-term borrowing or through the sale or possible syndication of its properties, there is no assurance that any such funds will be available on favourable terms, or at all. At present, it is impossible to determine what amounts of additional funds, if any, may be required. Failure to raise such additional capital could put the continued viability of the Company at risk.
Uninsured or Uninsurable Risks: Exploration, development and mining operations involve various hazards, including environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structural cave-ins or slides, flooding, fires, metal losses and periodic interruptions due to inclement or hazardous weather conditions. These risks could result in damage to or destruction of mineral properties, facilities or other property, personal injury, environmental damage, delays in operations, increased cost of operations, monetary losses and possible legal liability. The Company may not be able to obtain insurance to cover these risks at economically feasible premiums or at all. The Company may elect not to insure where premium

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costs are disproportionate to the Company’s perception of the relevant risks. The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration and production activities.
Government Regulation: Any exploration, development or mining operations carried on by the Company will be subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, mining taxes and labour standards. The Company cannot predict whether or not such legislation, policies or controls, as presently in effect, will remain so, and any changes therein (for example, significant new royalties or taxes), which are completely outside the control of the Company, may materially adversely affect to ability of the Company to continue its planned business within any such jurisdictions.
Exploration and Mining Risks: Fires, power outages, labour disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in the operation of mines and the conduct of exploration programs. Substantial expenditures are required to establish reserves through drilling, to develop metallurgical processes, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis. The economics of developing mineral properties is affected by many factors including the cost of operations, variations of the grade of ore mined, fluctuations in the price of gold or other minerals produced, costs of processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection. In addition, the grade of mineralization ultimately mined may differ from that indicated by drilling results and such differences could be material. Short term factors, such as the need for orderly development of ore bodies or the processing of new or different grades, may have an adverse effect on mining operations and on the results of operations. There can be no assurance that minerals recovered in small scale laboratory tests will be duplicated in large scale tests under on-site conditions or in production scale operations. Material changes in geological resources, grades, stripping ratios or recovery rates may affect the economic viability of projects.
Environmental Restrictions: The activities of the Company are subject to environmental regulations promulgated by government agencies in different countries from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.
Regulatory Requirements: The activities of the Company are subject to extensive regulations governing various matters, including environmental protection, management and use of toxic substances and explosives, management of natural resources, exploration, development of mines, production and post-closure reclamation, exports, price controls, taxation, regulations concerning business dealings with indigenous peoples, labour standards on occupational health and safety, including mine safety, and historic and cultural preservation. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties, enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions, any of which could result in the Company incurring significant expenditures. The Company may also be required to compensate those suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspension of the Company’s operations and delays in the exploration and development of the Company’s properties.
Limited Experience with Development-Stage Mining Operations: The Company has limited experience in placing resource properties into production, and its ability to do so will be dependent upon using the services of

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appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that the Company will have available to it the necessary expertise when and if it places its resource properties into production.
Estimates of Mineral Reserves and Resources and Production Risks: The mineral resource estimates included or incorporated by reference herein are estimates only and no assurance can be given that any particular level of recovery of minerals will in fact be realized or that an identified reserve or resource will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited. The estimating of mineral resources and mineral reserves is a subjective process and the accuracy of mineral resource and mineral reserve estimates is a function of the quantity and quality of available data, the accuracy of statistical computations, and the assumptions used and judgments made in interpreting available engineering and geological information. There is significant uncertainty in any mineral resource or mineral reserve estimate and the actual deposits encountered and the economic viability of a deposit may differ materially from the Company’s estimates. In addition, the grade of mineralization ultimately mined may differ from that indicated by drilling results and such differences could be material. Production can be affected by such factors as permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Short term factors, such as the need for orderly development of deposits or the processing of new or different grades, may have a material adverse effect on mining operations and on the results of operations. There can be no assurance that minerals recovered in small scale laboratory tests will be duplicated in large scale tests under on-site conditions or in production scale operations. Material changes in reserves or resources, grades, stripping ratios or recovery rates may affect the economic viability of projects. The estimated resources described herein should not be interpreted as assurances of mine life or of the profitability of future operations. Estimated mineral resources and mineral reserves may have to be re-estimated based on changes in applicable commodity prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence mineral resource or mineral reserve estimates. Market price fluctuations for gold, silver or base metals, increased production costs or reduced recovery rates or other factors may render any particular reserves uneconomical or unprofitable to develop at a particular site or sites. A reduction in estimated reserves could require material write downs in investment in the affected mining property and increased amortization, reclamation and closure charges.
Mineral resources are not mineral reserves and there is no assurance that any mineral resources will ultimately be reclassified as proven or probable reserves. Mineral resources which are not mineral reserves do not have demonstrated economic viability.
Financial and Operating Risks
Recent Market Events and Conditions: In 2007, 2008 and into 2009, the U.S. credit markets began to experience serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, sub-prime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities. These problems led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence. These conditions continued and worsened in 2008 and early 2009, causing a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions. Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially. In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.
These unprecedented disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for the Company to obtain, or increase its cost

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of obtaining, capital and financing for its operations. The Company’s access to additional capital may not be available on terms acceptable to it or at all.
General Economic Conditions: The recent unprecedented events in global financial markets have had a profound impact on the global economy. Many industries, including the gold and base metal mining industry, are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange and precious metal markets, and a lack of market liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect our growth and profitability. Specifically:
•	the global credit/liquidity crisis could impact the cost and availability of financing and the Company’s overall liquidity;

•	the volatility of gold and other base metal prices may impact the Company’s future revenues, profits and cash flow;

•	volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs; and

•	the devaluation and volatility of global stock markets impacts the valuation of the Common Shares (and the New Common Shares which will replace the Common Shares on the Effective Date), which may impact the Company’s ability to raise funds through the issuance of New Common Shares.
These factors could have a material adverse effect on the Company’s financial condition and results of operations.
Insufficient Financial Resources: The Company does not presently have sufficient financial resources to undertake by itself the development of a mine at Livengood. The ability of the Company to complete the necessary work to enable a production decision to be made at Livengood and, if such a decision is made, to proceed with and complete the development of a mine at the Livengood Project will depend upon the Company’s ability to obtain financing through the joint venturing of projects, private placement financing, public financing, short or long term borrowings or other means. There is no assurance that the Company will be successful in obtaining the required financing.
Financing Risks: The Company has limited financial resources and no source of operating cash flow. There can be no assurance that additional funding will be available to it for the development of the Livengood Project. Although the Company has been successful in the past in obtaining financing through the sale of equity securities, there can be no assurance that it will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of its projects with the possible loss of such properties.
Dilution to the Company’s Existing Shareholders: The Company may require additional equity financing be raised in the future. The Company may issue securities on less than favourable terms to raise sufficient capital to fund its business plan. Any transaction involving the issuance of equity securities or securities convertible into New Common Shares (which will replace the Common Shares on the Effective Date) would result in dilution, possibly substantial, to present and prospective holders of New Common Shares.
Enforcement of Civil Liabilities: As substantially all of the assets of the Company and its subsidiaries are located outside of Canada, and certain of the directors and officers of the Company are resident outside of Canada, it may be difficult or impossible to enforce judgements granted by a court in Canada against the assets of the Company or the directors and officers of the Company residing outside of Canada.
Mining Industry is Intensely Competitive: The Company’s business of the acquisition, exploration and development of mineral properties is intensely competitive. The Company may be at a competitive disadvantage in

13

acquiring additional mining properties because it must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than the Company. The Company may also encounter increasing competition from other mining companies in efforts to hire experienced mining professionals. Competition for exploration resources at all levels is currently very intense, particularly affecting the availability of manpower, drill rigs and helicopters. Increased competition could adversely affect the Company’s ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.
The Company Believes that it has been a “Passive Foreign Investment Company” under the U.S. Internal Revenue Code for Prior Tax Years and Based on Current Business Plans and Financial Projections, the Company Expects to be a PFIC following the Arrangement. This may Result in Material Adverse U.S. Federal Income Tax Consequences to Holders of New Common Shares (which will Replace the Common Shares on the Effective Date) that are U.S. Taxpayers: Holders of New Common Shares that are U.S. taxpayers should be aware that the Company believes it was a passive foreign investment company (“PFIC”) as defined under “Income Tax Considerations – Certain United States Federal Income Tax Considerations” for prior taxable years and based on current business plans and financial projections, the Company expects to be a PFIC for the taxable year which includes the Arrangement. If the Company is or becomes a PFIC and the holder has made neither a “qualified QEF Election” nor a “Mark-To-Market Election” as described under “Income Tax Considerations – Certain United States Federal Income Tax Considerations”, the holder will be subject to the generally adverse tax consequences described under the U.S. tax rules applicable to PFICs and their shareholders. As described under “Income Tax Considerations – Certain United States Federal Income Tax Considerations”, generally, any gain recognized on the sale of the New Common Shares and any “excess distributions” (as specifically defined) paid on the New Common Shares will be taxable as ordinary income and must be rateably allocated to each day in a U.S. taxpayer’s holding period for the New Common Shares. The amount of any such gain or excess distribution allocated to prior years of such U.S. taxpayer’s holding period for the New Common Shares generally will be subject to U.S. federal income tax at the highest tax applicable to ordinary income in each such prior year, and the U.S. taxpayer will be required to pay interest on the resulting tax liability for each such prior year, calculated as if such tax liability had been due in each such prior year. Such a holder may avoid or mitigate these consequences of holding New Common Shares if he has made a QEF Election or a Mark-to-Market Election, as described under “Income Tax Considerations – Certain United States Federal Income Tax Considerations”. Holders who are U.S. taxpayers should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a QEF, or that it will supply the information needed to report under the QEF rules, in the event that it is a PFIC and a holder wishes to make a QEF Election. Holders of New Common Shares who are U.S. taxpayers should consult their tax advisors regarding the availability of the QEF Election and Mark-to-Market Election and the consequences of owning and disposing of New Common Shares received pursuant to the Arrangement.
This discussion is qualified in its entirety by the more detailed description of the U.S. federal income tax rules applicable to PFICs and their shareholders in the Information Circular. See “Income Tax Considerations – Certain United States Federal Income Tax Considerations” in the Information Circular.
U.S. Securityholders may not be able to enforce their civil liabilities against the Company or its directors, controlling persons and officers: It may be difficult for Securityholders in the United States to bring and enforce suits against the Company. The Company is a corporation incorporated in Canada under the BCBCA. A majority of the Company’s directors and officers are residents of Canada. Consequently, it may be difficult for U.S. Securityholders to effect service of process in the U.S. upon those directors or officers who are not residents of the U.S., or to realize in the U.S. upon judgments of U.S. courts predicated upon civil liabilities under U.S. securities laws. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or the Company predicated solely upon such civil liabilities under the U.S. Securities Act.
Differences in U.S. and Canadian reporting of reserves and resources: The Company’s reserve and resource estimates are not directly comparable to those made in filings subject to SEC reporting and disclosure requirements, as the Company generally reports reserves and resources in accordance with Canadian practices. These practices are different from those used to report reserve and resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred resources, which are not permitted in disclosure filed with the SEC by United States issuers. In the United States, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or

14

extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC permits issuers to report “resources” only as in-place tonnage and grade without reference to unit of metal measures. Accordingly, information concerning descriptions of mineralization, reserves and resources contained in the Company’s disclosure, or in the documents incorporated therein by reference, may not be comparable to information made public by United States companies subject to the reporting and disclosure requirements of the SEC.
As a “foreign private issuer”, the Company is exempt from Section 14 proxy rules and Section 16 of the U.S. Exchange Act: The submission of proxy and annual meeting information (prepared in accordance with Canadian standards) on Form 6-K may result in Securityholders having less complete and timely data than would be available for securityholders of a domestic issuer. The exemption from Section 16 rules regarding sales of common shares by insiders may also result in Securityholders having less data.
Currency Fluctuations: The Company maintains its accounts in Canadian and U.S. dollars, making it subject to foreign currency fluctuations. Such fluctuations may materially affect the Company’s financial position and results.
Increased Costs: Management anticipates that costs at the Company’s projects will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel, rubber and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on the Company’s profitability.
Dependence Upon Others and Key Personnel: The success of the Company’s operations will depend upon numerous factors, many of which are beyond the Company’s control, including (i) the ability of the Company to enter into strategic alliances through a combination of one or more joint ventures, mergers or acquisition transactions; and (ii) the ability to attract and retain additional key personnel in exploration, mine development, sales, marketing, technical support and finance. These and other factors will require the use of outside suppliers as well as the talents and efforts of the Company. There can be no assurance of success with any or all of these factors on which the Company’s operations will depend. The Company has relied and may continue to rely, upon consultants and others for operating expertise.
Share Price Volatility: In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly those considered exploration or development stage companies, have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that significant fluctuations in the trading price of the Company’s New Common Shares will not occur, or that such fluctuations will not materially adversely impact on the Company’s ability to raise equity funding without significant dilution to its existing shareholders, or at all.
SELECTED CONSOLIDATED FINANCIAL INFORMATION AND
MANAGEMENT’S DISCUSSION AND ANALYSIS
See the Company’s financial statements and related MD&A, incorporated by reference in this Information Circular, for more detailed information and financial data and statements about the Company’s historical operation. See “Particulars of the Matters to be Acted Upon: The Arrangement – The Company Prior to the Arrangement – Documents Incorporated by Reference” in the Information Circular. These should be read together with the pro forma financial statements of the Company and the carve-out financial statements attached hereto as Schedule “F”.

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DESCRIPTION OF CAPITAL STRUCTURE
Authorized Capital
The Company’s capital structure consists of 500,000,000 Common Shares without par value. As at July 9, 2010, the Company had 66,909,534 Common Shares issued and outstanding.
On the Effective Date, the Company’s authorized share capital will consist of 500,000,000 New Common Shares (which will replace the Common Shares) having the rights as described below.
New Common Shares
All of the New Common Shares will rank equally as to voting rights, participation in a distribution of the assets of the Company on liquidation, dissolution or winding-up and the entitlement to dividends. The holders of the New Common Shares will be entitled to receive notice of all meetings of Shareholders and to attend and vote the shares at the meetings. Each New Common Share will carry with it the right to one vote.
In the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company, the holders of the New Common Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after the Company has paid its liabilities. There is no set dividend rate or dividend schedule for the New Common Shares. The board of directors of the Company will decide if and when dividends should be declared and paid.
The New Common Shares are not subject to any future call or assessment and there are no provisions for exchange, conversion, exercise, redemption or retraction.
DIVIDENDS
The payment of dividends on the New Common Shares will be at the discretion of the board of directors of the Company and depends on our financial condition and the need to finance the Company’s business activities. The Company has not paid any dividends since incorporation and it has no plans to pay dividends for the foreseeable future, although there are no restrictions that could prevent the Company from paying dividends.
CONSOLIDATED CAPITALIZATION
The following table represents the share and loan capitalization of the Company, as at the date of this Information Circular and assuming completion of the Arrangement.

		As at	After Completion of the
Designation	Authorized	July 9, 2010	Arrangement

Common Shares	500,000,000 (1)	66,909,534	67,222,734 (2)

Long-term Debt	N/A	Nil	Nil(3)

Notes:

(1)	On the Effective Date, the Company’s authorized share capital will consist of 500,000,000 New Common Shares (which will replace the Common Shares).

(2)	Based on the number of issued and outstanding Common Shares of the Company as of the date hereof and the Company’s expectation that Options exercisable to purchase 313,200 Common Shares which expire on July 16, 2010 will be exercised on or before such expiry date. The number of New Common Shares to be issued pursuant to the Arrangement (the existing Common Shares will no longer exist following the Arrangement).

(3)	The Company currently has no long-term liabilities and is not expected to have any after completion of the Arrangement.
The pro forma fully diluted share capital of the Company, upon completion of the Arrangement and the exercise of all Options and Warrants, is set out below:

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	Number of New
Designation of New Security	Common Shares	Percentage

New Common Shares issued to Shareholders in accordance with the Arrangement	67,222,734	93.39%

New Common Shares that may be issued pursuant to the exercise of Options	4,765,000	6.61%

New Common Shares that may be issued pursuant to the exercise of Warrants	5,488	0.008%

Total:	71,993,222	100%

PRIOR SALES
During the 12 months preceding the date of this Information Circular, the Company has issued the following Common Shares at the following prices:
Common Shares

Date of Issuance	Number of Common Shares Issued	Issuance Price
Balance, 31-May- 2009	56,457,973
09-July-2009	1,218,283	$2.95(1)
08–September-2009 – 27 January-2010	181,501	$2.95(1)
15-September-2009 – 28-January-2010	2,006,800	$1.75(2)
08-October-2009	200,000	$3.40(3)
25-November-2009	20,000	$5.85(3)
10-December-2009 – 11-January-2010	130,000	$1.52(2)
21-December-2009	100,000	$2.66(2)
27-January-2010	20,000	$3.15(2)
02-February-2010	100,000	$2.15(2)
12-March-2010 – 11-June-2010	1,101,000	$1.75(2)
26-March-2010	67,966	$5.38(4)
01-April-2010 – 06-April-2010	5,000,000	$6.00(4)
08-April-2010 – 19-April-2010	93,800	$2.95(1)
18-May-2010	20,000	$2.66(2)
16-June-2010 – 06-July-2010	179,000	$1.75(2)
30-June-2010	13,211	$2.95(1)
Total:	66,909,534

Notes:

(1)	Exercise of previously granted common share purchase warrants.

(2)	Exercise of incentive stock options.

(3)	Property acquisition.

(4)	Non-brokered private placement.
MARKET FOR SECURITIES
On December 1, 2009, the Common Shares commenced trading on the TSX under the symbol “ITH”. Prior to trading on the TSX, the Common Shares were listed for trading on the TSX-V. The following table shows the price ranges and volume traded of the Common Shares on the TSX-V and TSX on a monthly basis for the 12-month period preceding the date of this Information Circular.

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Year	Month	Open ($)	High ($)	Low ($)	Close ($)	Volume
2009	June	3.55	4.00	3.19	3.70	2,857,098
	July	3.72	3.74	2.81	3.74	3,257,092
	August	3.74	3.87	3.12	3.40	3,406,262
	September	3.47	4.88	3.26	4.32	2,953,979
	October	4.23	6.18	4.12	5.05	6,443,195
	November	5.17	8.00	5.00	7.74	6,771,702
	December(1)	7.80	8.15	6.85	7.50	13,920,064
2010	January	7.60	8.35	6.40	6.40	7,289,104
	February	6.40	7.20	5.88	6.94	5,814,805
	March	7.02	7.30	5.67	5.89	7,326,666
	April	5.88	7.83	5.85	7.12	4,958,149
	May	7.20	7.68	6.55	7.56	4,094,587
	June	7.63	7.65	6.70	7.17	2,773,856
	July 1-9	6.91	7.0	6.25	6.40	677,337

Notes:

(1)	On December 1, 2009, the Company’s Common Shares commenced trading on the TSX.
The Common Shares are also listed for trading on the NYSE Amex under the symbol “THM” and the FSE under the symbol “IW9”.
ESCROWED SHARES
The Company does not have any of its securities subject to escrow or contractual restrictions on transfer, nor does it anticipate that it will upon completion of the Arrangement.
PRINCIPAL SECURITYHOLDERS
To the knowledge of the directors and officers of the Company, upon completion of the Arrangement, no person will beneficially own, directly or indirectly, or have control or direction over, or a combination of direct or indirect beneficial ownership of and control or direction over, more than 10% of the issued and outstanding New Common Shares other than AngloGold (which it is anticipated will hold, as at the Effective Date, approximately 8,397,753 New Common Shares representing 12.55% of the issued and outstanding New Common Shares as at the Effective Date) and TAM (which it is anticipated will hold, as at the Effective Date, approximately 8,011,662 New Common Shares representing 11.97% of the issued and outstanding New Common Shares as at the Effective Date).
DIRECTORS AND OFFICERS
The number of directors of the Company is currently fixed at 8. At each annual meeting of shareholders, the entire board of directors will retire and directors are elected for the next term. Each director serves until the close of the next annual meeting or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the articles of the Company or with the provisions of the BCBCA.
The names and provinces of residence, offices held and principal occupations during the past five years of the directors and executive officers of the Company (the information concerning the respective directors and executive officers has been furnished by each of them), upon completion of the Arrangement, are as follows:

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			Shares
			Beneficially
Name, Position(s) with the			Owned or Over
Company(1)and Province			which Control
or State and Country of		Period (s)	or Direction is
Residence	Principal Occupation(1)	Served(2)	Exercised
Jeffrey A. Pontius(7) President and Chief Executive Officer Colorado, USA	Geologist; President and CEO of the Company since September 2006; previously North American Exploration Manager and also a Director of Anglo American (USA) Exploration Inc. (a mineral exploration and development company), 1999 to 2006.	President and Chief Executive Officer since September 22, 2006	792,332

Hendrik van Alphen(5)(7) Chairman of the Board, Director British Columbia, Canada	Businessman; President of Cardero Resource Corp, a public mineral exploration company trading on the TSX since 1999; also President of Wealth Minerals Ltd. (a mineral exploration and development company) and a director of Ethos Capital Corp. (TSX-V) and Balmoral Resources Ltd. (NEX), both public mineral exploration and development companies.	Director since September 22, 2006 Chairman since September 22, 2006	1,106,500

Anton J. Drescher(3)(5)(6)(8) Director British Columbia, Canada	Businessman, Certified Management Accountant; President, Harbour Pacific Capital Corp. (a private management company) since 1998; President, Westpoint Management Consultants Limited (a private management company) since 1979; CFO and Director, USA Video Interactive Corp. (a public company providing electronic anti-piracy systems and involved in streaming video and video-on-demand) since 1994; Director, Trevali Resources Corp. (a public natural resources company) since 2007; Director of Dorato Resources Ltd. (a public natural resource company) since 1993	Director since August, 1991 President, 1991 — September 22, 2006	539,218

Rowland Perkins(3)(4)(6)(8) Director Alberta, Canada	Businessman; President and director, e-Backup Inc. (a private company providing public online backup services) since 2001; Director, USA Video Interactive Corp. (a public company providing electronic anti-piracy systems and involved in streaming video and video-on-demand) since 2005.	Director since June, 1999	2,000

Ronald Sheardown(3)(4)(8) Director Alaska, USA	Businessman; President, Greatland Exploration, Inc. (a private geological consulting/mineral exploration company) since 1976 and has been involved in mineral exploration in Alaska and Canada for over 50 years.	Director since May 23, 2007	110,000

Michael Bartlett(8) Director Florida, USA	Businessman; President, Leisure Capital & Management Inc. (a private business consulting company) since 1989; director, Wealth Minerals Ltd. (a public natural resource company), since January 31, 2000.	Director since May 23, 2007	Nil

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Shares
Beneficially
Name, Position(s) with the			Owned or Over
Company(1)and Province			which Control
or State and Country of		Period (s)	or Direction is
Residence	Principal Occupation(1)	Served(2)	Exercised
Steve Aaker(4)(7)(8) Director Oregon, USA	Geologist; Chief of U.S. Operations, Franco-Nevada Corporation (a public natural resources royalty company) since 2007; previously, Group Executive, Newmont Capital Limited (a mineral exploration and development company) 2002 to 2007.	Director since March 12, 2009	Nil

Timothy J. Haddon(7) Director Colorado, USA	Mining Engineer, President, International Natural Resource Management Co. (a mining industry consulting service provider and investor), also Chairman of Anatolia Minerals Development Limited (a mineral exploration and development company) since 2002 and Lead Director, Thompson Creek Metals Company Inc. (a mineral exploration and development company) since 2007.	Director since April 14, 2010	Nil

Daniel A. Carriere(7) Director British Columbia, Canada	Businessman; previously, Senior Vice- President, Corriente Resources Inc. (a public natural resources company) 2004 to 2010.	Director since April 14, 2010	100,000

Lawrence W.E. Talbot(7) Vice-President and General Counsel British Columbia Canada	Barrister & Solicitor; shareholder & President, Lawrence W. Talbot Law Corporation (law firm) since April, 2006; Partner, Gowling Lafleur Henderson LLP (law firm) 2001 to June, 2006; Vice-President & General Counsel, Cardero Resource Corp. and Wealth Minerals Ltd. (public mineral exploration companies) since July 1, 2006, Vice-President & General Counsel for the Company since September 22, 2006.	Vice-President & General Counsel since September 22, 2006	221,900

Michael W. Kinley, C.A. Chief Financial Officer British Columbia, Canada	Chartered Accountant; President, Winslow Associates Management & Communications Inc. (a private consulting firm) 1973 to present; Chief Financial Officer of Wealth Minerals Ltd. since August 2005, Dorato Resources Inc. since July 2008, Trevali Resources Corp. since July 2008 and Cardero Resource Corp. since January 2006 (all public natural resource companies); Director, Indico Resources Limited since January 21, 2005 (a public natural resource company); President, GFK Resources Ltd. since October 8, 1997 (a public natural resource company).	Chief Financial Officer since September 22, 2006	Nil

Russell B. Myers, PhD. Vice-President, Exploration Colorado, USA	Geologist; previously, senior geologist, AngloGold Ashanti (USA) Exploration Inc. (a natural resource company) since 2000.	Vice-President, Exploration of the Company since September, 2006	125,767

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Shares
Beneficially
Name, Position(s) with the			Owned or Over
Company(1)and Province			which Control
or State and Country of		Period (s)	or Direction is
Residence	Principal Occupation(1)	Served(2)	Exercised
Quentin Mai Vice-President, Corporate Communications British Columbia, Canada	Businessman; Manager, Corporate Communications, of Cardero Resource Corp. (a public natural resource company) since 2004; President, Quatloo Investment Management Inc. (a private investor relations firm) since 2004.	Vice-President, Corporate Communicatio ns since September 22, 2006	524,100(9)

Carl Brechtel Chief Operating Officer Colorado, USA	Mining Engineer; formerly on various mining development projects internationally for AngloGold Ashanti Limited (a natural resource company) since 1998, most recently as Pre-feasibility Manager of the La Colosa operation in Colombia.	Chief Operating Officer since January 12, 2010	Nil

Marla K. Ritchie Corporate Secretary British Columbia, Canada	Corporate Administrator and Corporate Secretary for Cardero Resource Corp. (a public mineral exploration company) since May, 2001; Secretary/Administrator to several public natural resource companies since 2001.	Corporate Secretary since September 22, 2006	55,000

Notes:

(1)	The information as to place of residence and principal occupation, not being within the knowledge of the Company, has been furnished by the respective directors individually.

(2)	All directorships expire at the next Annual General Meeting of the shareholders of the Company. All officers hold office at the pleasure of the board.

(3)	Denotes member of the Audit Committee.

(4)	Denotes member of the Compensation Committee.

(5)	Denotes member of the Sustainable Development Committee.

(6)	Denotes member of the Corporate Governance and Nominating Committee.

(7)	Denotes member of the Mergers and Acquisitions Committee.

(8)	Denotes member of the Special Committee.

(9)	35,500 shares of this total are held by Quatloo Investment Management Inc., a company controlled by Mr. Mai.
The Company does not currently have any committees other than the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, the Sustainable Development Committee, the Mergers and Acquisitions Committee and the Special Committee.
On the Effective Date, based on the information as at the date of this Information Circular, it is expected that 3,576,817 New Common Shares or approximately 5.35% of the New Common Shares outstanding on a non-diluted basis will be beneficially owned, directly or indirectly, or control or direction will be exercised over those shares, by the directors and senior officers of the Company as a group.
Cease Trade Orders or Bankruptcies
Michael W. Kinley, the Chief Financial Officer of the Company, was the President and Director of Abstract Enterprises Corp. (he resigned in 2005), which was the subject of a British Columbia Securities Commission (“BCSC”) cease trade order on July 10, 2002 for failure to file financial statements (a similar order was issued by the Alberta Securities Commission (“ASC”)) and was delisted on June 20, 2003.
In addition, Michael W. Kinley, the Chief Financial Officer of the Company, is the President, Chief Executive Officer and a director of GFK Resources Ltd. (formerly Noise Media Inc.) (“GFK”), which was the subject of a BCSC cease trade order on January 28, 2003 for failure to file financial statements (a similar ASC order was also

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issued). GFK was subsequently transferred to the NEX Board. The cease trade order was revoked on December 8, 2006, after GFK filed a reactivation application in accordance with applicable policies.
To the knowledge of the Company, other than as set out above, no director or executive officer of the Company is, or within ten years prior to the date hereof has been, a director, chief executive officer or chief financial officer of any company (including the Company) that (i) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.
To the knowledge of the Company, no director or executive officer of the Company, or a shareholder holding a sufficient number of securities of the Company to affect materially control of the Company (i) is, or within ten years prior to the date hereof has been, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (ii) has, within ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.
Penalties or Sanctions
No director or executive officer of the Company, or a shareholder holding a sufficient number of securities of the Company to affect materially the control of the Company, has been subject to (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.
Conflicts of Interest
To the Company’ knowledge, and other than as disclosed herein, there are no known existing or potential conflicts of interest among the Company, its directors and executive officers, or other members of management as a result of their outside business interests except that certain of the directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Company and their duties as a director or officer of such other companies.
The directors of the Company are required by law to act honestly and in good faith with a view to the best interests of the Company and to disclose any interests that they may have in any material contract or material transaction. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict is required to disclose his interest and abstain from voting on such matter. The directors and officers of the Company are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest in respect of the Company and are required to comply with such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of its directors or officers.

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EXECUTIVE COMPENSATION
The section entitled “Executive Compensation” in the Company’s Information Circular dated September 15, 2009 for the annual general meeting of the Shareholders held on October 15, 2009 describes the compensation policies and practices of the Company and the compensation paid or awarded to the Company’s NEOs and directors during the most recently completed financial year and is specifically incorporated by reference herein. The Company does not intend to make any material changes to that compensation upon completion of the Arrangement.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
No existing director or executive officer of the Company nor any associate of such individual is indebted to the Company or any other entity where the indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement provided by the Company or any of its subsidiaries.
AUDIT COMMITTEES & CORPORATE GOVERNANCE
For information concerning the Company’s corporate governance policies and practices, please refer to the section entitled “Statement of Corporate Governance Practices” in and Schedule “A” to the Information Circular of the Company dated September 15, 2009 for the annual general meeting of shareholders of the Company held on October 15, 2009, which document is incorporated by reference herein. The Company does not intend to make any changes to those policies and practices upon completion of the Arrangement.
For information concerning the current memberships of the Company’s board of director committees, please see “Directors and Officers” above in this Schedule “G”.
For information concerning the Company’s Audit Committee, including the full text of the Audit Committee Charter, please refer to the section entitled “Additional Information — Audit Committee” in the Company’s Annual Information Form for the year ended May 31, 2009, which section of such document is incorporated by reference herein.
LEGAL PROCEEDINGS AND REGULATORY ACTIONS
Legal Proceedings
The Company is not aware of any material legal proceedings to which the Company or a proposed subsidiary is a party or to which its property is subject, nor is the Company aware that any such proceedings are contemplated.
Regulatory Actions
There are currently no: (a) penalties or sanctions imposed against the Company by a court relating to securities legislation or by a securities regulatory authority; (b) other penalties or sanctions imposed by a court or regulatory body against the Company that would likely be considered important to a reasonable investor in making an investment decision in the Company; or (c) settlement agreements the Company entered into before a court relating to securities legislation or with a securities regulatory authority during its most recently completed financial year.
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS
Except as described below, the Company is not aware of any material interest, direct or indirect, of (i) any Shareholder that is expected to be a direct or indirect beneficial owner of, or who exercises control or direction over, more than 10% of the voting rights attached to the New Common Shares on the Effective Date of the Arrangement, (ii) any of the Company or any of its subsidiaries’ directors or executive officers, or (iii) any associate or affiliate of any of the foregoing, in any transaction within the three most recently completed financial years or the current financial year that has materially affected or is reasonably expected to materially affect the Company.

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1.	The section entitled “Interest of Management and Others in Material Transactions” in the AIF describes the interest of management and others in material transactions up until August 25, 2009 and is specifically incorporated by reference herein.

2.	On February 10, 2010 AngloGold exercised its right to maintain its 13.2907% equity interest in the Company pursuant to the AngloGold Option. AngloGold’s equity interest had been diluted by virtue of the Company’s issuance of shares since May 19, 2009, principally due to the exercise of incentive stock options, broker options and in connection with the purchase of the interest of Redstar Gold Corp. in the Company’s North Bullfrog Project. As a consequence, the Company sold to AngloGold, on a private placement basis, an aggregate of 67,965 Common Shares at a price of $5.38 per Common Share (reflecting the 5 day volume-weighted average price of the Company’s Common Shares on the TSX preceding February 10, 2010 less the maximum allowable discount (15%), as required by the provisions of the AngloGold Option) for gross proceeds of $365,899.54. The private placement closed on March 26, 2010.

2.	On April 6, 2010, the Company issued 664,210 Common Shares to AngloGold representing the pro rata portion of the Company’s non-brokered private placement of a total of 5,000,000 Common Shares at a price of $6.00 per Common Share allocated to AngloGold under the AngloGold Option.
AUDITORS
MacKay LLP, Chartered Accountants, of Suite 1100, 1177 West Hastings Street, Vancouver, British Columbia, will continue to be the auditor of the Company on the Effective Date.
PROMOTERS
No person or company has acted as a promoter of the Company within the two years immediately preceding the date of this Circular.
TRANSFER AGENT AND REGISTRAR
Computershare Investor Services Inc., at 510 Burrard Street, 4th Floor, Vancouver, British Columbia, V6C 3B9 is the transfer agent and registrar for the Common Shares and will be the transfer agent and registrar for the New Common Shares.
MATERIAL CONTRACTS
Except for contracts entered into in the ordinary course of business, the only material contracts to which the Company, or any of its subsidiaries will be a party to after the Effective Date and will still be in effect, are:
•	the Arrangement Agreement; and

•	the Shareholder Rights Plan Agreement dated August 25, 2009 between the Company and Computershare Investor Services Inc.

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SCHEDULE “H”
INFORMATION CONCERNING CORVUS POST-ARRANGEMENT
The following describes the proposed business of Corvus Gold Inc., post-Arrangement, and should be read together with the financial statements of Corvus contained in Schedule “E” to the Information Circular and the pro forma financial statements of Corvus and the carve-out financial statements contained in Schedule “F” to the Information Circular. Except where the context otherwise requires, all of the information contained in this Schedule is made on the basis that the Arrangement has been completed as described in the Information Circular.
Certain terms used in this Schedule are defined under “Glossary of Terms” in the Information Circular to which this Schedule is attached and in the glossary of technical terms attached to the Information Circular as Schedule “L”.
CORPORATE STRUCTURE
Name, Address and Incorporation
Corvus was incorporated under the BCBCA on April 13, 2010. Prior to the Effective Date of the Arrangement, Corvus will not carry on any business except as contemplated by the Arrangement.
Corvus’ registered address is Suite 2300 — 550 Burrard Street, Vancouver, British Columbia, V6C 2B5. Corvus’ head office will be located at Suite 1920 — 1188 West Georgia Street, Vancouver, British Columbia, V7E 4A2.
Intercorporate Relations
On the Effective Date of the Arrangement, Corvus will have two wholly-owned subsidiaries through the transfer of the Transferred Assets from the Company:
(a)	Talon Gold Nevada Inc., a corporation incorporated in Nevada on April 9, 2007, which will hold the North Bullfrog Project and will be 100% owned by Corvus; and

(b)	Raven Gold Alaska Inc., a corporation incorporated in Alaska on July 2, 2009, which will hold the West Pogo Project, the Chisna Project, the Terra Project and the LMS Project and will be 100% owned by Corvus. Raven Gold was recently acquired by Corvus from the Company pursuant to the Raven Gold Purchase Agreement. Raven Gold will acquire the Spin-Off Alaska Assets in connection with the Arrangement and the Alaska Purchase Agreement.
The following corporate chart sets forth all of Corvus’ subsidiaries:

DESCRIPTION OF THE BUSINESS
General
Currently, Corvus has no assets, other than Raven Gold, and no material operations. On the Effective Date, Corvus will be engaged in the business of the acquisition, exploration and development of mineral properties located in Alaska and Nevada, with a focus on the development of the North Bullfrog Project in Nevada. The primary focus of Corvus will be to leverage its exploration expertise to discover major new gold deposits. Furthermore, Corvus will seek to build a non-operator gold producer with significant carried interests and royalty exposure. To meet this objective, the Company has joint ventured the four Alaskan projects (Chisna, Terra, LMS and West Pogo) to be transferred to Raven Gold, and anticipates that these projects will have significant partner funded work taking place in 2010. Corvus will also receive from the Company a 100% interest in the North Bullfrog Project in Nevada, which has a number of high priority, bulk tonnage and high-grade vein targets to be addressed with a 10,000 metre drill program scheduled for Fall/Winter 2010.
In connection with the Arrangement, Corvus and the Company have entered into the Talon Nevada Purchase Agreement pursuant to which the Company has agreed, among other things, to transfer to Corvus all of the shares of Talon Nevada for a purchase price of $3 million payable in cash. Closing under the Talon Nevada Purchase Agreement will occur on the Effective Date.
In connection with the Arrangement, Talon Alaska and Raven Gold have entered into the Alaska Purchase Agreement, pursuant to which Talon Alaska has agreed, among other things, to transfer the Spin-Off Alaska Assets to Raven Gold for the purchase price of $8.5 million. Closing under the Alaska Purchase Agreement will occur on the Effective Date subject to the fulfilment or waiver of certain conditions. See “Particulars of the Matters to be Acted Upon: The Arrangement — Principal Steps of the Arrangement” in the Information Circular. Pursuant to the Alaska Purchase Agreement, from and after the Effective Time, Raven Gold will defend, indemnify and save harmless Talon Alaska from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against Talon Alaska or which Talon Alaska may suffer or incur as a result of, in respect of or arising out of, the ownership of the Spin-Off Alaska Assets by Talon Alaska or any activities, or failure to act, by or on behalf of Talon Alaska or any of its predecessors-in-title on or with respect to the Spin-Off Alaska Assets, including pursuant to or in connection with environmental laws or any laws with respect to reclamation, rehabilitation or restoration of the Spin-Off Alaska Assets, and whether occurring before or after the Effective Date. Raven Gold will also be required to indemnify AngloGold in respect of the Chisna Project pursuant to an existing indemnity agreement among AngloGold, the Company and Talon Alaska.
Following the Effective Time, the Company’s Shareholder Rights Plan will not apply to Corvus or to the Corvus Common Shares. Corvus has no plans to adopt a shareholder rights plan following the Arrangement.
Pursuant to the AngloGold Agreement, AngloGold has the right to maintain its then current equity ownership percentage in the Company on an ongoing basis and a right to participate in any equity financings by the Company up to its then pre-financing percentage equity interest. More information on these rights see “Description of the Business — AngloGold Option” in Schedule “G” “Information Concerning the Company Post-Arrangement”. AngloGold currently holds approximately 12.55% of the Company’s issued and outstanding Common Shares. As a result of the Arrangement, AngloGold will hold approximately 12.55% of the issued and outstanding Corvus Common Shares at the Effective Time (subject to any election to participate in a top-up private placement as detailed in Schedule “G”). AngloGold shall not have any right to maintain its equity interest in the Corvus Common Shares or any right to participate in any equity financings by Corvus to maintain its pre-financing percentage equity interest in Corvus Common Shares.
Permits and Climate
In Alaska, low impact, initial stage surface exploration such as stream sediment, soil and rock chip sampling do not require any permits. The State of Alaska requires an APMA (Alaska Placer Mining Application) exploration permit for all substantial surface disturbances such as trenching, road building and drilling. These permits are also reviewed by related state and federal agencies that can comment and require specific changes to the proposed work plans to minimize impacts on the environment. The permitting process for significant disturbances generally

2

requires 30 days for processing and all work must be bonded. Following the Arrangement, Corvus will have all necessary permits with respect to its exploration activities in Alaska. Although the Company has never had an issue with the timely processing of APMA permits there can be no assurances that delays in permit approval will not occur. Due to the northern climate, exploration work in some areas of Alaska can be limited due to excessive snow cover and cold temperatures. In general, surface sampling work is limited to May through September and surface drilling from March through November, although some locations afford opportunities for year round exploration operations and others, such as wetland areas, may only be explored while frozen in the winter.
Mining is conducted in a number of locations in Alaska on a year round basis, both open pit and underground. In Nevada, as in Alaska, initial stage surface exploration does not require any permits. Notice level exploration permits (less than 5 acres of disturbance) are required, and in place (through the U.S. Bureau of Land Management) for the North Bullfrog Project to allow for drilling. In general, exploration activities in Nevada can be carried out on a year round basis, although some such activities may be adversely affected by the winter climate. Mining is conducted in Nevada on a year round basis, both open pit and underground.
Following the Arrangement, there are no environmental regulations in either Alaska or Nevada that are expected to affect Corvus because it will be in the exploration stage. Reclamation work, that is, work done to restore the property to its original state, will be minimal because Corvus’ operations will have limited environmental impact. Corvus’ required remedial environmental reclamation work will typically consist of slashing underbrush so that wildlife movement is not hampered and basic reseeding operations.
Specialized Skills
All aspects of Corvus’ business will require specialized skills and knowledge. Such skills and knowledge include the areas of geology, drilling, logistical planning and implementation of exploration programs and accounting. Since commencing its current operations in mid 2006, the Company has found that it can locate and retain such employees and consultants and Corvus believes it will continue to be able to do so.
Availability of Materials and Personnel
All of the raw materials Corvus requires to carry on its business are expected to be readily available through normal supply or business contracting channels in Canada and the United States. Since commencing current operations in mid 2006, the Company has been able to secure the appropriate personnel, equipment and supplies required to conduct its contemplated programs. While it has experienced difficulty in procuring some equipment — for example, drill equipment — or services — for example, experienced drillers and timely assay laboratory services — in previous years, the recent overall slowdown in the mineral exploration business has resulted in more equipment and services being made available on a timely basis. As a result, Corvus does not believe that it will experience any shortages of required personnel, equipment or supplies in the foreseeable future.
Economic Cycles
The mining business is subject to mineral price cycles. The marketability of minerals and mineral concentrates is also affected by worldwide economic cycles. At the present time, the significant demand for minerals in some countries (notably China) is driving increased base metal commodity prices, and a fear of coming inflation and economic uncertainly are driving higher gold prices, but it is difficult to assess how long such demand may continue.
Dependability on Contracts
Corvus’ business will not be substantially dependent on any contract such as a contract to sell the major part of its products or services or to purchase the major part of its requirements for goods, services or raw materials, or on any franchise or licence or other agreement to use a patent, formula, trade secret, process or trade name upon which its business depends. Rather, Corvus’ ability to continue making the holding, assessment, lease and option payments necessary to maintain its interest in its mineral projects is of primary concern. Corvus does not presently anticipate any difficulties in this regard in the current financial year.

3

It is not expected that Corvus’ business will be affected in the current financial year by the renegotiation or termination of contracts or sub-contracts.
Employees and Management
Upon completion of the Arrangement, Corvus will not have any employees. Rather, in order to reduce start-up costs and initial general and administrative costs, Corvus will rely on and engage consultants on a contract basis to provide services, management and personnel who will assist Corvus to carry on its administrative or exploration activities in Alaska and Nevada.
Upon completion of the Arrangement, the management team of Corvus will consist of those individuals identified under “Directors and Officers” below.
Social or Environmental Policies
Corvus expects to create a Sustainable Development Committee (“SDC”) like the Company, which will adopt a formal charter. The overall purpose of the SDC will be to assist the Corvus board in fulfilling its oversight responsibilities with respect to the board’s and Corvus’ continuing commitment to improving the environment and ensuring that Corvus’ activities are carried out, and that its facilities are operated and maintained, in a safe, sustainable and environmentally sound manner. The primary function of SDC will be to monitor, review and provide oversight with respect to Corvus’ policies, standards, accountabilities and programs relative to health, safety, community relations and environmental-related matters. Further, the SDC will advise the board and make recommendations for the board’s consideration regarding health, safety, community relations and environmental-related issues. In particular, the SDC will consider and advise the board with respect to current standards of sustainable development for projects and activities such as those of Corvus, particularly with a view to ensuring that Corvus’ business is run in a manner, and its projects are operated and developed, so as to achieve the ideals and reflect the following principles of sustainable development:
(a)	living within environmental limits,

(b)	ensuring a strong, healthy and just society,

(c)	achieving a sustainable economy,

(d)	using sound science responsibly, and

(e)	promoting good governance.
The SDC would also be responsible for monitoring the activities of Corvus in connection with the initial and ongoing interaction between Corvus’ activities, operations and personnel and the communities in which Corvus’ projects and related activities are located, with a view to ensuring that management develops and follows appropriate policies and activities to enhance the relationship between Corvus and its personnel and the communities in which it operates and reflect the principles of sustainable development in that regard.
Although not set out in a specific policy, Corvus intends to be a positive influence in the local communities where its mineral projects will be located, not only by contributing to the welfare of such communities through donations of money and supplies, as appropriate, but also through hiring, when appropriate, local workers to assist in ongoing exploration programs. Corvus considers that building and maintaining strong relationships with such communities will be fundamental to its ability to continue to operate in such regions and to assist in the eventual development (if any) of mining operations in such regions, and it attaches considerable importance to commencing and fostering them from the beginning of its involvement in any particular area.
Corvus also expects to adopt a Code of Business Conduct and Ethics like the Company, which will provide, among other things, that Corvus is committed to complying with all laws and governmental regulations applicable to its

4

activities and, specifically, to maintaining a safe and healthy work environment and conducting its activities in full compliance with all applicable environmental laws.
Nevada Property
Pursuant to the Arrangement and the Talon Nevada Purchase Agreement, Corvus will acquire Talon Nevada, which holds the North Bullfrog Project.
North Bullfrog Project
Following the Arrangement, Corvus will hold and will focus, initially, on the further exploration of the North Bullfrog Project in Nevada. Pursuant to the terms of the lease of the Mayflower property (which forms part of the North Bullfrog Project), the Company is required to issue Common Shares to the lessors thereunder on an annual basis. In order to facilitate the continued issuance of New Common Shares, in the Arrangement Agreement the Company and Corvus have agreed that, upon the request of Corvus and payment by Corvus of the market value thereof (as defined in the TSX Company Manual) to the Company, the Company will issue the required New Common Shares to the lessors under the Mayflower lease. The remaining underlying leases for the North Bullfrog Project require only cash lease payments and royalties.
The technical information provided herein relating to the North Bullfrog Project is based upon information contained in the North Bullfrog Technical Report. The following is the summary from the North Bullfrog Technical Report, a full copy of which is available under the Company’s profile on SEDAR at www.sedar.com. The North Bullfrog Technical Report is specifically incorporated by reference herein.
The Company controls the North Bullfrog Project as a result of the purchase of the land position from Redstar Gold Corporation (“RGC”) in 2009. The Company and RGC had jointly explored the property between 2007 and 2009 under the North Bullfrog Property Joint Venture agreement (the “NBPJV”). The project area covers approximately 4,557 acres of patented and unpatented mining claims in the Bullfrog Hills, about 15 km north of Beatty, Nevada. The Bullfrog mine is about 12 km south of the property where Barrick Gold Corp. (and predecessor companies) produced 2.4 million ounces of gold from a similar geological environment.
Gold was discovered in the Bullfrog district in 1904 resulting in an estimated production of about 112,000 ounces of gold and 869,000 ounces of silver through 1921. There was only minor activity in the district after that initial production period until the Bullfrog gold deposit was discovered in 1986. During the early 20th Century only limited mining occurred in the North Bullfrog Project area, principally at the Pioneer and Mayflower mines. Modern exploration at the North Bullfrog Project started in 1974 and continued until 1996 during which time several companies mapped, sampled, and drilled several areas of gold mineralization. Declining precious metal prices in the late 20th Century resulted in reduced interest in the area. RGC started land acquisition and exploration at the North Bullfrog Project in 2005, and in 2007 entered into the NBPJV with the Company. The Company purchased the property from RGC in August 2009 and continued the exploration program.
Gold mineralization in the North Bullfrog Project is primarily hosted in the middle Miocene Crater Flats Tuff. Gold mineralization is also hosted to a lesser extent in monolithic and heterolithic debris-flow deposits, as well as in felsic dikes and plugs. Two district-scale north striking normal faults are the dominant structural features in the Project area, but several smaller-scale faults between them are important controls for distribution of hydrothermal alteration and gold mineralization.
Two styles of precious metal epithermal mineralization are present at the North Bullfrog Project: 1) potentially high-grade, structurally controlled fissure veins and associated stockwork zones, and 2) low-grade disseminated or replacement deposits within altered volcanic rocks. Historic drilling (pre-NI 43-101) outlines areas of important mineralization at the North Bullfrog Project, the most significance of which appears to be in the Mayflower mine area. Drilling by the NBPJV was used to develop a resource estimate at Mayflower, to better understand precious metal mineralization at Air Track Hill, and as initial tests at Sierra Blanca, Pioneer, and Savage targets.

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The basis for the resource estimate at Mayflower was a geologic model developed by the Company geologists using geology logs from the drill holes along with alteration and geochemical data. This was used to define the “Mayflower Zone” which was the limiting factor for gold distribution for the resource estimation. Ordinary Kriging was used to develop a block model, which at a 0.50 g/t cut-off consists of:
     Indicated resource 2,020,000 tonnes at 0.88 g/t Au and 0.45 g/t Ag
     Inferred resource 950,000 tonnes at 0.78 g/t and 0.36 g/t Ag
The total contained metal is about 57,086 ounces of gold and 29,160 ounces of silver (indicated), and 23,793 ounces of gold and 10,904 ounces of silver (inferred).
The data generated at the North Bullfrog Project by NBPJV, and previous explorers, identified areas where additional vein and disseminated epithermal precious metal deposits are likely to occur. Many of these targets are expected to be similar in grade to the Mayflower deposit. However, given the similarity and proximity to the nearby Bullfrog mine, there is the potential for discovery of a multi-million ounce gold deposit at the North Bullfrog Project.
A two part program is recommended to advance the exploration of the property, with a total budget of US $1,000,000. Areas of stratabound gold mineralization are known at Sierra Blanca and Jolly Jane that could represent significant gold deposits. A 36 reverse circulation (RC) drilling program is proposed in these two areas to initially define the extent, continuity, and grade of the gold mineralization. Significant gold targets have been defined at Savage Valley, Connection, and Arsenic Vein. Initial drilling is proposed at each area. The budget for this portion of the program is estimated at US $900,000. The numerous gold, trace element and hydrothermal alteration areas that have been previously drilled or are undrilled should be re-evaluated in light of the expanded knowledge of gold deposits in volcanic rocks. This should generate additional drill targets. The estimated budget for this part of the program is US $100,000.
Alaska Properties
Pursuant to the Arrangement and the Alaska Purchase Agreement, Corvus will also hold, through Raven Gold, an interest the following four projects in Alaska: the Chisna Project, the Terra Project, the LMS Project and the West Pogo Project. Of these, all are considered material other than the West Pogo Project, which is an early stage exploration project.
The Chisna Project
The Company, Talon Gold and, Raven Gold have entered into an option and joint venture agreement with Ocean Park Ventures Corp. (“OCP”) dated November 2, 2009, as amended (the “OCP Agreement”). Pursuant to the OCP Agreement, an Alaskan subsidiary of OCP (“OCP Alaska”) and Raven Gold, will form a joint venture (the “JV”) for the purpose of exploring and developing the Chisna Copper/Gold Project located in the Hartman Mining District of South Central Alaska. The initial interests of OCP Alaska and Raven Gold in the JV will be 51% and 49% respectively. Raven Gold’s initial contribution to the JV will be its interest in the Chisna Project (which will be received by it in connection with the Arrangement). OCP Alaska’s contribution to the JV will be funding for the JV totalling US $20,000,000 over five years, of which US $5,000,000 must be provided during the first year. This first year amount will be reduced to US $2,000,000 if, at any time during such year, the London PM gold fix price and the London Metal Exchange closing copper price are each below US $700/oz and US $1.70/lb, respectively, for a period of 10 consecutive trading days. If OCP Alaska fails to fund any portion of the initial US $5,000,000 (or US $2,000,000 as applicable) in the first year, Raven Gold will be entitled to terminate the JV and OCP and OCP Alaska will be jointly indebted to Raven Gold for the difference between US $5,000,000 (or US $2,000,000 as applicable) and the amount of exploration expenditures actually funded in such year.
Raven will be the operator of the JV during the first two years. After two years, OCP Alaska will be entitled to assume the operatorship of the JV and to maintain operatorship until and unless it ceases to hold a majority interest in the JV. Any work program proposed by the operator will be subject to approval by a five member JV

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management committee. After OCP Alaska has completed its US $20,000,000 initial contribution, the JV participant with the greatest interest in the JV will be entitled to nominate three members of the management committee.
If OCP Alaska funds the entire US $20,000,000 within the five year period, it will have the option to acquire a further 19% interest in the JV by producing a positive bankable feasibility study in respect of the Chisna Project within five years after electing to exercise such option, and by funding any additional exploration required to produce such a study. The feasibility study must support a mining operation at a minimum level of 300,000 ounces per year of gold equivalent production.
In consideration for the Company providing the resources for Raven Gold to enter into the JV, OCP will issue 200,000 common shares to the Company following satisfaction of the conditions precedent to the formation of the JV (occurred March 15, 2010) and an additional 200,000 shares each anniversary thereafter, to a total of 1,000,000 shares, provided the JV is in good standing. The cash and share payments will continue to be paid/issued to the Company following the Arrangement. If the full amount of exploration expenditures is not contributed by OCP Alaska, or if OCP does not make the required share issuances and payment to the Company, the JV will be terminated and OCP Alaska will not retain any interest in the Chisna Project.
The formation of the JV, and the rights of OCP/OCP Alaska under the OCP Agreement, were subject to a pre–emptive right in favour of AngloGold, which was waived by AngloGold on November 17, 2009. Consequently, OCP Alaska and Raven proceeded with the JV, and will be bound by the existing Indemnity and Pre-emptive Rights Agreement among AngloGold, the Company and Talon, as provided for in the AngloGold Agreement. The principal effect of that agreement on the JV will be indemnity provisions relating to the Chisna Project, and AngloGold will have no further pre-emptive right in respect of the Chisna Project.
The formation of the JV is subject to certain conditions precedent, including the transfer of the Chisna Project claims to Raven Gold (which will occur in connection with the completion of the Arrangement), and the acceptance of the JV Agreement by the TSX-V on behalf of OPV (received March 15, 2010).
Raven Gold has entered into an exploration and option to lease agreement (the “Ahtna Agreement”) dated March 30, 2010 with Ahtna Incorporated (“Ahtna”), an Alaskan Native Corporation, providing Raven Gold with the right to explore, and the option to enter into a mining lease to develop and mine for a six-year period certain Ahtna lands that surround the Alaska State mining claims that comprise the Chisna Project. The key terms of the Ahtna Agreement include the following:
•	annual option payments of US $1.00 — US $1.25 per acre;

•	minimum exploration expenditures of US $4 — US $8 per acre, provided that if the agreement is not terminated at the end of any option year, the exploration expenditures for the next year become a firm commitment;

•	at the end of the third year, Raven Gold will release at least 50% of the original lands subject to the Ahtna Agreement;

•	preferential contracting, hiring and training practices for Ahtna shareholders or designees;

•	scholarship contributions to the Ahtna Heritage Foundation (US $10,000/year, subject to increase for inflation); and

•	all surface work subject to Ahtna archaeological and cultural clearance.
Upon Raven Gold having expended an aggregate of US $1,000,000 (including 2,500 feet of core drilling) and having completed a feasibility study over some or all of the land subject to the Ahtna Agreement within the six year term, Raven Gold has the option to enter into a mining lease. The key terms of the mining lease include:
•	exclusive mining rights for an initial term of ten years and so long thereafter as commercial production continues;

•	minimum exploration expenditures of US $4.00 — US $9.00 per acre subject to the lease until commercial production is achieved, escalating over time advance minimum royalty payments of US $6 — US $12 per acre escalating over time (50% deductible from production royalties);

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•	net smelter returns production royalties for gold and silver scaled from 2.5% (gold price US$550 per ounce or less) to 14% (gold price per ounce US$1,900 or higher per ounce), 2.5% on base metals and 3% on all minerals other than gold, silver or base metals;

•	in the event Raven Gold acquires rights to minerals within the area subject to the lease, the acquired minerals lands are subject to a production royalty in favour of Ahtna of 2% of the gross value of any gold and silver and a net smelter returns royalty of 1% on base metals;

•	Ahtna is also entitled to receive an amount by which 20% of the net profits realized by Raven Gold from its mining operations on Ahtna minerals (10% in the case of non-Ahtna minerals) in any year exceed the aggregate royalties paid by Raven Gold to Ahtna in that year; and

•	Ahtna has the right to acquire a working interest in the lands subject to the lease, which is to be greater than or equal to 10% but not more than 15%, upon Raven Gold having made a production decision, and in consideration, Ahtna will be required to fund ongoing operations after such exercise in an amount equal to 200% of Ahtna’s percentage share of the pre-production expenditures incurred by Raven Gold (not including advance minimum royalty payments to Ahtna). Should Ahtna exercise such option, it would become a participant in the JV.
The land subject to the Ahtna Agreement forms part of the land subject to the JV, and all payments thereunder, and required work expenditures, are to be paid/completed by OCP Alaska.
The technical information provided herein relating to the Chisna Project is based upon information contained in the Chisna Technical Report. The following is the summary from the Chisna Technical Report, a full copy of which is available under the Company’s profile on SEDAR at www.sedar.com. The Chisna Technical Report is specifically incorporated by reference herein.
The Chisna Project is situated in mountainous and remote terrain. Following extensive geological mapping and geochemical surveying by the Company during the 2006 to 2008 field seasons, numerous bedrock, soil and silt geochemical anomalies have been identified. Several porphyry targets have been mapped, one of which, in the Southeast Chisna claim group, has concentric zoned alteration and surface assays returning values as high as 7.11% copper and 11.45 g/t gold. The POW target, in the Northwest Chisna claim block, is a structurally-associated quartz-vein gold target with surface assays returning values as high as 13.0 g/t gold.
Rocks underlying the Chisna Project are part of the Chulitna Terrane. The tectono-stratigraphic succession is consistent with Triassic deposition of sediments into a rifted Paleozoic volcanic arc. This package was then intruded by an extensive suite of Mesozoic porphyry magmas, developing several porphyry centres.
In March 2010, the Ahtna Agreement was signed which significantly augments the controlled land position in the Southeast porphyry target area.
Further field mapping and geochemical sampling is suggested across all of the Chisna claims, in order to build a better and more accurate picture of the complex intrusive and mineralization processes which have affected the area. A magnetotelluric survey is suggested for the Northwest Chisna POW target, in order to better understand its extent below sediment cover and its subsurface orientation. Similarly, an IP chargeability/resistivity survey with 3D inversion modeling is suggested for the Southeast Chisna Claim block, in order to delineate zones of diffuse porphyry sulfide mineralization at this target.
Diamond drilling is recommended for both the POW and Southeast Chisna targets. This will require advanced winter mobilization and helicopter-camp support for drill and field crews. Construction of long-term camps for exploration staff will be necessary at both targets to support this advanced exploration activity.
The Terra Project
The Company has signed a letter of intent, effective February 26, 2010 (the “Terra LOI”) to enter into a joint venture with American Mining Corporation (“AMC”), a private Nevada corporation, on the Terra Gold Project in Alaska. The interest of AMC in the Terra LOI was subsequently transferred to Terra Mining Corporation (“TMC”) a private BC company (with the consent of the Company). Pursuant to the Terra LOI, an Alaskan subsidiary of

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TMC (“TMC Alaska”) and Raven Gold will form a joint venture (the “Terra JV”) with the aim of developing the Terra Project to production. It is anticipated that TMC Alaska, as operator, will commence a project development program in the summer of 2010.
The initial interests of TMC Alaska and Raven Gold in the Terra JV will be 51% and 49% respectively. Raven Gold’s initial contribution to the Terra JV will be its interest in the Terra Project, including all related data and property facilities (received from the Company pursuant to the Arrangement). TMC Alaska’s initial contribution to the Terra JV will be funding for the Terra JV totalling US $6,000,000 over three years (US $1,000,000 in 2010). Of these expenditures, US$ 100,000 will be paid to Raven Gold in each of the first and second years to partially reimburse Raven Gold for the cost of constructing the existing camp facility at Terra. As consideration for the Company causing Raven Gold to enter into the Terra JV, TMC will pay the Company US $300,000, and issue 750,000 common shares of AMC to the Company, over the same three-year period (US $50,000 and 250,000 shares in 2010). If TMC Alaska fails to make its full initial contribution, or TMC fails to make all required payments and share issuances to the Company, over such three-year period, then the Terra JV will terminate and TMC Alaska will not retain any residual interest in the Terra project. The cash and share payments will continue to be paid/issued to the Company following the Arrangement.
In addition, the Terra JV has granted Raven Gold a sliding scale net smelter return (“NSR”) royalty of between 0.5% and 5% (depending upon the gold price) on all precious metal production from the Terra Project and a 1% NSR royalty on all base metal production. The royalty to Raven Gold is in addition to the current royalty payable to the underlying lessor (a 3% to 4% NSR royalty, dependent upon the gold price).
Upon having completed its initial contribution, TMC Alaska will have the option to increase its Terra JV interest by 29% (to 80% total) by providing a subsequent contribution of an additional US $3,050,000 in funding in the fourth year. In addition, TMC will be required to pay the Company an additional US $150,000 and issue an additional 150,000 common shares. Should Raven Gold’s interest be diluted below 10% as a consequence of it not funding its proportionate share of Terra JV expenditures following TMC Alaska’s having completed its initial contribution (and subsequent contribution, if applicable), Raven Gold’s interest in the Terra JV will be converted to an additional 1% property wide NSR royalty on all metals produced, for an aggregate NSR royalty to Raven Gold of 1.5% to 6% (depending upon the gold price) on precious metals and 2% on base metals).
Formation of the Terra JV is subject to the settlement and execution of a formal agreement and the completion by TMC of due diligence on the Terra project, both to be completed on or before July 19, 2010 (subject to extension by agreement).
The technical information provided herein relating to the Terra Project is based upon information contained in the Terra Technical Report. The following is the summary from the Terra Technical Report, a full copy of which is available under the Company’s profile on SEDAR at www.sedar.com. The Terra Technical Report is specifically incorporated by reference herein.
The Terra Project is located approximately 212 km west-northwest of Anchorage along the southwest portion of the Alaska Range in the McGrath mining district. It is centered on a series of gold-bearing bonanza quartz veins associated with Cretaceous diorite of the Cretaceous Hartman intrusive suite..
The Terra Project was first explored by Kennecott in 1997 and gold-bearing veins discovered in 1998. When Kennecott relinquished the property, Mr. Ben Porterfield obtained the claims and subsequently optioned them to AngloGold and then to the Company. The Company conducted an initial exploration program in 2006 and 2007. The Terra Project is currently being optioned by Terra Mining Corporation under the Terra LOI.
Gold-bearing quartz veins occur primarily in a ±150m wide, subvertical diorite ‘dike’ that is interpreted to be part of the Hartman intrusive suite. The dike intrudes Jurassic to Cretaceous Kahiltna Terrane sedimentary rocks consisting of shale, phyllite, siltstone, and minor conglomerate and carbonate. The sedimentary host rocks have undergone multiple stages of deformation prior to intrusion, with the principle deformation being a fold-thrust style. The host intrusive rocks are late Cretaceous age (~70 m.y.) diorite to quartz monzonite. This intrusive age and composition is the same as that for other intrusive-related gold deposits in western Alaska suggesting a common genetic relationship.

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Reconnaissance sampling and mapping in 2004 and 2005 identified three other areas on the property with anomalous gold in rock, soil, and stream sediment samples. At least one of these areas consists of more bonanza veins and includes discovery of the Ice Vein.
AGA drilled 12 diamond core holes in 2005 to test the subsurface continuity of outcropping veins. In two zones, drill holes intersected high grade veins and numerous gold-bearing smaller veins. In the third zone, no veins were intersected indicating that fold and/or fault controls exist that need to be resolved. Samples of vein material from outcrop and drill core contain up to several hundred g/t gold (the highest being 960 g/t) although most samples contain more modest values.
In 2006 and 2007, the Company drilled a further 20 diamond core holes to test known veins, particularly the Ben Vein which is currently the best mineralized and most extensive vein known on the property.
Data from these drill holes has been used for an initial resource evaluation. The drill-tested portion of the Ben Vein shows the vein open to the north and at depth. The vein appears to pinch out to the south. An initial resource estimate of mineralization in the Ben Vein indicates the presence of an Inferred Resource on the order of 168,000 ounces of gold plus 318,000 ounces of silver in 428,000 tons grading 12.2 g/t Au and 23.1 g/t Ag at a 5 g/t Au cutoff. This estimate does not include evaluation of mineralization in adjacent veins, some of which also contain significant high grade mineralization. Nor does it include mineralization inferred to occur, but untested, to the north and at depth.
At this early stage of exploration, outcropping veins and drill hole intercepts indicate that the veins can be continuous for >350m along strike and >250m down dip. More drilling is required to assess further continuity. Lesser veins also appear to form vein zones. These veins are banded and exhibit relict open-space-fill dog-tooth textures. Various types of quartz exhibit a diffuse texture suggesting that there has been minor recrystallization. Veins are interpreted to have formed in the transition between mesothermal and epithermal settings.
The LMS Project
The Company has entered into a binding letter of intent dated March 24, 2010 with First Star Resources Inc. (“First Star”) in connection with the LMS property (the “LMS LOI”). Under the terms of the LMS LOI, an Alaska subsidiary of First Star (“First Star Alaska”) and Raven Gold will form a joint venture (the “LMS JV”), in which the initial interest of First Star Alaska and Raven Gold will be 55% and 45%, respectively. Raven Gold’s initial contribution to the LMS JV will be its interest in the LMS Project (to be received from the Company pursuant to the Arrangement). First Star Alaska’s initial contribution will be US $3,500,000 in exploration expenditures over three years. As consideration for the Company causing Raven Gold to enter into the LMS JV, First Star will pay the Company US $280,000 over the same three year period. If First Star Alaska fails to make its full initial contribution, or First Star fails to make all required payments to the Company, over such three-year period, then the LMS JV will terminate and First Star Alaska will not retain any residual interest in the LMS Project. The cash payments will continue to be paid/issued to the Company following the Arrangement.
Upon having completed its initial contribution, First Star Alaska will have the option to acquire all interest in the LMS Project by contribution an additional US $3,000,000 prior to December 31, 2015, or by producing, filing and having accepted by the TSX-V a NI 43-101 compliant inferred resource of two million ounces of gold using a 0.5 g/t cutoff grade, whichever costs less. An NSR royalty of 3% or 4% on gold/silver and 1% on all other products will be payable to Raven Gold. The royalty can be reduced by 1% by paying Raven Gold US $3,000,000.
Completion of the transactions contemplated by the LMS LOI are subject to certain conditions including, without limitation, satisfactory due diligence by First Star, the signing of definitive agreements and acceptance for filing by the TSX-V on behalf of First Star.
The technical information provided herein relating to the LMS Project is based upon information contained in the LMS Technical Report. The following is the summary from the LMS Technical Report, a full copy of which is available under the Company’s profile on SEDAR at www.sedar.com. The LMS Technical Report is specifically incorporated by reference herein.

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The LMS Project is situated 25 km north of Delta Junction, and 125 km southeast of Fairbanks, Alaska at 64 12’N, 145, 30’ W in the Goodpaster district and consists of 92 Alaska State mining claims covering 61 km2.
Access from Fairbanks is via State Route 2 (Richardson Highway) to the point where the Alaska Pipeline and the highway cross the Tanana River. From there, the property can be accessed by boat, approximately 15 km (10 miles) up the Tanana and then the Goodpaster Rivers to a landing near camp where people and supplies are ferried along a 4-wheeler bush track.
This part of the Goodpaster district has had no known previous exploration prior to regional reconnaissance surface sampling by AngloGold in 2004, even though the region has attracted considerable interest following the discovery of the Pogo deposit 40 km to the northeast. Discovery of a gold-bearing outcrop (6.2 g/t Au) led to further sampling and drilling in 2005 which delineated two styles of gold mineralization: 1) gold within a folded, stratabound tabular zone consisting of silicified graphitic quartzite breccia; and 2) high grade narrow veins. Mineralization within the graphitic quartzite breccia zone has been defined through drilling to a down-plunge depth of 500m. Along with the high-grade veins, this area is known as the Camp Zone which is situated at the southeast end of a 6 km long, northwest-trending zone of aligned surface geochemical samples containing anomalous gold, arsenic and lesser silver and copper.
A resource evaluation for gold contained within the stratabound graphitic quartzite breccia zone and not including vein mineralization offers a range of grades and tonnages with corresponding contained ounces. An inferred resource consisting of 5.86 M tonnes of material are estimated to contain 167,000 oz of Au at a grade of 0.89 g/t Au using a cutoff grade of 0.3 g/t. This zone remains open to the north and west.
Rocks within the LMS Project area lie within the Yukon-Tanana Terrane, a structurally complex, composite terrane that was accreted to North America in the mid to Late Cretaceous period. Among the diverse suites of rocks in this terrane, some of those underlying the project area (schist, gneiss, and quartzite) are similar in composition and structural character to the host rocks at Pogo.
Mineralization in this region, including at Pogo, is believed to be intrusion-related. The first author’s of the LMS Technical Report observations are consistent with this interpretation, even though no intrusive rocks, except for mafic dikes, have been identified on the property. Fluids derived from an intrusion at depth or at a distance laterally can migrate along structures to produce the observed veins and gold mineralization.
Exploration of the LMS Project is at a relatively early stage with discovery and identification of the graphitic quartzite breccia and vein zone(s) extending from the surface to >500m down plunge. It is recommended that exploration of the LMS Project continue with a program of drilling, sampling, and structural analysis as best as can be achieved in drill core. To the extent that trenches can reach bedrock along ridge lines, the excavation, sampling, and mapping of trenches is likely to be helpful in determining the location of particular rock types and structural relations.
The aim of exploration should be to 1) test the location and extent of known and possible other stratabound bodies such as the graphitic quartzite breccia; 2) identify the extent of high grade vein zones through drilling; 3) characterize and explore newly discovered anomalous areas to the northwest with trenches if practicable and with drilling; and 4) continue to conduct soil sampling throughout the property to better define the anomalous zones, particularly across the apparent northwest trending corridor of anomalism.
The West Pogo Project
The West Pogo Project lies 4.5 kilometres west of the Pogo Gold Mine, and is situated along its western property boundary. Work to date by the Company has defined a surface gold anomaly approximately 1.5 kilometres in strike length with potential for high-grade, vein type, gold mineralization. The West Pogo Project will not be a material property to Corvus following the Arrangement.
The Company has entered into a binding letter of intent dated March 24, 2010 with First Star in connection with the West Pogo Project (the “WP LOI”). Under the terms of the WP LOI, First Star Alaska and Raven Gold will form a

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joint venture (the “WP JV”), in which the initial interest of First Star Alaska and Raven Gold will be 55% and 45%, respectively. Raven Gold’s initial contribution to the WP JV will be its interest in the WP Project (to be received from the Company pursuant to the Arrangement). First Star Alaska’s initial contribution will be US $2,800,000 in exploration expenditures over three years. As consideration for the Company causing Raven Gold to enter into the WP JV, First Star will pay the Company US $250,000 over the same three year period. If First Star Alaska fails to make its full initial contribution, or First Star fails to make all required payments to the Company, over such three-year period, then the WP JV will terminate and First Star Alaska will not retain any residual interest in the West Pogo Project. The cash payments will continue to be paid/issued to the Company following the Arrangement.
Upon having completed its initial contribution, First Star Alaska will have the option to acquire all interest in the West Pogo Project by contribution an additional US $2,000,000 prior to December 31, 2015, or by producing, filing and having accepted by the TSX-V a NI 43-101 compliant inferred resource of one million ounces of gold using a 0.5 g/t cutoff grade, whichever costs less. An NSR royalty of 3% or 4% on gold/silver and 1% on all other products will be payable to Raven Gold. The royalty can be reduced by 1% by paying Raven Gold US $3,000,000.
Completion of the transactions contemplated by the WP LOI are subject to certain conditions including, without limitation, satisfactory due diligence by First Star, the signing of definitive agreements and acceptance for filing by the TSX-V on behalf of First Star.
RISK FACTORS
All of the properties in which Corvus will have an interest are in the exploration stage only. The securities of Corvus should be considered a highly speculative investment due to the high risk nature of Corvus’ business, which is the acquisition, financing, exploration and development of mining properties. The following risk factors, which are not exclusive, could materially affect Corvus’ business, financial condition or results of operations and could cause actual events to differ materially from those described in forward-looking statements relating to Corvus.
Risks Relating to the Corvus Common Shares
There is Currently no Public Market for the Corvus Common Shares and the Corvus Common Shares may be Subject to Volume and Price Volatility which could Negatively Affect a Shareholder’s Ability to Buy or Sell Corvus Common Shares: The market for the Corvus Common Shares may be highly volatile for reasons both related to the performance of Corvus or events pertaining to the industry (i.e. mineral price fluctuation/high production costs/accidents) as well as factors unrelated to Corvus or its industry such as economic recessions and changes to legislation in the countries in which it operates. In particular, market demand for products incorporating minerals in their manufacture fluctuates from one business cycle to the next, resulting in change in demand for the mineral and an attendant change in the price for the mineral. The Corvus Common Shares can be expected to be subject to volatility in both price and volume arising from market expectations, announcements and press releases regarding Corvus’ business, and changes in estimates and evaluations by securities analysts or other events or factors. In recent years the securities markets in the U.S. and Canada have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly small-capitalization companies such as Corvus, have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values, or prospects of such companies. For these reasons, the Corvus Common Shares may also be subject to volatility resulting from purely market forces over which Corvus will have no control such as that experienced recently resulting from the on-going credit crisis centred in the United States.
There is no trading market for the Corvus Common Shares in the United States and none may develop. Corvus has not yet applied to list or quote any of its securities on a marketplace in the United States and the ability to list on any marketplace, including the NYSE Amex or other securities exchange or quotation service, is subject to meeting listing requirements and regulatory approval. This may affect the pricing of the Corvus Common Shares in the secondary market, the transparency and availability of trading prices, the liquidity of the Corvus Common Shares and the extent of regulation to which Corvus is subject.

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Risks Associated with Corvus’ Operations and Mineral Exploration
Corvus has no Operating History: Although all persons who will be involved in the management of Corvus have had long experience in their respective fields of specialization, Corvus has no operating history upon which prospective investors can evaluate its performance.
Resource Exploration and Development is Generally a Speculative Business: Resource exploration and development is a speculative business and involves a high degree of risk, including, among other things, unprofitable efforts resulting both from the failure to discover mineral deposits and from finding mineral deposits which, though present, are insufficient in size and grade at the then prevailing market conditions to return a profit from production. The marketability of natural resources which may be acquired or discovered by Corvus will be affected by numerous factors beyond the control of Corvus. These factors include market fluctuations, the proximity and capacity of natural resource markets, government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in Corvus not receiving an adequate return on invested capital.
Other than the Terra Project, the LMS Project and the North Bullfrog Project, which have Estimated Inferred and/or Indicated Resources Identified, there are no Known Resources, and there are no Known Reserves, on any of the Properties that will be Transferred to Corvus in Connection with the Arrangement. The Majority of Exploration Projects do not Result in the Discovery of Commercially Mineable Deposits of Ore. Substantial expenditures are required to establish ore reserves through drilling and metallurgical and other testing techniques, determine metal content and metallurgical recovery processes to extract metal from the ore, and construct, renovate or expand mining and processing facilities. No assurance can be given that any level of recovery of ore reserves will be realized or that any identified mineral deposit will ever qualify as a commercial mineable ore body which can be legally and economically exploited.
Fluctuation of Metal Prices: Even if commercial quantities of mineral deposits are discovered by Corvus, there is no guarantee that a profitable market will exist for the sale of the metals produced. Corvus’ long-term viability and profitability depend, in large part, upon the market price of metals which have experienced significant movement over short periods of time, and are affected by numerous factors beyond the control of Corvus, including international economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The supply of and demand for metals are affected by various factors, including political events, economic conditions and production costs in major producing regions. There can be no assurance that the price of any minerals produced from Corvus’ properties will be such that any such deposits can be mined at a profit.
Permits and Licenses: The operations of Corvus will require licenses and permits from various governmental authorities. There can be no assurance that Corvus will be able to obtain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at its projects, on reasonable terms or at all. Delays or a failure to obtain such licenses and permits or a failure to comply with the terms of any such licenses and permits that Corvus does obtain, could have a material adverse effect on Corvus.
Acquisition of Mineral Claims under Agreements: Following the Arrangement, the agreements pursuant to which Corvus holds its interests in a number of its properties will provide that Corvus must make a series of cash lease payments over certain time periods. Corvus will not, immediately following the Arrangement, have the financial resources required to make all payments under its various property lease agreements over the life of the leases. Failure by Corvus to make such lease payments in a timely fashion may result in Corvus losing its interest in such properties. There can be no assurance that Corvus will have, or be able to obtain, the necessary financial resources to be able to maintain all of its property lease agreements in good standing, or to be able to comply with all of its obligations thereunder, with the result that Corvus could forfeit its interest in one or more of its mineral properties.
Proposed Amendments to the United States General Mining Law of 1872: In recent years, the United States Congress has considered a number of proposed amendments to the U.S. General Mining Law of 1872 (“Mining Law”). If adopted, such legislation, among other things, could impose royalties on mineral production from unpatented mining claims located on United States federal lands, result in the denial of permits to mine after the

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expenditure of significant funds for exploration and development, reduce estimates of mineral reserves and reduce the amount of future exploration and development activity on United States federal lands, all of which could have a material and adverse affect on Corvus’ cash flow, results of operations and financial condition.
Uncertainties Relating to Unpatented Mining Claims: Many of the mineral properties being transferred to Corvus in connection with the Arrangement comprise federal unpatented mining claims in the United States. There is a risk that a portion of Corvus’ unpatented mining claims could be determined to be invalid, in which case Corvus could lose the right to mine any minerals contained within those mining claims. Unpatented mining claims are created and maintained in accordance with the Mining Law. Unpatented mining claims are unique to United States property interests, and are generally considered to be subject to greater title risk than other real property interests due to the validity of unpatented mining claims often being uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the Mining Law. Unpatented mining claims are always subject to possible challenges of third parties or contests by the United States federal government. The validity of an unpatented mining claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law. Title to the unpatented mining claims may also be affected by undetected defects such as unregistered agreements or transfers. The Company and Corvus have not obtained full title opinions for the majority of the mineral properties that will transfer to it in connection with the Arrangement. Not all the mineral properties in which Corvus will have an interest have been surveyed, and their actual extent and location may be in doubt.
Surface Rights and Access: Although Corvus will acquire the rights to some or all of the minerals in the ground subject to the mineral tenures that it acquires, or has a right to acquire, in most cases it will not thereby acquire any rights to, or ownership of, the surface to the areas covered by its mineral tenures. In such cases, applicable mining laws usually provide for rights of access to the surface for the purpose of carrying on mining activities, however, the enforcement of such rights through the courts can be costly and time consuming. It is necessary to negotiate surface access or to purchase the surface rights if long-term access is required. There can be no guarantee that, despite having the right at law to access the surface and carry on mining activities, Corvus will be able to negotiate satisfactory agreements with any such existing landowners/occupiers for such access or purchase of such surface rights, and therefore it may be unable to carry out planned mining activities. In addition, in circumstances where such access is denied, or no agreement can be reached, Corvus may need to rely on the assistance of local officials or the courts in such jurisdiction the outcomes of which cannot be predicted with any certainty. The inability of Corvus to secure surface access or purchase required surface rights could materially and adversely affect the timing, cost or overall ability of Corvus to develop any mineral deposits it may locate.
No Assurance of Profitability: Corvus has no history of production or earnings and due to the nature of its business following the Arrangement there can be no assurance that Corvus will be profitable. Corvus has not paid dividends on its shares since incorporation and does not anticipate doing so in the foreseeable future. All of the properties that Corvus will hold immediately following the Arrangement are in the exploration stage and the Company has not defined or delineated any proven or probable reserves on any of such properties. None of these properties are currently under development. Continued exploration of these properties and the future development of any properties found to be economically feasible, will require significant funds. The only foreseeable source of funds available to Corvus will be through the sale of its equity shares, short-term, high cost borrowing or the sale or optioning of a portion of its interest in its mineral properties. Even if the results of exploration are encouraging, Corvus may not have sufficient funds to conduct the further exploration that may be necessary to determine whether or not a commercially mineable deposit exists. While Corvus may generate additional working capital through further equity offerings, short-term borrowing or through the sale or possible syndication of its properties, there is no assurance that any such funds will be available on favourable terms, or at all. At present, it is impossible to determine what amounts of additional funds, if any, may be required. Failure to raise such additional capital could put the continued viability of Corvus at risk.
Uninsured or Uninsurable Risks: Exploration, development and mining operations involve various hazards, including environmental hazards, industrial accidents, metallurgical and other processing problems, unusual or unexpected rock formations, structural cave-ins or slides, flooding, fires, metal losses and periodic interruptions due to inclement or hazardous weather conditions. These risks could result in damage to or destruction of mineral properties, facilities or other property, personal injury, environmental damage, delays in operations, increased cost of operations, monetary losses and possible legal liability. Corvus may not be able to obtain insurance to cover

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these risks at economically feasible premiums or at all. Corvus may elect not to insure where premium costs are disproportionate to Corvus’ perception of the relevant risks. The payment of such insurance premiums and of such liabilities would reduce the funds available for exploration and production activities.
Government Regulation: Any exploration, development or mining operations carried on by Corvus will be subject to government legislation, policies and controls relating to prospecting, development, production, environmental protection, mining taxes and labour standards. Corvus cannot predict whether or not such legislation, policies or controls, as presently in effect, will remain so, and any changes therein (for example, significant new royalties or taxes), which are completely outside the control of Corvus, may materially adversely affect to ability of Corvus to continue its planned business within any such jurisdictions.
Exploration and Mining Risks: Fires, power outages, labour disruptions, flooding, explosions, cave-ins, land slides and the inability to obtain suitable or adequate machinery, equipment or labour are other risks involved in the operation of mines and the conduct of exploration programs. Substantial expenditures are required to establish reserves through drilling, to develop metallurgical processes, to develop the mining and processing facilities and infrastructure at any site chosen for mining. Although substantial benefits may be derived from the discovery of a major mineralized deposit, no assurance can be given that minerals will be discovered in sufficient quantities to justify commercial operations or that funds required for development can be obtained on a timely basis. The economics of developing mineral properties is affected by many factors including the cost of operations, variations of the grade of ore mined, fluctuations in the price of gold or other minerals produced, costs of processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection. In addition, the grade of mineralization ultimately mined may differ from that indicated by drilling results and such differences could be material. Short term factors, such as the need for orderly development of ore bodies or the processing of new or different grades, may have an adverse effect on mining operations and on the results of operations. There can be no assurance that minerals recovered in small scale laboratory tests will be duplicated in large scale tests under on-site conditions or in production scale operations. Material changes in geological resources, grades, stripping ratios or recovery rates may affect the economic viability of projects.
Environmental Restrictions: The activities of Corvus will be subject to environmental regulations promulgated by government agencies in different countries from time to time. Environmental legislation generally provides for restrictions and prohibitions on spills, releases or emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations. Certain types of operations require the submission and approval of environmental impact assessments. Environmental legislation is evolving in a manner which means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.
Regulatory Requirements: The activities of Corvus will be subject to extensive regulations governing various matters, including environmental protection, management and use of toxic substances and explosives, management of natural resources, exploration, development of mines, production and post-closure reclamation, exports, price controls, taxation, regulations concerning business dealings with indigenous peoples, labour standards on occupational health and safety, including mine safety, and historic and cultural preservation. Failure to comply with applicable laws and regulations may result in civil or criminal fines or penalties, enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions, any of which could result in Corvus incurring significant expenditures. Corvus may also be required to compensate those suffering loss or damage by reason of a breach of such laws, regulations or permitting requirements. It is also possible that future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspension of Corvus’ operations and delays in the exploration and development of Corvus’ properties.
Limited Experience with Development-Stage Mining Operations: Corvus has no experience in placing resource properties into production, and its ability to do so will be dependent upon using the services of appropriately

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experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that Corvus will have available to it the necessary expertise when and if it places its resource properties into production.
Estimates of Mineral Reserves and Resources and Production Risks: The mineral resource estimates included or incorporated by reference herein are estimates only and no assurance can be given that any particular level of recovery of minerals will in fact be realized or that an identified reserve or resource will ever qualify as a commercially mineable (or viable) deposit which can be legally and economically exploited. The estimating of mineral resources and mineral reserves is a subjective process and the accuracy of mineral resource and mineral reserve estimates is a function of the quantity and quality of available data, the accuracy of statistical computations, and the assumptions used and judgments made in interpreting available engineering and geological information. There is significant uncertainty in any mineral resource or mineral reserve estimate and the actual deposits encountered and the economic viability of a deposit may differ materially from Corvus’ or the Company’s estimates. In addition, the grade of mineralization ultimately mined may differ from that indicated by drilling results and such differences could be material. Production can be affected by such factors as permitting regulations and requirements, weather, environmental factors, unforeseen technical difficulties, unusual or unexpected geological formations and work interruptions. Short term factors, such as the need for orderly development of deposits or the processing of new or different grades, may have a material adverse effect on mining operations and on the results of operations. There can be no assurance that minerals recovered in small scale laboratory tests will be duplicated in large scale tests under on-site conditions or in production scale operations. Material changes in reserves or resources, grades, stripping ratios or recovery rates may affect the economic viability of projects. The estimated resources described herein should not be interpreted as assurances of mine life or of the profitability of future operations. Estimated mineral resources and mineral reserves may have to be re-estimated based on changes in applicable commodity prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence mineral resource or mineral reserve estimates. Market price fluctuations for gold, silver or base metals, increased production costs or reduced recovery rates or other factors may render any particular reserves uneconomical or unprofitable to develop at a particular site or sites. A reduction in estimated reserves could require material write downs in investment in the affected mining property and increased amortization, reclamation and closure charges.
Mineral resources are not mineral reserves and there is no assurance that any mineral resources will ultimately be reclassified as proven or probable reserves. Mineral resources which are not mineral reserves do not have demonstrated economic viability.
Financial and Operating Risks
Recent Market Events and Conditions: In 2007, 2008 and into 2009, the U.S. credit markets began to experience serious disruption due to a deterioration in residential property values, defaults and delinquencies in the residential mortgage market (particularly, sub-prime and non-prime mortgages) and a decline in the credit quality of mortgage backed securities. These problems led to a slow-down in residential housing market transactions, declining housing prices, delinquencies in non-mortgage consumer credit and a general decline in consumer confidence. These conditions continued and worsened in 2008 and early 2009, causing a loss of confidence in the broader U.S. and global credit and financial markets and resulting in the collapse of, and government intervention in, major banks, financial institutions and insurers and creating a climate of greater volatility, less liquidity, widening of credit spreads, a lack of price transparency, increased credit losses and tighter credit conditions. Notwithstanding various actions by the U.S. and foreign governments, concerns about the general condition of the capital markets, financial instruments, banks, investment banks, insurers and other financial institutions caused the broader credit markets to further deteriorate and stock markets to decline substantially. In addition, general economic indicators have deteriorated, including declining consumer sentiment, increased unemployment and declining economic growth and uncertainty about corporate earnings.
These unprecedented disruptions in the current credit and financial markets have had a significant material adverse impact on a number of financial institutions and have limited access to capital and credit for many companies. These disruptions could, among other things, make it more difficult for Corvus to obtain, or increase its cost of

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obtaining, capital and financing for its operations. Corvus’ access to additional capital may not be available on terms acceptable to it or at all.
General Economic Conditions: The recent unprecedented events in global financial markets have had a profound impact on the global economy. Many industries, including the gold and base metal mining industry, are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations and high volatility in global equity, commodity, foreign exchange and precious metal markets, and a lack of market liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates, and tax rates may adversely affect Corvus’ growth and profitability. Specifically:
•	the global credit/liquidity crisis could impact the cost and availability of financing and Corvus’ overall liquidity;

•	the volatility of gold and other base metal prices may impact Corvus’ future revenues, profits and cash flow;

•	volatile energy prices, commodity and consumables prices and currency exchange rates impact potential production costs; and

•	the devaluation and volatility of global stock markets will impact the valuation of the Corvus Common Shares, which may impact Corvus’ ability to raise funds through the issuance of Corvus Common Shares.
These factors could have a material adverse effect on Corvus’ financial condition and results of operations.
Insufficient Financial Resources: Corvus does not presently have sufficient financial resources to undertake by itself the acquisition, exploration and development of all of its planned acquisition, exploration and development programs. Future property acquisitions and the development of Corvus’ properties will therefore depend upon Corvus’ ability to obtain financing through the joint venturing of projects, private placement financing, public financing, short or long term borrowings or other means. There is no assurance that Corvus will be successful in obtaining the required financing. Failure to raise the required funds could result in Corvus losing, or being required to dispose of, its interest in its properties.
Financing Risks: Corvus has limited financial resources, has no source of operating cash flow and has no assurance that additional funding will be available to it for further exploration and development of its projects or to fulfil its obligations under any applicable agreements. Although the Company has been successful in the past in obtaining financing through the sale of equity securities, there can be no assurance that Corvus will be able to obtain adequate financing in the future or that the terms of such financing will be favourable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of its projects with the possible loss of such properties.
Dilution to Corvus’ Shareholders: Corvus may require additional equity financing be raised in the future. Corvus may issue securities on less than favourable terms to raise sufficient capital to fund its business plan. Any transaction involving the issuance of equity securities or securities convertible into Corvus Common Shares would result in dilution, possibly substantial, to present and prospective holders of Corvus Common Shares.
Enforcement of Civil Liabilities: As substantially all of the assets of Corvus and its subsidiaries will be located outside of Canada, and certain of the directors and officers of Corvus are resident outside of Canada, it may be difficult or impossible to enforce judgements granted by a court in Canada against the assets of Corvus or the directors and officers of Corvus residing outside of Canada.
Mining Industry is Intensely Competitive: Following the Arrangement, Corvus’ business of the acquisition, exploration and development of mineral properties will be intensely competitive. Corvus may be at a competitive

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disadvantage in acquiring additional mining properties because it must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than Corvus. Corvus may also encounter increasing competition from other mining companies in efforts to hire experienced mining professionals. Competition for exploration resources at all levels is currently very intense, particularly affecting the availability of manpower, drill rigs and helicopters. Increased competition could adversely affect Corvus’ ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.
The Company Expects Corvus to be a “Passive Foreign Investment Company” under the U.S. Internal Revenue Code, which may Result in Material Adverse U.S. Federal Income Tax Consequences to Investors in Corvus Common Shares that are U.S. Taxpayers: Shareholders that are U.S. taxpayers and who receive Corvus Common Shares should be aware that based on current business plans and financial projections, it is expected that Corvus will be a PFIC for its tax year which includes the date after the Effective Date of the Arrangement. If Corvus is or becomes a PFIC, generally any gain recognized on the sale of the Corvus Common Shares and any “excess distributions” (as specifically defined) paid on the Corvus Common Shares must be rateably allocated to each day in a U.S. taxpayer’s holding period for the Corvus Common Shares. The amount of any such gain or excess distribution allocated to prior years of such U.S. taxpayer’s holding period for the Corvus Common Shares generally will be subject to U.S. federal income tax at the highest tax applicable to ordinary income in each such prior year, and the U.S. taxpayer will be required to pay interest on the resulting tax liability for each such prior year, calculated as if such tax liability had been due in each such prior year.
A U.S. taxpayer that makes a timely “qualified electing fund election” with respect to Corvus generally will avoid the adverse consequences of holding shares in a PFIC, but will be subject to U.S. federal income tax on such U.S. taxpayer’s pro rata share of Corvus’ “net capital gain” and “ordinary earnings” (as specifically defined and calculated under U.S. federal income tax rules), regardless of whether such amounts are actually distributed by Corvus. U.S. taxpayers should be aware, however, that there can be no assurance that Corvus will satisfy record keeping requirements under the QEF rules or that Corvus will supply U.S. taxpayers with required information under the QEF rules, in event that Corvus is a PFIC and a U.S. taxpayer wishes to make a QEF election. As a second alternative, a U.S. taxpayer may make a “mark-to-market election” if Corvus is a PFIC and the Corvus Common Shares are “marketable stock” (as specifically defined). A U.S. taxpayer that makes a mark-to-market election generally will include in gross income, for each taxable year in which Corvus is a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the Corvus Common Shares as of the close of such taxable year over (b) such U.S. taxpayer’s adjusted tax basis in the Corvus Common Shares.
This discussion is qualified in its entirety by the more detailed description of the U.S. federal income tax rules applicable to PFICs and their shareholders in this Information Circular. See "Income Tax Considerations – Certain United States Federal Income Tax Considerations.” Holders of Corvus Common Shares who are U.S. taxpayers should consult their tax advisors regarding the consequences of owning and disposing of Corvus Common Shares received pursuant to the Arrangement.
U.S. Securityholders may not be able to Enforce their Civil Liabilities against Corvus or its directors, Controlling Persons and Officers: It may be difficult for Securityholders in the United States to bring and enforce suits against Corvus. Corvus is a corporation incorporated in Canada under the BCBCA and a substantial portion of its assets are located outside the United States. A majority of Corvus’s directors and officers are residents of Canada. Consequently, it may be difficult for U.S. Securityholders to effect service of process in the U.S. upon those directors or officers who are not residents of the U.S., or to realize in the U.S. upon judgments of U.S. courts predicated upon civil liabilities under U.S. securities laws. There is substantial doubt whether an original action could be brought successfully in Canada against any of such persons or Corvus predicated solely upon such civil liabilities under the U.S. Securities Act.
Differences in U.S. and Canadian Reporting of Reserves and Resources: Corvus’s reserve and resource estimates are not directly comparable to those made in filings subject to SEC reporting and disclosure requirements, as Corvus generally reports reserves and resources in accordance with Canadian practices. These practices are different from those used to report reserve and resource estimates in reports and other materials filed with the SEC. It is Canadian practice to report measured, indicated and inferred resources, which are not permitted in disclosure filed with the SEC by United States issuers. In the United States, mineralization may not be classified as a “reserve” unless the

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determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. United States investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into reserves. Further, “inferred resources” have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Disclosure of “contained ounces” is permitted disclosure under Canadian regulations; however, the SEC permits issuers to report “resources” only as in-place tonnage and grade without reference to unit of metal measures. Accordingly, information concerning descriptions of mineralization, reserves and resources contained in Corvus’s disclosure, or in the documents incorporated therein by reference, may not be comparable to information made public by United States companies subject to the reporting and disclosure requirements of the SEC.
As a “Foreign Private Issuer”, Corvus is Exempt from Section 14 proxy rules and Section 16 of the U.S. Exchange Act: The submission of proxy and annual meeting information (prepared in accordance with Canadian standards) on Form 6-K may result in Securityholders having less complete and timely data than would be available for securityholders of a domestic issuer. The exemption from Section 16 rules regarding sales of common shares by insiders may also result in Securityholders having less data.
Currency Fluctuations: Corvus will maintain its accounts in Canadian and U.S. dollars, making it subject to foreign currency fluctuations. Such fluctuations may materially affect Corvus’ financial position and results.
Increased Costs: Management anticipates that costs at Corvus’ projects will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the ore body. In addition, costs are affected by the price of commodities such as fuel, rubber and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable. A material increase in costs at any significant location could have a significant effect on Corvus’ profitability.
Dependence Upon Others and Key Personnel: The success of Corvus’ operations will depend upon numerous factors, many of which are beyond Corvus’ control, including (i) the ability of Corvus to enter into strategic alliances through a combination of one or more joint ventures, mergers or acquisition transactions; and (ii) the ability to attract and retain additional key personnel in exploration, mine development, sales, marketing, technical support and finance. These and other factors will require the use of outside suppliers as well as the talents and efforts of Corvus. There can be no assurance of success with any or all of these factors on which Corvus’ operations will depend. Corvus has relied and may continue to rely, upon consultants and others for operating expertise.
Share Price Volatility: In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market price of securities of many companies, particularly those considered exploration or development stage companies, have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that significant fluctuations in the trading price of Corvus’ Common Shares will not occur, or that such fluctuations will not materially adversely impact on Corvus’ ability to raise equity funding without significant dilution to its existing shareholders, or at all.
AVAILABLE FUNDS
Corvus expects to receive approximately $3.3 million in working capital from the Company pursuant to the Arrangement. It is anticipated that US$1 million of this amount will be used in accordance with the recommended program in the North Bullfrog Technical Report. The remainder of the funds will be used for working capital purposes.
SELECTED CONSOLIDATED FINANCIAL INFORMATION AND
MANAGEMENT’S DISCUSSION AND ANALYSIS
This Selected Financial Information and MD&A should be read in conjunction with the audited financial statements of Corvus attached to the Information Circular as Schedule “E”, the pro forma financial statements of Corvus and

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the carve-out financial statements attached to the Information Circular as Schedule “F”, and the respective notes thereto. Certain statements contained in the MD&A are forward-looking statements that involve risks and uncertainties. The forward-looking statements are not historical facts, but rather are based on the current plans, objectives, goals, strategies, estimates, assumptions and projections about Corvus’ industry, business and future financial results. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including those discussed in other sections of this Information Circular. See “Forward-Looking Information” in the Information Circular and “Risk Factors” herein. The financial statements and related notes have been prepared in accordance with Canadian generally accepted accounting principles (GAAP).
Corporate Overview
Corvus was incorporated on April 13, 2010, has not completed a financial year and has not yet conducted any business (other than the acquisition of Raven Gold on July 8, 2010). The following is a summary of certain financial information on a pro forma basis for Corvus, assuming completion of the Arrangement.
Selected Financial Information
The following table sets forth summary financial information for Corvus for the nine month period ended February 28, 2010 derived from the carve-out financial statements as well as selected year ended May 31, 2010 pro forma information. This information has been summarized from the carve-out financial statements for the nine month period ended February 28, 2010 and the year ended May 31, 2009 relating to the Transferred Assets and the unaudited pro-forma financial statements of Corvus for the year ended May 31, 2010 both included at Schedule “F”.

	Carve-out Financial
	Statements	Carve-out Financial	Pro-forma for the year
	February 28, 2010	Statements May 31,	ended May 31, 2010
	(unaudited)	2009	(unaudited)
Net Loss and Comprehensive Loss	$(1,449,681)	$(2,344,240)	$(1,934,092)
Total assets	$12,597,678	$11,054,413	15,897,733
Contributed surplus	$20,266,465	$17,264,120	$3,880,199
Share capital	—	—	$19,686,267
Total long term financial liabilities	—	—	—
Cash dividends declared per share	—	—	—
Quarterly Information
As of the date hereof, Corvus is not a reporting issuer and has not prepared any interim financial statements for any period.
Corvus has neither declared nor paid any dividends on the Corvus Common Shares.
Financial Position as at May 31, 2010
As at May 31, 2010, Corvus’ pro forma current assets totalled $3,300,055 and current liabilities amounted to $24,737 and its net working capital was $3,275,318. Shareholders’ equity consisted of share capital of $19,686,267, contributed surplus of $3,880,199 and deficit of $7,693,470.
Summary of Corvus Mineral Properties
As at May 31, 2010, Corvus’ unaudited pro forma balance sheet indicates a total investment in mineral properties and deferred costs of $12,597,678. This total corresponds to mineral properties in Alaska and Nevada. Expenditures on exploration activities in the nine months ended February 28, 2010 totalled $1,543,265.

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Expenditures during the period were made primarily on drilling, assaying and geological support. No property acquisition costs were incurred during the period.
Cash Used in Operations
During the year ended May 31, 2010 Corvus’ pro forma consolidated statements of operations and comprehensive loss shows total cash and non-cash expenditures of $1,957,275 which were offset by a foreign exchange gain of $23,183 for a net loss and comprehensive loss of $1,934,092.
Capital Resources and Requirements
Upon completion of the Arrangement, Corvus is expected to have approximately $3.3 million cash. Corvus will utilize its cash resources to fund planned exploration programs and for general corporate purposes. Corvus will be required to raise additional funds in the future to finance its ongoing operations.
Critical Accounting Policies and Estimates
It is expected that the accounting policies, which Corvus will adopt will be reflective of those that the Company has adopted as discussed in its February 28, 2010 unaudited carve-out financial statements; however, accounting policies require the application of management’s judgement in respect of the following relevant matters:
(a)	use of estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant areas requiring the use of estimates include accrued liabilities, the determination of the assumptions used in the calculation of stock-based compensation expense and the valuation allowance for future income tax assets. Actual results could differ from those estimates used in the financial statements;

(b)	mineral property costs — It is expected that Corvus will regularly review the carrying value of each mineral property for conditions that suggest impairment. This review will require significant judgment where Corvus does not have any proven or probable reserves that would enable an estimate of future cash flows to be compared to the carrying values. Factors considered in the assessment of impairment include, but are not limited to, whether there has been a significant decrease in market price of the property; whether there has been a significant adverse change in the legal, regulatory, accessibility, title, environmental or political factors that could affect the property’s value; whether there has been an accumulation of costs significantly in excess of the amounts originally expected for the property’s acquisition, development or cost of holding; whether exploration activities produced results that are not promising such that no more work is being planned in the foreseeable future and whether Corvus has funds to be able to maintain its interest in the mineral property;

(c)	stock-based compensation — It is expected that Corvus will provide additional compensation benefits to its employees, directors, officers and consultants through a stock-based compensation plan. The fair value of each option award will be estimated on the date of the grant using the Black-Scholes option pricing model. Expected volatility is normally based on historical volatility of the stock. However, with no or limited historical volatility available, Corvus may need to rely upon peer group data to establish volatility in the near term. It is expected that Corvus will utilize historical data to estimate the expected option term for input into the valuation model. The risk-free rate for the expected term of the applicable option is based on the Government of Canada yield curve in effect at the time of the grant;

(d)	mineral properties — Mineral properties consist of mining claims, leases and options. Acquisition option payments, leasehold and exploration costs are capitalized and deferred until such time as

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the property is put into production or the properties are disposed of either through sale or abandonment. If the property is put into production, the costs of acquisition and exploration will be written-off over the life of the property, based on estimated economic reserves. Proceeds received from the sale of any interest in a property will first be credited against the carrying value of the property, with any excess included in operations for the period. If a property is abandoned, the property and deferred exploration costs will be written-off to operations in the period of abandonment. Recorded costs of mineral properties and deferred exploration and development expenditures are not intended to reflect present or future values of mineral properties. Deferred costs related to mineral property interests are periodically reviewed for impairment. A review for potential impairment is subject to potentially material measurement uncertainty. If a review indicates that a mineral property interest has been impaired the related deferred costs are written down or written off. Although the Company has taken steps to verify title to mineral properties in which it has an interest, based on industry norms for the current stage of exploration of such properties, these procedures do not guarantee the Company’s or Corvus’ title. Property title may be subject to unregistered prior agreements and inadvertent non-compliance with regulatory requirements. Actual results may differ materially from those estimates based on these assumptions.
Financial Instruments
Fair value of financial instruments
Current assets and current liabilities are valued at their carrying amounts on the balance sheet due to their short-term maturity.
Commodity price risk
The ability of Corvus to develop its properties and the future profitability of Corvus is directly related to fluctuations in the market price of certain minerals, particularly the price of gold and silver.
DESCRIPTION OF CAPITAL STRUCTURE
Authorized Capital
Corvus is authorized to issue an unlimited number of Corvus Common Shares. As of the date hereof, there are two Corvus Common Shares outstanding. On the Effective Date, it is expected that a total of 33,611,367 Corvus Common Shares will become outstanding pursuant to the Arrangement and up to a total of 2,744 Corvus Common Shares will be issuable upon the exercise of the Warrants.
Corvus Common Shares
Holders of Corvus Common Shares are entitled to receive notice of any meetings of shareholders of Corvus, to attend and to cast one vote per Corvus Common Share at all such meetings and, accordingly, holders of a majority of the Corvus Common Shares entitled to vote in any election of directors may elect all directors standing for election. Holders of Corvus Common Shares are entitled to receive on a pro-rata basis such dividends, if any, as and when declared by Corvus’ board of directors at its discretion from funds legally available therefor and upon the liquidation, dissolution or winding up of Corvus are entitled to receive on a pro-rata basis the net assets of Corvus after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Corvus Common Shares with respect to dividends or liquidation. The Corvus Common Shares do not carry pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

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DIVIDENDS
Corvus has neither declared nor paid any dividends on the Corvus Common Shares. The payment of dividends on the Corvus Common Shares will be at the discretion of the board of directors of Corvus and depends on our financial condition and the need to finance Corvus’ business activities. Corvus has no present intention of paying any dividends.
CONSOLIDATED CAPITALIZATION
The following table represents the share and loan capitalization of Corvus, as at the date of this Information Circular and assuming completion of the Arrangement.

			After Completion of the
Designation	Authorized	As at July 9, 2010	Arrangement

Corvus Common Shares	Unlimited	2	33,611,367(1)

Long-term Debt	N/A	Nil	Nil(2)

Notes:

(1)	33,611,365 Corvus Common Shares will be issued pursuant to the Arrangement.

(2)	Corvus currently has no long-term liabilities and is not expected to have any immediately after completion of the Arrangement.

The pro forma fully diluted share capital of Corvus, upon completion of the Arrangement based on the share capital of the Company as at the date of the Information Circular is set out below:

	Number of Corvus
Designation of Corvus Common Shares	Common Shares	Percentage

Corvus Common Shares outstanding and to be distributed to Shareholders in accordance with the Arrangement	33,611,367	99.99%

Corvus Common Shares that may be issued pursuant to the exercise of Warrants	2,744	0.008%

Corvus Common Shares that may be issued pursuant to the exercise of Corvus Options	0	0%

Total:	33,614,111	100%

OPTIONS TO PURCHASE SECURITIES
Corvus Option Plan
As the Company’s Option Plan will not carry forward to Corvus, and in contemplation of the Arrangement becoming effective, the sole director of Corvus has adopted the Corvus Option Plan. The adoption of the Corvus Option Plan is subject to Shareholder approval. See “Particulars of Other Matters to be Acted Upon — Approval of Corvus’ Stock Option Plan”.
The full text of the Corvus Option Plan is set out in Schedule “I” hereto. For a summary of the Corvus Option Plan, see “Particulars of Other Matters to be Acted Upon — Approval of Corvus’ Stock Option Plan” in the Information Circular.
Corvus Options
Corvus will not issue any Corvus Options in connection with the Arrangement and no Corvus Options will be outstanding at the Effective Time.

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PRIOR SALES
As of the date of this Information Circular, Corvus has issued two shares, one of which was issued on incorporation and the other of which was issued to the Company for a deemed amount of $500,000 as consideration for the acquisition of Raven Gold under the Raven Purchase Agreement on July 8, 2010. On the Effective Date, based on the share capital of the Company as at the date of the Information Circular and taking into account the expected exercise of certain Options expiring July 16, 2010, it is expected that a total of 33,611,367 Corvus Common Shares will become outstanding pursuant to the Arrangement and up to a total of 2,744 Corvus Common Shares will be issuable upon the exercise of the Warrants.
MARKET FOR SECURITIES
Currently, there is no market for the Corvus Common Shares. It is a condition precedent to the completion of the Arrangement that the Corvus Common Shares be conditionally approved for listing on the TSX or such other recognized stock exchange acceptable to Corvus.
ESCROWED SHARES
Corvus does not have any of its securities subject to escrow or contractual restrictions on transfer, nor will it upon completion of the Arrangement.
PRINCIPAL SECURITYHOLDERS
To the knowledge of the directors and officers of Corvus, upon completion of the Arrangement, no person will beneficially own, directly or indirectly, or have control or direction over, or a combination of direct or indirect beneficial ownership of and control or direction over, more than 10% of the issued and outstanding Corvus Common Shares, other than AngloGold (which it is anticipated will hold, as at the Effective Date, approximately 4,198,876 Corvus Common Shares representing 12.49% of the issued and outstanding Corvus Common Shares as at the Effective Date) and TAM (which it is anticipated will hold, as at the Effective Date, approximately 4,005,831 Corvus Common Shares representing 11.92% of the issued and outstanding Corvus Common Shares as at the Effective Date).
DIRECTORS AND OFFICERS
The number of directors of Corvus will be fixed at six. At each annual meeting of shareholders, the entire board of directors will retire and directors are elected for the next term. Each director serves until the close of the next annual meeting or until his successor is elected or appointed, unless his office is earlier vacated in accordance with the provisions of the BCBCA.
The names and provinces or states of residence, offices held and principal occupations during the past five years of the directors and executive officers of Corvus (the information concerning the respective directors and executive officers has been furnished by each of them), that will be appointed immediately prior to the completion of the Arrangement, are as follows:

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			Shares
			Beneficially
Name, Position(s) with the			Owned or Over
Company(1) and Province or			which Control
State and Country of		Period (s)	or Direction is
Residence	Principal Occupation(1)	Served(2)	Exercised
Jeffrey A. Pontius President and Chief Executive Officer, Director Colorado, USA	Geologist; President and CEO of the Company since September 2006; previously North American Exploration Manager and also a Director of Anglo American (USA) Exploration Inc. (a mineral exploration and development company), 1999 to 2006.	Since April 13, 2010 as President and Chief Executive Officer; to be appointed as a Director on or before the Effective Date	396,166

Michael W. Kinley, C.A. Chief Financial Officer British Columbia, Canada	Chartered Accountant; President, Winslow Associates Management & Communications Inc. (a private consulting firm) 1973 to present; Chief Financial Officer of Wealth Minerals Ltd. since August 2005, Dorato Resources Inc. since July 2008, Trevali Resources Corp. since July 2008 and Cardero Resource Corp. since January 2006 (all public natural resource companies); Director, Indico Resources Limited since January 21, 2005 (a public natural resource company); President, GFK Resources Ltd. since October 8, 1997 (a public natural resource company).	Chief Financial Officer since April 13, 2010	Nil

Russell B. Myers, PhD. Vice-President, Exploration Colorado, USA	Geologist; previously, senior geologist, AngloGold Ashanti (USA) Exploration Inc. (a natural resource company) since 2000.	To be appointed as Vice- President, Exploration on or before the Effective Date	62,883

Marla K. Ritchie Corporate Secretary British Columbia, Canada	Corporate Administrator and Corporate Secretary for Cardero Resource Corp. (a public mineral exploration company) since May 2001; Secretary/Administrator to several public natural resource companies since 2001.	April 13, 2010	27,500

Rowland Perkins (3) Director Alberta, Canada	Businessman; President and director of e-Backup Inc. (a private company providing public online backup services) since 2001; Director, USA Video Interactive Corp. (a public company providing electronic anti-piracy systems) since 2005.	To be appointed as a Director on or before the Effective Date	1,000

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			Shares
			Beneficially
Name, Position(s) with the			Owned or Over
Company(1) and Province or			which Control
State and Country of		Period (s)	or Direction is
Residence	Principal Occupation(1)	Served(2)	Exercised
Anton J. Drescher (3) Director British Columbia, Canada	Businessman, Certified Management Accountant; President, Harbour Pacific Capital Corp. (a private management company) since 1998; President, Westpoint Management Consultants Limited (a private management company) since 1979, CFO and Director of USA Video Interactive Corp. a public company involved in streaming video and video-on-demand since 1994; Director of Trevali Resources Corp. (a public natural resources company) since 2007; Director of Dorato Resources Inc (a public natural resource company) since 1993.	To be appointed as a Director on or before the Effective Date	269,609

Steve Aaker Director, Oregon, USA	Geologist; Chief of U.S. Operations, Franco-Nevada Corporation (a public natural resources royalty company) since 2007; previously, Group Executive, Newmont Capital Limited (a mineral exploration and development company) 2002 to 2007.	To be appointed as a Director on or before the Effective Date	Nil

Lawrence W.E. Talbot (4) Vice-President and General Counsel British Columbia Canada	Barrister & Solicitor; shareholder & President, Lawrence W. Talbot Law Corporation (law firm) since April 2006; Partner, Gowling Lafleur Henderson LLP (law firm) 2001 to June, 2006; Vice- President & General Counsel, Cardero Resource Corp. and Wealth Minerals Ltd. (public mineral exploration companies) since July 1, 2006.	April 13, 2010	110,950

Daniel A. Carriere (3) Director British Columbia, Canada	Businessman, previously, Senior Vice- President, Corriente Resources Inc. (a natural resources company) 2004 to 2010.	To be appointed as a Director on or before the Effective Date	50,000

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Shares
Beneficially
Name, Position(s) with the			Owned or Over
Company(1) and Province or			which Control
State and Country of		Period (s)	or Direction is
Residence	Principal Occupation(1)	Served(2)	Exercised
Edward Yarrow Director British Columbia, Canada	Geologist; Director of Anglo Coal Canada Ltd. (a private natural resources company) and Wildcat Exploration Ltd. (a public mineral exploration company); President of SKY Geological Consulting Ltd. (a private geological consulting firm) since January, 2010; Vice-President, Exploration Division, North America-Europe for Anglo American plc (a public natural resources company) and President and a Director of Anglo American Exploration (Canada) Ltd. from 2000 until December, 2009; Vice President, Exploration for Hudson Bay Mining and Smelting Co. Ltd. (a public natural resources company) from 1995 — 2000.	To be appointed as a Director on or before the Effective Date	Nil

Notes:

(1)	The information as to place of residence and principal occupation, not being within the knowledge of the Company or Corvus, has been furnished by the respective directors individually.

(2)	All directorships expire at the next annual general meeting of the shareholders of Corvus. All officers hold office at the pleasure of the board.

(3)	Denotes expected member of the Audit Committee.

(4)	Lawrence Talbot is currently the sole director of Corvus and plans to resign as such on or before the Effective Date.
As at the date hereof, none of the directors or executive officers of Corvus beneficially owns, directly or indirectly, or control or exercise direction over any Corvus Common Shares.
On the Effective Date, it is expected that 918,108 Corvus Common Shares or approximately 2.73% of the Corvus Common Shares outstanding on a non-diluted basis will be beneficially owned, directly or indirectly, or control or direction will be exercised over those shares, by the directors and executive officers of Corvus as a group.
The following are brief biographies of the proposed directors and executive officers of Corvus.
Steven Aaker (Director) — Mr. Aaker has more than 30 years’ experience in the mining industry, including an 18 year association with the Franco-Nevada royalty portfolio, and served as Group Executive for Newmont Capital Limited from 2002 to 2007. Prior to the acquisition of Franco-Nevada Mining Company Limited (Old Franco-Nevada) by Newmont Mining Company in 2002, Mr. Aaker served as Vice President for Old Franco-Nevada, Euro-Nevada Mining Corp. Ltd. and Redstone Resources Inc., based in Reno, Nevada. Mr. Aaker has been associated with the majority of the U.S. acquisitions made by those companies. Prior to joining Old Franco-Nevada, Mr. Aaker was an independent geological consultant. Mr. Aaker holds a Bachelor’s degree in geology from the University of Colorado.
Daniel Carriere (Director) — Mr. Carriere has been a founding partner and significant shareholder of Corriente Resources Inc. (TSX) since 1992 and was, until April, 2010 Corriente’s Senior Vice President responsible for corporate development and investor and shareholder relations. During the past 20 years, Mr. Carriere has been instrumental in the development and financing of small to medium capitalized companies, both private and public, in Canada and the USA. Mr. Carriere was also a Director of ID Biomedical Corporation and was a significant shareholder in ID Biomedical since the Company’s initial public offering in 1991 and its growth from an initial

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$3 million market capitalization to $1.7 billion, the value of the company’s takeover offer from Glaxo Smith Kline plc in 2005.
Anton J. Drescher (Director) — Mr. Drescher has been Chief Financial Officer and a director of USA Video Interactive Corp., a public company listed for trading on the TSX-V and the OTC Bulletin Board, since December 1994, which company is involved in streaming video and video-on-demand. He has also been a director of Dorato Resources Inc., a public mineral exploration company listed on the TSX-V, since 1993; President of Westpoint Management Consultants Limited, a private company engaged in tax and accounting consulting for business reorganizations since 1979; and President of Harbour Pacific Capital Corp., a private British Columbia company involved in regulatory filings for businesses in Canada, since 1998; and a director of Trevali Resources Corp., a public natural resource company listed on the CNSX, since 2007. Mr. Drescher has been a Certified Management Accountant since 1981.
Michael W. Kinley (Chief Financial Officer) — Mr. Kinley possesses extensive public company experience and, the financial qualifications to play an important role during the initial start-up and organization of Corvus. He received his Chartered Accountant designation in 1973 in Ontario while with KPMG, where he became a partner in 1981. Since 1993, Mr. Kinley has been the president of Winslow Associates Management & Communications Inc., a private consulting firm that provides accounting and regulatory support services to junior public companies.
Russell Myers (Vice-President, Exploration) — Dr. Myers has over 26 years experience utilizing key geological and project assessment tools that involve mapping and the compilation and integration of geological, geochemical, and geophysical data required for the generation of exploration models. Throughout his distinguished career as a ‘hands-on’ exploration geologist, Dr. Myers special interests have been ore genesis and regional tectonic evolution. Dr. Myers was with AngloGold until 2006, holding several key senior geological positions. His principal responsibilities since May 2004 were regional target generation for gold deposits in Alaska together with the design and implementation of exploration programs. While with AngloGold, Dr. Myers was part of an integrated team of geologists that evaluated the potential for deep targets at the Cripple Creek Gold mine. He also conducted regional targeting and ground follow up for AngloGold’s Columbian exploration initiative, which defined a series of new deposits. Dr. Myers holds a PhD in Geology, University of the Witwatersrand, Johannesburg, South Africa, 1991. Dr. Myers was Summa cum Laude, BSc Geology and Geophysics, Missouri School of Mines, Missouri, 1981.
Rowland Perkins (Director) — Mr. Perkins has been the President and a director of eBackup Inc. from 2001 to present. Previously, he was the Marketing Manager of Intellisave Datavaults Inc. (Securinet Inc.) from 1999 to 2000. Mr. Perkins has also served as a director of USA Video Interactive Corp. since 2005.
Jeffrey Pontius (Director, President and Chief Executive Officer) — Mr. Pontius is the President and Chief Executive Officer of the Company and has been since September 2006. He has over 29 years of geological experience and possesses a distinguished track record of successful discovery that includes three precious metal deposits. Significantly, during 1989-1996, as Exploration Manager of Pikes Peak Mining Company (a subsidiary of NERCO Mineral Co. and Independence Mining Company), he managed the large district scale exploration program resulting in the discovery of the Cresson Deposit at Cripple Creek, Colorado, containing over 5 million ounces of gold. He spent 1999 to 2006 at AngloGold, starting as Senior US Exploration Manager, and became North American Exploration Manager and also a Director of Anglo American (USA) Exploration Inc. He left AngloGold to become the President and Chief Executive Officer of the Company in 2006 and continue the exploration programs he started at AngloGold. Mr. Pontius holds a Masters Degree from the University of Idaho (Economic Geology), a BSc from Huxley College of Environmental Studies (Environmental Science) and a BSc from Western Washington University (Geology). He is also a director of Wealth Minerals Ltd. (TSX-V).
Marla K. Ritchie (Corporate Secretary and Corporate Administrator) — Ms. Ritchie brings over 21 years’ experience in public markets working as a Corporate Administrator and Corporate Secretary for companies specializing in resource based exploration. Since 2001, she has been the Company’s Corporate Secretary and in October 2003 she became employed by the Company as its Corporate Administrator. Between 1992 and 2003, she worked for Ascot Resources Ltd., Brett Resources Inc., Golden Band Resources Inc., Hyder Gold Inc., Leicester Diamond Mines Ltd., Loki Gold Corporation, Oliver Gold Corporation and Solomon Resources Limited, all public junior natural resource exploration companies.

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Lawrence W.E. Talbot (Vice-President & General Counsel) — Mr. Talbot is a mining lawyer with over 24 years’ experience representing a wide range of clients in the mining industry, from individual prospectors and junior and mid-size explorers and producers through to major mining companies, in both the hard-rock and industrial mineral fields. He has extensive experience acting for public natural resource companies and providing advice on all aspects of their businesses, including corporate finance, securities and regulatory matters, corporate governance and shareholder issues, and all aspects of corporate acquisitions, takeovers, divestitures and reorganizations. Prior to July 1, 2006 he was a partner in one of Canada’s largest law firms, and now acts as general counsel to a select group of public companies, including the Company, Cardero Resource Corp. and Wealth Minerals Ltd. He is also a director of Cardero Resource Corp., Remstar Resources Ltd. and Balmoral Resources Ltd.
Edward Yarrow (Director) — Mr. Yarrow is a senior economic geologist with over 35 years’ experience in the minerals industry. He has been involved in a number of discoveries of massive sulphide, magmatic nickel, tungsten and gold during this timeframe, and has extensive experience in commercial and legal aspects of the mineral exploration business and new business development in a number of different countries. Recently retired from Anglo American plc. he was, from 2000 until December, 2009, the Vice-President, Exploration Division, North America-Europe for Anglo American and President and a Director of Anglo American Exploration (Canada) Ltd. (2002 — 2009). Prior to that, he was the Vice President, Exploration for Hudson Bay Mining and Smelting Co. Ltd., responsible for regional and mine exploration in the Flin Flan mining camp, since 1995. Since January 2010, he has been the President of SKY Geological Consulting Ltd., a private geological consulting firm. He is currently a Director of Anglo Coal Canada Ltd. (private company) and Wildcat Exploration Ltd. (TSXV). Mr. Yarrow is a member of the Association of Professional Engineers & Geoscientists of both B.C. and Manitoba.
Cease Trade Orders or Bankruptcies
Michael W. Kinley, the proposed Chief Financial Officer of Corvus as of the Effective Date, was the President and Director of Abstract Enterprises Corp. (he resigned in 2005), which was the subject of a British Columbia Securities Commission (“BCSC”) cease trade order on July 10, 2002 for failure to file financial statements (a similar order was issued by the Alberta Securities Commission (“ASC”)) and was delisted on June 20, 2003.
In addition, Michael W. Kinley, the proposed Chief Financial Officer of Corvus as of the Effective Date, is the President, Chief Executive Officer and a director of GFK Resources Ltd. (formerly Noise Media Inc.) (“GFK”), which was the subject of a BCSC cease trade order on January 28, 2003 for failure to file financial statements (a similar ASC order was also issued). GFK was subsequently transferred to the NEX Board. The cease trade order was revoked on December 8, 2006, after GFK filed a reactivation application in accordance with applicable policies.
To the knowledge of Corvus, other than as set out above, no proposed director or executive officer of Corvus upon completion of the Arrangement is, or within ten years prior to the date hereof has been, a director, chief executive officer or chief financial officer of any company (including Corvus) that (i) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.
To the knowledge of Corvus, no proposed director or executive officer of Corvus upon completion of the Arrangement, or a shareholder holding a sufficient number of securities of Corvus to affect materially control of Corvus (i) is, or within ten years prior to the date hereof has been, a director or executive officer of any company (including Corvus) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (ii) has, within ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or

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instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.
Penalties or Sanctions
No proposed director or executive officer of Corvus upon completion of the Arrangement, or shareholder upon completion of the Arrangement that will hold a sufficient number of securities of Corvus to affect materially the control of Corvus, has been subject to (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.
Conflicts of Interest
To Corvus’ knowledge, and other than as disclosed herein, there are no known existing or potential conflicts of interest among Corvus, its directors and executive officers, or other members of management, or of any proposed director, officer or other member of management as a result of their outside business interests except that certain of the proposed directors and officers serve as directors and officers of other companies, and therefore it is possible that a conflict may arise between their duties to Corvus and their duties as a director or officer of such other companies (including the Company).
The directors of Corvus are required by law to act honestly and in good faith with a view to the best interests of Corvus and to disclose any interests that they may have in any material contract or material transaction. If a conflict of interest arises at a meeting of the board of directors, any director in a conflict is required to disclose his interest and abstain from voting on such matter. The proposed directors and officers of Corvus are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and requiring disclosures by directors of conflicts of interest in respect of Corvus and are required to comply with such laws in respect of any directors’ and officers’ conflicts of interest or in respect of any breaches of duty by any of its directors or officers.
EXECUTIVE COMPENSATION
Compensation of Executive Officers
Corvus has not yet completed its first fiscal year. Corvus does not initially propose to have any employees, and the business activities of Corvus will be directed primarily by its management and consultants retained to provide specific expertise. The compensation to be paid to or awarded to Corvus’ CEO and CFO (Corvus’ proposed Named Executive Officers) will be by way of consulting fees, and is anticipated to be $4,000 per month for Jeffrey Pontius and $3,000 per month to Winslow Associates Management and Communications Inc., a private company wholly owned by Mr. Kinley.
Long-Term Incentive Plan
Corvus does not have any long-term incentive plans.
Option/SAR Grants
As of the date of the Information Circular, Corvus has not granted any Corvus Options or stock appreciation rights. Upon completion of the Arrangement, no Named Executive Officers will be granted Corvus Options pursuant to the Arrangement.
Pension Plan Benefits
Corvus does not have defined benefit or defined contribution plans.

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Termination and Change of Control Benefits
Upon completion of the Arrangement, Corvus will not have any employees. None of the agreements for consulting services to be provided to Corvus will contain any termination or change of control benefits.
Director Compensation
Upon completion of the Arrangement, it is not anticipated that Corvus will pay any cash compensation to directors for services rendered in their capacity as directors.
Option/SAR Grants
As of the date of the Information Circular, Corvus has not granted any Corvus Options or stock appreciation rights. No directors of Corvus will be granted Corvus Options pursuant to the Arrangement.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Upon completion of the Arrangement, and assuming the approval at the Meeting of the Corvus Option Plan, Corvus will then have an aggregate of 3,361,136 equity securities of Corvus that will be authorized for issuance under the Corvus Option Plan. Upon completion of the Arrangement Corvus will not have any equity compensation plans other than the Corvus Option Plan.
INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS
No existing or proposed director or executive officer of Corvus nor any associate of such individual is indebted to Corvus, or any other entity where the indebtedness is the subject of a guarantee, support agreement, letter of credit or similar arrangement provided by Corvus or any of its subsidiaries.
AUDIT COMMITTEES & CORPORATE GOVERNANCE
Board of Directors
National Instrument 52-110 — Audit Committees (“NI 52-110”) sets out the standard for director independence. Under NI 52-110, a director is independent if he or she has no direct or indirect material relationship with the company. A material relationship is a relationship which could, in the view of the board of directors, be reasonably expected to interfere with the exercise of a director’s independent judgment. NI 52-110 also sets out certain situations where a director will automatically be considered to have a material relationship with the company.
Applying the definition set out in NI 52-110, the following members of the board of directors of Corvus will be independent: Daniel Carriere, Anton Drescher, Rowland Perkins, Steve Aaker and Edward Yarrow. Jeffrey Pontius will not be independent by virtue of the fact that he is an executive officer of Corvus.
In addition to their positions on the board of directors, the following directors also serve as directors of the following reporting issuers or reporting issuer equivalent(s):

Name	Issuer	Jurisdiction
Steve Aaker	International Tower Hill Mines Ltd. Franco-Nevada Corporation	TSX, NYSE Amex TSX

Daniel Carriere	International Tower Hill Mines Ltd.	TSX, NYSE Amex

Anton Drescher	International Tower Hill Mines Ltd. Dorato Resources Inc. Trevali Resources Corp. USA Video Interactive Corp. Ravencrest Resources Inc.	TSX, NYSE Amex TSX-V CNSX TSX-V None

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Name	Issuer	Jurisdiction
Jeffrey Pontius	Alderon Resource Corp. Lithium One Inc. Wealth Minerals Ltd.	TSX-V TSX-V TSX-V

Rowland Perkins	International Tower Hill Mines Ltd. USA Video Interactive Corp.	TSX, NYSE Amex TSX-V

Edward Yarrow	Wildcat Exploration Ltd.	TSX-V
On occasions where it is considered advisable, Corvus’ independent directors will hold meetings at which non-independent directors and members of management are not in attendance. As the majority of the board of directors is independent, matters for consideration receive full and detailed discussion. Where matters discussed may involve persons having a conflict of interest, that individual does not participate in the discussion.
The directors or Corvus do not presently intend to appoint a Chair of the board of directors upon completion of the Arrangement and, given the current size of the board, does not consider that a Chairman is necessary. The independent directors are be able to exercise their responsibilities for independent oversight of management by virtue of forming a majority of the Board, and will provide leadership through their position on the Board and ability to meet as a group independently of any management directors whenever deemed necessary.
Board Mandate
The Corvus board of directors does not have a written mandate. However, it is required to supervise the management of the business and affairs of Corvus and to act with a view to the best interests of Corvus. The board of directors will actively oversee the development, adoption and implementation of Corvus’ strategies and plans. The board of directors’ responsibilities will include:
•	to the extent feasible, satisfying itself as to the integrity of the CEO and other executive officers and that the executive officers create a culture of integrity throughout the company,

•	Corvus’ strategic planning process,

•	the identification of the principal risks of the company’s business and ensuring the implementation of appropriate systems to manage risk,

•	Corvus’ succession planning, including appointing, training and monitoring senior management,

•	Corvus’ major business development initiatives,

•	the integrity of Corvus’ internal control and management information systems,

•	Corvus’ policies for communicating with shareholders and others, and

•	the general review of Corvus’ results of operations.
The board of directors considers that certain decisions are sufficiently important that management should seek prior approval of the board of directors. Such decisions will include:
•	approval of the annual capital budget and any material changes to the operating budget,

•	approval of Corvus’ business plan,

•	acquisition of, or investments in new business,

•	changes in the nature of Corvus’ business,

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•	changes in senior management, and

•	all matters as required under applicable law and stock exchange rules and regulations.
Position Description for CEO
The board of directors does not have a written position description for the CEO, but considers the CEO to be primarily responsible for carrying out all strategic plans and policies as established by the board of directors. The CEO will report to the board of directors and advise and make recommendations to the board of directors. The CEO will facilitate communication between the board of directors and other members of management and employees, and between Corvus and its shareholders.
Orientation and Continuing Education
On occasions where it is considered advisable, the board will provide individual directors with information regarding topics of general interest, such as fiduciary duties and continuous disclosure obligations. The board of directors will ensure that each director is up-to-date with current information regarding the business of Corvus, the role the director is expected to fulfil and basic procedures and operations of the board of directors. Board members will be given access to management and other employees and advisors, who can answer any questions that may arise. Regular technical presentations will be made to the directors to keep them informed of Corvus’ operations.
Ethical Business Conduct
The board of directors of Corvus is expected to adopt a written Code of Business Conduct and Ethics (the “Code”) for its directors, officers and employees. Corvus will be committed to the highest standards of legal and ethical business conduct. The Code will summarize the legal, ethical and regulatory standards that Corvus must follow and will be a reminder to directors, officers and employees, of the seriousness of this commitment. Compliance with this Code and high standards of business conduct will be mandatory for every director, officer and employee of Corvus. The Code will help directors, officers and employees understand what is expected of them and to carry out their responsibilities.
The Code will address such matters as confidentiality of corporate information, conflicts of interest and corporate opportunities, dealing with competitors, employees conducting business with Corvus, the use of corporate assets, compliance with all rules and regulation applicable to Corvus’ business, disclosure related matters, and reporting of violations.
In addition to the requirements of the Code, directors will be required to comply with the relevant provisions of the BCBCA, applicable securities laws and exchange rules and regulations regarding conflicts of interest. If a director is in a conflict of interest or potential conflict of interest as a result of a proposed contract, that director may not participate in or be permitted to hear the discussion of the matter at any meeting of directors except to disclose material facts and respond to questions. The director will not be counted in determining the presence of a quorum for purposes of the vote and will not vote on any resolution to approve the proposed contract or be present in the meeting room when the vote is taken.
Board Committees
The board of directors will have four committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Sustainable Development Committee. The committees and their proposed mandates are described below.
Audit Committee
The Audit Committee will meet with the CEO and CFO of Corvus and the independent auditors to review and inquire into matters affecting financial reporting matters, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. The Audit Committee will recommend to the board of

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directors the independent registered public accounting firm to be appointed. In addition, the Audit Committee will review and recommend to the board of directors for approval the annual financial statements, the annual report and certain other documents required by regulatory authorities. The Audit Committee is expected to be composed of Anton Drescher (Chair), Rowland Perkins and Daniel Carriere, each of whom is “financially literate” and “independent” within the meaning of NI 52-110.
The board of directors has not developed a written position description for the Chairman of the Audit Committee but considers the Chairman to be responsible for setting the tone for the committee work, ensuring that members have the information needed to do their jobs, overseeing the logistics of the Audit Committee’s operations, reporting to the board of directors on the Audit Committee’s decisions and recommendations, setting the agenda and running and maintaining minutes of the meetings of the Audit Committee.
Attached to the Information Circular as Schedule “K” is the full text of the Audit Committee Charter.
Relevant Education and Experience
Set out below is a description of the education and experience of each Audit Committee member that is relevant to the performance of his responsibilities as an Audit Committee member:
Daniel Carriere (Director) — Mr. Carriere has been a founding partner and significant shareholder of Corriente Resources Inc. (TSX) since 1992. During the past 20 years, Mr. Carriere has been instrumental in the development and financing of small to medium capitalized companies, both private and public, in Canada and the USA. Mr. Carriere was also a Director of ID Biomedical Corporation and was a significant shareholder in ID Biomedical since the Company’s initial public offering in 1991 and its growth from an initial $3 million market capitalization to $1.7 billion, the value of the company’s takeover offer from Glaxo Smith Kline plc in 2005. In connection with these activities, Mr. Carriere has had extensive experience in reviewing, interpreting and assessing financial statements and the underlying accounting principles as they apply to companies such as Corvus.
Anton J. Drescher — Mr. Drescher has been Chief Financial Officer and a director of USA Video Interactive Corp., a public company listed for trading on the TSX-V and the OTC Bulletin Board, since December 1994, which company is involved in streaming video and video-on-demand. He has also, since 1996; President of Westpoint Management Consultants Limited, a private company engaged in tax and accounting consulting for business reorganizations since 1979; and President of Harbour Pacific Capital Corp., a private British Columbia company involved in regulatory filings for businesses in Canada, since 1998. Mr. Drescher has been a Certified Management Accountant since 1981.
Rowland Perkins — Mr. Perkins has been the President and a director of eBackup Inc. from 2001 to present. Previously, he was the Marketing Manager of Intellisave Datavaults Inc. (Securinet Inc.) from 1999 to 2000. Mr. Perkins has also served as a director of USA Video Interactive Corp. since 2005. In connection with these activities, Mr. Perkins has had extensive experience in reviewing, interpreting and assessing financial statements and the underlying accounting principles, and has been involved in the development and analysis of internal controls and procedures for financial reporting.
Pre-Approval Policies and Procedures of Non-Audit Services
The Audit Committee Charter sets out responsibilities regarding the provision of non-audit services by the Company’s external auditors. The Audit Committee will be responsible for the pre-approval of all audit services and permissible non-audit services to be provided to the Company by the external auditors, subject to any exceptions provided in NI 52-110.
Details of the composition and function of the remaining standing committees to be formed (each of which will be formed at the first meeting of the directors following the completion of the Arrangement) is as follows:

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Compensation Committee (“CC”)
The CC will have a written charter. The overall purpose of the CC will be to implement and oversee human resources and compensation policies and best practices for recommendation to the Board for approval and implementation. The responsibilities of the Compensation Committee will generally include: (1) recommending human resources and compensation policies to the Board for approval and thereafter implementing such policies; (2) ensuring Corvus has programs in place to attract and develop management of the highest calibre and a process to provide for the orderly succession of management; (3) assessing and reporting to the Board on the performance of the CEO; (4) reviewing the compensation of the CEO and other officers and members of the Board and making recommendations in respect thereof to the Board; (5) reviewing and approving any proposed amendments to the Corvus Option Plan; and (6) making recommendations to the Board concerning stock option grants. The board of directors will appoint the members of the Compensation Committee from among its members upon completion of the Arrangement.
Sustainable Development Committee (“SDC”)
The SDC will have a written charter. The overall purpose of the SDC will be to assist the Board in fulfilling its oversight responsibilities with respect to Corvus’s continuing commitment to improving the environment and ensuring that its activities are carried out, and that its facilities are operated and maintained, in a safe and environmentally sound manner and reflect the ideals and principles of sustainable development. The primary function of the SDC is to monitor, review and provide oversight with respect to Corvus’s policies, standards, accountabilities and programs relative to health, safety, community relations and environmental-related matters. The SDC will also advise the Board and make recommendations for the Board’s consideration regarding health, safety, community relations and environmental-related issues. The board of directors will appoint the members of the Sustainable Development Committee from among its members upon completion of the Arrangement.
Corporate Governance & Nominating Committee (“CGNC”)
The CGNC will have a written charter. The role of the CGNC will be to (1) develop and monitor the effectiveness of Corvus’s system of corporate governance; (2) establish procedures for the identification of new nominees to the Board and lead the candidate selection process; (3) develop and implement orientation procedures for new directors; (4) assess the effectiveness of directors, the Board and the various committees of the Board; (5) ensure appropriate corporate governance and the proper delineation of the roles, duties and responsibilities of management, the Board and its committees; and (6) assist the Board in setting the objectives of the CEO and evaluating the performance of the CEO. The board of directors will appoint the Corporate Governance and Nominating Committee from among its members upon completion of the Arrangement.
Assessment
The entire board of directors will be responsible for regularly assessing the effectiveness and contribution of the board of directors, its members and committees. The majority of the board of directors also serve as directors for other public companies and will utilize that experience when assessing the board of directors, its members and committees.
LEGAL PROCEEDINGS AND REGULATORY ACTIONS
Legal Proceedings
Corvus is not aware of any legal proceedings to which Corvus or a proposed subsidiary is a party or to which the Transferred Assets is subject, nor is Corvus aware that any such proceedings are contemplated.
Regulatory Actions
There are currently no (a) penalties or sanctions imposed against Corvus by a court relating to securities legislation or by a securities regulatory authority; (b) other penalties or sanctions imposed by a court or regulatory body against

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Corvus that would likely be considered important to a reasonable investor in making an investment decision in Corvus; and (c) settlement agreements Corvus entered into before a court relating to securities legislation or with a securities regulatory authority during its most recently completed financial year.
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS
Corvus is not aware of any material interest, direct or indirect, of (i) any shareholder that is expected to be a direct or indirect beneficial owner of, or who exercises control or direction over, more than 10% of the voting rights attached to the Corvus Common Shares on the Effective Date of the Arrangement, (ii) any of Corvus’ or its subsidiaries’ directors or executive officers, or (iii) any associate or affiliate of any of the foregoing, in any transaction since Corvus’ incorporation or in any proposed transaction that has materially affected or is reasonably expected to materially affect Corvus.
AUDITORS
MacKay LLP, Chartered Accountants, Vancouver, British Columbia, was appointed the auditor of Corvus on April 13, 2010.
TRANSFER AGENT AND REGISTRAR
Corvus anticipates appointing Computershare Investor Services Inc., at its office in the City of Vancouver, British Columbia, as the transfer agent and registrar for the Corvus Common Shares.
MATERIAL CONTRACTS
Other than in the normal course of its business as a mineral exploration company, the only material contract that Corvus has entered into, or will as at the Effective Date have entered into, is the Arrangement Agreement.

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SCHEDULE “I”
CORVUS OPTION PLAN

CORVUS GOLD INC.
(the “Company”)
2010 INCENTIVE STOCK OPTION PLAN
1.	OBJECTIVES
The Plan is intended as an incentive to enable the Company to:
(a)	attract and retain qualified directors, officers, employees and consultants of the Company and its Affiliates,

(b)	promote a proprietary interest in the Company and its Affiliates among its employees, officers, directors and consultants, and

(c)	stimulate the active interest of such persons in the development and financial success of the Company and its Affiliates.
2.	DEFINITIONS
As used in the Plan, the terms set forth below shall have the following respective meanings:
“Affiliate” has the meaning ascribed thereto in the Securities Act, as amended from time to time;
“Associate” has the meaning ascribed thereto in the Securities Act, as amended from time to time;
“Board” means the board of directors of the Company;
“Compensation Committee” means the Compensation Committee of the Board or such other committee of the Board that the Board may designate to administer the Plan;
“Consultant” shall have the meaning set forth in National Instrument 45-106 Prospectus and Registration Exemptions, as may be amended or superseded from time to time, except that such Consultant shall have been engaged for such period as required by the TSX;
“Company” means Corvus Gold Inc., a company governed by the Business Corporations Act (British Columbia);
“Director” means a member of the Board;
“Employee” means an employee of the Company or any of its Affiliates and includes:
(a)	an individual who is (or would be if he were employed in Canada) considered an employee of the Company or any of its Affiliates under the Income Tax Act (Canada);

(b)	an individual who works full-time for the Company or any of its Affiliates providing services normally provided by an employee and who is subject to the same direction and control by the Company or such Affiliate over the details and methods of work as an employee of the Company or such Affiliate; and
(c)	an individual who works for the Company or any of its Affiliates on a continuing and regular basis for a minimum amount of time per week or month providing services normally provided by an employee and who is subject to the same control and direction by the Company or such Affiliate over the details of work as an employee of the Company or such Affiliate;

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“Insider” has the same meeting ascribed thereto in the TSX Company Manual;
“Management Company Employee” means a person who is employed by a person providing management services to the Company or an Affiliate of the Company;
“Non-Employee Director” means a director of the Company or of an Affiliate of the Company who is not an Employee or an Officer;
“Officer” has the meaning ascribed thereto in the Securities Act;
“Option” means an option to purchase Shares granted under or subject to the terms of the Plan;
“Option Agreement” means a written agreement between the Company and an Optionee that sets forth the terms, conditions and limitations applicable to an Option;
“Option Period” means the period for which an Option is granted;
“Optioned Shares” means the Shares for which an Option is or may become exercisable;
“Optionee” means a person to whom an Option has been granted under the terms of the Plan or who holds an Option that is otherwise subject to the terms of the Plan;
“Plan” means this Incentive Stock Option Plan of the Company;
“Securities Act” means the Securities Act (British Columbia), R.S.B.C. 1996 c. 418, as amended from time to time;
“Shares” means common shares without par value in the capital stock of the Company as the same are presently constituted;
“TSX” means the Toronto Stock Exchange or any successor thereto; and
“U.S. Participant” means an individual whose Option is subject to U.S. federal income tax.
3.	ADMINISTRATION OF THE PLAN

3.1	The Plan will be administered by the Compensation Committee. Notwithstanding the existence of the Compensation Committee, the Board itself will retain independent and concurrent power to undertake any action hereunder delegated to the Compensation Committee, whether with respect to the Plan as a whole or with respect to individual Options granted or to be granted under the Plan.

3.2	Subject to the limitations of the Plan, the Compensation Committee shall have full power to grant Options, to determine the terms, limitations, restrictions and conditions respecting such Options and to settle, execute and deliver Option Agreements and bind the Company accordingly, to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper and to reserve, allot, fix the price of and issue Shares pursuant to the grant and exercise of Options, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan.

3.3	Notwithstanding any provision of this Plan, the Compensation Committee may, in its discretion, grant Options as it sees fit, or otherwise, accelerate the vesting or exercisability of any Option, eliminate or make less restrictive any restrictions contained in an Option, waive any restriction or other provision of the Plan or an Option or otherwise amend or modify an Option in any manner that is either:
(a)	not adverse to the Optionee holding such Option; or

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(b)	consented to by such Optionee;
and, subject to any required approvals of any stock exchange or regulatory body having jurisdiction over the securities of the Company and the provisions of section 8.1 of the Plan, provide for the extension of the Option Period of an outstanding Option.

3.4	The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Compensation Committee deems necessary or desirable to carry it into effect. Any decision of the Compensation Committee in the interpretation and administration of the Plan shall lie within its absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Compensation Committee shall be liable for anything done or omitted to be done by such member, by any other member of the Compensation Committee or by any officer of the Company, in connection with the performance of any duties under the Plan, except those which arise from such member’s own wilful misconduct or as expressly provided by statute.

3.5	The Company shall pay all administrative costs of the Plan.

4.	ELIGIBILITY FOR OPTIONS

4.1	Options may be granted to Employees, Officers, Directors, Non-Employee Directors, Management Company Employees, and Consultants of the Company and its Affiliates who are, in the opinion of the Compensation Committee, in a position to contribute to the success of the Company or any of its Affiliates or who, by virtue of their service to the Company or any predecessors thereof or to any of its Affiliates, are in the opinion of the Compensation Committee, worthy of special recognition. Except as may be otherwise set out in this Plan, the granting of Options is entirely discretionary. Nothing in this Plan shall be deemed to give any person any right to participate in this Plan or to be granted an Option and the designation of any Optionee in any year or at any time shall not require the designation of such person to receive an Option in any other year or at any other time. The Compensation Committee shall consider such factors as it deems pertinent in selecting participants and in determining the amounts and terms of their respective Options, including, without limitation, the recommendations of the Company’s Chief Executive Officer in connection therewith.

4.2	Subject to any applicable regulatory approvals/acceptances, Options may also be granted under the Plan in substitution for outstanding options of one or more other companies in connection with a plan of arrangement or exchange, amalgamation, merger, consolidation, acquisition of property or shares, or other reorganization between or involving such other companies the Company or any of its Affiliates.

5.	NUMBER OF SHARES RESERVED UNDER THE PLAN

5.1	The number of Shares that may be reserved for issuance under the Plan is limited as follows:
(a)	the maximum aggregate number of Shares issuable pursuant to the exercise of Options granted under the Plan shall be a maximum of TEN (10%) PERCENT of the number of issued and outstanding Shares at the date of any grant provided that:
(i)	if any Option subject to the Plan is forfeited, expires, is terminated or is cancelled for any reason whatsoever (other than by reason of the exercise thereof, in which case the Shares are automatically reloaded and available for future Option grants), then the maximum number of Shares for which Options may be granted hereunder shall be increased by the number of Shares which were the subject of such forfeited, expired, terminated or cancelled Option;

(ii)	such maximum number of Shares shall be appropriately adjusted in the event of any subdivision or consolidation of the Shares; and

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(b)	if and for so long as the Shares are listed on the TSX, the maximum aggregate number of Shares that may be issued under the Plan or other share compensation arrangements of the Company to:
(i)	Insiders, at any time, may not exceed ten (10%) percent of the issued and outstanding number of Shares; and

(ii)	Insiders within a one-year period may not exceed ten (10%) percent of the issued and outstanding Shares.
6.	NUMBER OF OPTIONED SHARES PER OPTION

6.1	Subject always to the limitations in subsection 5.1, the number of Optioned Shares under an Option shall be determined by the Compensation Committee, in its discretion, at the time such Option is granted, taking into consideration the Optionee’s present and potential contribution to the success of the Company and taking into account all other Options then held by such Optionee.

7.	PRICE

7.1	The exercise price per Optioned Share under an Option shall be determined by the Compensation Committee, in its discretion, at the time such Option is granted, but such price shall be fixed in compliance with the applicable provisions of the TSX Company Manual in force at the time of grant and, in any event, shall not be less than the greater of:
(a)	the “market price” of the Shares on the TSX on the trading day immediately preceding the day on which the Option is granted (calculated in accordance with the TSX Company Manual); and

(b)	the closing price of the Shares on the TSX on the trading day immediately preceding the day on which the Option is granted (provided that if there are no trades on such day then the last closing price within the preceding ten trading days will be used, and if there are no trades within such ten-day period, then the simple average of the closing bid and ask prices on the trading day immediately preceding the day of grant will be used).
The exercise price at which, and the number of optioned securities for which, an outstanding Option may be exercised following a subdivision or consolidation of the Shares shall be subject to adjustment in accordance with section 11.

7.2	The exercise price per Optioned Share under an Option may be reduced at the discretion of the Compensation Committee if:
(a)	at least six (6) months has elapsed since the later of the date such Option was granted and the date the exercise price for such Option was last amended; and

(b)	disinterested shareholder approval is obtained for any reduction in the exercise price under an Option held by an Insider of the Company;
provided that no such conditions will apply in the case of an adjustment made under section 11 and that, notwithstanding anything to the contrary in this subsection 7.2, in no event will the exercise price of an Option held by a U.S. Participant be reduced below the fair market value of a Share on the date of such repricing.

8.	OPTION PERIOD AND EXERCISE OF OPTIONS

8.1	The Option Period for an Option shall be determined by the Compensation Committee at the time the Option is granted and may, subject to subsection 8.6, be up to ten (10) years from the date the Option is granted. At the time an Option is granted, the Compensation Committee may determine that, with respect

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to that Option, upon the occurrence of one of the events described in subsection 10.1 there shall come into force a time limit for exercise of such Option which is different than the Option Period, and in the event of such a determination, the Option Agreement for such Option shall contain provisions which specify the events and time limits related to that determination. Subject to the applicable maximum Option Period provided for in this subsection 8.1 and subject to applicable regulatory requirements and approvals/acceptances, the Compensation Committee may extend the Option Period of an outstanding Option beyond its original expiration date, provided that disinterested shareholder approval is obtained for any extension of the Option Period of an outstanding Option held by an Insider.

8.2	The Compensation Committee may determine when any Option will become exercisable and may determine that the Option shall be exercisable in instalments.

8.3	If there is a takeover bid or tender offer made for all or any of the issued and outstanding Shares, then the Board may, in its sole and absolute discretion and if permitted by applicable legislation, unilaterally determine that outstanding Options, whether fully vested and exercisable or subject to vesting provisions or other limitations on exercise, shall be conditionally exercisable in full to enable the Optioned Shares subject to such Options to be conditionally issued and tendered to such bid or offer, subject to the condition that if the bid or offer is not duly completed the exercise of such Options and the issue of such Shares will be rescinded and nullified and the Options, including any vesting provisions or other limitations on exercise which were in effect will be re-instated.

8.4	The vested portions of Options will be exercisable, in whole or in part, at any time after vesting. If an Option is exercised for fewer than all of the Optioned Shares for which the Option has then vested, the Option shall remain in force and exercisable for the remaining Optioned Shares for which the Option has then vested, according to the terms of such Option.

8.5	The exercise of any Option will be contingent upon receipt by the Company of payment in full for the exercise price of the Shares being purchased in cash by way of certified cheque or bank draft or other method of payment acceptable to the Company. Neither an Optionee nor the legal representatives, legatees or distributees of such Optionee will be, or will be deemed to be, a holder of any Shares subject to an Option under the Plan unless and until certificates for such Shares are issuable to the Optionee or such other persons pursuant to the Option or the Plan.

8.6	Notwithstanding the provisions of subsection 8.1 or the date of expiration of an Option determined in accordance with this Plan (“Fixed Term”), the date of expiration of an Option will be adjusted, without being subject to Board or Compensation Committee discretion, to take into account any blackout period imposed on the Optionee by the Company as follows:
(a)	if the Fixed Term expiration date falls within a blackout period imposed on the Optionee by the Company, then the Fixed Term expiration date is extended to the close of business on the tenth (10th) business day after the end of such blackout period (the “Blackout Expiration Term”); or

(b)	if the Fixed Term expiration date falls within two (2) business days after the end of a blackout period imposed on the Optionee by the Company, then the Fixed Term expiration date will be that date which is the Blackout Expiration Term reduced by the number of business days between the Fixed Term expiration date and the end of such blackout period (i.e. Options whose Fixed Term expires two (2) business days after the end of the blackout period will only have an additional eight (8) business days to exercise).
8.7	Unless registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and any applicable state securities laws, the Options and the Optioned Shares underlying the Options granted pursuant to this Plan to an Optionee in the United States or an Optionee that is a U.S. Person (as defined in Regulation S under the U.S. Securities Act) shall be “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act and the Optioned Shares shall not be offered, sold or transferred absent registration under the U.S. Securities Act and any applicable state securities laws or an available exemption from such registration requirements. No Option may be granted or exercised, and no Optioned

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Shares shall be issued, in the United States or by or to, or for the account or benefit of, a U.S. Person or person in the United States unless the grant of the Option or the exercise of the Option and the issuance of the Optioned Shares, as the case may be, has been registered under the U.S. Securities Act and any applicable state securities laws or there is an available exemption from such registration requirements.

8.8	Absent registration under the U.S. Securities Act, all Options issued into the United States or to a U.S. Person will contain a provision substantially to the following effect:

“The Options and the Common Shares issuable upon exercise hereof have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States. The Options may not be exercised in the United States or by or for the account or benefit of a U.S. Person or a person in the United States and the underlying Common Shares may not be delivered within the United States unless the underlying Common Shares to be delivered upon exercise of these Options have been registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available. “United States” and “U.S. Person” are used herein as such terms are defined by Regulation S under the U.S. Securities Act.”

8.9	Absent registration under the U.S. Securities Act, all certificates representing the Optioned Shares issued to an Optionee in the United States or an Optionee that is a U.S. Person under this Plan shall bear a restrictive legend in substantially the following form:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. THE HOLDER HEREOF AGREES THAT THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (D) PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF (D) ABOVE, WHERE THE HOLDER HAS PROVIDED A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING TO THE SATISFACTION OF THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED.”,

provided, that if the Optioned Shares are being sold under clause (C) above, at a time when the Company is a “foreign issuer” as defined in Rule 902 of Regulation S under the U.S. Securities Act, the legend set forth above may be removed by providing a declaration to the Company and its transfer such evidence of exemption as the Company or its transfer agent may from time to time prescribe, to the effect that the sale of the securities is being made in compliance with Rule 904 of Regulation S under the U.S. Securities Act.

9.	STOCK OPTION AGREEMENT

9.1	Upon the grant of an Option to an Optionee, the Company and the Optionee shall enter into an Option Agreement setting out the number of Optioned Shares subject to the Option, the Option Period and, if applicable, any termination date fixed under subsection 8.1 and any vesting schedule fixed under subsection 8.2 for the Option, and incorporating the terms and conditions of the Plan and any other requirements of regulatory authorities and stock exchanges having jurisdiction over the securities of the Company, together with such other terms and conditions as the Compensation Committee may determine in accordance with the Plan.

10.	EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

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10.1	An outstanding Option shall remain in full force and effect and exercisable according to its terms for the Option Period notwithstanding that the holder of such Option ceases to be a Director, Employee, Officer or Consultant of the Company for any reason, including death, subject always to any express term in any Option Agreement made pursuant to subsection 8.1 which provides that upon the occurrence of one of such events there shall come into force a time limit for exercise of such Option which is different than the Option Period. So long as the Shares are listed on the TSX (unless otherwise permitted by the TSX) the maximum period within which the heirs or administrators of a deceased Optionee may exercise any portion of an outstanding Option is one (1) year from the date of death or the balance of the Option Period, whichever is earlier.

10.2	In the event of the death of an Optionee, an Option which remains exercisable may be exercised in accordance with its terms by the person or persons to whom such Optionee’s rights under the Option shall have passed under the Optionee’s will or pursuant to law.

11.	ADJUSTMENT IN SHARES SUBJECT TO THE PLAN

11.1	Following the date an Option is granted, the exercise price for and the number of Optioned Shares which are subject to an Option will be adjusted, with respect to the then unexercised portion thereof, by the Compensation Committee from time to time (on the basis of such advice as the Compensation Committee considers appropriate, including, if considered appropriate by the Compensation Committee, a certificate of the auditor of the Company) in the events and in accordance with the provisions and rules set out in this section 11, with the intent that the rights of Optionees under their Options are, to the extent possible, preserved notwithstanding the occurrence of such events. The Compensation Committee will conclusively determine any dispute that arises at any time with respect to any adjustment pursuant to such provisions and rules, and any such determination will be binding on the Company, the Optionee and all other affected parties.

11.2	The number of Optioned Shares to be issued on the exercise of an Option shall be adjusted from time to time to account for each dividend of Shares (other than a dividend in lieu of cash dividends paid in the ordinary course), so that upon exercise of the Option for an Optioned Share the Optionee shall receive, in addition to such Optioned Share, an additional number of Shares (“Additional Shares”), at no further cost, to adjust for each such dividend of Shares. The adjustment shall take into account every dividend of Shares that occurs between the date of the grant of the Option and the date of exercise of the Option for such Optioned Share. If there has been more than one such dividend, the adjustment shall also take into account that the dividends that are later in time would have been distributed not only on the Optioned Share had it been outstanding, but also on all Additional Shares which would have been outstanding as a result of previous dividends.

11.3	If the outstanding Shares are changed into or exchanged (directly, or through a series of related transactions) for a different number of shares or into or for other securities of the Company or securities of another Company or entity, whether through an arrangement, amalgamation or other similar procedure or otherwise, or a share recapitalization, subdivision or consolidation, then on each exercise of the Option which occurs following such events, for each Optioned Share for which the Option is exercised, the Optionee shall instead receive the number and kind of shares or other securities of the Company or other Company into which such Option Share would have been changed or for which such Option Share would have been exchanged if it had been outstanding on the date of such event.

11.4	If the outstanding Shares are changed into or exchanged (directly, or through a series of related transactions) for a different number of shares or into or for other securities of the Company or securities of another Company or entity, in a manner other than as specified in subsections 11.2 or 11.3, then the Compensation Committee, in its sole discretion, may make such adjustment to the securities to be issued pursuant to any exercise of the Option and the exercise price to be paid for each such security following such event as the Compensation Committee in its sole and absolute discretion determines to be equitable to give effect to the principle described in subsection 11.1, and such adjustments shall be effective and binding upon the Company and the Optionee for all purposes.

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11.5	If the Company distributes, by way of a dividend or otherwise, to all or substantially all holders of Shares, property, evidences of indebtedness or shares or other securities of the Company (other than Shares) or rights, options or warrants to acquire Shares or securities convertible into or exchangeable for Shares or other securities or property of the Company, other than as a dividend in the ordinary course, then, if the Compensation Committee, in its sole discretion, determines that such action equitably requires an adjustment in the exercise price under any outstanding Option or in the number(s) of Optioned Shares subject to any such Option, or both, such adjustment may be made by the Compensation Committee and shall be effective and binding on the Company and the Optionee for all purposes.

11.6	No adjustment or substitution provided for in this section 11 shall require the Company to issue a fractional share in respect of any Option. Fractional shares shall be eliminated.

11.7	The grant or existence of an Option shall not in any way limit or restrict the right or power of the Company to effect adjustments, reclassifications, reorganizations, arrangements or changes of its capital or business structure, or to amalgamate, merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

12.	NON-ASSIGNABILITY

12.1	Neither the Options nor the benefits and rights of any Optionee under any Option or under the Plan shall be assignable or otherwise transferable, except as specifically provided in subsection 10.2 in the event of the death of the Optionee. During the lifetime of the Optionee, all such Options, benefits and rights may only be exercised by the Optionee.

13.	EMPLOYMENT

13.1	Nothing contained in the Plan shall confer upon any Optionee, or any person employing a Management Company Optionee, any right with respect to employment or continuance of employment with, or the provision of services to, the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Optionee’s employment or the services of any such person at any time. Participation in the Plan by an Optionee is voluntary.

14.	REGULATORY ACCEPTANCES

14.1	The Plan is subject to the acceptance of the Plan for filing by the TSX, and the Compensation Committee is authorized to amend the Plan from time to time in order to comply with any changes required from time to time by such applicable regulatory authorities, whether as conditions to the acceptance for filing of the Plan or otherwise, provided that no such amendment will in any way derogate from the rights held by Optionees holding Options (vested or unvested) at the time thereof without the consent of such Optionees.

14.2	The obligation of the Company to issue and deliver Optioned Shares pursuant to the exercise of any Options granted under the Plan is subject to the acceptance of the Plan for filing by the TSX. If any Shares cannot be issued to any Optionee for any reason, including, without limitation, the failure to obtain such acceptance for filing, then the obligation of the Company to issue such Optioned Shares shall terminate and any amounts paid to the Company for such Optioned Shares shall be returned to the Optionee forthwith without interest or deduction.

15.	SECURITIES REGULATION AND TAX WITHHOLDING

15.1	Where necessary to enable the Company to use an exemption from requirements to register Optioned Shares or file a prospectus or use a registered dealer to distribute Optioned Shares under securities laws applicable to the securities of the Company in any jurisdiction, an Optionee, upon the acquisition of any Optioned Shares by the exercise of Options and as a condition to such exercise, shall provide to the Compensation Committee such evidence as the Compensation Committee requires to demonstrate that the Optionee or recipient will acquire such Optioned Shares with investment intent (i.e. for investment

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purposes) and not with a view to their distribution, including an undertaking to that effect in a form acceptable to the Compensation Committee. The Compensation Committee may cause a legend or legends to be placed upon any certificates for the Optioned Shares to make appropriate reference to applicable resale restrictions, and the Optionee or recipient shall be bound by such restrictions. The Compensation Committee also may take such other action or require such other action or agreement by such Optionee or proposed recipient as may from time to time be necessary to comply with applicable securities laws. This provision shall in no way obligate the Company to undertake the registration or qualification of any Options or the Option Shares under any securities laws applicable to the securities of the Company.

15.2	For all purposes of the Plan, the Compensation Committee and the Company may take all such measures as they deem appropriate or necessary to comply with applicable laws, including income tax laws and securities laws and regulations, as well as the rules of regulatory authorities having jurisdiction over the Company or in respect of the securities of the Company. Without limitation to the foregoing, the Compensation Committee and the Company may withhold and remit to tax authorities such sums which might otherwise be due or accruing due by the Company to an Optionee, if such withholding and remittance are required under applicable income tax laws in connection with the grant or exercise of the Optionee’s Options.

15.3	Issuance, transfer or delivery of certificates for Optioned Shares acquired pursuant to the Plan may be delayed, at the discretion of the Compensation Committee, until the Compensation Committee is satisfied that the requirements of applicable laws and regulations, and applicable rules of regulatory authorities, have been met.

16.	AMENDMENT AND TERMINATION OF PLAN

16.1	Subject to the policies, rules and regulations of any lawful authority having jurisdiction (including the TSX), the Board may, at any time, without further action or approval by the shareholders of the Company, amend the Plan or any Option granted hereunder in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to:
(a)	ensure that the Options granted hereunder will comply with any provisions respecting stock options in tax and other laws in force in any country or jurisdiction of which a Optionee to whom an Option has been granted may from time to time be resident or a citizen;

(b)	make amendments of an administrative nature;

(c)	change vesting provisions of an Option or the Plan;

(d)	change termination provisions of an Option provided that the expiry date does not extend beyond the original expiry date;

(e)	reduce the exercise price of an Option for an Optionee who is not an Insider;

(f)	make any amendments required to comply with applicable laws or TSX requirements; and

(g)	make any other amendments which are accepted for filing by the TSX.
16.2	No Shares shall be issued under any amendment to this Plan unless and until the amended Plan has been accepted for filing by the TSX.

16.3	The Plan may be abandoned or terminated in whole or in part at any time by the Board, except with respect to any Option then outstanding under the Plan.

16.4	The Board may not, without the consent of the Optionee, alter or impair any of the rights or obligations under an Option theretofore granted.

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17.	NO REPRESENTATION OR WARRANTY

17.1	The Company makes no representation or warranty as to the future market value of any Shares or Optioned Shares.

18.	GENERAL PROVISIONS

18.1	Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting or continuing in effect other compensation arrangements (subject to shareholder approval if such approval is required by TSX) and such arrangements may be either generally applicable or applicable only in specific cases.

18.2	The validity, construction and effect of the Plan, the grants of Options, the issue of Option Shares, any rules and regulations relating to the Plan any Option Agreement, and all determinations made and actions taken pursuant to the Plan, shall be governed by and determined in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

18.3	If any provision of the Plan or any Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Compensation Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Compensation Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person, or Option and the remainder of the Plan and any such Option Agreement shall remain in full force and effect.

18.4	Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates and an Optionee or any other person.

18.5	Headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

19.	TERM OF THE PLAN

19.1	The Plan shall be effective as of July 8, 2010, subject to its approval by the shareholders of the Company and acceptance for filing by the TSX pursuant to section 14.

19.2	The Plan shall be effective until July 8, 2020 unless the Plan is earlier terminated by the Board pursuant to section 16, and no Option shall be granted under the Plan after that date. Unless otherwise expressly provided in the Plan or in an applicable Option Agreement, the Option Period for any Option granted hereunder will, and any authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Option or to waive any conditions or rights under any such Option shall, continue after termination of the Plan on July 8, 2020 or any earlier termination date of the Plan, notwithstanding such termination.
Adopted by the Board on: July 8, 2010
Approved by the Shareholders on: •
Accepted for filing by the TSX on: July 9, 2010

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SCHEDULE “J”
DISSENT RIGHTS
SECTIONS 237-247 OF THE BUSINESS CORPORATIONS ACT(BRITISH COLUMBIA)
Division 2 — Dissent Proceedings
237. Definitions and application - (1) In this Division:
“dissenter” means a shareholder who, being entitled to do so, sends written notice of dissent when and as required by section 242;
“notice shares” means, in relation to a notice of dissent, the shares in respect of which dissent is being exercised under the notice of dissent;
“payout value” means,
(a)	in the case of a dissent in respect of a resolution, the fair value that the notice shares had immediately before the passing of the resolution,

(b)	in the case of a dissent in respect of an arrangement approved by a court order made under section 291(2)(c) that permits dissent, the fair value that the notice shares had immediately before the passing of the resolution adopting the arrangement, or

(c)	in the case of a dissent in respect of a matter approved or authorized by any other court order that permits dissent, the fair value that the notice shares had at the time specified by the court order, excluding any appreciation or depreciation in anticipation of the corporate action approved or authorized by the resolution or court order unless exclusion would be inequitable.
(2)	This Division applies to any right of dissent exercisable by a shareholder except to the extent that
(a)	the court orders otherwise, or

(b)	in the case of a right of dissent authorized by a resolution referred to in section 238(1)(g), the court orders otherwise or the resolution provides otherwise.
238. Right to dissent - (1) A shareholder of a company, whether or not the shareholder’s shares carry the right to vote, is entitled to dissent as follows:
(a)	under section 260, in respect of a resolution to alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

(b)	under section 272, in respect of a resolution to adopt an amalgamation agreement;

(c)	under section 287, in respect of a resolution to approve an amalgamation under Division 4 of Part 9;

(d)	in respect of a resolution to approve an arrangement, the terms of which arrangement permit dissent;

(e)	under section 301(5), in respect of a resolution to authorize or ratify the sale, lease or other disposition of all or substantially all of the company’s undertaking;

(f)	under section 309, in respect of a resolution to authorize the continuation of the company into a jurisdiction other than British Columbia;

(g)	in respect of any other resolution, if dissent is authorized by the resolution;

(h)	in respect of any court order that permits dissent.
(2)	A shareholder wishing to dissent must
(a)	prepare a separate notice of dissent under section 242 for
(i)	the shareholder, if the shareholder is dissenting on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is dissenting,
(b)	identify in each notice of dissent, in accordance with section 242(4), the person on whose behalf dissent is being exercised in that notice of dissent, and

(c)	dissent with respect to all of the shares, registered in the shareholder’s name, of which the person identified under paragraph (b) of this subsection is the beneficial owner.
(3)	Without limiting subsection (2), a person who wishes to have dissent exercised with respect to shares of which the person is the beneficial owner must
(a)	dissent with respect to all of the shares, if any, of which the person is both the registered owner and the beneficial owner, and

(b)	cause each shareholder who is a registered owner of any other shares of which the person is the beneficial owner to dissent with respect to all of those shares.
239. Waiver of right to dissent - (1) A shareholder may not waive generally a right to dissent but may, in writing, waive the right to dissent with respect to a particular corporate action.
(2)	A shareholder wishing to waive a right of dissent with respect to a particular corporate action must
(a)	provide to the company a separate waiver for
(i)	the shareholder, if the shareholder is providing a waiver on the shareholder’s own behalf, and

(ii)	each other person who beneficially owns shares registered in the shareholder’s name and on whose behalf the shareholder is providing a waiver, and
(b)	identify in each waiver the person on whose behalf the waiver is made.
(3) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on the shareholder’s own behalf, the shareholder’s right to dissent with respect to the particular corporate action terminates in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and this Division ceases to apply to
(a)	the shareholder in respect of the shares of which the shareholder is both the registered owner and the beneficial owner, and

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(b)	any other shareholders, who are registered owners of shares beneficially owned by the first mentioned shareholder, in respect of the shares that are beneficially owned by the first mentioned shareholder.
(4) If a shareholder waives a right of dissent with respect to a particular corporate action and indicates in the waiver that the right to dissent is being waived on behalf of a specified person who beneficially owns shares registered in the name of the shareholder, the right of shareholders who are registered owners of shares beneficially owned by that specified person to dissent on behalf of that specified person with respect to the particular corporate action terminates and this Division ceases to apply to those shareholders in respect of the shares that are beneficially owned by that specified person.
240. Notice of resolution - (1) If a resolution in respect of which a shareholder is entitled to dissent is to be considered at a meeting of shareholders, the company must, at least the prescribed number of days before the date of the proposed meeting, send to each of its shareholders, whether or not their shares carry the right to vote,
(a)	a copy of the proposed resolution, and

(b)	a notice of the meeting that specifies the date of the meeting, and contains a statement advising of the right to send a notice of dissent.
(2) If a resolution in respect of which a shareholder is entitled to dissent is to be passed as a consent resolution of shareholders or as a resolution of directors and the earliest date on which that resolution can be passed is specified in the resolution or in the statement referred to in paragraph (b), the company may, at least 21 days before that specified date, send to each of its shareholders, whether or not their shares carry the right to vote,
(a)	a copy of the proposed resolution, and

(b)	a statement advising of the right to send a notice of dissent.
(3) If a resolution in respect of which a shareholder is entitled to dissent was or is to be passed as a resolution of shareholders without the company complying with subsection (1) or (2), or was or is to be passed as a directors’ resolution without the company complying with subsection (2), the company must, before or within 14 days after the passing of the resolution, send to each of its shareholders who has not, on behalf of every person who beneficially owns shares registered in the name of the shareholder, consented to the resolution or voted in favour of the resolution, whether or not their shares carry the right to vote,
(a)	a copy of the resolution,

(b)	a statement advising of the right to send a notice of dissent, and

(c)	if the resolution has passed, notification of that fact and the date on which it was passed.
(4) Nothing in subsection (1), (2) or (3) gives a shareholder a right to vote in a meeting at which, or on a resolution on which, the shareholder would not otherwise be entitled to vote.
241. Notice of court orders - If a court order provides for a right of dissent, the company must, not later than 14 days after the date on which the company receives a copy of the entered order, send to each shareholder who is entitled to exercise that right of dissent
(a)	a copy of the entered order, and

(b)	a statement advising of the right to send a notice of dissent.
242. Notice of dissent - (1) A shareholder intending to dissent in respect of a resolution referred to in section 238(1)(a), (b), (c), (d), (e) or (f) must,

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(a)	if the company has complied with section 240(1) or (2), send written notice of dissent to the company at least 2 days before the date on which the resolution is to be passed or can be passed, as the case may be,

(b)	if the company has complied with section 240(3), send written notice of dissent to the company not more than 14 days after receiving the records referred to in that section, or

(c)	if the company has not complied with section 240(1), (2) or (3), send written notice of dissent to the company not more than 14 days after the later of
(i)	the date on which the shareholder learns that the resolution was passed, and

(ii)	the date on which the shareholder learns that the shareholder is entitled to dissent.
(2) A shareholder intending to dissent in respect of a resolution referred to in section 238(1)(g) must send written notice of dissent to the company
(a)	on or before the date specified by the resolution or in the statement referred to in section 240(2) (b) or (3)(b) as the last date by which notice of dissent must be sent, or

(b)	if the resolution or statement does not specify a date, in accordance with subsection (1) of this section.
(3) A shareholder intending to dissent under section 238(1)(h) in respect of a court order that permits dissent must send written notice of dissent to the company
(a)	within the number of days, specified by the court order, after the shareholder receives the records referred to in section 241, or

(b)	if the court order does not specify the number of days referred to in paragraph (a) of this subsection, within 14 days after the shareholder receives the records referred to in section 241.
(4) A notice of dissent sent under this section must set out the number, and the class and series, if applicable, of the notice shares, and must set out whichever of the following is applicable:
(a)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner and the shareholder owns no other shares of the company as beneficial owner, a statement to that effect;

(b)	if the notice shares constitute all of the shares of which the shareholder is both the registered owner and beneficial owner but the shareholder owns other shares of the company as beneficial owner, a statement to that effect and
(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	a statement that notices of dissent are being, or have been, sent in respect of all of those other shares;
(c)	if dissent is being exercised by the shareholder on behalf of a beneficial owner who is not the dissenting shareholder, a statement to that effect and
(i)	the name and address of the beneficial owner, and

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(ii)	a statement that the shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the shareholder’s name.
(5) The right of a shareholder to dissent on behalf of a beneficial owner of shares, including the shareholder, terminates and this Division ceases to apply to the shareholder in respect of that beneficial owner if subsections (1) to (4) of this section, as those subsections pertain to that beneficial owner, are not complied with.
243. Notice of intention to proceed - (1) A company that receives a notice of dissent under section 242 from a dissenter must,
(a)	if the company intends to act on the authority of the resolution or court order in respect of which the notice of dissent was sent, send a notice to the dissenter promptly after the later of
(i)	the date on which the company forms the intention to proceed, and

(ii)	the date on which the notice of dissent was received, or
(b)	if the company has acted on the authority of that resolution or court order, promptly send a notice to the dissenter.
(2) A notice sent under subsection (1)(a) or (b) of this section must
(a)	be dated not earlier than the date on which the notice is sent,

(b)	state that the company intends to act, or has acted, as the case may be, on the authority of the resolution or court order, and

(c)	advise the dissenter of the manner in which dissent is to be completed under section 244.
244. Completion of dissent - (1) A dissenter who receives a notice under section 243 must, if the dissenter wishes to proceed with the dissent, send to the company or its transfer agent for the notice shares, within one month after the date of the notice,
(a)	a written statement that the dissenter requires the company to purchase all of the notice shares,

(b)	the certificates, if any, representing the notice shares, and

(c)	if section 242(4)(c) applies, a written statement that complies with subsection (2) of this section.
(2) The written statement referred to in subsection (1)(c) must
(a)	be signed by the beneficial owner on whose behalf dissent is being exercised, and

(b)	set out whether or not the beneficial owner is the beneficial owner of other shares of the company and, if so, set out
(i)	the names of the registered owners of those other shares,

(ii)	the number, and the class and series, if applicable, of those other shares that are held by each of those registered owners, and

(iii)	that dissent is being exercised in respect of all of those other shares.

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(3) After the dissenter has complied with subsection (1),
(a)	the dissenter is deemed to have sold to the company the notice shares, and

(b)	the company is deemed to have purchased those shares, and must comply with section 245, whether or not it is authorized to do so by, and despite any restriction in, its memorandum or articles.
(4) Unless the court orders otherwise, if the dissenter fails to comply with subsection (1) of this section in relation to notice shares, the right of the dissenter to dissent with respect to those notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares.
(5) Unless the court orders otherwise, if a person on whose behalf dissent is being exercised in relation to a particular corporate action fails to ensure that every shareholder who is a registered owner of any of the shares beneficially owned by that person complies with subsection (1) of this section, the right of shareholders who are registered owners of shares beneficially owned by that person to dissent on behalf of that person with respect to that corporate action terminates and this Division, other than section 247, ceases to apply to those shareholders in respect of the shares that are beneficially owned by that person.
(6) A dissenter who has complied with subsection (1) of this section may not vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, other than under this Division.
245. Payment for notice shares - (1) A company and a dissenter who has complied with section 244(1) may agree on the amount of the payout value of the notice shares and, in that event, the company must
(a)	promptly pay that amount to the dissenter, or

(b)	if subsection (5) of this section applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.
(2) A dissenter who has not entered into an agreement with the company under subsection (1) or the company may apply to the court and the court may
(a)	determine the payout value of the notice shares of those dissenters who have not entered into an agreement with the company under subsection (1), or order that the payout value of those notice shares be established by arbitration or by reference to the registrar, or a referee, of the court,

(b)	join in the application each dissenter, other than a dissenter who has entered into an agreement with the company under subsection (1), who has complied with section 244(1), and

(c)	make consequential orders and give directions it considers appropriate.
(3) Promptly after a determination of the payout value for notice shares has been made under subsection (2)(a) of this section, the company must
(a)	pay to each dissenter who has complied with section 244(1) in relation to those notice shares, other than a dissenter who has entered into an agreement with the company under subsection (1) of this section, the payout value applicable to that dissenter’s notice shares, or

(b)	if subsection (5) applies, promptly send a notice to the dissenter that the company is unable lawfully to pay dissenters for their shares.

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(4) If a dissenter receives a notice under subsection (1)(b) or (3)(b),
(a)	the dissenter may, within 30 days after receipt, withdraw the dissenter’s notice of dissent, in which case the company is deemed to consent to the withdrawal and this Division, other than section 247, ceases to apply to the dissenter with respect to the notice shares, or

(b)	if the dissenter does not withdraw the notice of dissent in accordance with paragraph (a) of this subsection, the dissenter retains a status as a claimant against the company, to be paid as soon as the company is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the company but in priority to its shareholders.
(5) A company must not make a payment to a dissenter under this section if there are reasonable grounds for believing that
(a)	the company is insolvent, or

(b)	the payment would render the company insolvent.
246. Loss of right to dissent - The right of a dissenter to dissent with respect to notice shares terminates and this Division, other than section 247, ceases to apply to the dissenter with respect to those notice shares, if, before payment is made to the dissenter of the full amount of money to which the dissenter is entitled under section 245 in relation to those notice shares, any of the following events occur:
(a)	the corporate action approved or authorized, or to be approved or authorized, by the resolution or court order in respect of which the notice of dissent was sent is abandoned;

(b)	the resolution in respect of which the notice of dissent was sent does not pass;

(c)	the resolution in respect of which the notice of dissent was sent is revoked before the corporate action approved or authorized by that resolution is taken;

(d)	the notice of dissent was sent in respect of a resolution adopting an amalgamation agreement and the amalgamation is abandoned or, by the terms of the agreement, will not proceed;

(e)	the arrangement in respect of which the notice of dissent was sent is abandoned or by its terms will not proceed;

(f)	a court permanently enjoins or sets aside the corporate action approved or authorized by the resolution or court order in respect of which the notice of dissent was sent;

(g)	with respect to the notice shares, the dissenter consents to, or votes in favour of, the resolution in respect of which the notice of dissent was sent;

(h)	the notice of dissent is withdrawn with the written consent of the company;

(i)	the court determines that the dissenter is not entitled to dissent under this Division or that the dissenter is not entitled to dissent with respect to the notice shares under this Division.
247. Shareholders entitled to return of shares and rights - If, under section 244(4) or (5), 245(4)(a) or 246, this Division, other than this section, ceases to apply to a dissenter with respect to notice shares,
(a)	the company must return to the dissenter each of the applicable share certificates, if any, sent under section 244(1)(b) or, if those share certificates are unavailable, replacements for those share certificates,

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(b)	the dissenter regains any ability lost under section 244(6) to vote, or exercise or assert any rights of a shareholder, in respect of the notice shares, and

(c)	the dissenter must return any money that the company paid to the dissenter in respect of the notice shares under, or in purported compliance with, this Division.

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SCHEDULE “K”
CORVUS AUDIT COMMITTEE CHARTER

CORVUS GOLD INC.
AUDIT COMMITTEE CHARTER
(Adopted by the Board of Directors on July 8, 2010)
ARTICLE 1 — PURPOSE
The overall purpose of the Audit Committee (the “Committee”) is to:
(a)	ensure that the management of Corvus Gold Inc. (the “Company”) has designed and implemented an effective system of internal financial controls for reviewing and reporting on the Company’s financial statements;

(b)	oversee, review and report on the integrity of the Company’s financial disclosure and reporting;

(c)	review the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of material facts; and

(d)	be directly responsible for:
(i)	the selection of a firm of external auditors to be proposed for election as the external auditors of the Company,

(ii)	the oversight of the work of the Company’s external auditors, and

(iii)	subject to the grant by the shareholders of the authority to do so, if required, fixing the compensation of the external auditors of the Company.
ARTICLE 2 — COMPOSITION, PROCEDURES AND ORGANIZATION
2.1	The Committee will consist of at least three members of the Board of Directors (the “Board”), all of whom will be “independent[1]” and “unrelated directors[2]” of the Company within the meaning of all applicable legal and regulatory requirements (except in the circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements).

2.2	All of the members of the Committee will be “financially literate[3]”, at least one member of the Committee will have accounting or related financial expertise (i.e. able to analyze and interpret a full set of financial statements, including the notes thereto, in accordance with generally accepted accounting principles) and at least one member of the Committee will be a “financial expert” within the meaning of the rules and forms

[1]	Whether a director is “independent” will be determined in accordance with all applicable laws and regulations, including the applicable securities laws of Canada and the United States and the regulations and policies of any stock exchange or quotation system on which the Company’s securities are listed or quoted.

[2]	“unrelated director” means a director who is: (a) not a member of management and is free from any interest and any business, family or other relationship which could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of the issuer, other than interests and relationships arising solely from holdings in the issuer, (b) not currently, or has not been within the last three years, an officer, employee of or material service provider to the issuer or any of its subsidiaries or affiliates; and (c) not a director (or similarly situated individual) officer, employee or significant shareholder of an entity that has a material business relationship with the issuer. A chair or vice chair of the board of directors who is not a member of management is not, for that reason alone, a related director.

[3]	An individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally compatible to the breadth and complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements.

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adopted by the Securities and Exchange Commission (except in the circumstances, and only to the extent, permitted by all applicable legal and regulatory requirements).

2.3	The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, will appoint the members of the Committee for the ensuing year. The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.

2.4	Unless the Board has appointed a chair of the Committee, the members of the Committee will elect a chair from among their number.

2.5	The Committee will select an individual to act as secretary for the Committee, who will be either:
(a)	a member of the Committee other than the chair, or

(b)	another individual who is not a member of the management of the Company.
2.6	The quorum for meetings will be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other. Decisions by the Committee will be by the affirmative vote of a majority of the members of the Committee, or by consent resolutions in writing signed by each member of the Committee.

2.7	The Committee will have access to such officers and employees of the Company and to the Company’s external auditors, and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

2.8	Meetings of the Committee will be conducted as follows:
(a)	the Committee will meet:
(i)	at least quarterly, and

(ii)	may meet as many additional times:
A.	as deemed necessary or appropriate by the Committee,

B.	upon request by any member of the Committee, the Chief Executive Officer, the Chief Financial Officer or the external auditors, in each case at such times and at such locations as may be determined by the Committee or the chair of the Committee. Except in respect of a regularly scheduled meeting of the Committee, notice of such meeting, together with a proposed agenda, will be delivered to each member of the Committee not less that forty-eight (48) hours prior to the proposed meeting time (which notice may be waived by all of the members of the Committee); and
(b)	the external auditors and management representatives will be invited to attend as necessary in the discretion of the Committee.
2.9	The internal accounting staff, any external accounting consultant(s) and the external auditors will have a direct line of communication to the Committee through its chair and may bypass management if deemed necessary. The Committee, through its chair, may contact directly any employee in, or consultant of, the Company as it deems necessary, and any employee of, or consultant to, the Company may bring before the Committee any matter involving questionable, illegal or improper financial practices or transactions.

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2.10	The Committee may, in its sole discretion, retain, at the expense of the Company, such legal, financial or other advisors or consultants as it may deem necessary or advisable in order to properly and fully perform its duties and responsibilities hereunder.
ARTICLE 3 — DUTIES AND RESPONSIBILITIES
3.1	The overall duties and responsibilities of the Committee will be as follows:
(a)	be directly responsible for:
(i)	the selection of a firm of external auditors to be proposed for election as the external auditors of the Company,

(ii)	the oversight of the work of the Company’s external auditors, and

(iii)	subject to the grant by the shareholders of the authority to do so, if required, fixing the compensation of the external auditors of the Company;
(b)	to review with the management of the Company (and, in the case of the annual audited statements, with the external auditors) the annual audited consolidated and unaudited consolidated quarterly financial statements, including the notes thereto, to ensure that such statements present fairly the financial position of the Company and the results of its operations and, if appropriate, to recommend to the Board as to the approval of any such financial statements;

(c)	to assist the Board in the discharge of its responsibilities relating to the Company’s accounting principles, reporting practices and internal controls and its approval of the Company’s annual and quarterly consolidated financial statements;

(d)	to establish and maintain a direct line of communication with the Company’s internal accounting staff and any external accounting consultant(s) and assess their performance;

(e)	to ensure that the management of the Company has designed, implemented and is maintaining an effective and appropriate system of internal financial controls; and

(f)	to report regularly to the Board on the fulfilment of its duties and responsibilities.
3.2	The duties and responsibilities of the Committee as they relate to the external auditors will be as follows:
(a)	to select a firm of external auditors to be proposed by management of the Company to the shareholders for election by the shareholders as the external auditors for the Company, and to verify the independence of such proposed external auditors;

(b)	to review and approve the fee, scope and timing of the annual and any other audit performed by the external auditors;

(c)	to review and evaluate the qualifications, performance and independence of the lead partner of the external auditors of the Company;

(d)	to discuss with management of the Company the timing and process for implementing the rotation of the lead audit partner and the reviewing partners of the external auditors of the Company;

(e)	to obtain confirmation from the external auditors of the Company that they will report directly to the Committee;

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(f)	to obtain confirmation from the external auditors of the company that they will report in a timely matter to the Committee all critical accounting policies and practices to be used, all alternative accounting policies and practices, the ramifications of each of such accounting policies and practices and the accounting policy and practice preferred by the external auditors of the Company, for the financial information of the Company within applicable generally accepted accounting principles (“GAAP”) which have been discussed with management of the Company and will provide a copy of all material written communications between the external auditors of the Company and management of the Company including, without limitation, any management letter or schedule of unadjusted differences;

(g)	obtain confirmation from the external auditors of the Company that they will ensure that all reports filed under the United States Securities Exchange Act of 1934, as amended, which contain financial statements required to be prepared in accordance with Canadian GAAP and/or are reconciled to, United States GAAP, reflect all material correcting adjustments identified by the external auditors of the Company;

(h)	to review and approve the Company’s hiring policies regarding partners, employees and former partners and employees of the present and any former external auditors of the Company;

(i)	to review and pre-approve all non-audit services to be provided to the Company (or any of its subsidiaries) by the external auditors, provided that such pre-approval authority may be delegated by the Committee to any member of the Committee who is “independent” and “unrelated” on the condition that any such pre-approval must be presented to the Committee at its first schedule meeting following any such approval;

(j)	review the audit plan of the external auditors prior to the commencement of the audit;

(k)	to review with the external auditors, upon completion of their annual audit:
(i)	the contents of their report,

(ii)	the scope and quality of the audit work performed,

(iii)	the adequacy of the Company’s financial and accounting personnel,

(iv)	the co-operation received from the Company’s personnel and any external consultants during the audit,

(v)	the scope and nature of the internal resources used,

(vi)	any significant transactions outside of the normal business of the Company,

(vii)	any significant proposed adjustments and recommendations for improving internal accounting controls, accounting principles or management systems, and

(viii)	the non-audit services provided by the external auditors during the year under audit;
(l)	to discuss with the external auditors not just the acceptability, but also the quality, of the Company’s accounting principles; and

(m)	to implement structures and procedures to ensure that the Committee meets the external auditors on a regular basis in the absence of management.
3.3	The duties and responsibilities of the Committee as they relate to the internal control procedures of the Company are to:

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(a)	review the appropriateness and effectiveness of the Company’s policies and business practices which impact on the financial integrity of the Company, including those relating to internal accounting, the use of and services provided by any external accounting consultant(s), insurance, information services and systems and financial controls, management reporting and risk management, and to ensure that the Company maintains:
(i)	the necessary books, records and accounts in reasonable detail to accurately and fairly reflect the Company’s financial transactions,

(ii)	effective internal control systems, and

(iii)	adequate processes for assessing the risk of material misstatement of the financial statements and for detecting control weaknesses or fraud;
(b)	establish procedures for:
(i)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and

(ii)	the confidential, anonymous submission by employees or any external consultants of the Company of concerns regarding questionable accounting or auditing matters;
(c)	to periodically review this policy and recommend to the Board any changes which the Committee may deem appropriate;

(d)	review any unresolved issues between management and the external auditors that could affect the financial reporting or internal controls of the Company;

(e)	periodically review the Company’s financial and auditing procedures and the extent to which recommendations made by the internal accounting staff, by any external accounting consultant(s) or by the external auditors have been implemented;

(f)	assist in the preparation of any internal control report by management, which provides that management of the Company is responsible for establishing and maintaining an adequate control structure and procedures for financial reporting by the Company, assessing the effectiveness of such control structure and procedures, and ensuring that the external auditors of the Company attest to, and report on, the assessment of such control structure and procedures by management of the Company;

(g)	assist the Chief Executive Officer and the Chief Financial Officer of the Company in their assessment of the effectiveness of the Company’s internal control over financial reporting and in determining whether there has been any material change in the Company’s internal control over financial reporting which has materially affected or could materially affect such internal control subsequent to the date of the evaluation; and

(h)	assist the Chief Executive Officer and the Chief Financial Officer of the Company in identifying and addressing any significant deficiencies or material weaknesses in the design or operation of the Company’s internal control over financial information and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
3.4	The Committee is also charged with the responsibility to:
(a)	review the Company’s quarterly statements of earnings, including the impact of unusual items and changes in accounting principles and estimates and report to the Board with respect thereto;

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(b)	review and approve the financial sections of:
(i)	the annual report to shareholders;

(ii)	the annual information form (if any);

(iii)	any quarterly or annual management discussion and analysis;

(iv)	prospectuses; and

(v)	other public reports requiring approval by the Board,
and report to the Board with respect thereto including, without limitation, as to the approval (or otherwise) thereof by the Board;
(c)	review regulatory filings and decisions as they relate to the Company’s consolidated annual and interim financial statements, including any press releases with respect thereto;

(d)	ensure that the Company discloses in the periodic reports of the Company, as appropriate, whether at least one member of the Committee is a “financial expert” within the meaning of the rules and forms adopted by the Securities and Exchange Commission;

(e)	ensure that all non-audit services approved by or on behalf of the Committee are disclosed in the periodic reports of the Company;

(f)	ensure that each annual report and, to the extent required by any applicable legal or regulatory requirement, any quarterly report of the Company includes disclosure with respect to all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities which may have a current or future effect on the Company in accordance with all applicable legal and regulatory requirements;

(g)	ensure that all financial statements and other financial information, including pro forma financial information, included in any report filed by the Company with any regulatory authority or contained in any public disclosure or press release of the Company is presented in a manner which does not contain a material misstatement or omission and reconciles the pro forma information contained therein to Canadian GAAP, and if appropriate, reconciles such pro forma information contained therein to United States GAAP, and which otherwise complies with all applicable legal and regulatory requirements;

(h)	review the appropriateness of the policies and procedures used in the preparation of the Company’s consolidated financial statements and other required disclosure documents, and consider recommendations for any material change to such policies;

(i)	review and report on the integrity of the Company’s consolidated financial statements;

(j)	review the minutes of any audit committee meeting of any subsidiaries of the Company;

(k)	review with management, the external auditors and, if necessary, with legal counsel, any litigation, claim or other contingency, including tax assessments that could have a material effect upon the financial position or operating results of the Company and the manner in which such matters have been disclosed in the consolidated financial statements;

(l)	review the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, tax matters and disclosure of material facts; and

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(m)	develop a calendar of activities to be undertaken by the Committee for each ensuing year and to submit the calendar in the appropriate format to the Board within a reasonable time following each annual general meeting of shareholders.
3.5	The Committee shall have the authority to determine:
(a)	subject to the grant by the shareholders of the authority to do so, if required, the compensation to be received by the external auditors of the Company in connection with all audit services, and non-audit services, to be performed by the auditors;

(b)	the compensation to be received by any legal, financial or other advisors or consultants engaged by the Committee to assist it in performing its duties and responsibilities hereunder; and

(c)	the appropriate funding for the ordinary administrative expenses of the Committee.
ARTICLE 4 — GENERAL
4.1	The Committee will:
(a)	prepare any report or other disclosure, including any recommendation of the Committee, required by any applicable legal or regulatory requirement to be included in the annual proxy or information circular of the Company;

(b)	review this Charter at least annually and recommend any changes herein to the Board;

(c)	report the activities of the Committee to the Board on a regular basis and make such recommendations thereto as the Committee may deem necessary or appropriate; and

(d)	prepare and review with the Board an annual performance evaluation of the Committee, which performance evaluation must compare the performance of the Committee with the requirements of this Charter and be conducted in such manner as the Committee deems appropriate. Such report to the Board may be in such form as the Committee determines, which may include being in the form of an oral report by the chair of the Committee or by another member of the Committee designated by the Committee to make such report.
4.2	No member of the Committee will receive any compensation from the Company, other than fees for being a director of the Company, or a member of a committee of the Board.

4.3	In addition to the foregoing, the Committee will perform such other duties as may be assigned to it by the Board from time to time or as may be required by any applicable stock exchanges, regulatory authorities or legislation.

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SCHEDULE “L”
GLOSSARY OF TECHNICAL TERMS
“Ag” Silver.
“alteration” Changes in the chemical or mineralogical composition of a rock, generally produced by weathering or hydrothermal solutions.
“anomalous” Departing from the expected or normal.
“anomaly” A geological feature, especially in the subsurface, distinguished by geological, geophysical or geochemical means, which is different from the general surroundings and is often of potential economic value.
“As” Arsenic.
“Au” Gold.
“breccia” Angular broken rock fragments held together by a mineral cement or a fine grained matrix.
“chert” A hard, dense microcrystalline or cryptocrystalline sedimentary rock, consisting chiefly of interlocking crystals of quartz less than about 30 microns in diameter.
“cm” Centimetres.
“conglomerate” A coarse grained clastic sedimentary rock, composed of rounded to sub-angular fragments larger than 2mm in diameter set in a fine-grained matrix of sand or silt, and commonly cemented by calcium carbonate, iron oxide, silica or hardened clay.
“Cu” Copper.
“cutoff grade” The lowest grade of mineralized material that qualifies as ore in a given deposit, that is, material of the lowest assay value that is included in a resource/reserve estimate.
“deformation” A general term for the processes of folding, faulting, shearing, compression, or extension of rocks as a result of various earth forces.
“deposit” A mineralized body which has been physically delineated by sufficient drilling, trenching, and/or underground work, and found to contain a sufficient average grade of metal or metals to warrant further exploration and/or development expenditures. Such a deposit does not qualify as a commercially mineable ore body or as containing reserves or ore, unless final legal, technical and economic factors are resolved.
“dip” The angle that a stratum or any planar feature makes with the horizontal, measured perpendicular to the strike and in the vertical plane.
“dike” A tabular body of igneous rock that cuts across the structure of adjacent rocks or cuts massive rocks.
“disseminated” Fine particles of mineral dispersed throughout the enclosing rock.
“epigenetic” Said of a mineral deposit of origin later than that of the enclosing rocks.
“epithermal” Said of a hydrothermal mineral deposit formed within about 1 kilometre of the earth’s surface and in the temperature range of 50-200° C, occurring mainly as veins.

“felsic” An igneous rock having abundant light coloured minerals, also, applied to those minerals (quartz, feldspars, feldspathoids, muscovite) as a group.
“g/t” Grams per metric tonne.
“gneiss” A foliated rock formed by regional metamorphism, in which bands or lenticles of granular materials alternate with bands or lenticles of minerals with flaky or elongate prismatic habit — mineral composition is not an essential factor in its definition.
“grade” To contain a particular quantity of ore or mineral, relative to other constituents, in a specified quantity of rock.
“host” A rock or mineral that is older than rocks or minerals introduced into it or formed within it.
“host rock” A body of rock serving as a host for other rocks or for mineral deposits, or any rock in which ore deposits occur.
“hydrothermal” A term pertaining to hot aqueous solutions of magmatic origin which may transport metals and minerals in solution.
“indicated mineral resource” That part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics, can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.
“inferred mineral resource” That part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.
“intrusion” The process of the emplacement of magma in pre-existing rock, magmatic activity. Also, the igneous rock mass so formed.
“intrusive” Of or pertaining to intrusion, both the process and the rock so formed.
“km” Kilometres.
“m” Metres.
“mm” Millimetres.
“mafic” Said of an igneous rock composed chiefly of dark, ferromagnesian minerals, also, said of those minerals.
“magma” Naturally occurring molten rock material, generated within the earth and capable of intrusion and extrusion, from which igneous rocks have been derived through solidification and related processes.
“measured mineral resource” That part of a mineral resource for which quantity, grade or quality, densities, shape, and physical characteristics are so well established that they can be estimated with confidence sufficient to allow the appropriate application of technical and economic parameters, to support production planning and evaluation of the economic viability of the deposit. The estimate is based on detailed and reliable exploration, sampling and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough to confirm both geological and grade continuity.

“mesothermal” Said of a hydrothermal mineral deposit formed at considerable depth and in the temperature range of 200 — 300° Centigrade, also, said of that environment.
“mineral reserve” The economically mineable part of a measured or indicated mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified. A mineral reserve includes diluting materials and allowances for losses that may occur when the material is mined.
“mineral resource” A concentration or occurrence of diamonds, natural, solid, inorganic material, or natural solid fossilized organic material including base and precious metals, coal, and industrial minerals in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge.
“mineralization” The concentration of metals and their chemical compounds within a body of rock.
“NSR” Net smelter return.
“outcrop” That portion of a geologic formation or structure that appears at the surface of the earth; also, bedrock that is covered by surficial deposits such as alluvium.
“plunge” The inclination of a fold axis or other linear feature, measured in the vertical plane.
“PPB” or “ppb” Parts per billion.
“probable mineral reserve” is the economically mineable part of an indicated and, in some circumstances, a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.
“proven mineral reserve” is the economically mineable part of a measured mineral resource demonstrated by at least a preliminary feasibility study. This study must include adequate information on mining, processing, metallurgical, economic, and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.
“quartzite” A granoblastic metamorphic rock consisting mainly of quartz, formed by recrystalization of sandstone by regional or thermal metamorphism.
“schist” A strongly foliated crystalline rock, formed by dynamic metamorphism, that has well developed parallelism of more than 50% of the minerals present.
“sedimentary” Pertaining to or containing sediment (typically, solid fragmental material transported and deposited by wind, water or ice that forms in layers in loose unconsolidated form), or formed by its deposition.
“stockwork” A mineral deposit consisting of a three-dimensional network of irregular veinlets closely enough spaced that the whole mass can be mined.
“strike” The direction taken by a structural surface.
“tabular” Said of a feature having two dimensions that are much larger or longer than the third, or of a geomorphic feature having a flat surface, such as a plateau.
“tectonic” Pertaining to the forces involved in, or the resulting structures of, tectonics.

“tectonics” A branch of geology dealing with the broad architecture of the outer part of the earth, that is, the major structural or deformational features and their relations, origin and historical evolution.
“terrane” A term applied to a rock or group of rocks and to the area in which they crop out.
“tuff” A general term for all consolidated pyroclastic rocks.
“thrust sheet” The body of rock above a large-scale thrust fault whose surface is horizontal or very gently dipping.
“ultramafic” Said of an igneous rock composed chiefly of mafic minerals.
“vein” An epigenetic mineral filling of a fault or other fracture, in tabular or sheetlike form, often with the associated replacement of the host rock; also, a mineral deposit of this form and origin.